Exhibit 10.32

DATED 30 MAY 2013

(1)	STYRON EUROPE GMBH

(as Swiss Seller, Investment Manager, Styron Noteholder and Chargor)

(2)	STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH

(as German Seller and German Servicer)

(3)	STYRON NETHERLANDS B.V.

(as Dutch Seller and Dutch Servicer)

(4)	STYRON LLC

(as U.S. Seller and U.S. Servicer)

(5)	TRINSEO U.S. RECEIVABLES COMPANY SPV LLC

(as U.S. Intermediate Transferor)

(6)	STYRON RECEIVABLES FUNDING LIMITED

(as Master Purchaser and Chargee)

(7)	STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN

(as Styfco)

(8)	REGENCY ASSETS LIMITED

(as Regency Noteholder)

(9)	HSBC BANK PLC

(as Cash Manager and Master Purchaser Account Bank)

(10)	STYRON HOLDING S.À R.L.

(as Parent)

(11)	TMF ADMINISTRATION SERVICES LIMITED

(as Corporate Administrator and Registrar)

(12)	THE LAW DEBENTURE TRUST CORPORATION P.L.C.

(as Styron Security Trustee)

reedsmith.com

CONTENTS

CLAUSE

1	DEFINITIONS AND INTERPRETATION	3
2.	CONSENT TO THE STYRON SECURITY TRUSTEE	7
3.	AMENDMENTS AND ACCESSION	8
4.	TRANSFER OF THE STYRON NOTES	10
5.	CONTINUITY AND FURTHER ASSURANCE	10
6.	COSTS, EXPENSES AND INDEMNIFICATION	11
7.	GOVERNING LAW AND JURISDICTION	11

CONTENTS PAGE 1

CONTENTS

CLAUSE

1	DEFINITIONS AND INTERPRETATION	3
2.	CONSENT TO THE STYRON SECURITY TRUSTEE	7
3.	AMENDMENTS AND ACCESSION	8
4.	TRANSFER OF THE STYRON NOTES	10
5.	CONTINUITY AND FURTHER ASSURANCE	10
6.	COSTS, EXPENSES AND INDEMNIFICATION	11
7.	GOVERNING LAW AND JURISDICTION	11

CONTENTS PAGE 1

SCHEDULES

SCHEDULE 1
AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT	12
SCHEDULE 2
AMENDED AND RESTATED MASTER DEFINITIONS AND FRAMEWORK DEED	13
SCHEDULE 3
AMENDED AND RESTATED STYRON GUARANTEE AGREEMENT	14
SCHEDULE 4
AMENDED AND RESTATED STYRON SECURITY DEED	15
SCHEDULE 5
AMENDED AND RESTATED VARIABLE LOAN NOTE ISSUANCE DEED	16
SCHEDULE 6
AMENDED AND RESTATED SWISS SERVICING AGREEMENT	17
SCHEDULE 7
AMENDMENT CONDITIONS PRECEDENT	18
EXECUTION PAGE

CONTENTS PAGE 1

THIS DEED is made on 30 MAY 2013

BETWEEN:

(1)	STYRON EUROPE GMBH, a limited liability company incorporated in Switzerland, having its registered office at Zugerstrasse 231, CH-8810 Horgen. Switzerland, being an indirect wholly-owned subsidiary of the Parent (the “Swiss Seller”, the “Investment Manager”, the “Styron Noteholder” and the “Chargor”);

(2)	STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH, incorporated in Germany as a limited liability company (Gesellschaft mit beschränkter Haftung), registered at the “local court (Amtsgericht) of Tostedt under HRB 202609 and having its business address at Bützflether Sand, 21683 Stade, Germany (the “German Seller” and the “German Servicer”);

(3)	STYRON NETHERLANDS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated in The Netherlands, having its corporate seat (statutaire zetel) in Temeuzen, The Netherlands and its registered office at Herbert H. Dowweg 5, 4542 NM Hoek, The Netherlands 20162359 (the “Dutch Seller” and the “Dutch Servicer”);

(4)	STYRON LLC, a limited liability company formed under the laws of the State of Delaware, having its primary office at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312, (the “U.S. Seller” and the “U.S. Servicer”);

(5)	TRINSEO U.S. RECEIVABLES COMPANY SPV LLC, a limited liability company organized under the laws of the State of Delaware, having its primary office at c/o Styron LLC at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312, in its capacity as the U.S. Intermediate Transferor (the “U.S. Intermediate Transferor” and, together with the Swiss Seller, the German Seller, the Dutch Seller and the U.S. Seller, the “Sellers”);

(6)	STYRON RECEIVABLES FUNDING LIMITED a company incorporated in Ireland, whose registered office is at 53 Merrion Square, Dublin 2, Ireland (the “Master Purchaser”, the “Pledgee”, and the “Chargee”);

(7)	STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN, a Swiss branch, with offices located at Zugerstrasse 231, CH-8810, Horgen, Switzerland, of Styron Finance Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 151.012 and having a share capital of USD 25,001 (“Styfco”);

(8)	REGENCY ASSETS LIMITED a company incorporated in Ireland, whose registered office is at 5 Harbourmaster Place, I.F.S.C., Dublin 1, Ireland (the “Regency Noteholder”);

(9)	HSBC BANK PLC, a company incorporated in England and Wales (Company Number: 14259) having its registered office at 8 Canada Square, London E14 5HQ (the “Cash Manager” and the “Master Purchaser Account Bank”);

(10)	STYRON HOLDING S.À R.L., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 153.582 and having a share capital of US$ 162,815,834.12 (the “Parent” and the “Guarantor”);

(11)	TMF ADMINISTRATION SERVICES LIMITED, a company incorporated in Ireland, whose registered office is at 53 Merrion Square, Dublin 2, Ireland (the “Corporate Administrator” and the “Registrar”); and

(12)	THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated with limited liability in England and Wales, having its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as security trustee under the Styron Security Deed (the “Styron Security Trustee”),

(together the “Parties”).

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:

Accession means the accession to the Transaction Documents of: (i) the Dutch Seller and Dutch Servicer by execution of this Deed, the Amended Master Definitions and Framework Deed, the Dutch Receivables Purchase Agreement, the Dutch Servicing Agreement, the Belgian Collection Account Pledge Agreement and the Dutch Collection Account Security Document, (ii) the U.S. Seller and U.S. Servicer by execution of this Deed, the Amended Master Definitions and Framework Deed, the U.S. Receivables Purchase Agreement, the U.S. Servicing Agreement, the U.S. Intermediate Transfer Agreement and the U.S. Account Control Agreements, (iii) the U.S Intermediate Transferor by execution of this Deed, the Amended Master Definitions and Framework Deed, the U.S. Receivables Purchase Agreement, the U.S. Intermediate Transfer Agreement and the U.S. Account Control Agreements and (iv) Styfco, in its capacities immediately following the execution of this Deed as Investment Manager or Styron Noteholder, as applicable, by execution of this Deed, the Amended Master Definitions and Framework Deed, the Amended Cash Management Agreement, the Amended Styron Security Deed, the Amended Variable Loan Note Issuance Deed, the U.S. Receivables Purchase Agreement, the U.S. Intermediate Transfer Agreement, the Dutch Receivables Purchase Agreement, the German Receivables Purchase Agreement and the Swiss Receivables Purchase Agreement.

Amended Cash Management Agreement has the meaning given to it in Clause 3.1 (Amendment of the Original Cash Management Agreement).

Amended Master Definitions and Framework Deed has the meaning given to it in Clause 3.2 (Amendment of the Original Master Definitions and Framework Deed).

Amended Styron Security Deed has the meaning given to it in Clause 3.4 (Amendment of the Original Styron Security Deed).

Amended Variable Loan Note Issuance Deed has the meaning given to it in Clause 3.5 (Amendment of the Original Variable Loan Note Issuance Deed).

Amendment Conditions Precedent means the conditions precedent set out in Schedule 7 hereto.

Amendments means the English Law Amendments and the Foreign Law Amendments.

Belgian Collection Account Pledge Agreement means the Belgian Collection Account Pledge Agreement dated on or about the date of the Deed by which the Dutch Seller has created security over the Belgian law governed Collection Accounts and any other account control agreements entered into among the Dutch Seller, the Master Purchaser, the Styron Security Trustee and the relevant Collection Account Bank.

Dutch Closing Date means the date hereof.

Dutch Collection Account Security Document means the Dutch Collection Account Security Agreement dated on or about the date of this Deed by which the Dutch Seller has created security over the Dutch law governed Collection Accounts and any other account control agreements entered into among the Dutch Seller, the Master Purchaser, the Styron Security Trustee and the relevant Collection Account Bank.

Dutch Funding Date means the date falling two Business Days after the day the first Offer is delivered under the Dutch Receivables Purchase Agreement or such other date as may be agreed by the Dutch Seller and the Instructing Party.

Dutch Receivables Purchase Agreement means the agreement so named, dated on or about the date of this Deed, between the Dutch Seller, Styfco, in its capacity as the Investment Manager, the Styron Security Trustee and the Master Purchaser.

Dutch Servicing Agreement means the agreement so named, dated on or about the date of this Deed, between the Dutch Servicer, the Master Purchaser and the Styron Security Trustee.

Dutch Transaction Documents means the Dutch Receivables Purchase Agreement, the Dutch Servicing Agreement, this Deed, the Dutch Collection Account Security Agreement and the Belgian Collection Account Pledge Agreement.

English Law Amendments means the amendments effected by this Deed.

Foreign Law Amendments means the amendments to be affected on or around the date hereof to the German Receivables Purchase Agreement, the German Servicing Agreement, the German Security Assignment and Trust Agreement and the Original Master Receivables Purchase Agreement.

German Receivables Purchase Agreement means the agreement so named, dated 24 May 2011, as amended and restated on or around the date hereof, between the German Seller, the Swiss Seller, Styfco, in its capacity as Investment Manager, the Styron Security Trustee and the Master Purchaser.

German Security Assignment and Trust Agreement means the agreement so named dated on or about the German Closing Date, as amended and restated on around the date hereof, between the Master Purchaser, the Styron Security Trustee, the Regency Noteholder and the Styron Noteholder.

German Servicing Agreement means the agreement so named, dated 24 May 2011, as amended and restated on or around the date hereof between the German Servicer, the Master Purchaser and the Styron Security Trustee,

Novation means the transfer effected pursuant to Clause 4 (Novation by Styron Noteholder).

Original Cash Management Agreement means the Cash Management Agreement dated 12 August 2010 and amended and restated on 24 May 2011 between the Master Purchaser, the Cash Manager, the Regency Noteholder, Styron Europe GmbH, in its capacity as the Styron Noteholder, and the Styron Security Trustee,

Original Investment Management and Servicing Agreement means the Investment Management and Servicing Agreement dated 12 August 2010 among the Master Purchaser, Styron Europe GmbH, in its capacity as the Investment Manager, and the Styron Security Trustee.

Original Master Definitions and Framework Deed means the Master Definitions and Framework Deed dated 12 August 2010 and amended on 17 August 2010, 24 May 2011 and 4 July 2012, between Styron Europe GmbH, in its capacities as the Swiss Seller, the Investment Manager, the Styron Noteholder and the Chargor, the German Seller, the German Servicer, the Master Purchaser, the Chargee, the Regency Noteholder, the Cash Manager, the Master Purchaser Account Bank, the Parent, the Guarantor, the Corporate Administrator, the Registrar and the Styron Security Trustee.

Original Master Receivables Purchase Agreement means the Master Receivables Purchase Agreement dated 12 August 2010 and amended on 24 May 2011 between the Swiss Seller, the Master Purchaser, and the Styron Security Trustee (which, following amendment herein, shall be referred to as the Swiss Receivables Purchase Agreement).

Original Styron Guarantee Agreement means the Styron Guarantee Agreement dated 12 August 2010 and amended and restated on 24 May 2011 between the Guarantor, the Master Purchaser, the Beneficiaries and the Styron Security Trustee.

Original Styron Security Deed means the Styron Security Deed dated 12 August 2010 and amended and restated on 24 May 2011 between the Master Purchaser, the Styron Security Trustee, the Regency Noteholder and Styron Europe GmbH, in its capacity as the Styron Noteholder.

Original Variable Loan Note Issuance Deed means the Variable Loan Note Issuance Deed dated 12 August 2010 and amended and restated on 24 May 2011 between, the Master Purchaser, the Regency Noteholder, Styron Europe GmbH, in its capacity as the Styron Noteholder, the Styron Security Trustee, the Cash Manager, and the Registrar,

U.S. Account Control Agreement means each deposit account control agreement dated on or about the U.S. Closing Date by which the U.S. Seller has created security over the U.S. Collection Accounts and any other account control agreements entered into among the U.S. Seller, the U.S. Intermediate Transferor, the Master Purchaser, the Styron Security Trustee and the relevant Collection Account Bank.

U.S. Intermediate Transfer Agreement means the intermediate receivables purchase agreement to be dated on or about the date hereof, among the U.S. Intermediate Transferor, Styfco, in its capacity as the Investment Manager, and the Master Purchaser, as may be amended, supplemented, extended or restated, or otherwise modified from time to time.

U.S. Receivables Purchase Agreement means the receivables purchase agreement to be dated on or about the date hereof among the U.S. Seller, Styfco, in its capacity as the Investment Manager, and the U.S. Intermediate Transferor, as may be amended, supplemented, extended or restated, or otherwise modified from time to time.

U.S. Servicing Agreement means the servicing agreement to be dated on or about the date hereof, among the U.S. Servicer, the U.S. Seller, the U.S. Intermediate Transferor and the Master Purchaser, relating to the Purchased Receivables purchased by the U.S. Intermediate Transferor pursuant to the U.S. Receivables Purchase Agreement and by the Master Purchaser pursuant to the U.S. Intermediate Transfer Agreement.

U.S. Transaction Documents means the U.S. Account Control Agreements, U.S. Intermediate Transfer Agreement, U.S. Receivables Purchase Agreement and U.S. Servicing Agreement.

1.2	Incorporation of defined terms

Unless otherwise defined herein, a term defined in any other Transaction Document has the same meaning in this Deed.

The principles of construction set out in the Original Master Definitions and Framework Deed shall have effect as if set out in this Deed,

1.3	Framework Provisions

The Framework Provisions shall be expressly and specifically incorporated into this Agreement, as though they were set out in full in this Agreement. In the event of any conflict between the provisions of this Agreement and the Framework Provisions, the provisions of this Agreement shall prevail other than Clause 22 of the Original Master Definitions and Framework Deed or the Amended Master Definitions and Framework Deed as it relates to the Styron Security Trustee.

1.4	Clauses

In this Deed any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Deed.

1.5	Designation

In accordance with the Original Master Definitions and Framework Deed, the Instructing Party and the Master Purchaser nominate this Deed a Transaction Document.

2.	CONSENT TO THE STYRON SECURITY TRUSTEE

Each of the Parties (other than the Styron Security Trustee):

2.1	confirms that it has formed its own view in relation to the Amendments, the Accession and the Novation without any reliance on the Styron Security Trustee;

2.2	confirms it consents to the Amendments, the Accession and the Novation;

2.3	authorises and directs the Styron Security Trustee to consent to such Amendments, Accession and Novation, and to execute the U.S. Security Agreement and this Deed together with each of the documents required to effect such Amendments, Accession and Novation;

2.4	agrees that the Styron Security Trustee shall not be responsible for any losses or Liabilities that may arise under this Deed, the Notes, or any Transaction Document as a result of implementing Clause 2.3 (and the Noteholders irrevocably waive any claims against the Styron Security Trustee in respect of such losses or Liabilities) and shall have no liability for the exercise or non-exercise of any trusts, powers, authorities or discretions vested in the Styron Security Trustee in connection with this Deed, the Amendments, the Accession and the Novation or any Transaction Document or any operation of law;

2.5	acknowledges that this Deed constitutes (a) notice by the Master Purchaser of the Security in accordance with Clause 7.1 (Master Purchaser’s Notice) of the Styron Security Deed and (b) acknowledgment by each Transaction Party of its receipt of the Master Purchaser’s notice of Security in accordance with Clause 7.2 (Acknowledgment of Notices) of the Styron Security Deed; and

2.6	for the avoidance of doubt, acknowledges that whenever the Styron Security Trustee acts under any of the Transaction Documents it does so in accordance with the Styron Security Deed solely in accordance with the requests and instructions of the Instructing Party and that the Styron Security Trustee shall take no actions unless indemnified, pre-funded or secured to its satisfaction, having received instructions. All Parties acknowledge that the Styron Security Trustee has no liability to monitor provisions under any of the Transaction Documents and that the Styron Security Trustee may assume that a right or obligation has not arisen until notified otherwise. The Styron Security Trustee shall not be responsible for any loss or liability incurred by any person as a result of any delay in it exercising such discretion or power, taking such action, making such decision, or giving such discretion where the Styron Security Trustee is seeking but has not yet received such directions from the Instructing Party or such delay is caused by the Instructing Party not giving directions to the Styron Security Trustee or where, in the opinion of the Styron Security Trustee, such directions when given are insufficiently clear.

2.7	The Instructing Party confirms and acknowledges that the opinions to be delivered as to U.S. law by Kirkland & Ellis LLP will not cover or address the legality or enforceability of or any other matter in relation to the U.S. Security Agreement.

3.	AMENDMENTS AND ACCESSION

The English Law Amendments and the Accession shall take place subject to the satisfaction or waiver by the Cash Manager of each of the Amendment Conditions Precedent (acting reasonably).

3.1	Amendment of the Original Cash Management Agreement

With effect from the date of this Deed the Cash Management Agreement shall be amended and restated so as to be in the form set out in Schedule 1 (Amended Cash Management Agreement) (the “Amended Cash Management Agreement”) and Styfco, in its capacity as Styron Noteholder, shall become party thereto with the benefit of the rights and subject to the obligations set out therein.

3.2	Amendment of the Original Master Definitions and Framework Deed

With effect from the date of this Deed the Original Master Definitions and Framework Deed shall be amended and restated so as to be in the form set out in Schedule 2 (Amended and Restated Master Definitions and Framework Deed) (the “Amended Master Definitions and Framework Deed”) and the Dutch Seller, Dutch Servicer, Styfco, in its capacity as Investment Manager and Styron Noteholder, U.S. Seller, U.S. Servicer and U.S. Intermediate Purchaser shall all become parties thereto with the benefit of the rights and subject to the obligations set out therein.

3.3	Amendment of the Original Styron Guarantee Agreement

With effect from the date of this Deed the Original Styron Guarantee Agreement shall be amended and restated so as to be in the form set out in Schedule 3 (Amended and Restated Styron Guarantee Agreement).

3.4	Amendment of the Original Styron Security Deed

With effect from the date of this Deed the Original Styron Security Deed shall be amended and restated, so as to be in the form set out in Schedule 4 (Amended and Restated Styron Security Deed) (the “Amended Styron Security Deed”) and Styfco, in its capacity as Styron Noteholder, shall become a party thereto with the benefit of the rights and subject to the obligations therein.

3.5	Amendment of the Original Variable Loan Note Issuance Deed

With effect from the date of this Deed the Original Variable Loan Note Issuance Deed shall be amended and restated so as to be in the form set out in Schedule 5 (Amended and Restated Variable Loan Note Issuance Deed) (the “Amended Variable Loan Note Issuance Deed”) and Styfco, in its capacity as Styron Noteholder, shall become a party thereto with the benefit of the rights and subject to the obligations therein.

3.6	Amendment of the Original Investment Management and Servicing Agreement

With effect from the date of this Deed the Original Investment Management and Servicing Agreement shall be amended and restated so as to be in the form set out in Schedule 6 (Amended and Restated Swiss Servicing Agreement).

4.	TRANSFER OF THE STYRON NOTES

4.1	Subject to the satisfaction or waiver by the Cash Manager of each of the Amendment Conditions Precedent (acting reasonably), with effect from and including the date hereof and in consideration of the mutual representations, warranties and covenants contained in this agreement and the Transaction Documents and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by each of the relevant Transaction Parties and notwithstanding the terms of any other Transaction Document, the Styron Notes are hereby transferred by the Swiss Seller to Styfco. Any rights and obligations of the Styron Noteholder which accrued prior to the transfer in accordance with the above shall be rights and obligations of Styfco in its capacity as the Styron Noteholder from the time of such transfer. The Registrar shall register Styfco as holder of the Styron Notes in accordance with Clause 8 of the Variable Loan Note Issuance Deed.

5.	CONTINUITY AND FURTHER ASSURANCE

5.1	Continuing obligations

The provisions of the Original Master Definitions and Framework Deed and the other Transaction Documents shall, save as amended by this Deed, continue in full force and effect.

5.2	Further assurance

Each of the Parties shall, at the request of the Sellers or the Master Purchaser, and at the expense of the Sellers, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Deed.

5.3	Additional Covenant

Styfco shall procure that the variation of corporate purpose resolved in the resolution of Styron Finance Luxembourg S.a r.l. dated 23 May 2013 varying the purpose of its Swiss branch (and the amendments and changes resolved therein) and provided to the Cash Manager has been duly filed and registered and all other steps required in all applicable jurisdictions completed such that such variation of corporate purpose is effective against all persons in Luxembourg and Switzerland. If all such steps have not been completed (and in particular the applicable registration in the Commercial Register of the Canton of Zurich) by 14 June 2013, that shall constitute a Termination Event.

6.	COSTS, EXPENSES AND INDEMNIFICATION

The Master Purchaser shall, from time to time on demand of the Styron Security Trustee, reimburse the Styron Security Trustee for all properly incurred, costs and expenses (including legal fees) incurred by it in connection with the negotiation, preparation and execution or purported execution of this Deed.

The Master Purchaser hereby agrees to indemnify the Styron Security Trustee against all actions, proceedings, claims, demands, liabilities, losses, damages, costs, expenses and charges (including legal expenses and together with value added tax or any similar tax charged or chargeable in respect thereof) which the Styron Security Trustee or any person appointed by it (or their respective officers or employees) may incur directly or indirectly from the exercise of the powers vested in the Styron Security Trustee by or pursuant to the Styron Security Deed or as a result of any actions taken pursuant to this Deed.

7.	GOVERNING LAW AND JURISDICTION

7.1	This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

7.2	For the avoidance of doubt, Clause 4 (Jurisdiction) of the Master Definitions and Framework Deed shall apply to this Agreement.

This Deed has been entered into on the date stated at the beginning of this Deed.

SCHEDULE 1

AMENDED AND RESTATED CASH MANAGEMENT AGREEMENT

SCHEDULE 2

AMENDED AND RESTATED MASTER DEFINITIONS AND FRAMEWORK DEED

SCHEDULE 3

AMENDED AND RESTATED STYRON GUARANTEE AGREEMENT

SCHEDULE 4

AMENDED AND RESTATED STYRON SECURITY DEED

SCHEDULE 5

AMENDED AND RESTATED VARIABLE LOAN NOTE ISSUANCE DEED

SCHEDULE 6

AMENDED AND RESTATED SWISS SERVICING AGREEMENT

SCHEDULE 7

AMENDMENT CONDITIONS PRECEDENT

The Dutch Seller

(1)	Copies of the latest versions of the constitutional documents of the Dutch Seller certified by the Dutch Seller to be a true and up to date copy of the original.

(2)	Copies of the resolutions, in form and substance satisfactory to the Instructing Party, authorising the execution, delivery and performance of the Dutch Receivables Purchase Agreement, the Dutch Servicing Agreement, this Deed, Dutch Collection Account Security Agreement and the Belgian Collection Account Pledge Agreement (the “Dutch Transaction Documents”), certified by an officer of the Dutch Seller as not having been amended, modified, revoked or rescinded on the date of execution of this Agreement.

(3)	Delivery of a closing certificate dated the Dutch Funding Date from the Dutch Seller including a certificate as to the incumbency and signature of the officers or other employees authorised to sign the Dutch Transaction Documents on behalf of the Dutch Seller and any certificate or other document to be delivered pursuant thereto, certified by the company secretary or a manager of the Dutch Seller together with evidence of the incumbency of such company secretary or director.

(4)	An electronic excerpt of the commercial register in respect of the Dutch Seller dated no earlier than 10 calendar days prior to the Dutch Closing Date.

(5)	Solvency Certificates in respect of the Dutch Seller in the form set out in Schedule 2 to the Dutch Receivables Purchase Agreement, one dated the Dutch Closing Date and one dated the Dutch Funding Date.

(6)	Compliance Certificates in respect of the Dutch Seller in the form set out in Schedule 3 to the Dutch Receivables Purchase Agreement, one dated the Dutch Closing Date and one dated the Dutch Funding Date.

(7)	Delivery of Dutch Master Purchaser Receivables Power of Attorney pursuant to Clause 5.1(b) of the Dutch Receivables Purchase Agreement.

Parent

(8)	Copies of the resolutions, in form and substance satisfactory to the Instructing Party, of the board of managers of the Parent authorising the execution, delivery and performance of this Deed, certified by a manager of the Parent as of the Dutch Closing Date and the Dutch Funding Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(9)	A certificate as to the incumbency and signature of the managers or other attorneys authorised to sign this Deed on behalf of the Parent and any certificate or other document to be delivered pursuant thereto, certified by any manager of the Parent together with evidence of the incumbency of such manager.

(10)	Up to date Commercial Register excerpts in respect of the Parent dated no earlier than 10 calendar days prior to the Dutch Funding Date.

(11)	Solvency Certificates in respect of the Parent in the form agreed by the Instructing Party, one dated the Dutch Closing Date and one dated the Dutch Funding Date.

Swiss Seller

(12)	Copies of the resolutions, in form and substance satisfactory to the Instructing Party, of the board of managers of the Swiss Seller authorising the execution, delivery and performance of this Deed, certified by a manager of the Swiss Seller as of the Dutch Closing Date and the Dutch Funding Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(13)	A certificate as to the incumbency and signature of the managers or other attorneys authorised to sign this Deed on behalf of the Swiss Seller and any certificate or other document to be delivered pursuant thereto, certified by any manager of the Swiss Seller together with evidence of the incumbency of such manager.

(14)	A copy of an up to date Commercial Register excerpt in respect of the Swiss Seller dated no earlier than 10 calendar days prior to the Dutch Funding Date.

(15)	Solvency Certificates in respect of the Swiss Seller in the form set out in Schedule 2 to the Swiss Receivables Purchase Agreement, one dated the Dutch Closing Date and one dated the Dutch Funding Date.

(16)	Compliance Certificates in respect of the Swiss Seller in the form set out in Schedule 3 to the Swiss Receivables Purchase Agreement, one dated the Dutch Closing Date and one dated the Dutch Funding Date.

German Seller

(17)	Copies of the resolutions, in form and substance satisfactory to the Instructing Party, of the shareholders of the German Seller authorising the execution, delivery and performance of this Deed, certified by a managing director of the German Seller as of the Dutch Closing Date and the Dutch Funding Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(18)	Up to date commercial register excerpts (Handelsregistrerauszug) in respect of the German Seller dated no earlier than 10 calendar days prior to the Dutch Funding Date.

(19)	Copy of the shareholders’ list (Gesellschafterliste) certified by the German Seller to be a true and up to date copy of the original.

(20)	Solvency Certificates in respect of the German Seller in the form set out in Schedule 2 to the German Receivables Purchase Agreement, one dated the Dutch Closing Date and one dated the Dutch Funding Date.

(21)	Compliance Certificates in respect of the German Seller in the form set out in Schedule 3 to the German Receivables Purchase Agreement, one dated the Dutch Closing Date and one dated the Dutch Funding Date.

U.S. Seller

(22)	Satisfaction of the conditions precedent set out as Schedule 6 to the U.S. Receivables Purchase Agreement.

U.S. Intermediate Transferor

(23)	Satisfaction of the conditions precedent set out as Schedule 7 to the U.S. Intermediate Transfer Agreement.

Styfco

(24)	Copies of the resolutions, in form and substance satisfactory to the Instructing Party, of the board of managers of the Styfco authorising the execution, delivery and performance, in Styfco’s capacity as the Investment Manager or the Styron Noteholder, of this Deed, the Master Definitions and Framework Deed, the Cash Management Agreement, the Styron Security Deed, the Variable Loan Note Issuance Deed, the Dutch Receivables Purchase Agreement, the Swiss Receivables Purchase Agreement, the German Receivables Purchase Agreement, the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement certified by a manager of the Styfco as of the Dutch Closing Date and the Dutch Funding Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(25)	A certificate as to the incumbency and signature of the managers or other attorneys authorised to sign this Deed, the Master Definitions and Framework Deed, the Cash Management Agreement, the Styron Security Deed, the Variable Loan Note Issuance Deed, the Dutch Receivables Purchase Agreement, the Swiss Receivables Purchase Agreement, the German Receivables Purchase Agreement, the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement on behalf of the Styfco and any certificate or other document to be delivered pursuant thereto, certified by any manager of the Styfco together with evidence of the incumbency of such manager.

(26)	A copy of an up to date Commercial Register excerpt in respect of the Styfco dated no earlier than 10 calendar days prior to the Dutch Funding Date.

(27)	Evidence in form and substance satisfactory to the Cash Manager that the variation of corporate purpose resolved in the resolution of Styron Finance Luxembourg S.a r.l. dated 23 May 2013 varying the purpose of its Swiss branch and provided to the Cash Manager and the amendments and changes resolved therein has been duly filed with the Commercial Register of the Canton of Zurich, Switzerland.

Master Purchaser

(28)	Copies of the resolutions, in form and substance satisfactory to the Instructing Party, of the boards of directors of the Master Purchaser authorising the execution, delivery and performance of the Relevant Transaction Documents, certified by an officer of the Master Purchaser as of the Dutch Closing Date and the Dutch Funding Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(29)	A certified copy of the power of attorney granted by the Master Purchaser to the attorneys of the Master Purchaser authorised to sign the Relevant Transaction Documents on behalf of the Master Purchaser.

(30)	Evidence of the registration of the Irish security.

Regency Noteholder

(31)	Copies of the resolutions, in form and substance satisfactory to the Instructing Party, of the boards of directors of the Regency Noteholder authorising the execution, delivery and performance of this Deed, certified by an officer of the Regency Noteholder as of the Dutch Closing Date and the Dutch Funding Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(32)	A certified copy of the power of attorney granted by the Regency Noteholder to the attorneys of the Regency Noteholder authorised to sign this Deed on behalf of the Regency Noteholder.

Legal Opinions

(33)	Loyens & Loeff Dutch transaction legal opinion as to true sale, validity of account security created by the Dutch Collection Account Security Document and certain tax issues addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee dated the Dutch Funding Date.

(34)	Loyens & Loeff Belgian legal opinion as to validity of account security created by the Belgian Collection Account Pledge Agreement addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee dated the Dutch Funding Date.

(35)	A Dutch legal opinion from Dutch counsel to the Dutch Seller addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee on the capacity and authority of the Dutch Seller dated the Dutch Funding Date.

(36)	A Swiss legal opinion from Swiss counsel to the Swiss Seller, the Swiss Servicer and Styfco addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee on the capacity and authority of the Swiss Seller and the Swiss Servicer and covering due execution by representatives of Styfco, in its capacities as the Investment Manager and the Styron Noteholder, dated the Dutch Funding Date.

(37)	A German legal opinion from German counsel to the German Seller and the German Servicer addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee on the capacity and authority of the German Seller and the German Servicer dated the Dutch Funding Date.

(38)	A Luxembourg legal opinion from Luxembourg counsel to the Guarantor and Styfco, in its capacities as the Investment Manager and the Styron Noteholder, addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee on the capacity and authority of the Guarantor and Styfco dated the Dutch Funding Date.

(39)	An Irish legal opinion from Irish counsel addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee on the capacity and authority of the Master Purchaser dated the Dutch Funding Date.

(40)	Reed Smith English transaction legal opinion addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee dated the Dutch Funding Date in respect of the English law governed Transaction Documents executed on the Dutch Closing Date.

General

(41)	Evidence that the fees, costs and expenses then due from the Sellers have been paid or will be paid by the Dutch Funding Date.

(42)	Due execution and delivery of the Dutch Transaction Documents (each in a form satisfactory to the Instructing Party) by the respective parties thereto, and all documentation to be delivered therewith (in a form satisfactory to the Instructing Party).

(43)	Rating Agencies confirmations.

(44)	The delivery of the Dutch Servicer’s Daily Report one Business Day prior to the Dutch Funding Date.

(45)	The Master Purchaser Warranties are true on the Dutch Closing Date and on the Dutch Funding Date.

(46)	Delivery of an Offer pursuant to the Dutch Receivables Purchase Agreement at least one Business Day prior to the proposed Dutch Funding Date.

(47)	Receipt by the Master Purchaser of acknowledgements from the Collection Account Banks in respect of Account Control Agreements relating to Collection Accounts held at branches of the Collection Account bank in The Netherlands and Belgium unless waived by the Master Purchaser in its sole discretion.

(48)	Waivers by the Obligors with respect to prohibitions on assignment and confidentiality in the Contracts.

EXECUTION PAGE

IN WITNESS of which this Deed has been executed and delivered as a deed by the parties to it on the date above mentioned.

The Swiss Seller, the Investment Manager, the Styron Noteholder and the Chargor

SIGNED and	)
DELIVERED as a DEED by STYRON	)
EUROPE GMBH, a limited liability company	)
incorporated in Switzerland acting by,	)
	)	/s/ ISABEL HACKER
being a person who, in accordance with the	)	ISABEL HACKER
laws of that territory, is acting under the	)
authority of the company	)

[Signature Page to Deed of Amendment, Restatement and Accession]

The German Seller and the German Servicer

SIGNED and	)
DELIVERED as a DEED by STYRON	)
DEUTSCHLAND	)
ANLAGENGESELLSCHAFT MBH	)
A company incorporated in Germany, acting	)
by	)
)
being a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

[Signature Page to Deed of Amendment, Restatement and Accession]

The Dutch Seller and the Dutch Servicer

SIGNED and	)	/s/ F.J.C.M Kempenaars
DELIVERED as a DEED by STYRON	)
NETHERLANDS B.V.	)
A company incorporated in The Netherlands,	)
acting by	)
)
being a person who, in accordance with the	)	F.J.C.M Kempenaars
laws of that territory, is acting under the	)	Director
authority of the company	)	Styron Netherlands B.V

/s/ R.T.C. van Beelen
R.T.C. van Beelen Director Styron Netherlands B.V

WITNESS:

[Signature Page to Deed of Amendment, Restatement and Accession]

The U.S. Seller and the U.S. Servicer

	SIGNED and	)
	DELIVERED as a DEED by	)
	STYRON LLC	)
	a Delaware limited liability company, acting	)
by	Ralph A. Than	)	/s/ Ralph A. Than
	Vice President and Treasurer	)
)
	being a person who, in accordance with the	)
	laws of that territory, is acting under the	)
	authority of the company	)

[Signature Page to Deed of Amendment, Restatement and Accession]

The U.S. Intermediate Transferor

	SIGNED and	)
	DELIVERED as a DEED by	)
	TRINSEO U.S. RECEIVABLES	)
	COMPANY SPV LLC	)
	a Delaware limited liability company, acting	)
by	Ralph A. Than	)	/s/ Ralph A. Than
	Vice President and Treasurer	)
)
	being a person who, in accordance with the	)
	laws of that territory, is acting under the	)
	authority of the company	)

[Signature Page to Deed of Amendment, Restatement and Accession]

The Master Purchaser and the Chargee

SIGNED and	)	/s/ Jacqueline O’Rourke
DELIVERED as a DEED for and on behalf of STYRON RECEIVABLES FUNDING LIMITED acting by its duly authorised Attorney in the presence of:	) ) ) )

Jacqueline O’Rourke
Attorney

(Witness’ signature)

53 Merrion Square
Dublin 2
(Witness’ address)

Legal Account Manager
(Witness’ occupation)

[Signature Page to Deed of Amendment, Restatement and Accession]

Styfco SIGNED and DELIVERED as a DEED by for and on behalf of STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN, a Swiss branch of Styron Finance Luxembourg S.À R.L. Luxembourg	) ) ) ) ) ) )	/s/ Johanna Frisch

acting by its duly authorised representative:	)	Johanna Frisch

[Signature Page to Deed of Amendment, Restatement and Accession]

The Regency Noteholder

SIGNED and DELIVERED as a DEED for and on behalf of REGENCY ASSETS LIMITED acting by its duly authorised Attorney:	) ) ) )	/s/ Rhys Owens Rhys Owens
in the presence of:	)
Authorised Signatory

(Witness’ signature) 5 Harbourmaster Place, IFSC, Dublin 1,
(Witness’ address)

Bank Official
(Witness’ occupation)

[Signature Page to Deed of Amendment, Restatement and Accession]

The Cash Manager and the Master Purchaser Account Bank

SIGNED and DELIVERED as a DEED by for and on behalf of HSBC BANK PLC acting by its duly authorised Attorney:	) ) ) )	/s/ Victoria Lindsell Victoria Lindsell Managing Director

[Signature Page to Deed of Amendment, Restatement and Accession]

The Parent and Guarantor

SIGNED and DELIVERED as a DEED by for and on behalf of STYRON HOLDING S.À R.L. acting by its duly authorised representative:	) ) ) )

[Signature Page to Deed of Amendment, Restatement and Accession]

The Corporate Administrator and Registrar

PRESENT when the COMMON SEAL was AFFIXED HERETO by:	) ) )	/s/ Jacqueline O’Rourke Jacqueline O’Rourke
Director:	) )	Director
Director	)	/s/ Imran Khan Imran Khan Director
For and on behalf of TMF ADMINISTRATION SERVICES LIMITED	) ) )

[Signature Page to Deed of Amendment, Restatement and Accession]

The Styron Security Trustee

SIGNED as a DEED by	)	Representing law Debenture Corporate Services Ltd
Director:	) )
)
Secretary:	)
)
For and on behalf of THE LAW DEBENTURE TRUST CORPORATION P.L.C.	) )

[Signature Page to Deed of Amendment, Restatement and Accession]

DATED 12 AUGUST 2010 AS AMENDED AND RESTATED ON 24 MAY 2011 AND 30 MAY 2013

(1)	STYRON RECEIVABLES FUNDING LIMITED

(as Master Purchaser)

(2)	HSBC BANK PLC

(as Cash Manager)

(3)	REGENCY ASSETS LIMITED

(as Regency Noteholder)

(4)	STYRON FINANCE LUXEMBOURG S.ÀR.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN

(as Styron Noteholder)

(5)	THE LAW DEBENTURE TRUST CORPORATION P.L.C.

(as Styron Security Trustee)

CASH MANAGEMENT AGREEMENT

EXECUTION COPY

REFERENCE

735545.00033

reedsmith.com

C O N T E N T S

C L A U S E

- ii -

THIS AGREEMENT is made on 12 August 2010 as amended and restated on 24 May 2011 and 30 May 2013

BETWEEN:

(1)	STYRON RECEIVABLES FUNDING LIMITED, a company incorporated with limited liability in Ireland, registered in Ireland with the Companies Registration Office with number 486138, having its registered office at 53 Merrion Square, Dublin 2, Ireland (the “Master Purchaser”);

(2)	HSBC BANK PLC, a company incorporated in England and Wales (Company Number: 14259) having its registered office at 8 Canada Square, London E14 5HQ (the “Cash Manager”);

(3)	REGENCY ASSETS LIMITED, a company incorporated in Ireland, having its registered office at 5 Harbourmaster Place, I.F.S.C., Dublin 1, Ireland (the “Regency Noteholder”);

(4)	STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN, a Swiss branch, with offices located at Zugerstrasse 231, CH-8810, Horgen, Switzerland, of Styron Finance Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 151.012 and having a share capital of USD 25,001 (the “Styron Noteholder”); and

(5)	THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated with limited liability in England and Wales, having its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as security trustee under the Styron Security Deed (the “Styron Security Trustee”).

INTRODUCTION:

(A)	The Sellers carry on the business of originating Receivables from time to time from sales of chemical products to Obligors.

(B)	The Sellers have agreed to sell and the U.S. Intermediate Transferor or the Master Purchaser has agreed to purchase Receivables in accordance with the terms of the Master Receivables Purchase Agreements.

(C)	The Master Purchaser proposes to fund the purchase of the Receivables through the issuance of the Regency Notes and the Styron Notes and through payments from Collections.

(D)	The Cash Manager has agreed to act as Cash Manager of the Master Purchaser and the Styron Security Trustee in relation to the assets and obligations of the Master Purchaser in accordance with the terms of this Agreement.

THE PARTIES AGREE AS FOLLOWS:

SECTION A

INTERPRETATION

1.	INTERPRETATION

1.1	Master Definitions and Framework Deed

1.1.1	Capitalised terms in this Agreement shall, except where the context otherwise requires and save where otherwise defined in this Agreement, have the meanings given to them in Clause 2.1 of the Master Definitions and Framework Deed (including any schedules to such deed referred to or incorporated by reference to such terms in Clause 2.1) executed by, among others, each of the parties to this Agreement (the “Framework Deed”) on 12 August 2010 (as amended or amended and restated on 17 August 2010, 24 May 2011, 4 July 2012 and on or around the Dutch Closing Date (as defined therein) and as it may be further amended, varied or supplemented from time to time with the consent of the parties to it) and this Agreement shall be construed in accordance with the principles of construction set out in the Framework Deed.

1.1.2	In addition, the provisions set out in clauses 3 to 8 and 10 to 25 of the Framework Deed (the “Special Framework Provisions”) shall be expressly and specifically incorporated into this Agreement, as though they were set out in full in this Agreement. In the event of any conflict between the provisions of this Agreement and the Special Framework Provisions, the provisions of this Agreement shall prevail other than Clause 22 of the Framework Deed as it relates to the Styron Security Trustee.

1.2	Cash Management Agreement

This Agreement is the Cash Management Agreement referred to in the Framework Deed.

1.3	Meaning of to ensure

In this Agreement, where there is a reference to the giving of notices, performing of calculations, provision of documents, making of determinations and other similar administrative activities, in each case, to be carried out “to ensure” the compliance with or performance of certain terms in certain agreements, any such reference means the giving of all such notices, the making of all such calculations, the provision of all such documents, the making of all such determinations and all such other administrative activities as are required by the terms of such agreements to make such compliance or performance possible.

1.4	Meaning of to arrange

Where this Agreement states that the Cash Manager is “to arrange” for a payment to be made, or other obligations to be performed, to or by the Master Purchaser, the Styron Security Trustee or any other person, the Cash Manager (unless expressly provided otherwise) shall be obliged to use all reasonable endeavours to make all the administrative arrangements required on the part of the Master Purchaser, the Styron Security Trustee or any other person and/or of itself to facilitate such payment or performance and to the extent that it has done so shall have discharged its obligation “to arrange” for the relevant payment to be made or other obligation to be performed and shall not be liable as primary debtor, indemnitor, guarantor or otherwise as surety, in respect of such payment or other obligations and, in particular:

1.4.1	the Cash Manager shall incur no liability if the payer or performer (as appropriate) refuses or is unable (for whatever reason) to make such payment or to perform such obligations (as the case may be); and/or

1.4.2	the Cash Manager shall not be obliged to pay out any money belonging to the Cash Manager in respect of such payment or other obligations, except where and to the extent that:

(a)	the refusal or inability of the payer or performer (as the case may be); and/or

(b)	the inability of the other person to pay or perform (as the case may be),

is caused directly by a Breach of Duty in relation to this Agreement by the Cash Manager (whether or not acting in its capacity as Cash Manager) or the Cash Manager’s servants or agents.

1.5	Cash Manager not regarded as payer

In this Agreement the Cash Manager shall not be regarded as the “payer” merely by reason of its making administrative arrangements for the transmission or payment of funds.

SECTION B

APPOINTMENT OF CASH MANAGER

2.	APPOINTMENT OF CASH MANAGER

2.1	Appointment

The Master Purchaser and the Styron Security Trustee concur in the appointment of the Cash Manager to act as agent of the Master Purchaser and, following the service of an Enforcement Notice, the Styron Security Trustee, and each appoints the Cash Manager in accordance with this Agreement to be the Cash Manager and its lawful non-exclusive agent, in its name and on its behalf, to provide the Cash Management Services in accordance with the terms of this Agreement and the other applicable Transaction Documents and the Cash Manager accepts such appointment.

2.2	Cash Manager agency limited

The Cash Manager shall have no authority by virtue of this Agreement to act for or represent the Master Purchaser or the Styron Security Trustee as agent or otherwise save in respect of those functions and duties which it is authorised to perform and discharge by this Agreement and for the period during which this Agreement so authorises it to perform and discharge those functions and duties.

2.3	Cash Manager authority incidental to exercise of rights

In connection with the rights, powers and discretions conferred under the foregoing provisions of this Clause 2 (but subject to any express limitations imposed by any other provisions of this Agreement or of any other Transaction Documents), the Cash Manager shall have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary, convenient or incidental to the exercise of such rights, powers and discretions in relation to the performance of the relevant Cash Management Services.

2.4	Cash Manager’s directions regarding financial policies not binding

The Master Purchaser (and the Master Purchaser’s directors) shall not be required or obliged at any time to comply with any directions which the Cash Manager may give with respect to the operating and financial policies of the Master Purchaser, control of which is, and shall at all times remain, vested in the Master Purchaser and its directors and the Cash Manager agrees that it will at all times act consistently with this provision.

3.	CONDITIONS OF APPOINTMENT

The appointment of the Cash Manager pursuant to Clause 2 (Appointment of Cash Manager) shall be effective from the Closing Date until termination of such appointment in accordance with Section F (Termination of Cash Manager’s Appointment).

4.	STANDARD OF CARE

The Cash Manager shall, at all times during the term of this Agreement, perform its obligations in the manner of a prudent cash manager but the Cash Manager shall not be required to do or cause to be done anything which it is prevented from doing by any Regulatory Direction or any Requirement of Law.

5.	APPOINTMENT OF SUB-CONTRACTORS

5.1	The Cash Manager may appoint any person (provided, that prior to the occurrence of a Termination Event, such person is a member of the Styron group) as its Sub-contractor to carry out all or part of the Cash Management Services.

SECTION C

REPRESENTATIONS, WARRANTIES AND COVENANTS

6.	REPRESENTATIONS AND WARRANTIES

6.1	Cash Manager Warranties

The Cash Manager represents and warrants to the Master Purchaser and the Styron Security Trustee, as at the date of this Agreement on the terms of the Cash Manager Warranties.

6.2	Deemed Cash Manager Warranties

The Cash Manager is deemed to represent and warrant to the Master Purchaser and the Styron Security Trustee as at each Settlement Date on the terms of the Cash Manager Warranties contained in Schedule 2 hereto as if references in the Cash Manager Warranties to the “Closing Date” in Schedule 2 hereto (Cash Manager Representations and Warranties) were a reference to such Settlement Date.

6.3	Effectiveness of Cash Manager Warranties

The Cash Manager Warranties shall remain in force until the Cash Manager’s appointment is terminated in accordance with this Agreement but without prejudice to any right or remedy of the Master Purchaser or the Styron Security Trustee arising from any breach of the Cash Manager Warranties prior to the date of termination of this Agreement.

7.	COVENANTS

7.1	Cash Manager Covenants

The Cash Manager covenants as at the date of this Agreement to the Master Purchaser and the Styron Security Trustee, on the terms of the Cash Manager Covenants.

7.2	Effectiveness of Cash Manager Covenants

The Cash Manager Covenants shall remain in force until the Cash Manager’s appointment is terminated in accordance with this Agreement but without prejudice to any right or remedy of the Master Purchaser or the Styron Security Trustee arising from the breach of the Cash Manager Covenants prior to the date of termination of this Agreement.

8.	GRANT OF POWERS OF ATTORNEY

8.1	Grant by Master Purchaser

The Master Purchaser shall on request by the Cash Manager immediately give to the Cash Manager any powers of attorney or other written authorisations or mandates and instruments as are reasonably necessary to enable the Cash Manager to perform its obligations under this Agreement (provided that any such power of attorney or other matter shall be subject to any express limitations that are imposed on the rights and powers of the Cash Manager (whether specifically in its capacity as such or generally as one of the Transaction Parties) by any other provisions of this Agreement or of any other Transaction Document).

9.	FORCE MAJEURE

9.1	Cash Manager not liable for obligations

Notwithstanding any other provisions of this Agreement, if it is not practicable for the Cash Manager to carry out its obligations under this Agreement as a result of:

9.1.1	failure by the Master Purchaser Account Bank to comply with any of its obligations under the Account Bank Agreement; or

9.1.2	the occurrence of a Force Majeure Event,

the Cash Manager shall not be liable for any failure to carry out such obligations for so long as such circumstances subsist. This Clause 9 shall not apply if any such event arises as a direct result of a Breach of Duty by the Cash Manager.

9.2	Cash Manager to minimise loss

Notwithstanding that in the circumstances specified in Clause 9.1 (Cash Manager not liable for obligations) it is relieved from liability for failure to perform its obligations under this Agreement, the Cash Manager shall take such reasonably practicable steps as are available to it (if any) to meet such obligations while such circumstances subsist and shall take such reasonable steps as are available to it to procure that such event ceases to occur and/or that any loss resulting from any such event is minimised.

9.3	Cash Manager notice of failure to carry out obligations

If the Cash Manager is prevented from carrying out any of its obligations under this Agreement as a result of any event referred to in Clause 9.1 (Cash Manager not liable for obligations), the Cash Manager shall give notice to the Master Purchaser and the Styron Security Trustee as soon as reasonably practicable after being so prevented detailing the particulars of such event.

SECTION D

LIABILITIES AND INDEMNITIES

10.	NO PRIMARY LIABILITY OF CASH MANAGER OR STYRON SECURITY TRUSTEE

10.1	Obligations solely obligations of Master Purchaser

The Obligations are solely obligations of the Master Purchaser and nothing in this Agreement shall cause the Cash Manager or the Styron Security Trustee to be liable as primary debtor or guarantor, or otherwise as surety, for the indebtedness of the Master Purchaser evidenced by the Obligations.

10.2	Cash Manager not liable for obligations of Obligors

The Cash Manager shall have no liability for the obligations of any Obligor in respect of any Receivables and nothing in this Agreement shall constitute a guarantee, or similar obligation, by the Cash Manager in respect of any such obligation.

11.	INDEMNITIES

11.1	Cash Manager Indemnity

The Cash Manager shall indemnify and at all times hold indemnified the Master Purchaser and (only to the extent that the Cash Manager is instructed by the Styron Security Trustee) the Styron Security Trustee against all Liabilities whatsoever suffered or incurred by either the Master Purchaser or the Styron Security Trustee arising as a result of any Breach of Duty by the Cash Manager.

11.2	Cash Manager not Liable

Notwithstanding the provisions of Clause 11.1 (Cash Manager Indemnity), the Cash Manager and its directors, officers, employees or agents shall not be liable in respect of any Liabilities suffered or incurred by the Master Purchaser, the Styron Security Trustee, any Seller or any Servicer as a result of the following sub-clauses provided that, should one of the following sub-clauses apply to any of the Master Purchaser, the Styron Security Trustee, any Seller or any Servicer, the indemnity pursuant to Clause 11.1 shall remain unaffected as regards those other parties to whom the following sub-clauses do not apply:

11.2.1	any failure or delay on the part of the Master Purchaser or a Servicer or the Styron Security Trustee or a Seller in supplying any information or the supplying of incorrect, incomplete or inaccurate information;

11.2.2	any Breach of Duty by the Master Purchaser or a Servicer or a Seller or the gross negligence, wilful default or fraud of the Styron Security Trustee (as the case may be);

11.2.3	any action taken by the Cash Manager at the request of the Master Purchaser, a Servicer, the Styron Security Trustee or a Seller (as the case may be); or

11.2.4	any Tax (or any interest or penalties with respect thereto or arising from a failure to pay Tax) required to be paid by the Master Purchaser or the Styron Security Trustee or the Seller or a Servicer (as the case may be).

11.3	Cash Manager indemnification from own resources

Any indemnification payable by the Cash Manager under this Clause 11 shall not be paid from any Charged Property.

11.4	Master Purchaser indemnity

The Master Purchaser shall indemnify the Cash Manager and its directors, officers and employees against all Liabilities whatsoever incurred by the Transaction Manager and/or such directors, officers and employees in the performance of the Cash Manager’s duties hereunder except any such Liability caused solely as a result of a Breach of Duty by the Cash Manager.

SECTION E

FEES, COSTS AND EXPENSES

12.	CASH MANAGER FEES

12.1	Cash Manager fee payable

Subject to and in accordance with the provisions of the Payments Priorities and this Agreement, as consideration for the provision to it of the relevant Cash Management Services by the Cash Manager, the Master Purchaser shall pay the following fee to the Cash Manager (inclusive of VAT (if any)):

12.1.1	an annual fee of £1,000 payable in arrears on the Monthly Payment Date falling in August each year.

12.2	Cash Manager recourse only to Master Purchaser for fee

The Cash Manager hereby acknowledges that it shall not have recourse against any party to this Agreement other than the Master Purchaser for the fees described in Clause 12.1 (Cash Manager fee payable) and further agrees (for the avoidance of doubt) that its recourse against the Master Purchaser and its right to take any action in respect of the payment of such fees shall be limited in the manner set out in clauses 16 (No Liability) and 24 (Restriction on Enforcement of Security, Non-Petition and Limited Recourse in favour of the Master Purchaser) of the Framework Deed.

13.	COSTS AND EXPENSES

13.1	Master Purchaser to reimburse Cash Manager for Liabilities

Subject to and in accordance with the provisions of the Payments Priorities and this Agreement, the Master Purchaser will reimburse the Cash Manager on each Monthly Payment Date for all Liabilities incurred by the Cash Manager (for the avoidance of doubt, including those Liabilities specified in Clause 9.2) in such capacity or on behalf of the Master Purchaser and/or the Styron Security Trustee pursuant to this Agreement in respect of the Determination Period immediately preceding such Monthly Payment Date.

13.2	Unreimbursed costs and expenses to bear interest

Subject to and in accordance with the Payments Priorities, any amount not reimbursed in accordance with Clause 13.1 (Master Purchaser to reimburse Cash Manager for Liabilities) shall bear interest at the rate per annum which is one per cent. above the Cash Manager’s reasonable cost of funds. Such interest shall accrue from day to day from the date on which the Cash Manager has made payment of any such amount to the date on which the relevant reimbursement obligation is discharged.

SECTION F

TERMINATION OF CASH MANAGER’S APPOINTMENT

14.	CASH MANAGER EVENTS

If any of the following Cash Manager Events shall occur, namely:

14.1.1	Non-payment: default is made by the Cash Manager in ensuring the payment on the due date of any payment required to be made under this Agreement and such default continues unremedied for a period of three Business Days after the earlier of (i) the Cash Manager becoming aware of the default and (ii) receipt by the Cash Manager of written notice from the Master Purchaser or the Styron Security Trustee requiring the default to be remedied; or

14.1.2	Breach of other obligations: without prejudice to Clause 14.1.1 (Non-payment) above:

(a)	default is made by the Cash Manager in the performance or observance of any of the Cash Manager Covenants or any of its other covenants and obligations under this Agreement; or

(b)	any of the Cash Manager Warranties proves to be untrue, incomplete or inaccurate; or

(c)	any certification or statement made by the Cash Manager in any certificate or other document delivered pursuant to this Agreement proves to be untrue, incomplete or inaccurate,

and in each case the Master Purchaser or, following the service of an Enforcement Notice, the Styron Security Trustee certifies that such default or such warranty, certification or statement proving to be untrue, incomplete or inaccurate could reasonably be expected to have a Material Adverse Effect in respect of the Receivables and (if such default is capable of remedy) such default continues unremedied for a period of five Business Days after the earlier of (i) the Cash Manager becoming aware of such default and (ii) receipt by the Cash Manager of written notice from the Master Purchaser or the Styron Security Trustee requiring the same to be remedied; or

14.1.3	Unlawfulness: it is or will become unlawful for the Cash Manager to perform or comply with any of its obligations under this Agreement; or

14.1.4	Force Majeure: if the Cash Manager is prevented or severely hindered for a period of 20 days or more from complying with its obligations under this Agreement as a result of a Force Majeure Event and such Force Majeure Event continues for 10 Business Days after written notice of such Force Majeure Event has been given by the Master Purchaser or the Styron Security Trustee; or

14.1.5	Insolvency Event: any Insolvency Event occurs in relation to the Cash Manager,

then the Master Purchaser may, with the written consent of the Styron Security Trustee, or the Styron Security Trustee may itself following the service of an Enforcement Notice, deliver a Cash Manager Event Notice to the Cash Manager (with a copy to the Master Purchaser or the Styron Security Trustee (as applicable)) immediately or at any time after the occurrence of such a Cash Manager Event.

15.	EFFECT OF RECEIPT OF CASH MANAGER EVENT NOTICE

After receipt by the Cash Manager of a Cash Manager Event Notice but prior to the delivery of a Cash Manager Termination Notice, the Cash Manager shall:

15.1.1	hold to the order of the Master Purchaser or, following the service of an Enforcement Notice, the Styron Security Trustee (or such other person as such party shall direct) the Cash Manager Records and the Transaction Documents;

15.1.2	hold to the order of the Master Purchaser or, following the service of an Enforcement Notice, the Styron Security Trustee any monies then held by it on behalf of the Master Purchaser together with any other assets of the Master Purchaser then held by it;

15.1.3	other than as the Master Purchaser or, following the service of an Enforcement Notice, the Styron Security Trustee may direct pursuant to Clause 15.1.5, continue to perform all of the Cash Management Services (unless prevented by any Requirement of Law or any Regulatory Direction) until the time and date specified in a Cash Manager Termination Notice or until the date mutually agreed between the Cash Manager, the Master Purchaser and the Styron Security Trustee;

15.1.4	take such further action in accordance with the terms of this Agreement as the Master Purchaser or, following the service of an Enforcement Notice, the Styron Security Trustee may reasonably direct in relation to the Cash Manager’s obligations under this Agreement as may be necessary to enable the Calculation Agency Services to be performed by a Successor Cash Manager; and

15.1.5	stop taking any such action under the terms of this Agreement as the Master Purchaser or, following the service of an Enforcement Notice, the Styron Security Trustee may reasonably direct.

16.	TERMINATION ON DELIVERY OF CASH MANAGER TERMINATION NOTICE

At any time after the delivery of a Cash Manager Event Notice pursuant to Clause 14 (Cash Manager Events) but prior to the date which is 90 days after the date of such Cash Manager Event Notice, the Master Purchaser may with the written consent of the Styron Security Trustee or the Styron Security Trustee may itself deliver a Cash Manager Termination Notice to the Cash Manager (with a copy to the Master Purchaser or the Styron Security Trustee (as applicable)) the effect of which shall be to terminate the Cash Manager’s appointment under this Agreement from the Cash Manager Termination Date referred to in such notice.

17.	TERMINATION OF APPOINTMENT BY NOTICE

17.1	Termination by notice

This Agreement shall be terminated if:

17.1.1	the Cash Manager has given not less than three months prior written notice of its intention to terminate this Agreement to the Master Purchaser and the Styron Security Trustee; or

17.1.2	the Master Purchaser (with the consent of the Styron Security Trustee) has given not less than three months prior written notice of its intention to terminate this Agreement to the Cash Manager; or

17.1.3	the Styron Security Trustee has given not less than three months prior written notice of its intention to terminate this Agreement to the Cash Manager (with a copy to the Master Purchaser and the Master Purchaser Account Bank),

and this Agreement shall so terminate with effect from the Cash Manager Termination Date referred to in such notice, provided that a Successor Cash Manager has been appointed in accordance with the provisions of Clause 21 (Appointment of Successor Cash Manager).

17.2	Agreement to terminate on appointment of Successor Cash Manager

If a Successor Cash Manager has not been appointed by the Cash Manager Termination Date referred to in the relevant notice delivered pursuant to Clause 17.1 (Termination by Notice), this Agreement will terminate on the date of the later appointment of a Successor Cash Manager.

18.	TERMINATION ON FINAL DISCHARGE DATE

Unless previously terminated in accordance with Clause 16 (Termination on Delivery of Cash Manager Termination Notice) or Clause 17 (Termination of Appointment by Notice), the appointment of the Cash Manager under this Agreement shall terminate (but without affecting any accrued rights and liabilities under this Agreement) on the Final Discharge Date.

19.	OBLIGATIONS OF CASH MANAGER AFTER TERMINATION

19.1	Obligations of Retiring Cash Manager from Cash Manager Termination Date

From the Cash Manager Termination Date:

19.1.1	all authority and power of the Retiring Cash Manager under this Agreement shall be terminated and shall be of no further effect;

19.1.2	the Retiring Cash Manager shall no longer hold itself out in any way as the agent of any party to this Agreement pursuant to this Agreement;

19.1.3	the rights and obligations of the Retiring Cash Manager and any obligations of the Master Purchaser, the Noteholders and the Styron Security Trustee to the Retiring Cash Manager shall cease but the relevant termination shall be without prejudice to:

(a)	any liabilities or obligations of the Retiring Cash Manager to the Master Purchaser or the Styron Security Trustee or any Successor Cash Manager incurred or arising up to the Cash Manager Termination Date;

(b)	any liabilities or obligations of the Master Purchaser or the Styron Security Trustee to the Retiring Cash Manager incurred or arising up to the Cash Manager Termination Date; and

(c)	the Retiring Cash Manager’s obligation to deliver documents and materials in accordance with Clause 22 (Delivery of Records on Termination).

19.2	Fees and other amounts owed to Retiring Cash Manager

The Retiring Cash Manager shall be entitled to receive all fees and other monies accrued owing to it under this Agreement (whether or not due and payable) pro-rated up to the Cash Manager Termination Date but, notwithstanding any other provisions of this Agreement shall not be entitled to any compensation as the Cash Manager after the Cash Manager Termination Date.

19.3	Payments to Retiring Cash Manager on agreed dates

Any monies so receivable by the Retiring Cash Manager pursuant to Clause 19.2 (Fees and other amounts owed to Retiring Cash Manager), shall be paid by the Master Purchaser or the Seller, as the case may require, at the times on which they would otherwise have fallen due under this Agreement, subject always to the provisions of this Agreement including the Payments Priorities.

20.	IDENTIFICATION OF SUCCESSOR CASH MANAGER

20.1	Identification of Successor Cash Manager

After the delivery of a Cash Manager Event Notice or the delivery of a written notice pursuant to Clause 17 (Termination of Appointment by Notice) giving notice of the future termination of the appointment of the Cash Manager by consent, the Master Purchaser shall use all reasonable endeavours to procure that an entity which may be appointed as Successor Cash Manager under Clause 20.2 (Conditions for Successor Cash Manager) is so appointed under Clause 21.1 (Appointment of Successor Cash Manager) on or before the Cash Manager Termination Date provided that if no Successor Cash Manager is found on or before the Cash Manager Termination Date the Cash Manager shall be entitled to appoint a Successor Cash Manager.

20.2	Conditions for Successor Cash Manager

An entity may be appointed as Successor Cash Manager only if:

20.2.1	it has experience of administering assets reasonably similar to the assets being administered by the Cash Manager in the relevant jurisdictions or be able to demonstrate that it has the capability to administer assets reasonably similar to the assets being administered by the Cash Manager in the relevant jurisdiction; and

20.2.2	it is willing to enter into an agreement with the parties to this Agreement which provides for the Successor Cash Manager to be remunerated at such a rate as is agreed by the Master Purchaser and the Sellers but which does not exceed the rate then commonly charged by providers of services of the kind described in this Agreement and required by this Agreement to be provided by the Cash Manager and is otherwise on substantially the same terms as those of this Agreement.

21.	APPOINTMENT OF SUCCESSOR CASH MANAGER

21.1	Appointment of Successor Cash Manager

The Successor Cash Manager shall be appointed by the Master Purchaser with effect from the Cash Manager Termination Date by the entry of the Successor Cash Manager, the Master Purchaser and the Styron Security Trustee into a replacement cash management agreement which complies with the provisions of Clause 20.2 (Conditions for Successor Cash Manager).

21.2	Master Purchaser to assign interest in Successor Cash Management Agreement

The Master Purchaser shall, promptly following the execution of a replacement cash management agreement in accordance with Clause 21.1 (Appointment of Successor Cash Manager) with the Successor Cash Manager, if so requested by the Styron Security Trustee, assign its interest in such agreement in favour of the Styron Security Trustee on the terms of the Styron Security Deed mutatis mutandis, to the satisfaction of the Styron Security Trustee, to the extent that the Styron Security Deed does not already effect such an assignment.

21.3	Notice of appointment of Successor Cash Manager

The Master Purchaser shall deliver written notice of the appointment of the Successor Cash Manager to the Instructing Party and to each of the other Transaction Parties.

22.	DELIVERY OF RECORDS ON TERMINATION

22.1	Retiring Cash Manager to deliver records

On the Cash Manager Termination Date the Retiring Cash Manager shall:

22.1.1	(save as prohibited or required otherwise by any Requirement of Law or any Regulatory Direction) immediately deliver or make available to (and in the meantime shall hold to the order of):

(a)	if a Successor Cash Manager has then been appointed, such Successor Cash Manager; or

(b)	failing such appointment, the Master Purchaser,

the Cash Manager Records and the Transaction Documents (provided that the Retiring Cash Manager shall have the right to make and retain such copies of any such records as it desires at its own cost) and any monies then held by the Retiring Cash Manager on behalf of the Master Purchaser and any other assets of the Master Purchaser then held by it;

22.1.2	take such further action as the Master Purchaser, the Styron Security Trustee or the Successor Cash Manager appointed to replace the Retiring Cash Manager may reasonably direct in order to effectively transfer its rights and obligations under this Agreement to a Successor Cash Manager.

22.2	Cash Manager no rights over records

The Cash Manager hereby acknowledges that it shall at no time, whether before or after termination of its appointment under this Agreement pursuant to this Section, have any lien or other right of retention or possession over the Cash Manager Records or the Transaction Documents held by it from time to time.

22.3	Conflicting Instructions

In the case of any conflict between any instructions given to the Cash Manager by the Styron Security Trustee (after the occurrence of an Event of Default) and any other person, the instructions of the Styron Security Trustee will prevail and the instructions of such other person shall be deemed to be of no effect.

23.	PROVISIONS REGARDING PREMISES DURING TRANSFER PERIOD

23.1	Access to Premises

During any Transfer Period, the Retiring Cash Manager shall allow the Master Purchaser and any Successor Cash Manager (together with such interested persons as are nominated in writing by the Master Purchaser and approved by the Retiring Cash Manager, in writing, such approval not to be unreasonably withheld or delayed) such access to its premises as the Master Purchaser, the Styron Security Trustee and such nominees may reasonably request in order to enable the Retiring Cash Manager to perform its obligations under this Agreement within the Transfer Period and to allow the Successor Cash Manager to prepare to perform its duties.

23.2	Extension of Transfer Period if access denied

Should the Master Purchaser, the Successor Cash Manager or such nominees not be allowed at any relevant time such access or use, the Transfer Period shall for all purposes of this Agreement be extended by such period as the Master Purchaser and the Styron Security Trustee reasonably consider necessary to enable the Retiring Cash Manager to perform its obligations under this Agreement.

SECTION G

MISCELLANEOUS

24.	TERMS OF APPOINTMENT

24.1	The Cash Manager may, in connection with its services hereunder:

24.1.1	rely upon the terms of any notice, communication or other document believed by it to be genuine; and

24.1.2	engage and pay for the advice or services of any lawyers or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and the Cash Manager shall be protected and shall incur no liability to the Master Purchaser in respect of any action taken, or permitted to be taken, in accordance with such advice in good faith).

25.	GOVERNING LAW

This Deed, and all non-contractual obligations arising out of or in connection with it, shall be governed by English law.

SCHEDULE 1

SERVICES TO BE PROVIDED BY THE CASH MANAGER

PART 1

ADMINISTRATION OF MASTER PURCHASER ACCOUNTS

1.	GENERAL ADMINISTRATION OBLIGATIONS

1.1	Cash Manager’s general obligations

The parties hereto concur in the appointment of the Cash Manager to act as agent of the Master Purchaser and, following the service of an Enforcement Notice, the Styron Security Trustee in administering the Master Purchaser Account in accordance with the terms of this Agreement, and in particular the Cash Manager agrees to:

1.1.1	ensure that adequate personnel will be available to duly perform the Cash Management Services as set out in this Schedule;

1.1.2	comply with any reasonable and proper directions, orders and instructions which the Master Purchaser or, following the occurrence of an Event of Default, the Styron Security Trustee may from time to time give to it arising from the matters contemplated by this Agreement; and

1.1.3	notwithstanding the particular provisions of this Agreement, take all other action and do all other things that it would be reasonable to expect a reasonably prudent entity to do in administering the Master Purchaser Accounts and providing the Cash Management Services.

1.2	Master Purchaser and Styron Security Trustee to provide assistance to Cash Manager

The Master Purchaser and the Styron Security Trustee agree not to take any action inconsistent with the Cash Manager’s obligations under this Agreement and the Master Purchaser and, following the service of an Enforcement Notice, the Styron Security Trustee shall provide such assistance as is reasonably requested by the Cash Manager in order to enable the Cash Manager to perform the Cash Management Services.

1.3	Styron Security Trustee excluded from liability for acts of the Cash Manager

The parties hereto agree that the Styron Security Trustee has used due care and skill in appointing the Cash Manager as the Styron Security Trustee’s agent and each agree that the Styron Security Trustee is not responsible for the actions of the Cash Manager and that accordingly no party hereto shall be entitled to make any claim or take any other action against the Styron Security Trustee by virtue of the Cash Manager acting as the Styron Security Trustee’s agent.

PART 2

COLLECTIONS

2.	COLLECTIONS

2.1	Collection of amounts due

To the extent that sums are received into the Master Purchaser Accounts, the Cash Manager shall ensure that all such sums shall be applied in accordance with its duties under this Agreement and the Account Bank Agreement on behalf of the Master Purchaser and the Styron Security Trustee in an efficient and timely fashion.

2.2	Master Purchaser and Styron Security Trustee to assist Cash Manager

The Master Purchaser and, following the service of an Enforcement Notice, the Styron Security Trustee each agree to assist the Cash Manager in exercising all rights and remedies under and in connection with and in discharging all of its obligations under this Agreement and the Account Bank Agreement.

2.3	Cash Manager to comply with directions of Master Purchaser and Styron Security Trustee

The Cash Manager shall comply with all directions from the Master Purchaser as stated in this Agreement or, following the service of an Enforcement Notice, from the Styron Security Trustee in relation to the receipt of the Collections, provided that if directions from the Master Purchaser conflict with those from the Styron Security Trustee, those from the Styron Security Trustee shall prevail.

PART 3

ESTABLISHMENT AND OPERATION OF MASTER PURCHASER ACCOUNTS

3.	ESTABLISHMENT OF MASTER PURCHASER ACCOUNTS

3.	The Master Purchaser, in respect of the Master Purchaser Accounts which are in its name confirms and undertakes as at the Closing Date:

3.1.1	each of the Master Purchaser USD Account and the Master Purchaser EUR Account has been established with the Master Purchaser Account Bank prior to the Closing Date and is in operation;

3.1.2	each of the Master Purchaser USD Account Mandate and Master Purchaser EUR Account Mandate has been delivered to and accepted by the Master Purchaser Account Bank and that, as at the date of this Agreement, neither Master Purchaser Account is overdrawn;

3.1.3	that the Master Purchaser Account Bank is rated at least the Minimum Short-term Rating (or such other rating as may be specified by the Instructing Party); and

3.1.4	that subject to the provisions of the Payments Priorities the Master Purchaser Account shall be operated and maintained in accordance with this Agreement, the Master Purchaser Account Mandates, the Account Bank Agreement and the Styron Security Deed.

4.	MAINTENANCE OF EACH MANDATE

4.1	Cash Manager to maintain each Mandate

The Cash Manager undertakes that it will use all reasonable endeavours to ensure that the Master Purchaser Account Mandates will continue to be operative and will not be changed without the prior written consent of the Master Purchaser and the Styron Security Trustee.

4.2	Consent not required for Authorised Signatory changes

No prior written consent as referred to in Paragraph 4.1 (Cash Manager to maintain each Mandate) shall be required or obtained for changes which relate solely to the identity of the Authorised Signatories of the Cash Manager in respect of any Account.

5.	CHANGE OF MASTER PURCHASER ACCOUNT BANK

5.1	Cash Manager action upon termination of Master Purchaser Account Bank appointment

If the appointment of the Master Purchaser Account Bank is terminated in accordance with the terms of the Account Bank Agreement, the Cash Manager shall:

5.1.1	promptly notify in writing the Master Purchaser, the Styron Security Trustee and the Instructing Party of such termination;

5.1.2	within 10 Business Days arrange for the Master Purchaser Accounts to be transferred to a bank which has a rating of at least the Minimum Short-term Rating;

5.1.3	arrange for any cash or any investments standing to the credit of any of the Master Purchaser Accounts to be transferred to the new Master Purchaser Accounts; and

5.1.4	use all reasonable endeavours to procure that the bank with which the Master Purchaser Accounts are then held shall enter into an agreement on similar terms to (and intended to achieve the same objectives as) those contained in the Account Bank Agreement.

5.2	Cash Manager action on transfer of Master Purchaser Accounts

Upon any transfer of any of the Master Purchaser Accounts to a new account bank:

5.2.1	the Master Purchaser shall arrange for such new Account to be assigned in the same manner as the original Master Purchaser Account was assigned under the Styron Security Deed and the parties shall execute such documents and give such notices as may be required by the Styron Security Trustee for that purpose; and

5.2.2	the provisions of this Agreement relating to the Master Purchaser Accounts shall continue to apply to the new Master Purchaser Accounts.

5.3	Cash Manager requirement to move Master Purchaser Accounts

If, other than in the circumstances specified in Paragraph 5.1 (Cash Manager action upon termination of Master Purchaser Account Bank appointment), the Cash Manager wishes the bank or branch at which the Master Purchaser Accounts are maintained to be changed or it is no longer legally possible or practicable for the Master Purchaser Accounts to be maintained with the Master Purchaser Account Bank, the Cash Manager shall obtain the prior written consent of the Master Purchaser (such consent not to be unreasonably withheld or delayed) or, following the service of an Enforcement Notice, the Styron Security Trustee and the transfer of the Master Purchaser Accounts shall be subject to the same directions and arrangements mutatis mutandis as are provided for in Paragraph 5.1 (Cash Manager action upon termination of Master Purchaser Account Bank appointment) and Paragraph 5.2 (Cash Manager action on transfer of Master Purchaser Account).

6.	CHANGE OF BANK MANDATES

If notice of termination of the appointment of the Cash Manager under the provisions of Section F (Termination of Cash Manager’s Appointment) is validly given, the Cash Manager shall, prior to such termination becoming effective and notwithstanding such termination, co-operate with the Master Purchaser and the Successor Cash Manager with a view to obtaining new mandates for the Master Purchaser Accounts as soon as reasonably practical and in any event before the appointment of the Successor Cash Manager to enable the Successor Cash Manager to operate the Master Purchaser Accounts.

7.	NOTICE TO MASTER PURCHASER ACCOUNT BANK

7.1	Notice of Assignment

The Notice of Assignment to Master Purchaser Account Bank shall contain an authorisation and instruction from the Styron Security Trustee to the Master Purchaser Account Bank to permit the Master Purchaser Accounts to be operated by the Cash Manager on behalf of the Master Purchaser and the Styron Security Trustee in accordance with this Agreement, the Account Bank

Agreement, the Styron Security Deed and the Master Purchaser Account Mandates. Such authorisations and instructions shall not be revoked or varied by the Styron Security Trustee unless and until the earlier of delivery of a Security Protection Notice or a notice pursuant to Clause 17.1.3 (Termination by notice) of this Agreement or a Cash Manager Termination Notice or the Cash Manager Termination Date.

7.2	Cash Manager to provide Master Purchaser Account Bank with names of the Authorised Signatories

The Cash Manager shall from time to time provide the Master Purchaser Account Bank, or any other bank with which the Master Purchaser Accounts or any of them are held and the Styron Security Trustee, with the names, offices and specimen signatures of its Authorised Signatories which, as of the Closing Date, are specified in Schedule 4 (Authorised Signatories of the Cash Manager).

PART 4

OPERATION OF LEDGERS

8.	GENERAL

8.1	Cash Manager to maintain Ledgers

The Cash Manager undertakes that it will create and maintain the Ledgers as records in the books of the Master Purchaser in order that the Ledgers may be operated in accordance with the terms of this Part and the Payments Priorities.

8.2	Ledgers not sub-accounts

The Ledgers constitute records of the Master Purchaser to enable the Master Purchaser and the Cash Manager to distinguish between certain types of amounts added to and deducted from or held within the Master Purchaser Accounts and do not constitute sub-accounts of the Master Purchaser Accounts.

8.3	Cash Manager to record amounts in a Ledger

The Cash Manager undertakes that it will record as a credit entry in each Ledger all amounts to be added to such Ledger and will record as a debit entry in each Ledger all amounts to be deducted from such Ledger in accordance with the terms of this Part and the Payments Priorities.

8.4	Amounts paid into or deducted from Master Purchaser Accounts to be recorded in a Ledger

The Cash Manager undertakes that:

8.4.1	any amount paid into the Master Purchaser Accounts shall be recorded as a credit entry in the relevant Ledger in accordance with the terms of this Agreement; and

8.4.2	any amount recorded as a debit entry in a Ledger shall be recorded as a debit to the Master Purchaser Accounts unless such amount is required by the terms of this Agreement to be simultaneously recorded as a credit entry in another Ledger.

9.	DISTRIBUTION LEDGERS

9.1	Credit Entries in Distribution Ledgers

Subject to Clause 18.5 of the Framework Provisions, the Cash Manager shall pay into the Master Purchaser Accounts each of the following amounts (where any amount is not already paid into the Master Purchaser Account) and record as a credit entry in the Distribution USD Ledger or Distribution EUR Ledger, as applicable:

9.1.1	all Note Proceeds on the Closing Date and each Settlement Date when the Principal Amount Outstanding of any Notes is increased;

9.1.2	any other amounts whatsoever received by or on behalf of the Master Purchaser and clearly attributable to any Purchased Receivable.

9.2	Debit Entries in Distribution Ledgers

The Cash Manager shall deduct from the Master Purchaser Accounts (where any amount is to be transferred out of the Master Purchaser Accounts) and record as a debit entry in the relevant Distribution Ledger:

9.2.1	on any Settlement Date, any of the amounts set out in the Settlement Date Payments Priorities;

9.2.2	on any Monthly Payment Date, any of the amounts set out in the Monthly Payment Date Payments Priorities; and

9.2.3	on any Roll Date which is not a Monthly Payment Date, Note Proceeds may be debited to pay Note Principal Payments.

PART 5

PAYMENTS PRIORITIES

10.	PAYMENTS FROM DISTRIBUTION LEDGERS ON A SETTLEMENT DATE

10.1	Payment from Distribution Ledger on a Settlement Date

10.1.1	Subject to paragraph 10.1.2, on each Settlement Date other than a Monthly Payment Date the Cash Manager shall, on behalf of the Master Purchaser, effect payment from monies in the Master Purchaser Accounts and recorded in the Distribution Ledgers (to the extent they, together with the balance standing to the credit of the Collection Accounts of the Swiss Seller not being debited from such accounts on such day, exceed the aggregate of the Estimated Senior Costs Amount on the next Monthly Payment Date and any Asset Shortfalls) of the following amounts due and payable by the Master Purchaser on such Settlement Date:

10.1.2	First, pro rata and pari passu, in or towards payments, of any Regency EUR Note Redemption Amount and any Regency USD Note Redemption Amount due to the Regency Noteholder on such date;

10.1.3	Second, (in such proportions as may be specified in the relevant Servicer’s Daily Report provided that the proceeds of any Additional Offer made pursuant to Clause 6.1.2 (Additional Offer) of the Variable Loan Note Issuance Deed not applied in accordance with 10.1.2 must be utilised to pay the Initial Purchase Price to the German Seller):

(a)	in or towards payment to the Styron Noteholder of the Styron EUR Note Redemption Amount;

(b)	in or towards payment to the Styron Noteholder of the Styron USD Note Redemption Amount;

(c)	in or towards payment to a Seller of any Initial Purchase Price then due and payable; and

(d)	in or towards payment to a Seller of any Deferred Purchase Price then due and payable.

10.1.4	Following the occurrence of a Termination Event which is continuing and at any time after service of an Enforcement Notice no payments shall be made from monies in the Master Purchaser Accounts other than on Monthly Payment Dates in accordance with paragraph 11 (Payments from Distribution Ledgers on a Monthly Payment Date) or pursuant to Clause 15 (Post-Enforcement Payments Priorities) of the Styron Security Deed.

11.	PAYMENTS FROM DISTRIBUTION LEDGERS ON A MONTHLY PAYMENT DATE

11.1	Payment from Distribution Ledgers on a Monthly Payment Date

On each Monthly Date prior to delivery of an Enforcement Notice, the Cash Manager shall (save as the payee may otherwise agree in respect of any amount payable to it), on behalf of the Master Purchaser (after application of any amounts stood to the credit of the Senior Costs Ledgers on such Monthly Payment Date), effect payment from monies in the Master Purchaser Accounts and recorded in the Distribution Ledgers of the amounts due and payable by the Master Purchaser on such Monthly Payment Date

11.1.1	First, in or towards payments, pari passu and pro rata according to the respective amounts thereof:

(a)	pari passu and pro rata according to the respective amounts thereof, any Expenses;

(b)	the properly incurred fees or other remuneration and indemnity payments (if any) payable to the Styron Security Trustee and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed or indemnified under the Styron Security Deed (together with any interest thereon as provided for therein);

(c)	the reasonable fees or other remuneration (if any) payable to the Corporate Administrator and any costs, charges and expenses incurred by it for which it is entitled to be reimbursed under the Corporate Administration Agreement (together with any interest thereon as provided for therein);

(d)	the reasonable fees or other remuneration (if any) payable to the Master Purchaser Account Bank and any costs, charges and expenses incurred by it for which it is entitled to be reimbursed under the Cash Management Agreement and Account Bank Agreement (together with any interest thereon as provided for therein);

(e)	the reasonable fees or other remuneration (if any) payable to the Cash Manager and any costs, charges and expenses incurred by it for which it is entitled to be reimbursed under the Cash Management Agreement and Account Bank Agreement (together with any interest thereon as provided for therein); and

(f)	any other documented costs, fees and expenses due to persons who are not party to the Styron Security Deed which have been incurred in or in connection with the preservation or enforcement of the Master Purchaser’s rights;

11.1.2	Second, in or towards payments of fees or other remuneration (if any) payable to a Servicer and any costs, charges and expenses incurred by such Servicer for which it is entitled to be reimbursed under the applicable servicing agreement (together with any interest thereon as provided for therein);

11.1.3	Third, in or towards payment of the Regency Commitment Fee;

11.1.4	Fourth, in or towards payment of the Regency Note Interest Amounts then due and payable in respect of the Regency Notes on such Monthly Payment Date;

11.1.4	Fifth, in or towards payment of all indemnities and other similar amounts due and payable to the Regency Noteholder;

11.1.5	Sixth, in no order of priority, inter se, but pro rata, to the respective amounts then due:

(a)	any liabilities incurred by the Master Purchaser Account Bank for which it is entitled to be indemnified under the Cash Management Agreement and Account Bank Agreement (together with any interest thereon as provided for therein);

(b)	any liabilities incurred by the Cash Manager for which it is entitled to be indemnified under the Cash Management Agreement and Account Bank Agreement (together with any interest thereon as provided for therein);

(c)	any liabilities incurred by the Corporate Administrator for which it is entitled to be indemnified under the Corporate Servicing Agreement (together with any interest thereon as provided for therein);

(d)	any liabilities incurred by any Servicer for which it is entitled to be indemnified under any Servicing Agreement (together with any interest thereon as provided for therein);

11.1.7	Seventh, to pay a monthly fee of €84 to the Master Purchaser;

11.1.8	Eighth, in or towards repayment of the Regency USD Note Redemption Amounts and Regency EUR Note Redemption Amounts then due and payable in respect of the Regency Notes;

11.1.9	Ninth, in or towards payment of all other amounts due and payable to the Regency Noteholder under the Variable Loan Note Issuance Deed;

11.1.10	Tenth, in or towards payment of the Styron Note Interest Amounts then due and payable in respect of the Styron Notes on such Monthly Payment Date;

11.1.11	Eleventh, in or towards payment of all indemnities and other similar amounts due and payable to the Styron Noteholder;

11.1.12	Twelfth, in or towards repayment of the Styron USD Note Redemption Amounts and Styron EUR Note Redemption Amounts then due and payable in respect of the Styron Notes;

11.1.13	Thirteenth, in or towards payment of all other amounts due and payable to the Styron Noteholder under the Variable Loan Note Issuance Deed;

11.1.14	Fourteenth, in or towards payment to the Sellers of any Initial Purchase Price then due and payable; and

11.1.15	Fifteenth, in or towards payment to the Sellers of any Deferred Purchase Price then due and payable.

11.2	Post-Enforcement

Following the service of an Enforcement Notice, payments from the Master Purchaser Accounts shall be made only in accordance with the provisions of the Styron Security Deed.

12.	GENERAL PAYMENTS PROVISIONS

12.1	Cash Manager to make determinations and calculations on each Settlement Date

On each Settlement Date other than a Monthly Payment Date, the Cash Manager shall make all such determinations and calculations as are necessary pursuant to the terms of the Transaction Documents to enable payment of the amounts set out in Paragraph 10 (Payments from Distribution Ledger on a Settlement Date) on the relevant Settlement Date.

12.2	Cash Manager to direct Master Purchaser Account Bank to transfer monies on each Settlement Date

On each Business Day immediately following the completion of the determinations and calculations referred to in Paragraph 12.1 (Cash Manager to make determinations and calculations on each Settlement Date), the Cash Manager shall direct the Master Purchaser Account Bank to transfer such amounts to the relevant recipient on that Settlement Date from the Master Purchaser Account.

12.3	Cash Manager to make determinations and calculations for each Monthly Payment Date

Prior to each Monthly Payment Date, the Cash Manager shall make all such determinations and calculations as are necessary pursuant to the terms of the Transaction Documents to enable it to prepare the Cash Management Report in order to ensure payment of the amounts set out in the relevant Payments Priorities on the relevant Monthly Payment Date.

12.4	Cash Manager to direct Master Purchaser Account Bank to transfer monies on a Monthly Payment Date

Following the completion of the determinations referred to in Paragraph 12.3 (Cash Manager to make determinations and calculations for each Monthly Payment Date) and subject to Paragraph 12.8 (Amounts only to be paid when due), the Cash Manager shall direct the Master Purchaser Account Bank to transfer the amounts set out in the Cash Management Report on the relevant Monthly Payment Date from the Master Purchaser Account.

12.5	Directions to be for specified sum

Each direction referred to in Paragraph 12.2 (Cash Manager to direct Master Purchaser Account Bank to transfer monies on each Settlement Date) and Paragraph 12.4 (Cash Manager to direct Master Purchaser Account Bank to transfer monies on a Monthly Payment Date) above shall be given in respect of a specified sum of money and, in the case of Paragraph 12.4 (Cash Manager to direct Master Purchaser Account Bank to transfer monies on a Monthly Payment Date) above, by reference to the amounts set out in the Cash Management Report and the Cash Manager shall use all reasonable endeavours to ensure that each such direction is given by 12.30 p.m. on the relevant Settlement Date pursuant to the Account Bank Agreement.

12.6	Secured Creditor payment defaults

If, at the time a payment is proposed to be made to any Secured Creditor pursuant to the relevant Payments Priorities, such Secured Creditor is in default under any of its obligations to make a payment under any Transaction Document (the “defaulted payment”) the amount of the payment which may be made to such Secured Creditor pursuant to the relevant Payments Priorities, shall be reduced by an amount equal to the amount of such defaulted payment. Prior to the delivery of an Enforcement Notice, any amount so withheld shall not be available for any other purpose and shall be paid to such Secured Creditor as and when (and to the extent) the defaulted payment is duly paid by such Secured Creditor.

12.7	Master Purchaser Account not to be overdrawn

All payments permitted to be made under the Payments Priorities may only be made out of amounts standing to the credit of the Master Purchaser Accounts to the extent that such payment does not cause the Master Purchaser Accounts to become overdrawn.

12.8	Amounts only to be paid when due

To the extent that amounts to be paid pursuant to the Payments Priorities relate to a provision in respect of amounts to become due in respect of the liability (if any) of the Master Purchaser, such amounts shall only be transferred from the Master Purchaser Account for payment on the Settlement Date upon which such amounts become due and payable.

12.9	Cash Manager authority to draw on Master Purchaser Account

Until such time as the Styron Security Trustee has delivered a Security Protection Notice or a notice pursuant to Clause 9.1.4 (Acknowledgements by Master Purchaser Account Bank Following Termination of Cash Manager’s Appointment) of the Account Bank Agreement or a Cash Manager Termination Notice, the Cash Manager on behalf of the Master Purchaser shall have authority to draw on the Master Purchaser Account for the purposes set out in this Part.

12.10	Cash Manager to execute fx transactions

12.10.1	If the Cash Manager is to effect a payment in Euro on any Business Day it shall, if there are sufficient monies in the Master Purchaser EUR Account, effect such payment from monies in the Master Purchaser EUR Account.

12.10.2	If the Cash Manager is to effect a payment in US Dollars on any Business Day it shall, if there are sufficient monies in the Master Purchaser USD Account, effect such payment from the monies in the Master Purchaser USD Account.

12.10.3	If the Cash Manager is to effect a payment in Euro on any Business Day and there are no monies in the Master Purchaser EUR Account on the Business Day immediately preceding such Business Day, the Cash Manager may effect such payment from monies in the Master Purchaser USD Account on such Business Day by converting, at the then prevailing spot market rate, the lesser of (i) the amount of monies standing to the credit of the Master Purchaser USD Account and (ii) the USD Equivalent of the amount of the payment in Euro to be effected on such Business Day.

12.10.4	If the Cash Manager is to effect a payment in US Dollars on any Business Day and there are no monies in the Master Purchaser USD Account on the Business Day immediately preceding such Business Day, the Cash Manager may effect such payment from monies in the Master Purchaser EUR Account on such Business Day by converting, at the then prevailing spot market rate, the lesser of (i) the amount of monies standing to the credit of the Master Purchaser EUR Account and (ii) the Euro Equivalent of the amount of the payment in US Dollars to be effected on such Business Day.

PART 6

PURCHASE OF INITIAL AND ADDITIONAL RECEIVABLES

13.	PURCHASE OF INITIAL RECEIVABLES

Subject to the Cash Manager being advised by the Instructing Party pursuant to clause 4 of the Variable Loan Note Issuance Deed that all of the Initial Conditions Precedent have been satisfied (the Cash Manager shall not be obliged to verify such advice), on the Funding Date the Cash Manager shall ensure that the Note Proceeds are added to the Master Purchaser Accounts and that the Initial Purchase Price is paid by the Master Purchaser to the Swiss Seller and recorded as a debit entry in the Distribution Ledger.

14.	PURCHASE OF FUTURE RECEIVABLES

Subject to the Cash Manager being advised by the Instructing Party pursuant to clause 4 of the Variable Loan Note Issuance Deed that all of the Additional Conditions Precedent have been satisfied (the Cash Manager shall not be obliged to verify such advice), on each Settlement Date where Note Proceeds are received and not otherwise applied in accordance with Clause 10.1 the Cash Manager shall ensure that the Note Proceeds are added to the Master Purchaser Accounts and the appropriate Initial Purchase Price is paid by the Master Purchaser to the Seller and recorded as a debit entry in the Distribution Ledger.

PART 7

RECORDS

15.	CASH MANAGER RECORDS

The Cash Manager shall keep and maintain in computer readable form a record:

15.1.1	of the amounts which are recorded as a credit entry or as a debit entry in the Ledgers and the Master Purchaser Accounts; and

15.1.2	of the purpose for which any amounts are recorded as a credit entry or as a debit entry in the Ledgers and the Master Purchaser Accounts,

all in a manner which is consistent with the Transaction Documents and as may be necessary to enable the Cash Manager to perform its obligations under this Agreement and the Credit and Collection Procedures and for all Tax and VAT purposes.

PART 8

PROVISION OF INFORMATION

16.	FURTHER INFORMATION

16.1	Cash Manager to prepare reports for Master Purchaser and Styron Security Trustee

To the extent reasonably practicable and, in addition to those reports required to be produced by the Cash Manager in accordance with this Agreement, the Cash Manager shall, subject to any Requirement of Law or any Regulatory Direction, prepare and deliver to the Master Purchaser and the Styron Security Trustee such further information and/or reports whether in writing or otherwise as the Master Purchaser and the Styron Security Trustee may reasonably require, and on reasonable notice, in connection with the Cash Management Services.

16.2	Cash Manager to provide information to Auditors

The Cash Manager shall, subject to any Requirement of Law or any Regulatory Direction, permit audit and inspection by the Master Purchaser and the Styron Security Trustee (subject to the making of a request to the Cash Manager for its consent on reasonable grounds by the Master Purchaser on its behalf, (consent to such request not to be unreasonably withheld or delayed)) or any firm of reputable auditors agreed with the Cash Manager provide all information and access to books and records of the Master Purchaser as the Master Purchaser’s Auditors may reasonably require for the purpose of auditing the annual Master Purchaser Accounts of the Master Purchaser. Such audit and inspection shall be (a) under the guidance of the Cash Manager; (b) during normal working hours; (c) on an annual basis or with reasonable frequency upon reasonable notice in writing; and (d) at the sole expense of the Master Purchaser.

17.	CASH MANAGEMENT REPORT

The Cash Manager shall, by not later than 5 p.m. on each Cash Manager Reporting Date, prepare and deliver via e-mail or facsimile to the Master Purchaser and the Seller, the Cash Management Report in respect of the related Interest Period.

18.	INCONSISTENCY OF REPORT WITH CASH MANAGEMENT AGREEMENT

If at any time a Cash Management Report is inconsistent with the terms of this Agreement, the provisions of this Agreement shall prevail.

19.	NOTICE OF BREACH

19.1	The Cash Manager shall promptly, upon becoming aware of:

19.1.1	any breach of any Cash Manager Warranty;

19.1.2	the occurrence of a Cash Manager Event; or

19.1.3	an Event of Default or a Potential Event of Default,

notify the Master Purchaser and the Styron Security Trustee of the occurrence of any such event and, to the extent that the Master Purchaser has an obligation to deliver notices required by a Transaction Document in relation to such event, deliver such notices on behalf of the Master

Purchaser in accordance with the terms of the relevant Transaction Document, and do all other things and make all such arrangements as are permitted and necessary pursuant to such Transaction Document in relation to such event.

20.	NOTICES TO INSTRUCTING PARTY

As soon as reasonably practicable after such has occurred and the Cash Manager has actual possession of the relevant document, the Cash Manager shall, until the Final Discharge Date, give notice to the Instructing Party of:

20.1.1	the delivery of a Cash Manager Termination Notice;

20.1.2	the delivery of a Cash Management Report pursuant to Paragraph 27 (Cash Management Report); and

20.1.3	the delivery of a notice pursuant to Clause 17 (Termination of Appointment by Notice) of this Agreement.

21.	FVC REGULATION STATISTICAL REPORTING

The Cash Manager shall use all reasonable efforts to assist the Master Purchaser in complying with its reporting obligations under Regulation (EC) No. 24/2009 of 19 December 2008 concerning statistics on the assets and liabilities of financial vehicle corporations engaged in securitisation transactions (the “FVC Regulation”) together with any rules or codes of conduct and any conditions or requirements, or any other enactment, imposed or approved by the Central Bank of Ireland (the “Central Bank of Ireland”) in connection with the FVC Regulation.

Without prejudice to the generality of the foregoing, the Cash Manager hereby covenants and agrees to assist the Servicers and the Corporate Administrator:

(a)	with the collection of the data specified in Article 4 of the FVC Regulation (the “Requisite Information”) in the form prescribed by the Central Bank of Ireland (as may be amended, supplemented or modified from time to time) within 9 (nine) calendar days following 31 March, 30 June, 30 September and 31 December in each year; and

(b)	with any queries and/or resolve any questions raised by the Central Bank of Ireland within a reasonable amount of time in connection with the Requisite Information provided by the Master Purchaser to the Central Bank of Ireland.

PART 9

TAX MANAGEMENT

22.	TAX RETURNS

22.1	Tax returns

The Cash Manager shall provide all reasonably required and requested information (but only to the extent that it is already in the Cash Manager’s actual possession) to the Corporate Administrator to ensure the Corporate Administrator can prepare or procure that there be prepared any tax returns required to be filed by the Master Purchaser as required by any Requirement of Law or any Regulatory Direction.

22.2	Master Purchaser and Sellers to furnish information

The Master Purchaser and the Sellers shall furnish the Cash Manager with all such information as shall have been reasonably required and requested by the Corporate Administrator pursuant to Paragraph 22.1 above.

23.	TAX LIABILITY

The Cash Manager shall have no liability for any Taxes or Liabilities (or any interest or penalty with respect thereto) arising under any Tax law applicable to the Master Purchaser.

PART 10

SERVICES IN RESPECT OF THE TRANSACTION DOCUMENTS

24.	REPORT SERVICES

On each Reporting Date the Cash Manager shall check the completeness of the relevant Servicer Report as delivered by the Servicers and calculate the monies required to be paid in accordance with the Priorities of Payment and all relevant settlement calculations as requested by the Transaction Documents. All such financial covenants, ratios and calculations (together with reasonable detail on the figures and calculations used to calculate the ratios) shall be included in the Cash Management Report prepared and disseminated pursuant to Paragraph 17 (Cash Management Report).

PART 11

SERVICES IN RESPECT OF THE NOTES

25.	DETERMINATION OF NOTE RATES

The Cash Manager shall:

25.1.1	determine the Note Rates applicable to the Notes for any period pursuant to the Conditions and as soon as practicable thereafter, notify the Master Purchaser, the Cash Manager, the Styron Security Trustee and the Noteholders; and

25.1.2	maintain records of the quotations obtained, and all rates determined, by it and make such records available for inspection at all reasonable times by the Master Purchaser, the Cash Manager, the Styron Security Trustee, the Noteholders and the Sellers.

26.	PERFORMANCE OF MASTER PURCHASER’S FUNCTIONS UNDER NOTES

26.	Conditions

The Cash Manager shall act as agent of the Master Purchaser only in respect of the rights, obligations, functions and powers of the Master Purchaser specified in this Agreement, in particular:

26.1.1	prior to each Monthly Payment Date (after calculating the relevant Note Rates in accordance with Paragraph 25 (Determination of Note Rates)), calculating each of the following in relation to the Notes and with respect to the related Interest Period:

(a)	the Principal Amount Outstanding of the Notes;

(b)	the Note Rate in respect of the Notes; and

(c)	the Relevant Interest Amount in respect of the Notes,

in accordance with the provisions of the Conditions and this Agreement; and

26.1.2	arranging for all payments which are to be made by the Master Purchaser in respect of the Notes by transfer from the Master Purchaser Account to the specified account of the Noteholder in accordance with the relevant Payments Priorities and the Transaction Documents.

PART 12

VAT MANAGEMENT

27.	VAT MANAGEMENT

The Cash Manager and the Master Purchaser agree that they will provide all reasonably required and requested information (but only to the extent that it is already in the Cash Manager’s actual possession) to the Corporate Administrator to ensure that:

27.1.1	the Master Purchaser complies in all material respects with the Value Added Tax Consolidation Act 2010 of Ireland, as amended, and regulations supplemental thereto and with any obligations in relation to the Master Purchaser under such legislation;

27.1.2	the Master Purchaser is not included in any VAT Group; and

27.1.3	they will not carry out any act or omit to carry out any act which could result in the Master Purchaser becoming a member of any VAT Group.

PART 13

EFFECT OF CASH MANAGER TERMINATION

28.	RECORDS

If the Cash Manager’s appointment under this Agreement is terminated pursuant to Clause 16 (Termination on Delivery of Cash Manager Termination Notice) or Clause 17 (Termination of Appointment by Notice) then, notwithstanding such termination the Cash Manager shall (save as prohibited or required otherwise by any law or regulation):

(a)	immediately deliver or make available to (and in the meantime shall hold to the order of) a Successor Cash Manager, the records (including any Asset Records) and documents of the Cash Manager relating to the services it has provided under this Agreement, in computer readable form where applicable (provided that the Cash Manager shall have the right to make and retain such copies of any such records and documents at its own cost in order to comply with any Regulatory Direction or Requirement of Law or to extent required by its own internal audit requirements), any monies then held by the Cash Manager on behalf of the Master Purchaser or the Styron Security Trustee and any other assets of the Master Purchaser; and

(b)	take such further action as the Master Purchaser and the Styron Security Trustee, as the case may be, and the Successor Cash Manager appointed to replace the Cash Manager may reasonably direct in order to effectively transfer its rights and obligations under this Agreement to the Successor Cash Manager.

PART 14

PREPARATION OF STATUTORY ACCOUNTS

29.	PREPARATION OF ACCOUNTS

The Cash Manager shall provide all reasonably required and requested information (but only to the extent that it is already in the Cash Manager’s actual possession) to the Corporate Administrator to prepare a profit and loss account, balance sheet and directors’ report and any other report or information required by any Requirement of Law or any Regulatory Direction to be attached to them or incorporated in them on behalf of, and in respect of each Accounting Reference Period, of the Master Purchaser.

PART 15

LICENCES, CONSENTS, COMPLIANCE AND AUDIT

30.	MAINTENANCE OF LICENCES AND CONSENTS

30.1	Master Purchaser to maintain licenses

The Master Purchaser shall use all reasonable endeavours to obtain and maintain (and the Cash Manager shall provide all reasonably required and requested information (but only to the extent that it is already in the Cash Manager’s actual possession) to the Corporate Administrator to ensure that the Master Purchaser maintains and obtains) all appropriate registrations, licences and authorities required (including those required under any Requirement of Law or any Regulatory Direction) to enable it to conduct its business and perform its obligations under the Transaction Documents and shall maintain a schedule of all such registrations, licences and authorities.

30.2	Cash Manager to notify litigation

The Cash Manager shall as soon as reasonably practicable notify the Master Purchaser and the Styron Security Trustee and the Sellers as soon as it is made aware of any litigation instituted against the Master Purchaser in which it is alleged that it has breached the terms of any Requirement of Law or any Regulatory Direction.

30.3	Cash Manager to assist in preparing and submitting applications

The Cash Manager will provide all reasonably required and requested information (but only to the extent that it is already in the Cash Manager’s actual possession) to the Corporate Administrator to prepare and submit on behalf of the Master Purchaser all necessary applications and requests for any approval, authorisation, consent or licence required under any Requirement of Law or any Regulatory Direction, in each case on a prompt and timely basis to enable the Master Purchaser to perform its obligations under the Transaction Documents and to enjoy the Benefit of the Receivables that are assigned to it under the Master Receivables Purchase Agreement.

30.4	Cash Manager to perform obligations in accordance with Credit and Collection Procedures

The Cash Manager will perform its obligations under this Agreement in accordance with the Credit and Collection Procedures in such a way as not to prejudice the maintenance of any such licence, approval, authorisation, consent, licence or registration.

30.5	Cash Manager to provide information to effect filings

The Cash Manager will provide all reasonably required and requested information (but only to the extent that it is already in the Cash Manager’s actual possession) to the Corporate Administrator to, in accordance with the Credit and Collection Procedures, make all filings (including all Required Filings), give all notices and make all registrations and other notifications required in respect of the Notes and the Transaction Documents and in the day to day operation of the business of the Master Purchaser in a prompt and timely manner in accordance with any Requirement of Law or any Regulatory Direction.

31.	GENERAL SERVICES

The Cash Manager shall take the steps reasonably required to assist the Master Purchaser’s Auditors and provide information to them with respect to any audits undertaken by internal auditors.

SCHEDULE 2

CASH MANAGER REPRESENTATIONS AND WARRANTIES

PART 1

CORPORATE REPRESENTATIONS AND WARRANTIES

1.	INCORPORATION

The Cash Manager is a company incorporated in England acting through its London branch at 8 Canada Square, London E14 5HQ, and has full power and authority to own its property and assets and conduct its business as currently conducted by it.

2.	LITIGATION

So far as the Cash Manager has actual knowledge thereof, no litigation, arbitration or administrative proceedings or before any court, tribunal or governmental body have been commenced or are pending and threatened against the Cash Manager or any of its assets or revenues which may have a Material Adverse Effect on the Cash Manager’s performing its role under, any Relevant Transaction Document or any Assigned Rights.

3.	SOLVENCY

No Insolvency Event has occurred in respect of the Cash Manager.

4.	CONSENTS

The Cash Manager has obtained and maintains in effect all authorisations, approvals, licences and consents required in connection with its business pursuant to any Requirement of Law and any Regulatory Direction applicable to the Cash Manager in England and in each other jurisdiction in which the Cash Manager carries on business.

5.	NO GOVERNMENTAL INVESTIGATION

No governmental or official investigation or inquiry concerning the Cash Manager is, so far as the Cash Manager has actual knowledge of, progressing or pending or has been threatened in writing which may have a Material Adverse Effect on the Cash Manager, any Relevant Transaction Document or any Assigned Right.

PART 2

TRANSACTION DOCUMENT REPRESENTATIONS

AND WARRANTIES OF THE CASH MANAGER

1.	CORPORATE POWER

The Cash Manager has the requisite power and authority to enter into each Relevant Transaction Document and to undertake and perform the obligations expressed to be assumed by it therein.

2.	AUTHORISATION

All acts, conditions and things required to be done, fulfilled and performed in order:

(c)	to enable the Cash Manager lawfully to enter into each Relevant Transaction Document;

(d)	to enable the Cash Manager lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Relevant Transaction Documents;

(e)	to ensure that the obligations expressed to be assumed by it in the Relevant Transaction Documents are legal, valid, binding and enforceable against it; and

(f)	to make the Relevant Transaction Documents admissible in evidence in the England and Switzerland,

have been done, fulfilled and performed and are in full force and effect or, as the case may be, have been effected and no steps have been taken to challenge, revoke or cancel any such authorisation obtained or affected.

3.	EXECUTION

The Relevant Transaction Documents have been duly executed by the Cash Manager.

4.	NO BREACH OF LAW OR CONTRACT

The entry of the Cash Manager into and the execution (and, where applicable, delivery) of the Relevant Transaction Documents and the performance by the Cash Manager of its obligations under the Relevant Transaction Documents will not conflict with or constitute a breach or infringement of any of the terms of, or constitute a default by the Cash Manager under the Cash Manager’s Memorandum and Articles of Association where such conflict, breach, infringement or default might have a Material Adverse Effect on the Cash Manager, any Relevant Transaction Documents or any Assigned Rights;

5.	CROSS DEFAULT

The Cash Manager is not in breach of or in default under any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would be reasonably likely to have a Material Adverse Effect on the Cash Manager, any Relevant Transaction Document or any of the Assigned Rights.

6.	COMPLIANCE WITH RELEVANT TRANSACTION DOCUMENTS

The Cash Manager has complied with the terms of the Relevant Transaction Documents.

SCHEDULE 3

CASH MANAGER COVENANTS

PART 1

CORPORATE COVENANTS OF THE CASH MANAGER

The Cash Manager shall:

1.	CONDUCT

at all times carry on and conduct its affairs in a proper and efficient manner in compliance with any Requirement of Law and any Regulatory Direction from time to time in force in England or in any other jurisdiction in which the Cash Manager carries on business and in compliance with its Memorandum and Articles of Association;

2.	CONSENTS

obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents necessary under any Requirement of Law and any Regulatory Direction from time to time in force in England and in any other applicable jurisdiction:

2.1	in connection with its business; and

2.2	to enable it lawfully to enter into and perform its obligations under the Relevant Transaction Documents or to ensure the legality, validity, enforceability or admissibility in evidence in England of the Relevant Transaction Document; and

3.	AUTHORISED SIGNATORIES

deliver to the Master Purchaser (with a copy to the Styron Security Trustee) on the Closing Date and thereafter upon any change of the same a list of Authorised Signatories of the Cash Manager together with a specimen signature of each Authorised Signatory.

PART 2

TRANSACTION DOCUMENT COVENANTS OF THE CASH MANAGER

The Cash Manager shall:

1.	COMPLIANCE WITH RELEVANT TRANSACTION DOCUMENTS

at all times comply with and perform all its obligations under the Relevant Transaction Documents and use all reasonable endeavours to procure that the other Transaction Parties, other than the Styron Security Trustee, comply with and perform all their respective obligations under the Relevant Transaction Documents;

2.	EXERCISE OF RIGHTS

preserve and/or exercise and/or enforce its rights under and pursuant to the Relevant Transaction Documents;

3.	DEALINGS WITH TRUSTEE

3.1	Inspection by Styron Security Trustee

upon reasonable notice, during normal business hours allow the Styron Security Trustee and any persons appointed by the Styron Security Trustee access to such books of account and other business records as relate to the Assigned Rights or the Benefit of the Assigned Rights as the Styron Security Trustee or any such persons may reasonably require;

3.2	Information to Styron Security Trustee

at all times give to the Styron Security Trustee such information and evidence as the Styron Security Trustee and any persons appointed by the Styron Security Trustee shall require (and which it is reasonably practicable to produce) for the purpose of the discharge of the duties, trusts, powers, authorities and discretions vested in the Styron Security Trustee by or pursuant to the Security Deed or any other Relevant Transaction Document;

4.	NOTIFICATION OF BREACH OF CASH MANAGER WARRANTIES AND UNDERTAKINGS

immediately notify the Master Purchaser, the Cash Manager and the Styron Security Trustee if the Cash Manager becomes aware of any Termination Event, Potential Event of Default or Event of Default, any breach of the Cash Manager Warranties or of any breach of any undertaking given by the Cash Manager in any Relevant Transaction Documents;

5.	LEGAL PROCEEDINGS

5.1	Notification of Legal Proceedings

if any legal proceedings are instituted against it by any of its creditors that the Cash Manager believes (acting reasonably) will have a material adverse effect on the Cash Manager’s ability to perform its obligations under any Relevant Transaction Document to which it is expressed to be a party, immediately:

5.1.1	notify the Master Purchaser and the Styron Security Trustee of such proceedings; and

5.1.2	notify the court and any receiver appointed in respect of the property the subject of such proceedings of the interests of the Master Purchaser and the Styron Security Trustee in the Assigned Rights;

5.2	Join in Legal Proceedings

if the Master Purchaser or the Styron Security Trustee so requires, join in any legal proceedings brought by the Master Purchaser or the Styron Security Trustee against any person;

6.	EXECUTION OF FURTHER DOCUMENTS

perform any act required by any Requirement of Law or any Regulatory Direction to be performed and, so far as permitted by applicable law, execute such further documents and perform such further acts as may be incidental to, or necessary in the opinion of the Master Purchaser or the Styron Security Trustee to give effect to, the Relevant Transaction Documents;

7.	EXERCISE OF MASTER PURCHASER’S RIGHTS

arrange for the Master Purchaser to exercise its rights (which, except as otherwise provided in this Agreement or in the other Transaction Documents, shall not oblige the Master Purchaser to exercise a right which is expressed in any Transaction Document (in whatever terms) to be exercisable at its option) and to perform its obligations under the Relevant Transaction Documents in a timely manner and for due and complete payment of all payments due to be made by the Master Purchaser;

8.	NO VARIATION OR TERMINATION OF RELEVANT TRANSACTION DOCUMENTS

not until the Final Discharge Date, save to the extent permitted by the Transaction Documents or with the prior consent of the Styron Security Trustee:

8.1	terminate, repudiate, rescind or discharge any Transaction Document or any of the Related Rights;

8.2	vary, novate, amend, modify or waive any material provisions of any Transaction Document or any of the Related Rights;

8.3	permit any person to do any of the things specified in Paragraph 8.1 or Paragraph 8.2; or

8.4	permit any person who has obligations under the Transaction Documents to be released from such obligations other than in accordance with the terms of the applicable Transaction Document and any applicable Requirement of Law or any Regulatory Direction; and

9.	FILINGS

effect all Required Filings in respect of the Cash Manager and file, record or enrol each Relevant Transaction Document required to be filed, recorded or enrolled with any court or other authority in England and Wales and ensure that such Required Filings and such other filings, recordings or enrolments are at all times maintained in accordance with any applicable Requirement of Law or Regulatory Direction.

SCHEDULE 4

AUTHORISED SIGNATORIES OF THE CASH MANAGER

Name	Signature

Ingram Lyons

Graham Walton

Jeffery Norman

EXECUTION PAGE

The Master Purchaser

SIGNED	)

For and on behalf of	)

STYRON RECEIVABLES FUNDING LIMITED	)

Acting by its duly authorised Attorney:	)

	Title:	Attorney-in-Fact
Name:

[Signature Page to Cash Management Agreement]

The Cash Manager

SIGNED	)

by HSBC BANK PLC	)

[Signature Page to Cash Management Agreement]

The Regency Noteholder

SIGNED	)

For and on behalf of	)

REGENCY ASSETS LIMITED	)

Acting by its duly authorised Attorney:	)

	Title:	Attorney-in-Fact
Name:

[Signature Page to Cash Management Agreement]

The Styron Noteholder

SIGNED	)

by STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN, a Swiss branch of Styron Finance Luxembourg S.À R.L., Luxembourg	)

acting by	)

being a person who, in accordance with the laws of that territory, is acting under the authority of the company	)

[Signature Page to Cash Management Agreement]

The Styron Security Trustee

SIGNED

by THE LAW DEBENTURE TRUST CORPORATION P.L.C.

[Signature Page to Cash Management Agreement]

EXECUTION COPY

STYRON EUROPE GMBH

AS SWISS SELLER, SWISS SERVICER AND CHARGOR

STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH

AS GERMAN SELLER AND GERMAN SERVICER

STYRON LLC

AS U.S. SELLER AND U.S. SERVICER

TRINSEO U.S. RECEIVABLES COMPANY SPV LLC

AS U.S. INTERMEDIATE TRANSFEROR

STYRON NETHERLANDS B.V.

AS DUTCH SELLER AND DUTCH SERVICER

STYRON RECEIVABLES FUNDING LIMITED

AS MASTER PURCHASER AND CHARGEE

REGENCY ASSETS LIMITED

AS REGENCY NOTEHOLDER

HSBC BANK PLC

AS CASH MANAGER AND MASTER PURCHASER ACCOUNT BANK

STYRON HOLDING S.À R.L.

AS PARENT AND GUARANTOR

TMF ADMINISTRATION SERVICES LIMITED

AS CORPORATE ADMINISTRATOR AND REGISTRAR

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

AS STYRON SECURITY TRUSTEE

AND

STYRON FINANCE LUXEMBOURG S.À R.L.,

LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN

AS INVESTMENT MANAGER AND STYRON NOTEHOLDER

MASTER DEFINITIONS AND FRAMEWORK DEED

i

ii

THIS DEED is made on 12 August 2010 as amended and restated on 17 August 2010, 23 May 2011, 4 July 2012 and 30 May 2013

BETWEEN:

(1)	STYRON EUROPE GMBH, a limited liability company incorporated in Switzerland, having its registered office at Zugerstrasse 231, CH-8810 Horgen, Switzerland, being an indirect wholly-owned subsidiary of the Parent, in its capacities as the Swiss Seller, the Swiss Servicer and the Chargor;

(2)	STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH, incorporated in Germany as a limited liability company (Gesellschaft mit beschränkter Haftung), registered at the “local court (Amtsgericht) of Tostedt” under HRB 202609 and having its business address at Bützflether Sand, 21683 Stade, Germany, in its capacity as the German Seller and the German Servicer;

(3)	STYRON NETHERLANDS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated under the laws of The Netherlands, having its corporate seat (statutaire zetel) in Terneuzen, The Netherlands and its registered office at Herbert H. Dowweg 5, 4542 NM Hoek, The Netherlands and registered with the trade register of the chambers of commerce under number 20162359;

(4)	STYRON LLC, a limited liability company formed under the laws of the State of Delaware, having its primary office at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312, in its capacities as the U.S. Seller and the U.S. Servicer;

(5)	TRINSEO U.S. RECEIVABLES COMPANY SPV LLC, a limited liability company organized under the laws of the State of Delaware, having its primary office c/o Styron LLC at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312, in its capacity as the U.S. Intermediate Transferor;

(6)	STYRON RECEIVABLES FUNDING LIMITED, a company incorporated in Ireland, where registered office is at 53 Merrion Square, Dublin 2, Ireland, in its capacities as the Master Purchaser and the Chargee;

(7)	REGENCY ASSETS LIMITED, a company incorporated in Ireland, whose registered office is at 5 Harbourmaster Place, I.F.S.C., Dublin 1, Ireland, in its capacity as the Regency Noteholder;

(8)	HSBC BANK PLC, a company incorporated in England and Wales (Company Number: 14259) having its registered office at 8 Canada Square, London E14 5HQ, in its capacities as the Cash Manager and the Master Purchaser Account Bank;

(9)	STYRON HOLDING S.À R.L., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 153.582 and having a share capital of US$ 162,815,834.12, in its capacities as the Parent and the Guarantor;

(10)	TMF ADMINISTRATION SERVICES LIMITED, a company incorporated in Ireland, whose registered office is at 53 Merrion Square, Dublin 2, Ireland, in its capacities as the Corporate Administrator and the Registrar;

(11)	THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated with limited liability in England and Wales, having its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX, in its capacity as Styron Security Trustee; and

(12)	STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN, a Swiss branch, with offices located at Zugerstrasse 231, CH-8810, Horgen, Switzerland, of Styron Finance Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 151.012 and having a share capital of USD 25,001, in its capacity as Investment Manager and Styron Noteholder

(together the “Parties”).

BACKGROUND:

(A)	The Sellers wish to sell and the Master Purchaser wishes to purchase Receivables, on the terms and subject to the conditions set out in the Master Receivables Purchase Agreements to be funded by means of the issue of Commercial Paper or by means of drawings under the Liquidity Facility Agreement.

(B)	In connection with the Transaction each of the parties to this Deed will enter into the Transaction Documents to which it is a party on or about the date of this Deed or prior thereto and each of the parties wishes to record its agreement regarding the incorporation of the definitions, the interpretation of certain words and expressions, contained in Clause 2, and, except as otherwise provided in the Transaction Documents, the provisions set out in Clauses 3 to 8 and 10 to 25, into the relevant Transaction Documents and the relevant parties wish to enter into the obligations contained herein on the terms and subject to the conditions contained herein.

1.	INTERPRETATION

1.1	Capitalised terms in this Deed shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in Clause 2.1 (as it may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) and this Deed shall be construed in accordance with the principles of construction set out in Clauses 2.2 to 2.11.

1.2	Where any party to this Deed from time to time acts in more than one capacity under a Transaction Document, the provisions of this Deed shall apply to it as though it were a separate party in each such capacity except insofar as they require it in one capacity to give any notice or information to itself in another capacity.

1.3	In the event of any conflict between the terms of the German Receivables Purchase Agreement and this Master Definitions and Framework Deed, the terms of the

German Receivables Purchase Agreement shall prevail other than Clause 22 of this Master Definitions and Framework Deed as it relates to the Styron Security Trustee, and in the event of any conflict between the terms of the German Servicing Agreement and this Master Definitions and Framework Deed, the terms of the German Servicing Agreement shall prevail other than Clause 22 of this Master Definitions and Framework Deed as it relates to the Styron Security Trustee. In the event of any conflict between the terms of the Swiss Receivables Purchase Agreement and this Master Definitions and Framework Deed, the terms of the Swiss Receivables Purchase Agreement shall prevail other than Clause 22 of this Master Definitions and Framework Deed as it relates to the Styron Security Trustee.

1.4	In the event of any conflict between the terms of the U.S. Receivables Purchase Agreement and this Master Definitions and Framework Deed, the terms of the U.S. Receivables Purchase Agreement shall prevail other than Clause 22 of this Master Definitions and Framework Deed as it relates to the Styron Security Trustee, in the event of any conflict between the terms of the U.S. Intermediate Transfer Agreement and this Master Definitions and Framework Deed, the terms of the U.S. Intermediate Transfer Agreement shall prevail other than Clause 22 of this Master Definitions and Framework Deed as it relates to the Styron Security Trustee and in the event of any conflict between the terms of the U.S. Servicing Agreement and this Master Definitions and Framework Deed, the terms of the U.S. Servicing Agreement shall prevail other than Clause 22 of this Master Definitions and Framework Deed as it relates to the Styron Security Trustee.

1.5	The various Clauses of this Deed shall be incorporated in the U.S. Transaction Documents only to the extent expressly stated therein.

2.	DEFINITIONS

2.1	In any agreement, instrument or deed expressly and specifically incorporating by reference this Master Definitions and Framework Deed the following expressions shall, except where the context otherwise requires and except where otherwise defined therein, have the following meanings:

“2009 Act” means the Land and Conveyancing Law Reform Act 2009 of Ireland.

“Account Bank Agreement” means the agreement so named dated on or about the Closing Date between the Master Purchaser, the Cash Manager, the Master Purchaser Account Bank and the Styron Security Trustee.

“Account Control Agreements” means (a) the UK Account Control Deed dated on or about the Closing Date by which the Swiss Seller has created security over the Collection Accounts, (b) the U.S. Account Control Agreements, (c) the Dutch Collection Account Security Agreement, (d) the Belgian Collection Account Pledge Agreement and (e) any other account control agreement entered into between a Seller, the Master Purchaser and the Styron Security Trustee.

“Account Details” means the details of each of the Master Purchaser Accounts set out in Schedule 13 of this Framework Deed.

“Accounting Reference Date” means, in each year:

(a)	in respect of the Master Purchaser, 31 March;

(b)	in respect of the Swiss Seller, 31 December;

(c)	in respect of the Swiss Servicer, 31 December;

(d)	in respect of the German Seller, 31 December;

(e)	in respect of the German Servicer, 31 December;

(f)	in respect of the Dutch Seller, 31 December;

(g)	in respect of the Dutch Servicer, 31 December;

(h)	in respect of the U.S. Seller, 31 December;

(i)	in respect of the U.S. Servicer, 31 December; and

(j)	in respect of the U.S. Intermediate Transferor, 31 December.

“Accounting Reference Period” means, in respect of a Seller, the Master Purchaser or a Servicer, the period from (and including) an Accounting Reference Date in respect of such Person to (but excluding) the next Accounting Reference Date in respect of such Person.

“Accounts” means the Master Purchaser Accounts and any other account of the Master Purchaser to be established pursuant to the Account Bank Agreement, each an “Account”.

“Additional Conditions Precedent” means the conditions precedent set out in Schedule 10 (Additional Conditions Precedent).

“Additional Note Issue Notice” means a notice of an Additional Offer delivered by the Master Purchaser to each Noteholder in accordance with Clause 6.1 (Additional Offer) of the Variable Loan Note Issuance Deed.

“Additional Offer” means an offer of an increase in the Principal Amount Outstanding of a Note pursuant to an Additional Note Issue Notice.

“Additional Principal Amount” means the Regency USD Note Additional Principal Amount, Regency EUR Note Additional Principal Amount, the Styron USD Note Additional Principal Amount or the Styron EUR Note Additional Principal Amount, as applicable.

“Additional Subscription Price” means the amount which a Noteholder is required to pay for each $1 or €1 in Additional Principal Amount of the relevant Notes as specified in the relevant Additional Offer.

“Adjusted Spot Rate” means the rate advised by the Cash Manager from time to time.

“Affected Person” means any of the Regency Noteholder, the Instructing Party, the Liquidity Facility Provider and Styron Security Trustee.

“Affiliate” or “affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

“Aggregate Note Principal Amount Outstanding” means the aggregate Principal Amount Outstanding (calculated using the USD Equivalent of such amounts where applicable) of the Regency USD Note Principal Amount Outstanding, the Regency EUR Note Principal Amount Outstanding, the Styron USD Note Principal Amount Outstanding and the Styron EUR Note Principal Amount Outstanding.

“Aggregate Obligor Overconcentration Amount” means, as of any Determination Date, an amount equal to the sum of the Obligor Overconcentration Amounts of all Obligors at the end of the preceding Business Day.

“Aggregate Receivables Balance” means, as at any Determination Date, the USD Equivalent of the aggregate Outstanding Balances of all Eligible Receivables which are Purchased Receivables.

“Aggregate Regency Note Principal Amount Outstanding” means the aggregate Principal Amount Outstanding (calculated using the USD Equivalent of such amounts where applicable) of the Regency USD Note Principal Amount Outstanding and the Regency EUR Note Principal Amount Outstanding.

“Ancillary Rights” means in relation to a Right, all ancillary rights, accretions and supplements to such Right, including any guarantees or indemnities in respect of such Right.

“Applicable Stress Factor” means 2.5.

“Approved Currencies” means Euro and US Dollars but, (i) in the case of the German Receivables Purchase Agreement, Euro only, (ii) in the case of the Dutch Receivables Purchase Agreement, Euro only and (iii) in the case of the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement, US Dollars only.

“Asset” means (i) any Contract, (ii) all Receivables in respect of any Contract and (iii) the Asset Records in respect thereof, and together assigned or proposed to be assigned by a Seller to the U.S. Intermediate Transferor or the Master Purchaser in accordance with the terms of a Master Receivables Purchase Agreement.

“Asset Records” means the original or any copies of the Contracts and all documents and records, in whatever form or medium, relating to the Contracts, including all computer tapes and disks specifying, among other things Obligor details, the amounts and dates on which payments are due and are paid under the Contracts and identifying any Contract which has been subject to a hostile termination or written off.

“Asset Shortfall” means as at any date of determination:

(a)	the USD Equivalent of the amount by which aggregate of:

(i)	the EUR Proportion of the Purchase Base;

(ii)	the balance standing to the credit of the Collection Accounts and the Master Purchaser Accounts denominated in EUR; and

(iii)	the balance standing to the credit of the Collection Accounts and the Master Purchaser Accounts not denominated in EUR (for the purposes of this calculation, these amounts shall be converted to EUR using the Adjusted Spot Rate), is, or would be where applicable, following any funding, purchase or repayment occurring or anticipated to occur immediately prior to such determination on any day, less than the aggregate Principal Amount Outstanding of the Regency EUR Note Principal Amount Outstanding; or

(b)	the amount by which the aggregate of:

(i)	the USD Proportion of the Purchase Base;

(ii)	the balance standing to the credit of the Collection Accounts and the Master Purchaser Accounts denominated in USD; and

(iii)	the balance standing to the credit of the Collection Accounts and the Master Purchaser Accounts not denominated in USD (for the purposes of this calculation, these amounts shall be converted to USD using the Adjusted Spot Rate), is, or would be where applicable, following any funding, purchase or repayment occurring or anticipated to occur immediately prior to such determination on any day, less than the aggregate Principal Amount Outstanding of the Regency USD Note Principal Amount Outstanding it being specified that there should be no double counting between the amounts referred to in paragraphs (a)(ii) and (a)(iii) and the amounts referred to paragraphs (b)(ii) and (b)(iii) of this definition.

“Assigned Rights” means the Benefit of the Contracts and the Receivables assigned or to be assigned to the U.S. Intermediate Transferor or the Master Purchaser by a Seller in accordance with the terms of a Master Receivables Purchase Agreement.

“Auditors” means:

(a)	in respect of the Master Purchaser, such firm of accountants as may be appointed by the Master Purchaser with the prior approval of the Styron Security Trustee;

(b)	in respect of the Swiss Seller, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the Swiss Seller;

(c)	in respect of the Swiss Servicer, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the Swiss Servicer;

(d)	in respect of the German Seller, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the German Seller;

(e)	in respect of the German Servicer, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the German Servicer;

(f)	in respect of the Dutch Seller, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the Dutch Seller;

(g)	in respect of the Dutch Servicer, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the Dutch Servicer;

(h)	in respect of the U.S. Seller, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the U.S. Seller;

(i)	in respect of the U.S. Servicer, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the U.S. Servicer; and

(j)	in respect of the U.S. Intermediate Transferor, PricewaterhouseCoopers LLP or such other firm of accountants as may be appointed by the U.S. Intermediate Transferor.

“Authorised Investments” means, in respect of investments made by a Seller of funds standing in the balance of the US Dollar and euro denominated Collection Accounts, deposits made into accounts held in the name of Styron Receivables Funding Limited at HSBC Bank plc or Deutsche Bank AG pursuant to a Bank Mandate.

“Authorised Signatory” means, in relation to any Transaction Party, any Person who is duly authorised and in respect of whom a certificate has been provided signed by a director or another duly authorised Person of such Transaction Party setting out the name and signature of such Person and confirming such Person’s authority to act.

“Bank Mandate” means a Bank Mandate that may be in place from time to time, among the Servicers, the Master Purchaser and HSBC plc or Deutsche Bank AG London in the form attached as Schedule 14 (Form of Bank Mandate).

“Bank Receivables” has the meaning given in Clause 3 (Charge) of the UK Account Control Deed.

“Belgian Collection Account Pledge Agreement” means the Belgian Collection Account Pledge Agreement dated on or about the Dutch Closing Date by which the Dutch Seller has created security over the Belgian law governed Collection Accounts and any other account control agreements entered into among the Dutch Seller, the Master Purchaser, the Styron Security Trustee and the relevant Collection Account Bank.

“Benefit” in respect of any Right held, assigned, conveyed, transferred, charged, sold or disposed of by any Person shall be construed so as to include:

(a)	all right, title, interest and benefit, present and future, actual and contingent (and interests arising in respect thereof) of such Person in, to, under and in respect of such Right and all Ancillary Rights in respect of such Right;

(b)	all monies and proceeds payable or to become payable under, in respect of, or pursuant to such Right or its Ancillary Rights and the right to receive payment of such monies and proceeds and all payments made including, in respect of any bank account, all sums of money which may at any time be credited to such bank account together with all interest accruing from time to time on such money and the debts represented by such bank account;

(c)	the benefit of all covenants, undertakings, representations, warranties and indemnities in favour of such Person contained in or relating to such Right or its Ancillary Rights;

(d)	the benefit of all powers of and remedies for enforcing or protecting such Person’s right, title, interest and benefit in, to, under and in respect of such Right or its Ancillary Rights, including the right to demand, sue for, recover, receive and give receipts for proceeds of and amounts due under or in respect of or relating to such Right or its Ancillary Rights; and

(e)	all items expressed to be held on trust for such Person under or comprised in any such Right or its Ancillary Rights, all rights to deliver notices or take such steps as are required to cause payment to become due and payable in respect of such Right and its Ancillary Rights, all rights of action in respect of any breach of or in connection with any such Right and its Ancillary Rights and all rights to receive damages or obtain other relief in respect of such breach.

“Billed Receivables” means, on the relevant Purchase Date, a Receivable that has arisen under a Contract in respect of the sale of chemical products to an Obligor and in respect of which an Invoice has been issued on or prior to such Purchase Date.

“Breach of Duty” means in relation to any Person, a wilful default, fraud, illegal dealing, negligence or breach of any agreement by such Person.

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are generally open for business in London, Dublin, Zurich, Rotterdam, New York, Dallas, Texas, and, except with respect to any U.S. Transaction Document, which is a TARGET Day.

“Carry Cost Stress Rate” means the aggregate (expressed as a percentage) of:

(i)	2 x the current proportion (expressed as a percentage) of the Receivables from Unrestricted Countries divided by the Net Eligible Receivables Balance, and

(ii)	4 x the current proportion (expressed as a percentage) of the Receivables from Eligible Countries divided by the Net Eligible Receivables Balance.

“Carrying Cost Reserve” means, as of any date of determination, an amount equal to:

(NERB x CCRR)

Where:

NERB	=	the lesser of (i) the Facility Limit and (ii) the Net Eligible Receivables Balance as of the close of business of the Investment Manager on such date.

CCRR	=	The Carrying Cost Reserve Ratio on such date.

“Carrying Cost Reserve Ratio” means, on any Monthly Reporting Date, an amount expressed as a percentage equal to:

(i)	the Reuters Screen Rate for 1 months USD plus 3%, multiplied by

(ii)	the Carry Cost Stress Rate, multiplied by

(iii)	the Days Sales Outstanding, divided by

(iv)	360.

“Cash Control Events” means the occurrence of any of the following events:

(a)	any Termination Event that has not been remedied or waived;

(b)	an event that but for the giving of notice or lapse of time would constitute a Swiss Seller Default, a German Servicer Default, a Dutch Servicer Default or a U.S. Servicer Default of the kind described in paragraph (a)(ii), (a)(iii) or (c) of Schedule 2; or

(c)	an event that but for the giving of notice or the lapse of time would constitute a Termination Event of the kind described in paragraph (a) of Part A of Schedule 1 or a Perfection Event of the kind described in paragraphs (a) to (e) of Part B of Schedule 1.

“Cash Management Agreement” means the agreement so named dated 12 August 2010 between the Master Purchaser, the Cash Manager, the Regency Noteholder, the Styron Noteholder and the Styron Security Trustee, as amended and restated on 24 May 2011 and on or around the Dutch Closing Date.

“Cash Management Report” means a report prepared by the Cash Manager in accordance with Paragraph 23 (Cash Management Report) of Schedule 1 (Services to be provided by Cash Manager) of the Cash Management Agreement.

“Cash Management Services” means the services to be provided by the Cash Manager as set out in Schedule 1 (Services to be provided by Cash Manager) of the Cash Management Agreement.

“Cash Manager” means HSBC Bank plc in its capacity as Cash Manager in accordance with the terms of the Cash Management Agreement.

“Cash Manager Covenants” means the covenants made by the Cash Manager contained in Schedule 3 (Cash Manager Covenants) of the Cash Management Agreement.

“Cash Manager Event” means any of the events set out in Clause 14 (Cash Manager Events) of the Cash Management Agreement.

“Cash Manager Event Notice” means a notice to the Cash Manager from the Master Purchaser or the Styron Security Trustee advising the Cash Manager of the occurrence of a Cash Manager Event.

“Cash Manager Records” means the original or any copies of all documents and records, in whatever form or medium, relating to the Cash Management Services including all computer tapes, files and disks relating to the Cash Management Services.

“Cash Manager Reporting Date” means the Business Day prior to each Monthly Payment Date.

“Cash Manager Termination Date” means the date specified in a Cash Manager Termination Notice or in a notice delivered pursuant to Clause 17.1 (Termination of Appointment by Notice) of the Cash Management Agreement or determined in accordance with Clause 17.2 (Agreement to terminate on appointment of Successor Cash Manager) of the Cash Management Agreement.

“Cash Manager Termination Notice” means a notice to the Cash Manager from the Master Purchaser or the Styron Security Trustee delivered in accordance with the terms of Clause 16 (Termination on Delivery of Cash Manager Termination Notice) of the Cash Management Agreement.

“Cash Manager Warranties” means the warranties made by the Cash Manager contained in Schedule 2 (Cash Manager Representations and Warranties) of the Cash Management Agreement.

“Change of Control” means the occurrence of any of the following:

(a)	a Person other than Bain Capital LLC (or any of its Affiliates or management) owns beneficially and of record directly or indirectly ordinary shares representing more than 50% of the voting power of the Parent and the Sellers of the votes capable of being cast; and

(b)	that Person is otherwise not acceptable to the Master Purchaser (acting reasonably) or the Instructing Party (acting reasonably),

provided that an initial underwritten public offering of the ordinary share capital of any Sellers, any member of the Sellers’ group or any of their holding companies to be listed or traded on any recognised investment exchange or market in any country shall not of itself be considered a Change of Control.

“Charge” means the charge held by the Chargee over all of the Bank Receivables pursuant to Clause 3 (Charge) of the UK Account Control Deed.

“Charged Account” means the account(s) specified in the relevant Account Control Agreement.

“Charged Property” means all the property of the Master Purchaser which is subject to the Security.

“Chargee” means Styron Receivables Funding Limited, acting through its office at 53 Merrion Square, Dublin 2, Ireland.

“Chargor” means Styron Europe GmbH, acting through its office at Zugerstrasse 231, CH-8810 Horgen, Switzerland.

“Closing Date” means 12 August 2010.

“Collection Account Bank” means (a) Deutsche Bank AG through its relevant branches in the jurisdictions where Collection Accounts are held (and in the case of Collection Accounts in Spain, Deutsche Bank, Sociedad Anónima Española and in the case of Collection Accounts in the United States, Deutsche Bank Trust Company Americas), as applicable, (b) Bank of America, National Association through its relevant branches in the U.S. where Collection Accounts are held or (c) such other bank appointed from time to time in replacement thereof with the consent of the Instructing Party to hold the Collection Accounts and the Investment Manager Operating Accounts.

“Collection Accounts” means:

(a)	accounts in the name of a Seller with the Collection Account Bank which are denominated in Euro and US Dollars into which Collections are received in respect of Euro and US Dollar amounts; and

(b)	with respect to any Currency Receivables, any other accounts in the name of a Seller with the Collection Account Bank which are denominated in the same currency as the relevant Currency Receivable (the “Currency Receivables Collection Accounts”).

“Collection Ratio” means, as at any Determination Date, the fraction (expressed as a percentage) calculated as:

(a)	the aggregate amount of Collections received during the Determination Period ending on that Determination Date; divided by

(b)	the aggregate Outstanding Balance of all Purchased Receivables which were outstanding on the first day of the preceding Determination Period.

“Collections” means, with respect to any Purchased Receivable, all cash collections and other cash proceeds of such Receivable (including cash proceeds of cheques, promissory notes, bills of exchange or other instruments or wire transfers) received into the Collection Accounts during a Determination Period, including amounts received in respect of VAT, if any, all finance charges, if any, all cash proceeds of the Related Security with respect to such Receivable, and any amounts received from a Seller in respect of Deemed Collections of such Receivable, as well as, for the avoidance of doubt, all amounts received in relation to a Purchased Receivable between the Business Day prior to the Offer in respect of such Purchased Receivable and the day such Offer is accepted by the Master Purchaser or the U.S. Intermediate Transferor, as applicable.

“Commercial Paper” means Euro or USD denominated commercial paper notes issued by Regency Assets Limited or Regency Markets No. 1 LLC the proceeds of which are provided to the Master Purchaser as subscription proceeds for the issue of a Regency EUR Note or a Regency USD Note or which directly or indirectly refinance commercial paper notes the proceeds of which were previously so provided to the Master Purchaser.

“Conditions” means the terms and conditions of the Notes, as any of the same may from time to time be modified in accordance with the conditions and any reference to a particular numbered Condition shall be construed in relation to the Notes accordingly.

“Contract” means a contract (which may be an order and confirmation subject to standard terms and conditions) concluded between a Seller and an Obligor for the supply of chemical products pursuant to which Receivables arise.

“Core Eligibility Criteria” means the criteria listed in Schedule 1 (Representations and Warranties), Part B (Representations and warranties relating to the Purchased Receivables), and items (a), (e) and (x) of the German Receivables Purchase Agreement.

“Corporate Administrator” means TMF Administration Services Limited.

“Corporate Services Agreement” means the corporate services agreement dated on or about the Closing Date between the Corporate Administrator and the Master Purchaser.

“Countries Limit” means an aggregate cap limit for Eligible Receivables that are owed by Obligors from Eligible Countries of 35% of the USD Equivalent of the Outstanding Balance of all Purchased Receivables.

“Country Credit Rating Overconcentration Amount” means, on any Determination Date, the aggregate amount of Receivables owed by Obligors in Non-Investment Grade Countries that exceed 10% of the USD Equivalent of the Outstanding Balances of the Purchased Receivables.

“Country Overconcentration Amount” means, on any Determination Date, the aggregate amount of Eligible Receivables owed by Obligors from Eligible Countries that exceed the Countries Limit.

“Court” means the courts of England and Wales.

“Covenant to Pay” means the Master Purchaser’s undertaking to pay the Secured Amounts pursuant to Clause 2 (Master Purchaser’s Undertaking to Pay) of the Styron Security Deed.

“CP Rate” means at any time, the weighted average of the funds rates (expressed as an interest rate per annum) of the Commercial Paper then outstanding and floored at zero including any hedging costs and dealer commissions.

“Currency Limit” means an aggregate cap limit of 10% of the USD Equivalent of the aggregate Outstanding Balance of all Purchased Receivables for Receivables that are Currency Receivables.

“Credit Agreement” means the credit agreement in connection with the acquisition of Styron LLC and Styron Holding B.V. from The Dow Chemical Company under which the Lenders (as defined therein) agreed to provide credit facilities to Styron S.À R.L. as the Borrower (as defined therein) pursuant to a US$1,040,000,000 credit agreement dated 17 June 2010 and entered into by, among others, (i) the Borrower (as defined therein); (ii) the Guarantors (as defined therein) party thereto from time to time; (iii) Deutsche Bank AG New York Branch and BMO as Administrative Agent (as defined therein), Collateral Agent (as defined therein), L/C Issuer (as defined therein) and Swing Line Lender (as defined therein) and (iv) the Lenders (as defined therein) from time to time party thereto.

“Currency Receivables” means Receivables where the payment due from the Obligor is in a currency other than Euro or USD.

“Currency Reserve” means the sum of:

(a)	the USD Equivalent of the outstanding principal amount of each non-euro/USD pool of Receivables multiplied by the Currency Volatility percentage for the relevant currency, plus,

(b)	the USD Equivalent of the outstanding principal amount by which the Currency Receivables exceeds the Currency Limit.

“Currency Volatility” means the maximum movement in the exchange rate of the relevant currency against the euro in any thirty (30) day period over the preceding twelve (12) months, expressed as a percentage.

“Daily Reporting Date” means each date on which a Swiss Servicer’s Daily Report, a German Servicer’s Daily Report, a Dutch Servicer’s Daily Report or a U.S. Servicer’s Daily Report is delivered.

“Days Sales Outstanding” means the maximum Rolling Average Turnover Ratio recorded over the preceding twelve (12) months.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services otherwise than in the ordinary course of business and not for the purpose of raising debt or finance, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in (i) to (iv) above.

“Deemed Collections” means, any amounts paid or payable by a Seller to the Master Purchaser or the U.S. Intermediate Transferor, as applicable, pursuant to clauses 7.1 or 7.2 of the relevant Master Receivables Purchase Agreement.

“Default Interest” means in respect of the Notes, the default interest payable in accordance with Condition 9.

“Default Ratio” means, as at any Monthly Reporting Date, the fraction (expressed as a percentage) calculated for the immediately preceding Determination Period as:

(a)	the sum of:

(i)	the aggregate Outstanding Balance of Purchased Receivables that were more than 90 days past their Due Date as at the Determination Date for such Determination Period but equal to or less than 120 days past their Due Date; plus

(ii)	without duplication, the aggregate Outstanding Balance of all Purchased Receivables which became Written-off Receivables during the Determination Period ending on such Determination Date; divided by

(b)	the sales generated in the Determination Period five (5) months prior to the current Determination Period.

“Defaulted Receivable” means a Purchased Receivable:

(a)	in respect of which all or part of its Outstanding Balance remains unpaid past its Due Date for more than 90 days; and

(b)	which has become a Written-off Receivable.

“Deferred Purchase Price” has the meaning given to it in clause 3.1 of the Swiss Receivables Purchase Agreement, the U.S. Intermediate Transfer Agreement or the Dutch Receivables Purchase Agreement (as applicable).

“Delinquency Ratio” means the ratio (expressed as a percentage) computed as of each Monthly Reporting Date for the immediately preceding Determination Period by dividing (i) the USD Equivalent of the aggregate Outstanding Balance of all Delinquent Receivables as of the end of such Determination Period by (ii) the USD Equivalent of the sales generated in the Determination Period four (4) months prior to the current Determination Period.

“Delinquent Receivable” means a Purchased Receivable:

(a)	in respect of which all or part of its Outstanding Balance remains unpaid for more than 60 days but equal to or less than 90 days past its original Due Date; and

(b)	which is not a Defaulted Receivable.

“Determination Date” means the last day of each Determination Period.

“Determination Period” means each calendar month during the Securitisation Availability Period.

“Diluted Receivable” means any Receivable in respect of which an event giving rise to a Dilution has occurred.

“Dilution” means any Purchased Receivable or part thereof that is either:

(a)	reduced cancelled, or adjusted as a result of:

(i)	any defective, rejected or returned goods or merchandise or any failure by the relevant Seller to deliver any goods or merchandise or otherwise to perform under the underlying Contract; or

(ii)	any change in the terms of or cancellation of, a Contract or any cash discount, discount for quick payment or other credit, refund, allowance, reverse invoice, discount or other adjustment by the relevant Seller which reduces the amount payable by the Obligor on the related Purchased Receivable (in each case, except any such change or cancellation made in settlement of such Receivable in accordance with the relevant Seller’s Credit and Collection Policies resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Purchased Receivable); or

(iii)	any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Purchased Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction); or

(b)	subject to any specific dispute, offset, counterclaim or defence except the discharge in insolvency or any analogous proceeding of the Obligor thereof.

“Dilution Horizon Ratio” means the aggregate sales generated in the current Determination Period divided by the Net Eligible Receivables Balance of the relevant day of the current Determination Period.

“Dilution Ratio” means, as at any Monthly Reporting Date, the fraction (expressed as a percentage) calculated for the immediately preceding Determination Period by dividing:

(a)	the aggregate Dilution in respect of Diluted Receivables of which a Deemed Collection is required to be made under clause 7.2 of the relevant Master Receivables Purchase Agreement (without double counting under the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement) during the Determination Period ending on such Determination Date; by

(b)	the aggregate sales generated in the preceding Determination Period.

“Dilution Reserve Floor” means 5%.

“Dilution Reserve Ratio” means as of any Monthly Reporting Date, and continuing until (but not including) the next Monthly Reporting Date, an amount (expressed as a percentage) that is calculated as follows:

DRR	=	(SF x ADR) + (HDR-ADR) x (HDR/ADR) x DHR

where:

DRR	=	the Dilution Reserve Ratio;

SF	=	the Applicable Stress Factor;

ADR	=	the “Average Dilution Ratio” defined as the twelve-month rolling average of the Dilution Ratios that occurred during the period of twelve consecutive Determination Periods ending immediately prior to such earlier Monthly Reporting Date;

HDR	=	the “Highest Dilution Ratio”, defined as the highest Dilution Ratio that occurred during the period of twelve consecutive Determination Periods ending immediately prior to such earlier Monthly Reporting Date; and

DHR	=	the Dilution Horizon Ratio.

“Direct Debit” means a written instruction of an Obligor authorising its bank to honour a request of a Seller to debit a sum of money on specified dates from the account of the Obligor for credit to an account of that Seller.

“Direct Debiting Scheme” means the system for the manual or automated debiting of bank accounts by Direct Debit operated in accordance with the principal rules of certain members of the Association for Payment Clearing Services.

“Distribution Ledgers” means the Distribution USD Ledger and the Distribution EUR Ledger.

“Distribution EUR Ledger” means the EUR ledger established and maintained pursuant to the Cash Management Agreement.

“Distribution USD Ledger” means the USD ledger established and maintained pursuant to the Cash Management Agreement.

“Due Date” means, in respect of any Billed Receivable, the date specified in the relevant Invoice, and, in respect of any Unbilled Receivable, means the expected date (as determined according to current business practices of a Seller) on which such Receivable will be payable when invoiced in accordance with the relevant Seller’s Credit and Collection Procedures and the applicable Contract.

“Dutch Closing Date” means the date of the Dutch Receivables Purchase Agreement.

“Dutch Collection Accounts” means the Collection Accounts owned by the Dutch Seller, which receive Collections related to the Dutch Purchased Receivables sold by the Dutch Seller to the Master Purchaser pursuant to the Dutch Receivables Purchase Agreement.

“Dutch Collection Account Security Agreement” means the Dutch Collection Account Security Agreement dated on or about the Dutch Closing Date by which the

Dutch Seller has created security over the Dutch Collection Accounts and any other account control agreements entered into among the Dutch Seller, the Master Purchaser, the Styron Security Trustee and the relevant Collection Account Bank.

“Dutch Funding Date” means the day falling two Business Days after the day the first Offer is delivered under the Dutch Receivables Purchase Agreement or such other date as may be agreed by the Dutch Seller and the Instructing Party.

“Dutch Purchased Receivables” means the Receivables purchased by the Master Purchaser on the terms of the Dutch Receivables Purchase Agreement.

“Dutch Receivables Purchase Agreement” means the Dutch receivables purchase agreement dated on or about the Dutch Closing Date between the Dutch Seller, the Investment Manager, the Master Purchaser and the Styron Security Trustee.

“Dutch Seller” means Styron Netherlands B.V. incorporated in The Netherlands, in its capacity as seller of Receivables to the Master Purchaser under the Dutch Receivables Purchase Agreement.

“Dutch Seller Credit and Collection Procedures” means the Seller’s Credit and Collection Procedures with respect to the Dutch Seller.

“Dutch Servicer” means the person appointed by the Master Purchaser under the Dutch Servicing Agreement to manage and provide administration and collection services in relation to the Purchased Receivables purchased by the Master Purchaser pursuant to the Dutch Receivables Purchase Agreement, being Styron Netherlands B.V. at the Dutch Funding Date.

“Dutch Servicer Default” means the occurrence of any of the events described in Schedule 2 hereto as if each reference therein to “Swiss Servicer” was a reference to “Dutch Servicer”, each reference to “Swiss Receivables Purchase Agreement” was a reference to “Dutch Receivables Purchase Agreement” and each reference to “Swiss Servicing Agreement” was a reference to “Dutch Servicing Agreement”.

“Dutch Servicer’s Daily Report” means any document prepared by the Dutch Servicer in accordance with Clause 7.2 (Dutch Servicer’s Daily Reports) of the Dutch Servicing Agreement, provided that all data required to be included in the Dutch Servicer’s Daily Report shall be consolidated in the Swiss Servicer’s Daily Report.

“Dutch Servicer’s Monthly Report” means any document prepared by the Dutch Servicer in accordance with Clause 7.1 (Dutch Servicer’s Monthly Reports) of the Dutch Servicing Agreement, provided that all data required to be included in the Dutch Servicer’s Monthly Report shall be consolidated in the Swiss Servicer’s Monthly Report.

“Dutch Servicer Report” means the Dutch Servicer’s Daily Report or the Dutch Servicer’s Monthly Report (as the case may be).

“Dutch Servicing Agreement” means the servicing agreement to be dated on or about the Dutch Closing Date relating to the Purchased Receivables purchased by the Master Purchaser pursuant to the Dutch Receivables Purchase Agreement and made between the Master Purchaser, the Dutch Servicer and the Styron Security Trustee.

“Dutch Servicing Fees” means the fees referred to in clause 13 of the Dutch Servicing Agreement.

“Eligibility Criteria” means the criteria set out in Schedule 3 of this Deed.

“Eligible Country” means a country that is not an Unrestricted Country (or has not been designated an Unrestricted Country by the Regency Noteholder) and is listed in Schedule 6.

“Eligible Institution” means a bank or financial institution duly authorised in respect of its activities under the laws and regulations of a member state of the European Union, the short term unsecured and unsubordinated debt obligations of which are rated at least P-1 by Moody’s and A-1 by S&P.

“Eligible Obligors” means Obligors who are:

(a)	customers of a Seller granted credit in accordance with that Seller’s normal procedures and billed by or on behalf of that Seller on regular invoices;

(b)	at the time of sale of the Receivables to the Master Purchaser, solvent within the meaning of Section 123(1) of the Insolvency Act 1986 or the equivalent legislation in the jurisdiction in which the Obligor is located;

(c)	at the time of sale of the Receivables to the Master Purchaser, not in liquidation, administration or receivership (or analogous proceedings) under the laws of the jurisdiction of their incorporation;

(d)	resident in an Eligible Country or an Unrestricted Country;

(e)	neither an Affiliate of either Parent or a Seller (other than a portfolio company of any shareholder) nor a government or a government subdivision or government agency;

(f)	a corporation, limited liability company, business trust or other Person other than an individual; and

(g)	not subject to any United Nations, United Kingdom, European Union, Swiss, Dutch or U.S. sanctions or other similar measures implemented or effective in the United Kingdom, EU, Switzerland, The Netherlands or the U.S. nor carrying on business in a country to which any such sanctions or other similar measures apply, or otherwise the target of any such sanctions or other similar measures.

“Eligible Pool Balance” means, as at any date of determination, the USD Equivalent of the Outstanding Balance of all Eligible Receivables, reduced (for the avoidance of doubt without double counting or duplication) by the sum of:

(a)	USD Equivalent of the Collections which have not reduced the Outstanding Balance and have not yet been credited to the Collection Accounts;

(b)	the aggregate USD Equivalent of the outstanding amount of deposits or advance payments received by a Seller from any Obligors which are not Collections received in respect of Purchased Receivables;

(c)	the aggregate USD Equivalent of the amount of all credit notes, refunds, discounts, allowances or reverse invoices permitted or issued by a Seller against any Purchased Receivable at such time including accruals for such amounts;

(d)	the aggregate USD Equivalent of all potential set-off amounts representing amounts owed by a Seller to any Obligor (provided that if the related Contract expressly states that such Obligor waives its right of set-off, amounts owed by a Seller to such Obligor shall not be considered a potential set-off for the purposes hereof);

(e)	the aggregate USD Equivalent of the Outstanding Balance of Receivables which are Defaulted Receivables and Delinquent Receivables (without double counting the deduction of such Defaulted Receivables and Delinquent Receivables in the Outstanding Balance of Eligible Receivables and in this paragraph (e));

(f)	the USD Equivalent of the Outstanding Balance of any Unbilled Receivable which has not become a Billed Receivable within 40 days from its Purchase Date;

(g)	the USD Equivalent of any Obligor Overconcentration Amounts (without double counting the deduction with respect to the Outstanding Balance of Eligible Receivables and in this paragraph (g));

(h)	the Currency Reserve (without double counting the deduction with respect to the Outstanding Balance of Eligible Receivables and in this paragraph (h));

(i)	the USD Equivalent of the Country Overconcentration Amount (without double counting the deduction with respect to the Outstanding Balance of Eligible Receivables and this paragraph (i));

(j)	the USD Equivalent of the Country Credit Rating Overconcentration Amount (without double counting (i) the deduction with respect to the Outstanding Balance of Eligible Receivables and this paragraph (j) and (ii) any amounts deducted in respect of the Country Overconcentration Amount under (i) of this definition); and

(k)	the USD Equivalent of the Unbilled Receivables Overconcentration Amount (without double counting (i) the deduction with respect to the Outstanding Balance of Eligible Receivables and this paragraph (k) and (ii) any amount deducted in respect of (g), (i) or (j) above).

“Eligible Receivables” means the Receivables that satisfy each of the Eligibility Criteria.

“Encumbrance” includes any mortgage, charge, pledge, lien, hypothecation or other encumbrance or other security interest of any kind securing any obligation of any

Person or any other type of agreement, trust or arrangement (including, title transfer and retention arrangements) or right of set off or analogous right having a similar effect.

“Enforcement Notice” means a written notice from the Styron Security Trustee (acting on the instructions of the Secured Creditors) to the Master Purchaser following the occurrence, and during the continuance, of an Event of Default (after giving effect to any applicable grace period and after consulting with the Instructing Party) declaring the whole of the Security enforceable.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means a corporation, trade or business that is, along with a Seller, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b), (c), (m) or (o) of the IRC or section 4001(b) of ERISA.

“Estimated Senior Costs Amount” means the amounts which are expected to become due and payable on the next Monthly Payment Date pursuant to items first to seventh of the Pre-Enforcement Payments Priorities.

“EUR Equivalent” means, as of any date, the amount obtained by applying the rate for converting the relevant currency into EUR:

(a)	in the case of the Swiss Servicer’s Monthly Report, such rate as the Swiss Servicer shall reasonably determine as at 9am in London on the final Business Day of the most recent Determination Period; and

(b)	in the case of the Swiss Servicer’s Daily Report, the Spot Rate of exchange for that currency as at 9am in London on the preceding Business Day as notified by the Cash Manager to the Sellers on such Business Day.

“EUR Proportion” means, in respect of an amount, the EUR Equivalent of that amount multiplied by the fraction the numerator of which is the USD Equivalent of the aggregate Outstanding Balance of all Purchased Receivables not denominated in US Dollars and the denominator of which is the aggregate Outstanding Balance of all Purchased Receivables (calculated using the USD Equivalent of the Outstanding Balance not denominated in US Dollars).

“Event of Default” means an event of default as set out in Schedule 8 of this Deed.

“Excluded Obligor” means any Goodyear Company and any other Obligor which a Seller nominates (or has since 17 August 2010 nominated and not since notified the Master Purchaser otherwise) as an Excluded Obligor by providing 10 days’ written notice to the Master Purchaser provided that the relevant Seller may, on 10 days’ written notice specify that any Obligor that is then an Excluded Obligor is, from the expiry of such notice, no longer an Excluded Obligor.

“Excluded Receivables” means Receivables originated by a Seller in respect of which the Obligor is an Excluded Obligor and any German Receivables which do not meet the Core Eligibility Criteria.

“Expenses” means:

(a)	in respect of the Closing Date, subject to any agreed caps, the reasonable expenses incurred or to be incurred by the Master Purchaser in connection with the purchase of the Receivables pursuant to the Swiss Receivables Purchase Agreement and the issue of Notes on or about such date, including the properly incurred fees payable to the Styron Security Trustee and the properly incurred fees payable in respect of legal counsel to the Instructing Party and the Styron Security Trustee;

(b)	in respect of the German Closing Date, subject to any agreed caps, the reasonable expenses incurred or to be incurred by the Master Purchaser in connection with the purchase of the Receivables pursuant to the German Receivables Purchase Agreement and the issue of Notes on or about such date, including the properly incurred fees payable to the Styron Security Trustee and the properly incurred fees payable in respect of legal counsel to the Instructing Party and the Styron Security Trustee;

(c)	in respect of the Dutch Closing Date, subject to any agreed caps, the reasonable expenses incurred or to be incurred by the Master Purchaser in connection with the purchase of the Receivables pursuant to the Dutch Receivables Purchase Agreement and the issue of Notes on or about such date, including the properly incurred fees payable to the Styron Security Trustee and the properly incurred fees payable in respect of legal counsel to the Instructing Party and the Styron Security Trustee;

(d)	in respect of the U.S. Closing Date, subject to any agreed caps, the reasonable expenses incurred or to be incurred by the Master Purchaser in connection with the purchase of the Receivables pursuant to the U.S. Intermediate Transfer Agreement and the issue of Notes on or about such date, including the properly incurred fees payable to the Styron Security Trustee and the properly incurred fees payable in respect of legal counsel to the Instructing Party and the Styron Security Trustee;

(e)	in respect of each Determination Period, the reasonable expenses incurred or to be incurred by the Master Purchaser in connection with the purchase of the Receivables pursuant to the Master Receivables Purchase Agreement and the issue of Notes on or about such date and the properly incurred fees payable to the Styron Security Trustee and the properly incurred fees payable in respect of legal counsel to the Instructing Party and the Styron Security Trustee;

(f)	any taxes due and payable by the Master Purchaser in connection with the purchase of Receivables pursuant to the Master Receivables Purchase Agreement and the issue of the Notes;

(g)	all reasonable fees, costs and expenses to be incurred in the winding-up of the Master Purchaser; and

(h)	in respect of sub-clause 15.1.2(b) (Post-Enforcement Payments Priorities) of the Styron Security Deed only, an amount to be paid to the Collection Account Bank equal to all debit balances on the Pledged Accounts (as defined in the Styron Germany Account Pledge Agreement and German Account Pledge Agreement) which might result from re-debits following returned collection orders from cheques or direct debits or from incorrect bank transfers insofar as they relate to Collections in connection with the Pledged Accounts as defined in the Styron Germany Account Pledge Agreement and the German Account Pledge Agreement.

“Facility Limit” means USD 200,000,000.

“FATCA” means IRC Sections 1471 through 1474, as of the Dutch Closing Date (or any amended or successor version that is substantively comparable and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC.

“Fee Letter” means the fee letter dated on or around the Dutch Closing Date between, among others, the Sellers, the Master Purchaser and the Regency Noteholder.

“Final Discharge Date” means the date on which the Styron Security Trustee notifies the Master Purchaser and the Secured Creditors that it is satisfied that all the Secured Amounts and all other moneys and other liabilities (whether actual or contingent) due or owing by the Master Purchaser have been paid and discharged in full.

“Final Legal Maturity Date” means the third anniversary of the Dutch Closing Date.

“First Offer Date” means the date on which the Initial Note Issue Notice is served pursuant to the Variable Loan Note Issuance Deed.

“Floating Charge” means the floating charge created by the Master Purchaser in favour of the Styron Security Trustee pursuant to Clause 5 (Creation of Floating Charge) of the Styron Security Deed.

“Force Majeure Event” means an event beyond the reasonable control of the person affected including strike, lock-out, sit-in, labour dispute, act of God, war, insurrection, riot, epidemic, civil commotion, governmental directions and regulations, malicious damage, accident, breakdown of plant or machinery, computer software, hardware or system failure, earthquake, fire, flood, storm and other circumstances affecting the supply of goods or services.

“Framework Deed” and “Master Definitions and Framework Deed” means this Deed.

“Framework Provisions” means the provisions set out in clauses 3 to 8 and 11 to 25 of the Framework Deed.

“Funding Agreement” means the agreement dated 12 December 1997, as amended and restated on 21 September 2005 between, among others, the Regency Noteholder and Deutsche International Corporate Services (Ireland) Limited.

“GAAP” means, with respect to any Person, generally accepted accounting principles applicable to such Person (including generally accepted accounting principles applicable to such Person by law) or the consolidated group of which such Person is a member, as such principles may change from time to time.

“German Closing Date” has the meaning given to it in the German Receivables Purchase Agreement.

“German Account Pledge Agreement” means the Account Pledge Agreement executed by the Swiss Seller, the Master Purchaser and the Styron Security Trustee with respect to the Collection Accounts of the Swiss Seller dated 17 August 2010.

“German Collection Accounts” means the Collection Accounts owned by the German Seller, which receive Collections related to the German Purchased Receivables sold by the German Seller to the Master Purchaser pursuant to the German Receivables Purchase Agreement.

“German Funding Date” means the day falling one Business Day after the day the first Offer is delivered under the German Receivables Purchase Agreement or such other date as may be agreed by the German Seller and the Instructing Party.

“German Purchase Rate” means 99%.

“German Purchased Receivables” means the Receivables purchased by the Master Purchaser, including for the avoidance of doubt the Receivables purchased under Clause 10.2 (Further Assurances) of the German Receivables Purchase Agreement, on the terms of the German Receivables Purchase Agreement.

“German Receivables Purchase Agreement” means the German receivables purchase agreement dated 24 May 2011, as amended and restated on or around the Dutch Closing Date between the German Seller, the Swiss Seller, the Investment Manager, the Master Purchaser and the Styron Security Trustee.

“German Security Assignment and Trust Agreement” means the agreement so named dated on or about the German Closing Date between the Master Purchaser, the Styron Security Trustee, the Regency Noteholder and the Styron Noteholder.

“German Seller” means Styron Deutschland Anlagengesellschaft mbH, incorporated in Germany, in its capacity as seller of Receivables to the Master Purchaser under the German Receivables Purchase Agreement.

“German Seller Credit and Collection Procedures” means the Seller’s Credit and Collection Procedures with respect to the German Seller.

“German Servicer” means the person appointed by the Master Purchaser under the German Servicing Agreement to manage and provide administration and collection services in relation to the Purchased Receivables purchased by the Master Purchaser pursuant to the German Receivables Purchase Agreement.

“German Servicer Default” means the occurrence of any of the events described in Schedule 2 hereto as if each reference therein to “Swiss Servicer” was a reference to “German Servicer”, each reference to “Swiss Receivables Purchase Agreement” was a reference to “German Receivables Purchase Agreement” and each reference to “Swiss Servicing Agreement” was a reference to “German Servicing Agreement”.

“German Servicer’s Daily Report” means any document prepared by the German Servicer in accordance with Clause 7.2 (German Servicer’s Daily Reports) of the German Servicing Agreement, provided that all data required to be included in the German Servicer’s Daily Report shall be consolidated in the Swiss Servicer’s Daily Report.

“German Servicer’s Monthly Report” means any document prepared by the German Servicer in accordance with Clause 7.1 (German Servicer’s Monthly Reports) of the German Servicing Agreement provided that all data required to be included in the German Servicer’s Monthly Report shall be consolidated in the Swiss Servicer’s Monthly Report.

“German Servicing Agreement” means the German Servicing Agreement dated 14 May 2011, as amended and restated on or around the Dutch Closing Date, relating to the German Purchased Receivables between the Master Purchaser, the German Servicer and the Styron Security Trustee relating to the German Purchased Receivables.

“German VAT Rate” means the applicable rate of VAT as set out in the German VAT Act (Umsatzsteuergesetz).

“Goodyear Company” means any of:

(a)	Debica S.A. Tyre Company T.C.;

(b)	Goodyear Canada Inc.;

(c)	Goodyear Dalian Tire Co Ltd;

(d)	Goodyear De Chile A I C;

(e)	Goodyear Dunlop Tires Operations S.A.;

(f)	Goodyear SA (pty) Ltd;

(g)	Goodyear (Thailand) Public Company Limited;

(h)	The Goodyear Tire and Rubber Company; and

(i)	Goodyear Lastikleri T.A.S.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Event” has the meaning given to it in the Guarantee Agreement.

“Guarantee Agreement” means the agreement dated 12 August 2010, as amended and restated on 24 May 2011 and on or around the Dutch Closing Date, to which the Guarantor, the Styron Security Trustee, the Master Purchaser and Regency Noteholder are party.

“Guarantor” means the Parent, as guarantor, under the Guarantee Agreement.

“Guarantor Covenants” means the covenants made by the Guarantor contained in Schedule 2 (Covenants) of the Guarantee Agreement.

“Guarantor Warranties” means the warranties made by the Guarantor contained in Schedule 1 (Representations and Warranties) of the Guarantee Agreement.

“Guidelines” means:

(a)	guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt S-02-.123 vom 22 September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben));

(b)	guideline S-02.132 in relation to issuance stamp duty on fixed deposits of 1 April 1993 (Merkblatt S-02.132 vom 1. April 1993 betreffend Emissionsabgabe auf Festgeldanlagen bei inländischen Banken);

(c)	guideline S-02.130.1 in relation to accounts receivables of Swiss debtors of April 1999 (Merkblatt S-02.130.1 vom April 1999 Geldmarktpapiere und Buchforderungen inländischer Schuldner);

(d)	guideline S-02.122.1 in relation to bonds of April 1999 (Merkblatt S-02.122.1 vom April 1999 betreffend Obligationen);

(e)	guideline S-02.122.2 in relation to customer credit balances of April 1999 (Merkblatt S-02.122.2 vom April 1999 betreffend Kundenguthaben);

(f)	guideline S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt S-02.128 vom Januar 2000 Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen); and

(g)	circular letter No. 15 in relation to bonds and derivatives of 7 February 2007 (Kreisschreiben Nr. 15 vom 7. Februar 2007 betreffend Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben), each as issued, amended or substituted from time to time.

“Haulage Company” means any company or other person employed by a Seller to deliver chemical products to Obligors.

“Holder” means the person registered in the Register maintained by the Registrar in relation to a Note as the duly registered holder of such Note or, if more than one person is so registered, the first-named of such persons.

“Initial Conditions Precedent” means the conditions set out in Schedule 9 (Initial Conditions Precedent), which are applicable to the Closing Date.

“Initial Note Issue Notice” means a notice of an Initial Offer delivered by the Master Purchaser to each Noteholder in accordance with Clause 4.1 (Initial Offer) of the Variable Loan Note Issuance Deed.

“Initial Noteholders” means the initial Regency Noteholder and the initial Styron Noteholder.

“Initial Offer” means each initial offer by the Master Purchaser in accordance with Clause 5.1 (Initial Offer) of the Variable Loan Note Issuance Deed.

“Initial Principal Amount” means, in relation to any Note, the Principal Amount Outstanding of such Note on the Swiss Funding Date.

“Initial Purchase Price” has the meaning specified in clause 3.1(a) of the Swiss Master Receivables Purchase Agreement, clause 3.1 of the Dutch Receivables Purchase Agreement or clause 3.1 of the U.S. Intermediate Transfer Agreement (as applicable) (or, in the case of the German Receivables Purchase Agreement or the U.S. Receivables Purchase Agreement, as applicable, the meaning given to the term

“Purchase Price”).

“Initial Purchase Price Payment Request” means a request made by a Seller pursuant to Clause 3.3(d) (Initial Purchase Price Payment Request) of the Swiss Master Receivables Purchase Agreement, Clause 3.2(d) (Purchase Price Payment Request) of the German Receivables Purchase Agreement, Clause 3.2(d) (Purchase Price) of the Dutch Receivables Purchase Agreement or Clause 3.2(d) (Purchase Price Payment Request) of the U.S. Intermediate Transfer Agreement (as applicable);

“Initial Subscription Price” means the amount which a Noteholder is required to pay for each $1 or €1 in Initial Principal Amount of the relevant Notes as specified in the relevant Initial Offer.

“Insolvency Act” means the Insolvency Act 1986.

“Insolvency Event” in respect of a company means:

(a)	such company is unable or admits its inability to pay its debts as they fall due (after taking into account any grace period or permitted deferral), or suspends making payments on any of its debts; or

(b)	such company is (or is deemed to be) unable to pay its debts as they fall due within the meaning of Section 214 of the Irish Companies Act 1963 or Section 2(3) of the Irish Companies Amendment (Act) 1990; or

(c)	a moratorium is declared in respect of any indebtedness of such company; or

(d)	the value of the assets of such company falls to less than the amount of its liabilities; or

(e)	such company otherwise becomes insolvent; or

(f)	the commencement of negotiations with one or more creditors of such company with a view to rescheduling any indebtedness of such company other than in connection with an refinancing in the ordinary course of business; or

(g)	any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the appointment of an Insolvency Official in relation to such company or in relation to the whole or any part of the undertaking or assets of such company except, in the case of the Regency Noteholder, the application to the Court under paragraph 12 or the filing of notice of intention to appoint an administrator under paragraph 26 of Schedule B1 to the Insolvency Act by the Master Purchaser or its directors, or the appointment or an administrative receiver by the Styron Security Trustee following any such application or notice; or

(ii)	an encumbrancer (excluding, in relation to the Master Purchaser, the Styron Security Trustee or any Receiver) taking possession of the whole or in the opinion of the Styron Security Trustee any substantial part of the undertaking or assets of such company; or

(iii)	the making of an arrangement, composition or compromise (whether by way of voluntary arrangement, scheme of arrangement or otherwise) with any creditor of such company, a conveyance to or assignment for the creditors of such company generally or the making of an application to a court of competent jurisdiction for protection from the creditors of such company generally other than in connection with any refinancing in the ordinary course of business; or

(iv)	any distress, execution, attachment or other process being levied or enforced or enforced or imposed upon or against the whole or any part of the undertaking or assets of such company (excluding, in relation to the Master Purchaser, by the Styron Security Trustee or any Receiver); or

(h)	any procedure or step is taken, or any event occurs, analogous to those set out in (a) to (f) above, in any jurisdiction.

“Insolvency Law” means law relating to bankruptcy, insolvency, administration, receivership, examination, administrative receivership, reorganization, winding up or composition, moratorium or adjustment of debts or the rights of creditors generally (whether by way of voluntary arrangement or otherwise). For the avoidance of doubt, the term “Insolvency Law” shall include the Insolvency Regulation.

“Insolvency Official” means, a liquidator, provisional liquidator, administrator, administrative receiver, examiner, receiver, receiver or manager, compulsory or interim manager, nominee, supervisor, trustee, conservator, guardian or other similar officer in respect of such company or in respect of any arrangement, compromise or composition with any creditors or any equivalent or analogous officer under the law of any jurisdiction.

“Insolvency Regulation” means the Council Regulation (EC) No. 1346/2000 of 29 May 2000 on insolvency proceedings.

“Instructing Party” means (i) the Regency Noteholder or (ii) if the Styron Noteholder and Regency Assets Limited confirm to the Styron Security Trustee in writing that there are no Regency Notes outstanding and the Regency Noteholder has no further obligations to subscribe for further Notes, such other person as the Secured Creditors (other than the Styron Security Trustee) shall unanimously agree and notify to the Styron Security Trustee.

“Interest Period” means each period from (and including) a Monthly Payment Date (or the Swiss Funding Date) to (but excluding) the next (or first) Monthly Payment Date.

“Investment Manager” means the person appointed by the Sellers to accept the Purchase Price with respect to Purchased Receivables on their behalf and to perform various other services related to the collection and distribution of such funds, being Styfco at the U.S. Closing Date.

“Investment Manager Operating Accounts” means the following accounts:

(a)	in respect of euro:

Account Name:	Styron Finance Luxembourg SARL Swiss Branch
Bank:	Deutsche Bank AG, Frankfurt, Germany
SWIFT:	DEUTDEFF
IBAN:	DE91500700100178114500
a/c Number:	178114500

(b)	in respect of US Dollar:

Account Name:	Styron Finance Luxembourg SARL Swiss Branch
Bank:	Deutsche Bank AG, Frankfurt, Germany
SWIFT:	DEUTDEFF
IBAN:	DE10500700100178114503
a/c:	178114503

or such other account or account of the Investment Manager with a bank as may, following 10 Business Days’ prior written notification to the Master Purchaser, the Styron Security Trustee and the Instructing Party, be utilised for the time being for the purposes of payment to any Seller of amounts due and payable to it under the relevant Master Receivables Purchase Agreement.

“Invoice” means the account for payment sent by or on behalf of a Seller to an Obligor specifying the goods supplied, the amount due to be paid in respect thereof by the Obligor including any VAT chargeable in respect of those goods and the due date for such payment.

“IRC” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Large Obligor” means an Obligor in respect of which:

(a)	the Outstanding Balance of Purchased Receivables relating to such Obligor which are Delinquent Receivables constitute at least 5% of the aggregate Outstanding Balance of all Purchased Receivables; or

(b)	the Outstanding Balance of Purchased Receivables relating to such Obligor which are Defaulted Receivables constitute at least 5% of the aggregate Outstanding Balance of all Purchased Receivables.

“Ledgers” means the Distribution Ledgers and “Ledger” means any one of them.

“Liabilities” means, in respect of any person, any losses, damages, costs, charges, awards, claims, demands, expenses, judgments, actions, proceedings or other liabilities whatsoever including reasonable legal fees and any Taxes and penalties incurred by that person.

“Liquidity Facility Agreement” means the liquidity facility agreement dated on or about the 11 August 2010, as amended and restated on or around the Dutch Closing Date, between the Regency Noteholder, the Liquidity Facility Provider and Deutsche International Corporate Services (Ireland) Limited.

“Liquidity Facility Provider” means HSBC Bank plc.

“Loss and Dilution Reserve” means, on any date, an amount equal to:

(LDRR x NERB)

where:

LDRR	=	the Loss and Dilution Reserve Ratio on such date; and

NERB	=	the Net Eligible Receivables Balance at the close of business of the Investment Manager on such date.

“Loss and Dilution Reserve Ratio” means, on any date, the sum of:

(a)	the greater of (i) the Loss Reserve Floor and (ii) Loss Reserve Ratio; plus

(b)	the greater of (i) the Dilution Reserve Floor and (ii) Dilution Reserve Ratio.

“Loss Horizon Ratio” means, as of any Monthly Reporting Date, the sum of (i) the preceding five (5) months of aggregate sales divided by (ii) the Net Eligible Receivables Balance as at the end of the current Determination Period.

“Loss Reserve Floor” means 10%.

“Loss Reserve Ratio” means, as of any Monthly Reporting Date, a percentage calculated in accordance with the following formula:

LRR	=	LHR x AD x SF

where:

LRR	=	the Loss Reserve Ratio;

LHR	=	the Loss Horizon Ratio;

AD	=	the “Average Default”, defined as the highest three-month rolling average Default Ratio that occurred during the period of twelve (12) consecutive Monthly Periods immediately preceding such earlier Monthly Reporting Date; and

SF	=	the Applicable Stress Factor.

“LPA” means the Law of Property Act 1925.

“Mandate” means the resolutions, instructions and signature authorities relating to the Master Purchaser Accounts in the form of the document set out in Schedule 1 to the Account Bank Agreement.

“Master Purchaser” means Styron Receivables Funding Limited, a company registered in Ireland with registration number 486138, whose registered office is at 53 Merrion Square, Dublin 2, Ireland.

“Master Purchaser Account Bank” means HSBC Bank plc.

“Master Purchaser Account Mandate” means the resolutions, instructions and signature authorities relating to the Master Purchaser Account in the form of the document set out in Schedule 1 (Master Purchaser Account Mandate) of the Account Bank Agreement.

“Master Purchaser Accounts” means the accounts so named with the Master Purchaser Account Bank (so long as it is an Eligible Institution) specified in the Account Details or such other account or accounts as may, with the prior written consent of the Styron Security Trustee, be designated by the Master Purchaser as such an account.

“Master Purchaser Covenants” means the covenants of the Master Purchaser set out in Schedule 7 of this Framework Deed.

“Master Purchaser Enforcement Event” means an Event of Default.

“Master Purchaser EUR Account” means the account so named with the Master Purchaser Account Bank (so long as it is an Eligible Institution) specified in the Account Details or such other account or accounts as may, with the prior written consent of the Styron Security Trustee, be designated by the Master Purchaser as such account.

“Master Purchaser USD Account” means the account so named with the Master Purchaser Account Bank (so long as it is an Eligible Institution) specified in the Account Details or such other account or accounts as may, with the prior written consent of the Styron Security Trustee, be designated by the Master Purchaser as such account.

“Master Purchaser Receivables Power of Attorney” means a power of attorney substantially in the form of Schedule 4 to a Master Receivables Purchase Agreement (or, with respect to the U.S. Receivables Purchase Agreement, Part B of Schedule 4 thereto).

“Master Purchaser Security Document” means the Styron Security Deed, the German Security Assignment and Trust Agreement and the U.S. Security Agreement.

“Master Purchaser Warranties” means the representations and warranties of the Master Purchaser set out in Schedule 7 of this Deed and “Master Purchaser Warranty” means any of them.

“Master Receivables Purchase Agreement” means the Swiss Receivables Purchase Agreement, the German Receivables Purchase Agreement, the Dutch Receivables Purchase Agreement, the U.S. Receivables Purchase Agreement, the U.S. Intermediate Transfer Agreement or any other master receivables purchase agreement between a Seller, the Master Purchaser, the Styron Security Trustee and the Instructing Party, as the context may require.

“Material Adverse Effect” means a material adverse effect on:

(a)	the collectability of the Receivables or any significant portion thereof,

(b)	the ability of a Seller, the Styron Noteholder, the Parent or a Servicer to perform any of its respective material obligations under the Transaction Documents to which it is a party,

(c)	the legality, validity or enforceability of the Transaction Documents (including, the validity, enforceability or priority of any of the Encumbrances granted thereunder) or the rights of the Regency Noteholder, the Liquidity Facility Provider or the Styron Security Trustee under the Transaction Documents, and for the avoidance of doubt, an event of default under the Credit Agreement (or any replacement credit agreement, notes of indebtedness or other debt issued from time to time) shall not constitute a Material Adverse Effect unless any of (a) to (c) are also applicable.

“Minimum Long-term Rating” means, in respect of any person, such person’s long term unsecured, unsubordinated, unguaranteed debt obligations being rated, in the case of Moody’s, “Aa3”, and in the case of S&P, “AA-”.

“Minimum Short-term Rating” means, in respect of any person, such person’s short term unsecured, unsubordinated, unguaranteed debt obligations being rated at least, in the case of Moody’s, “Prime-1”, and in the case of S&P, “A-1”.

“Monthly Payment Date” means 18 September 2010 and the 18th of each month thereafter or, if such day is not a Business Day, the next Business Day.

“Monthly Payment Date Payments Priorities” means the provisions relating to the order of priority of payments set out in Paragraph 11 (Payments from Distribution Ledgers on a Monthly Payment Date) of Part 5 (Payments Priorities) of Schedule 1 (Services to be provided by the Cash Manager) of the Cash Management Agreement.

“Monthly Reporting Date” means, in respect of each Determination Period, the twelfth Business Day of the month immediately following that Determination Period.

“Moody’s” means Moody’s Investors Service Limited or the successor to its rating business.

“Net Eligible Receivables Balance” means, as of any Determination Date, the amount equal to the Receivables Pool on such date less (a) outstanding balances of customer deposits which are not Collections, if any, (b) Unapplied Credits, in respect of any Eligible Receivables which are Purchased Receivables, if any, and (c) the Aggregate Obligor Overconcentration Amount on such Determination Date.

“Non-Bank Rules” means the Ten Non-Bank Rule and the Twenty Non-Bank Rule.

“Non-Conforming Receivable” has the meaning specified in clause 7.1 of the Master Receivables Purchase Agreement.

“Non-Investment Grade Country” means an Unrestricted Country or an Eligible Country that has a sovereign debt rating of less than “BBB-” from S&P or “Baa3” from Moody’s.

“Normal Concentration Limit” has the meaning set out in paragraph (u) of Schedule 3.

“Note Certificates” means the certificates evidencing the Notes.

“Note Interest Rate” means, in respect of any Monthly Payment Date, the interest rate applicable for the Interest Period ending on such Monthly Payment Date in respect of a Note, as calculated by the Cash Manager on or prior to each Monthly Payment Date as being the sum of (i) the Note Refinancing Rate and (ii) the Usage Fee.

“Note Principal Payment” has the meaning given to it in Condition 3.

“Note Proceeds” means, in respect of the issue of the Notes or any increase in the Principal Amount Outstanding, the gross proceeds of such issue or increase.

“Note Rate” means the relevant Note Interest Rate.

“Note Refinancing Rate” means, in respect of any Payment Date, the rate determined from the following formula:

(a)	(A x B) + (C x D)

where

A = the CP Rate for the relevant Interest Period;

B = the fraction, expressed as a percentage, of (i) the principal amount of the Regency USD Note (if the relevant Note is denominated in Dollars) or Regency EUR Note (if the relevant Note is denominated in Euro), the purchasing and holding of which is funded through the commercial paper markets over (ii) the Regency USD Note Principal Amount Outstanding (if the relevant Note is denominated in Dollars) or Regency EUR Note Principal Amount Outstanding (if the relevant Note is denominated in Euro);

C = the Reuters Screen Rate for the relevant Interest Period; and

D = the fraction, expressed as a percentage, of (i) the principal amount of the Regency USD Note (if the relevant Note is denominated in Dollars) or Regency EUR Note (if the relevant Note is denominated in Euro), the purchasing and holding of which is funded by drawings under the Regency Liquidity Facility Agreement over (ii) the Regency USD Note Principal Amount Outstanding (if the relevant Note is denominated in Dollars) or Regency EUR Note Principal Amount Outstanding (if the relevant Note is denominated in Euro).

“Noteholders” means the Regency Noteholder and the Styron Noteholder.

“Noteholder’s Account” means the account of each Noteholder to which the Master Purchaser is to remit funds pursuant to the Variable Loan Note Issuance Deed as specified in the Account Details or as otherwise notified to the Master Purchaser and the Cash Manager.

“Notes” means the Regency Note and the Styron Note and

“Note” means any of them.

“Notices Condition” means Condition 17 (Notices).

“Notices Details” means the provisions set out in Clause 6 (Notices) of this Deed.

“Notification Event” means a Perfection Event.

“Obligations” means all of the obligations of the Master Purchaser created by or arising under the Notes and the Relevant Transaction Documents.

“Obligor” means a customer of a Seller who is party to a Contract relating to the supply of products giving rise to Receivables.

“Obligor Limit” means, as of any Determination Date with respect to each Obligor having an unsecured long-term debt rating (or equivalent shadow rating) from each of S&P and Moody’s, an amount equal to (a) the applicable percentage listed opposite such Obligor’s debt rating in the chart set forth below multiplied by (b) the Aggregate Receivables Balance as of the immediately preceding Business Day:

	Long-Term Rating of Obligor	Equivalent Short-Term Rating	Applicable Percentage
S&P	AA- or higher	A-1	10%

Moody’s	Aa3 or higher	P-1	10%

S&P	BBB+ or higher (but lower than AA-)	A-2	7.5%

Moody’s	Baa1 or higher (but lower than Aa3	P-2	7.5%

S&P	BBB- or higher (but lower than BBB+)	A-3	5%

Moody’s	Baa3 or higher (but lower than Baa1)	P-3	5%

S&P	Lower than BBB- or Not Rated	Lower than A2 or Not Rated	3%

Moody’s	Lower than Baa3 or Not Rated	Lower than P2 or Not Rated	3%

For purposes of calculating the foregoing:

(a)	if an Obligor’s unsecured long-term debt rating (or equivalent shadow rating) results in different Obligor Limits (because of a difference in the long-term unsecured debt ratings assigned by each of S&P and Moody’s), the lower Obligor Limit shall be the Obligor Limit for such Obligor;

(b)	in the case of an Obligor which is affiliated with one or more other Obligors, the foregoing Obligor Limits shall be calculated as if such Obligor and such affiliated Obligors were one Obligor; and

(c)	an Obligor which does not have a long-term debt rating from S&P /or Moody’s but which has the equivalent short-term rating from such rating agency as described above shall be deemed to have the related long-term rating.

“Obligor Overconcentration Amounts” means, with respect to each Obligor as of any Determination Date, the aggregate amount by which the Outstanding Balance owed by each Obligor with respect to Eligible Receivables exceeds the applicable Obligor Limit as specified in the most recent Swiss Servicer’s Daily Report, provided that any Affiliates of an Obligor shall be treated as if they are one Obligor.

“Offer” means a written offer in substantially the form set out in Schedule 5 to the relevant Master Receivables Purchase Agreement.

“Outstanding Balance” means, in relation to a particular Billed Receivable on a particular date, the total balance of the amounts outstanding thereunder, including any amounts in respect of Value Added Tax, and in relation to a particular Unbilled Receivable, means an amount equal to the Post Goods Issued Value of the product in question excluding any amounts in respect of any applicable Value Added Tax.

“Parent” means Styron Holding s.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 153.582 and having a share capital of US$ 162,815,834.12.

“Parent’s Quarterly LE Accounts” means the consolidated quarterly management accounts prepared by the Parent in the form required by the Credit Agreement as of the Closing Date or such other form as may be consented to by the Instructing Party.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Payments Priorities” means the Post-Enforcement Payments Priorities and the Pre- Enforcement Payments Priorities.

“Perfection Event” means the occurrence of any of the events set out in Part B of Schedule 1.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means any employee pension benefit plan (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA) subject to the provisions of Title IV of ERISA or section 412 of the IRC and in respect of which the U.S. Seller, the U.S. Intermediate Transferor or any ERISA Affiliate is (or, if such plan were terminated, would under section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Enforcement Payments Priorities” means the provisions relating to the order of priority of payments from the Master Purchaser Account set out in Clause 15 (Post Enforcement Payments Priorities) of the Styron Security Deed.

“Post Goods Issued Value” means the product of (i) the aggregate cost of the material used in the production of the product in question and (ii) 85%.

“Potential Dutch Servicer Default” means an event that but for the giving of notice or lapse of time or both would constitute a Dutch Servicer Default.

“Potential Event of Default” means any event which would become (with the passage of time, the giving of notice, the making of any determination or any combination thereof) an Event of Default.

“Potential German Servicer Default” means an event that but for the giving of notice or lapse of time or both would constitute a German Servicer Default.

“Potential Swiss Servicer Default” means an event that but for the giving of notice or lapse of time or both would constitute a Swiss Servicer Default.

“Potential Termination Event” means an event that but for the notice or lapse of time or both would constitute a Termination Event.

“Potential U.S. Servicer Default” means an event that but for the giving of notice or lapse of time or both would constitute a U.S. Servicer Default.

“Pre-Enforcement Payments Priorities” means the Settlement Date Payments Priorities and the Monthly Payment Date Payments Priorities.

“Prepayment” has the meaning given in Condition 9.2 of the Notes.

“Principal Amount Outstanding” means the Regency USD Note Principal Amount Outstanding, the Regency EUR Note Principal Amount Outstanding, the Styron USD Note Principal Amount Outstanding or the Styron EUR Note Principal Amount Outstanding, as the case may be.

“Programme Termination Date” means the earliest to occur of: (a) the Final Legal Maturity Date, (b) the date on which a Perfection Event in clause (b) in Part B of Schedule 1 occurs and (c) the date, following a Termination Event, that the Master Purchaser, acting on the instructions of the Instructing Party, notifies the Sellers that it is the Programme Termination Date.

“Purchase Base” means the Purchase Rate multiplied by the Eligible Pool Balance specified in the relevant Swiss Servicer’s Daily Report (as may be adjusted in accordance with Clause 4.3(q)(vi) of the German Receivables Purchase Agreement).

“Purchase Date” means, in respect of a Receivable and its Related Rights, the date such Receivable is accepted by the Master Purchaser pursuant to the relevant Master Receivables Purchase Agreement or, in the case of a sale of Receivables by the U.S. Seller to the U.S. Intermediate Transferor, the date such Receivable is sold or contributed to the U.S. Intermediate Transferor pursuant to the U.S. Receivables Purchase Agreement.

“Purchase Price” means, (i) in respect of each Purchased Receivable other than when used in connection with the U.S. Receivables Purchase Agreement, the Initial Purchase Price plus the Deferred Purchase Price (if applicable), and (ii) when used in respect of each Purchased Receivable in connection with the U.S. Receivables Purchase Agreement, has the meaning specified in the U.S. Receivables Purchase Agreement.

“Purchase Rate” means:

(a)	prior to 1 January 2015, 1 less the fraction the numerator of which is the Total Reserves and the denominator of which is the Net Eligible Receivables Balance; and

(b)	on and after 1 January 2015, 1 less the higher of: (i) the fraction the numerator of which is the Total Reserves and the denominator of which is the Net Eligible Receivables Balance; and (ii) 0.05.

“Purchased Receivable” means any Receivable which has been purchased by the Master Purchaser or purchased by or contributed to the U.S. Intermediate Transferor, as applicable, pursuant to a Master Receivables Purchase Agreement, which remains outstanding and which has not been repurchased by the relevant Seller pursuant to the relevant Master Receivables Purchase Agreement.

“Qualifying Bank” means a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all in accordance with the Guidelines.

“Qualifying Investor” means a person which is beneficially entitled to interest payable to that person in respect of a Note and is (a) a person who is, by virtue of the law of a Qualifying Jurisdiction, resident for the purposes of tax in the Qualifying Jurisdiction except, in a case where the person is a body corporate, where interest payable to that person in respect of a Note is paid in connection with a trade or business which is carried on in Ireland by that body corporate through a branch or agency or (b) a qualifying company (within the meaning of section 110 of the Taxes Consolidation Act of Ireland 1997).

“Qualifying Jurisdiction” means:

(a)	a member state of the European Communities other than Ireland;

(b)	a jurisdiction with which Ireland has entered into a Tax Treaty that has the force of law; or

(c)	a jurisdiction with which Ireland has entered into a Tax Treaty where that Tax Treaty will (on completion of necessary procedures) have the force of law.

“Rating Agencies” means Moody’s and S&P as applicable.

“Receivable” means in respect of a Seller, each amount payable (or which will, upon delivery of the relevant Invoice, or delivery of the relevant chemical products, become payable) by an Obligor for chemical products supplied or to be supplied by the relevant Seller pursuant to a Contract and all rights to, or to demand, sue for, recover, receive and give receipts for payment of any such amount or any invoice and the proceeds of payment.

“Receivables Pool” or “Pool Receivables” means the aggregate Outstanding Balances of all Purchased Receivables at any time.

“Receivables Warranties” means the representations and warranties set out in Part B of Schedule 1 to the Master Receivables Purchase Agreement.

“Receiver” means a receiver appointed by the Styron Security Trustee pursuant to clause 18 of the Styron Security Deed.

“Regency Commitment Fee” means the fee specified as such in the Fee Letter.

“Regency EUR Note” means the EUR denominated note issued by the Master Purchaser to the Regency Noteholder pursuant to the Variable Loan Note Issuance Deed.

“Regency EUR Note Additional Principal Amount” means the greater of (i) zero and (ii) the EUR Proportion of the Regency Percentage of the Purchase Base specified in the Swiss Servicer’s Daily Report delivered three Business Days prior to the relevant Roll Date or, if applicable, on the relevant Reporting Date on which a Seller makes a request pursuant to Clause 6.1.2 or 6.1.3 of the Variable Loan Note Issuance Deed less the Principal Amount Outstanding of the Regency EUR Note immediately prior to the relevant Roll Date.

“Regency EUR Note Initial Principal Amount” means the EUR Proportion of the Regency Percentage of the Purchase Base specified in the first Swiss Servicer’s Daily Report delivered by the Swiss Servicer.

“Regency EUR Note Principal Amount Outstanding” means:

(a)	on the Swiss Funding Date, the Regency EUR Note Initial Principal Amount; and

(b)	on any day following the Swiss Funding Date, the Regency EUR Note Principal Amount Outstanding as at the end of the immediately preceding day:

(i)	plus (if such day is a Settlement Date), the amount of any Regency EUR Note Additional Principal Amount paid by the Regency Noteholder on such day; and

(ii)	minus (if such day is a Roll Date) the Regency EUR Note Redemption Amount paid to the Regency Noteholder on such day.

“Regency EUR Note Redemption Amount” means:

(a)	prior to the occurrence of a Termination Event that is continuing, the greater of (i) zero and (ii) the Principal Amount Outstanding of the Regency EUR Note immediately prior to the relevant Roll Date less the EUR Proportion of the Regency Percentage of the Purchase Base specified in the Swiss Servicer’s Daily Report delivered three Business Days prior to the relevant Roll Date; and

(b)	following the occurrence of a Termination Event that is continuing, the EUR Proportion of the Regency Percentage of the balance stood to the credit of the Master Purchaser Accounts following payment of items first to seventh in the Pre-Enforcement Payments Priorities on the relevant Monthly Payment Date.

“Regency Note Interest Amount” means, in respect of any Monthly Payment Date, in respect of a Regency Note, the aggregate of the results of the following formula being applied in respect of each $1 or €1 of Principal Amount Outstanding of the relevant Regency Note that was outstanding at any point during the relevant Interest Period (rounded to the nearest eurocent, half a eurocent being rounded up):

( ( A / 360 ) x ( B x C ) )

where

A	=	the exact number of days during the relevant Interest Period that such $1 or €1 of Principal Amount Outstanding was outstanding;

B	=	such $1 or €1 of Principal Amount Outstanding of the relevant Regency Note, as the case may be; and

C	=	the relevant Note Interest Rate;

plus any part of the Regency Note Interest Amount in respect of the immediately preceding Monthly Payment Date not paid on such immediately preceding Monthly Payment Date, plus the amount of Default Interest due on such unpaid amount.

“Regency Noteholder” means the holder for the time being of the Regency Note.

“Regency Note Redemption Amount” means the Regency EUR Note Redemption Amount or the Regency USD Note Redemption Amount as applicable.

“Regency Noteholder Related Debt” means any notes or other securities or instruments issued or any other debt incurred by the Regency Noteholder (including any liquidity facility agreement or credit support agreement) or any hedging agreement entered into by the Regency Noteholder in connection with the funding provided or to be provided pursuant to the Variable Loan Note Issuance Deed.

“Regency Notes” means the Regency USD Note and the Regency EUR Note.

“Regency Percentage” means:

(a)	in respect of the Regency EUR Note, 100% minus the Styron Percentage for the Styron EUR Note;

(b)	in respect of the Regency USD Note, 100% minus the Styron Percentage for the Styron USD Note; or

(c)	if in respect of both the Regency EUR Note and the Regency USD Note, the weighted average (by reference to the principal amount of each Note) of the percentages in (a) and (b) above.

“Regency USD Note” means the US Dollar denominated note issued by the Master Purchaser to the Regency Noteholder pursuant to the Variable Loan Note Issuance Deed.

“Regency USD Note Additional Principal Amount” means the greater of (i) zero and (ii) the USD Proportion of the Regency Percentage of the Purchase Base specified in the Swiss Seller’s Daily Report delivered three Business Days prior to the relevant

Roll Date or, if applicable, on the relevant Reporting Date on which a Seller makes a request pursuant to Clause 6.1.2 or 6.1.3 of the Variable Loan Note Issuance Deed less the Principal Amount Outstanding of the Regency USD Note immediately prior to the relevant Roll Date.

“Regency USD Note Initial Principal Amount” means the USD Proportion of the Regency Percentage of the Purchase Base specified in the first Swiss Seller’s Daily Report delivered by the Swiss Seller.

“Regency USD Note Principal Amount Outstanding” means:

(a)	on the Swiss Funding Date, the Regency USD Note Initial Principal Amount Outstanding; and

(b)	on any day following the Swiss Funding Date, the Regency USD Note Principal Amount Outstanding as at the end of the immediately preceding day:

(i)	plus (if such day is a Settlement Date), the amount of any Regency USD Note Additional Principal Amount paid by the Regency Noteholder on such day; and

(ii)	minus (if such day is a Roll Date) the Regency USD Note Redemption Amount paid to the Regency Noteholder on such day.

“Regency USD Note Redemption Amount” means:

(a)	prior to the occurrence of a Termination Event that is continuing, the greater of (i) zero and (ii) the Principal Amount Outstanding of the Regency USD Note immediately prior to the relevant Roll Date less the USD Proportion of the Regency Percentage of the Purchase Base specified in the Swiss Seller’s Daily Report delivered three Business Days prior to the relevant Roll Date; and

(b)	following the occurrence of a Termination Event that is continuing, the USD Proportion of the Regency Percentage of the balance stood to the credit of the Master Purchaser Accounts following payment of items first to seventh in the Pre-Enforcement Payments Priorities on the relevant Monthly Payment Date.

“Register” means the register maintained by the Registrar pursuant to the Variable Loan Note Issuance Deed.

“Registrar” means TMF Administration Services Limited.

“Regulatory Direction” means, in relation to any person, a direction or requirement of any Governmental Authority with whose directions or requirements such person is accustomed to comply.

“Related Contract Rights” means, in relation to a Receivable, any rights (including rights of retention of title) under or relating to the Contract to which such Receivable relates.

“Related Rights” has the meaning given in clause 2.1(d) (Offer, Acceptance, Sale and Purchase) of the relevant Master Receivables Purchase Agreement other than the U.S. Receivables Purchase Agreement, and, when used in respect of each U.S. Purchased Receivable in connection with the U.S. Receivables Purchase Agreement, has the meaning given in clause 2.1(e) (Offer, Acceptance, Sale and Purchase or Contribution) of the U.S. Receivables Purchase Agreement.

“Related Security” means with respect to any Purchased Receivable:

(a)	all of the relevant Seller’s interest in any goods (including returned goods) relating to any sale giving rise to such Purchased Receivable;

(b)	all security interest or liens and property subject thereto from time to time purporting to secure payment of such Purchased Receivable, whether pursuant to the Contract related to such Purchased Receivable or otherwise;

(c)	all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Purchased Receivable whether pursuant to the Contract related to such Purchased Receivable or otherwise; and

(d)	the Contract and all other books, records and other information (including computer programmes, tapes, discs, data processing software and related property and rights) relating to such Purchased Receivable and the related Obligor.

“Relevant” means:

(a)	when used in relation to the execution of or the entering into of a Transaction Document and in conjunction with a reference to any Transaction Party, a Transaction Document which such Transaction Party is required to execute or enter into or has executed or entered into; and

(b)	when used in respect of the Transaction Documents generally and in conjunction with a reference to any particular Transaction Party, the Transaction Documents to which such Transaction Party is a party together with the Transaction Documents that contain provisions that otherwise bind or confer rights upon such Transaction Party;

and references to “Relevant Transaction Documents” and cognate expressions shall be construed accordingly.

“Relevant Daily Report” means the Swiss Seller’s Daily Report delivered three Business Days prior to the date of determination or, if applicable, on the relevant Reporting Date on which a Seller makes an Initial Purchase Price Payment Request.

“Relevant Interest Amount” means, depending on the context:

(a)	the Regency Note Interest Amount; or

(b)	the Styron Note Interest Amount.

“Relevant Senior Costs Amount Proportion” means, in respect of any Purchased Receivable, an amount equal to (i) the Senior Costs Amount for the Determination Period in which a Collection in respect of such Receivable is multiplied by (ii) the fraction, the numerator of which is such Collection and the denominator of which is the aggregate of all Collections received in such Determination Period.

“Removal Notice” has the meaning set out in the Styron Security Deed.

“Reporting Date” means a Monthly Reporting Date or a Daily Reporting Date, as the case may be.

“Required Filings” means in respect of the Master Purchaser:

(a)	the filing of prescribed particulars of the security interests created by the Master Purchaser under the Styron Security Deed with the Irish Registrar of Companies in accordance with the provisions of Section 99 of the Irish Companies Act 1963 and payment of the associated fees; and

(b)	the filing of a notice with the Irish Revenue Commissioners in respect of the security interests created under the Styron Security Deed in accordance with Section 1001 of the Taxes Consolidation Act 1997.

“Requirement of Law” in respect of any Person shall mean:

(a)	any law, treaty, rule, requirement or regulation;

(b)	a notice by or an order of any court having jurisdiction;

(c)	a mandatory requirement of any regulatory authority having jurisdiction; or

(d)	a determination of an arbitrator or Governmental Authority;

in each case applicable to or binding upon that Person or to which that person is subject or with which it is customary for it to comply.

“Retiring Cash Manager” means the Cash Manager or any successor whose appointment is terminated pursuant to the Cash Management Agreement other than by termination at the Final Discharge Date.

“Reuters Screen Rate” means:

(a)	in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period; and

(b)	in relation to EURIBOR, the percentage per annum determined by the Banking Federation of the European Union for the relevant period;

in each case displayed on the appropriate page of the Reuters screen, and if such page is replaced or such service ceases to be available the Instructing Party may specify another page or service displaying the appropriate rate.

“Revenue Ledger” means the ledger in the books of the Master Purchaser so named.

“Right” means any asset, agreement, property or right.

“Roll Date” means each Monthly Payment Date and each other date determined in accordance with Section B, Clause 6.4.4 of the Variable Loan Note Issuance Deed.

“Rolling Average Turnover Ratio” means:

(a)	the sum of the last three (3) months of Purchase Receivables, divided by

(b)	the sum of the last three (3) months of Collections, multiplied by

(c)	30.

“SEC” means the United States Securities and Exchange Commission.

“Secondary VAT Liability” means a liability of the Master Purchaser for VAT remaining unpaid in the bankruptcy of the Swiss Seller and relating to VAT included in the Receivables assigned and transferred by the Swiss Seller to the Master Purchaser in accordance with the Swiss Receivables Purchase Agreement.

“Secured Amounts” means the aggregate of all moneys and Liabilities which from time to time are or may become due, owing or payable by the Master Purchaser to each, some or any of the Secured Creditors under the Notes or the Transaction Documents.

“Secured Creditors” means the Styron Security Trustee in its own capacity and as trustee on behalf of those persons listed as entitled to payment by the Master Purchaser in Clause 15 (Post-Enforcement Payments Priorities) of the Styron Security Deed.

“Securitisation Availability Period” means the period from and including the Swiss Funding Date to (but excluding) the Programme Termination Date.

“Security” means the security created in favour of the Styron Security Trustee pursuant to the Styron Security Deed, the German Security Assignment and Trust Agreement and the U.S. Security Agreement.

“Security Protection Notice” means a notice served by the Styron Security Trustee pursuant to clause 11 (Security Protection Notice) of the Styron Security Deed. “Seller” means each of:

(a)	the Swiss Seller;

(b)	the German Seller;

(c)	the Dutch Seller;

(d)	the U.S. Seller;

(e)	the U.S. Intermediate Transferor; and

(f)	any other entity in its capacity as a seller of Receivables to the Master Purchaser under a Master Receivables Purchase Agreement,

together the “Sellers”.

“Seller Permitted Encumbrance” means:

(a)	any Encumbrance created by a Seller by or pursuant to the Transaction Documents;

(b)	any netting or set-off arrangement pursuant to which the Collection Account Bank is permitted to deduct the amount of any normal account fees owed to it or chargebacks on account of provisional credits, in each case, in connection with a Collection Account from amounts standing to the credit of such Collection Account;

(c)	any other Encumbrance over the Collection Accounts provided such Encumbrance is subordinated to any Encumbrance granted in favour of the Security Trustee over the Collection Accounts; and

(d)	any Encumbrance over the Transaction Documents (including a Seller’s rights, if any, to Deferred Purchase Price).

“Seller’s Credit and Collection Procedures” means the origination, credit and collection procedures employed by the relevant Seller from time to time in relation to the provision and sale of chemical products and related services as attached to this Deed as Appendix A.

“Senior Costs Amount” means the amounts payable in items one through seven of Schedule 1 Paragraph 11.1 (Payment from Distribution Ledgers on a Monthly Payment Date) of the Cash Management Agreement.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or the successor to its rating business.

“Servicer” means the Swiss Servicer, the German Servicer, the Dutch Servicer or the U.S. Servicer (as the context may require).

“Servicer Default” means a Dutch Servicer Default, a German Servicer Default, a Swiss Servicer Default or a U.S. Servicer Default, as applicable.

“Servicing Agreement” means the Dutch Servicing Agreement, the German Servicing Agreement, the Swiss Servicing Agreement or the U.S. Servicing Agreement, as the context requires.

“Settlement Date Payments Priorities” means the provisions relating to the order of priority of payments set out in Paragraph 10 (Payments from Distribution Ledgers on a Settlement Date) of Part 5 (Payments Priorities) of Schedule 1 (Services to be provided by the Cash Manager) of the Cash Management Agreement.

“Settlement Date” means:

(a)	each day on which a Swiss Servicer’s Daily Report is delivered or Initial Purchase Price or Deferred Purchase Price is paid;

(b)	the Swiss Funding Date;

(c)	each Roll Date; and

(d)	the day falling three Business Days after the day an Initial Purchase Price Payment Request is delivered by a Seller.

“Solvency Certificate” means each solvency certificate executed by a Seller in the form set out in Schedule 2 to the relevant Master Receivables Purchase Agreement.

“Special Concentration Limit” has the meaning set out in paragraph (u) of Schedule 3.

“Specified Office” means, in relation to any Person:

(a)	the office specified against its name in the Notices Details; or

(b)	such other office as such Person may specify in accordance with the Transaction Documents.

“Spot Rate” means the Cash Manager’s spot rate of exchange for the purchase of one specified currency with another specified currency in the London foreign exchange market.

“Standard Documentation” means the standard terms and conditions of the Sellers set-out in Schedule 11 (Standard Documentation).

“Styfco” means Styron Finance Luxembourg S.À R.L., Luxembourg Zweigniederlassung Horgen, a Swiss branch of Styron Finance Luxembourg S.À R.L., a private limited liability company (société à responsabilité limitée) duly organized and existing under the laws of the Grand-Duchy of Luxembourg.

“Styron EUR Note” means the EUR denominated note issued by the Master Purchaser to the Styron Noteholder pursuant to the Variable Loan Note Issuance Deed.

“Styron EUR Note Additional Principal Amount” means as at any date of determination the amount by which the Styron EUR Note Required Amount exceeds the Styron EUR Note Principal Amount Outstanding.

“Styron EUR Note Initial Principal Amount” means the EUR Proportion of the Styron Percentage of the Purchase Base specified in the first Swiss Servicer’s Daily Report delivered by the Swiss Servicer.

“Styron EUR Note Principal Amount Outstanding” means:

(a)	on the Swiss Funding Date, the Styron EUR Note Initial Principal Amount; and

(b)	on any day following the Swiss Funding Date, the Styron EUR Note Principal Amount Outstanding as at the end of the immediately preceding day:

(i)	plus (if such day is a Settlement Date) the amount of any Styron EUR Note Additional Principal Amount paid by the Styron Noteholder on such day;

(ii)	minus (if such day is a Settlement Date) the Styron EUR Note Redemption Amount paid to the Styron Noteholder on such day.

“Styron EUR Note Redemption Amount” means:

(a)	prior to the occurrence of a Termination Event that is continuing, the amount, if any, by which the Styron EUR Note Principal Amount Outstanding exceeds the Styron EUR Note Required Amount less the Outstanding Balance of all German Purchased Receivables which have become Written-Off Receivables since the date of determination immediately preceding the last Settlement Date on which the Principal Amount Outstanding of the Styron EUR Notes have been adjusted; and

(b)	following the occurrence of a Termination Event that is continuing, the EUR Proportion of the Styron Percentage of the balance stood to the credit of the Master Purchaser Accounts following payment of items first to eleventh in the Pre-Enforcement Payments Priorities on the relevant Monthly Payment Date.

“Styron EUR Note Required Amount” means, as at any date of determination, the following amount:

(a)	the EUR Equivalent of the Purchase Base (specified in the Relevant Daily Report) multiplied by the Styron Percentage and by the EUR Proportion; plus

(b)	the Outstanding Balance of all German Purchased Receivables multiplied by the German Purchase Rate; less

(c)	the product of:

(i)	the EUR Equivalent of the Purchase Base (specified in the Relevant Daily Report); and

(ii)	the fraction:

(A)	the numerator of which is the Outstanding Balance of the German Purchased Receivables which are Eligible Receivables; and

(B)	the denominator of which is the EUR Equivalent of the Eligible Pool Balance,

but which shall from 1 January 2015, at any time where the Regency Note remains outstanding or the Regency Noteholder has any obligations to subscribe for further Notes, always be at least 5 per cent of the Outstanding Balance of all German Purchased Receivables.

“Styron Germany Account Pledge Agreement” means the Styron Germany Account Pledge Agreement executed by the German Seller, the Master Purchaser and the Styron Security Trustee with respect to the German Collection Accounts on 24 May 2011.

“Styron Notes” means the Styron USD Note and the Styron EUR Note.

“Styron Notes Initial Principal Amount” means the Styron EUR Note Initial Principal Amount or the Styron USD Note Initial Principal Amount as applicable.

“Styron Note Interest Amount” means, in respect of any Monthly Payment Date, in respect of a Styron Note the aggregate of the results of the following formula being applied in respect of each $1 or €1 Principal Amount Outstanding of the relevant Styron Note that was outstanding at any point during the relevant Interest Period (rounded to the nearest eurocent, half a eurocent being rounded up):

( ( A / 360 ) x ( B x C ) )

where

A	=	the exact number of days during the relevant Interest Period that such $1 or €1 of Principal Amount Outstanding was outstanding;

B	=	such $1 or €1 of Principal Amount Outstanding of the relevant Styron Note, as the case may be; and

C	=	the Note Interest Rate in respect of such Monthly Payment Date;

plus any part of the Styron Note Interest Amount in respect of the immediately preceding Monthly Payment Date not paid on such immediately preceding Monthly Payment Date, plus the amount of Default Interest due on such unpaid amount.

“Styron Noteholder” means the holder for the time being of the Styron Notes.

“Styron Note Redemption Amount” means the Styron EUR Note Redemption Amount or the Styron USD Note Redemption Amount as applicable.

“Styron Percentage” means:

(a)	in respect of the Styron EUR Note; or

(b)	in respect of the Styron USD Note,

the percentage notified to the Master Purchaser pursuant to Clause 6.4 (Notification of Styron Percentage) of the Variable Loan Note Issuance Deed in respect of such Note.

“Styron Security Deed” means the deed so named dated 12 August 2010, as amended and restated 24 May 2011 and on or around the Dutch Closing Date between the Master Purchaser, the Styron Security Trustee, the Regency Noteholder and the Styron Noteholder.

“Styron Security Trustee” means the Law Debenture Trust Corporation plc or any other Person acting as security trustee from time to time pursuant to the Styron Security Deed.

“Styron Security Trustee Termination Event” has the meaning set out in the Styron Security Deed.

“Styron USD Note” means the US Dollar denominated note issued by the Master Purchaser to the Styron Noteholder pursuant to the Variable Loan Note Issuance Deed.

“Styron USD Note Additional Principal Amount” means the greater of (i) zero and (ii) the USD Proportion of the Styron Percentage of the Purchase Base specified in the Swiss Servicer’s Daily Report delivered three Business Days prior to the relevant Roll Date or, if applicable, on the relevant Reporting Date on which a Seller makes an Initial Purchase Price Payment Request less the Principal Amount Outstanding of the Styron USD Note immediately prior to the relevant Roll Date.

“Styron USD Note Initial Principal Amount” means the USD Proportion of the Styron Percentage of the Purchase Base specified in the first Swiss Servicer’s Daily Report delivered by the Swiss Servicer.

“Styron USD Note Principal Amount Outstanding” means:

(a)	on the Swiss Funding Date, the Styron USD Note Initial Principal Amount; and

(b)	on any day following the Swiss Funding Date, the Styron USD Note Principal Amount Outstanding as at the end of the immediately preceding day:

(i)	plus (if such day is a Settlement Date) the amount of any Styron USD Note Additional Principal Amount paid by the Styron Noteholder on such day;

(ii)	minus (if such day is a Settlement Date) the Styron USD Note Redemption Amount paid to the Styron Noteholder on such day.

“Styron USD Note Redemption Amount” means:

(a)	prior to the occurrence of a Termination Event that is continuing, the greater of (i) zero and (ii) the Principal Amount Outstanding of the Styron USD Note immediately prior to the relevant Settlement Date less the USD Proportion of the Styron Percentage of the Purchase Base specified in the Swiss Servicer’s Daily Report delivered three Business Days prior to the relevant Roll Date; and

(b)	following the occurrence of a Termination Event that is continuing, the USD Proportion of the Styron Percentage of the balance stood to the credit of the Master Purchaser Accounts following payment of items first to eleventh in the Pre-Enforcement Payments Priorities on the relevant Roll Date.

“Sub-contractor” means any sub-contractor, sub-agent, delegate or representative.

“Subsidiary” means any corporation or other entity of which securities having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by a Seller.

“Successor Master Purchaser Account Bank” means an entity appointed in accordance with Clause 20 (Successor Master Purchaser Account Bank) or Clause 21 (Master Purchaser Account Bank may appoint Successors) of the Account Bank Agreement to act as successor account bank under the Account Bank Agreement.

“Successor Cash Manager” means an entity identified in accordance with Clause 20 (Identification of Successor Cash Manager) of the Cash Management Agreement and appointed in accordance with Clause 21 (Appointment of Successor Cash Management) of the Cash Management Agreement to perform the Cash Management Services.

“Successor Styron Security Trustee” means an entity appointed in accordance with Clause 26 (Styron Security Trustee’s Retirement & Removal) of the Styron Security Deed to act as successor trustee under the Styron Security Deed.

“Supplemental Deed” means a deed supplemental to the Styron Security Deed.

“Swiss Code of Obligations” or “CO” means the Swiss Federal Code of Obligations of 30 March 1911, as amended from time to time.

“Swiss Collection Accounts” means the Collection Accounts owned by the Swiss Seller, which receive Collections related to the Swiss Purchased Receivables sold by the Swiss Seller to the Master Purchaser pursuant to the Swiss Receivables Purchase Agreement.

“Swiss Federal Act on Debt Collection and Bankruptcy” or “DEBA” means the Swiss Federal Act on Debt Collection and Bankruptcy of 11 April 1889, as amended from time to time.

“Swiss Funding Date” means the day falling two Business Days after the day the first Offer is delivered under the Swiss Receivables Purchase Agreement or such other date as may be agreed by the Swiss Seller and the Instructing Party.

“Swiss Purchased Receivables” means the Receivables purchased by the Master Purchaser on the terms of the Swiss Receivables Purchase Agreement.

“Swiss Receivables Purchase Agreement” means the receivables purchase agreement dated 12 August 2010, as amended and restated on or around the Dutch Closing Date between the Swiss Seller, the Master Purchaser, the Investment Manager and the Styron Security Trustee.

“Swiss Seller” means Styron Europe GmbH, incorporated in Switzerland, all the equity share capital of which is indirectly owned by the Parent, in its capacity as seller of Receivables to the Master Purchaser under the Swiss Receivables Purchase Agreement.

“Swiss Seller Credit and Collection Procedures” means the Seller’s Credit and Collection Procedures with respect to the Swiss Seller.

“Swiss Servicer” means the Person designated as such under the Swiss Servicing Agreement.

“Swiss Servicer Default” means the occurrence of any of the events described in Schedule 2 hereto.

“Swiss Servicer Fee Percentage” means 0.25 per cent.

“Swiss Servicer Fees” means the fees referred to in clause 13 of the Swiss Servicing Agreement.

“Swiss Servicer Report” means the Swiss Servicer’s Daily Report or the Swiss Servicer’s Monthly Report (as the case may be).

“Swiss Servicer’s Daily Report” means any document prepared by the Swiss Servicer in accordance with Clause 7.2 (Swiss Servicer’s Daily Reports) of the Swiss Servicing Agreement additionally including all the data required to be contained in the German Servicer’s Daily Report, the Dutch Servicer’s Daily Report and the U.S. Servicer’s Daily Report.

“Swiss Servicer’s Monthly Report” means a report in substantially the form of the Excel spreadsheet attached to the email from paul.randall@hsbc.com to Frisch@styron.com and URademakers@styron.com with the subject “Styron Monthly Servicer Report” on 21 May 2013 and containing all the data required to be included in the German Servicer’s Monthly Report, the Dutch Servicer’s Monthly Report, the U.S. Servicer’s Monthly Report and such additional information with respect to the Purchased Receivables as the Master Purchaser or the Instructing Party may reasonably request from time to time and prepared by the Swiss Servicer and delivered to the Master Purchaser and the Instructing Party in accordance with Clause 7.1 (Swiss Servicer’s Monthly Reports) of the Swiss Servicing Agreement.

“Swiss Servicing Agreement” means the Swiss Servicing Agreement dated 12 August 2010, as amended and restated on or around the Dutch Closing Date, relating to the Swiss Purchased Receivables between the Master Purchaser, the Swiss Servicer and the Styron Security Trustee.

“Swiss VAT Rate” means the applicable rate of VAT as set out in VATA 2010.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer system.

“TARGET Day” means a day on which the TARGET system is open for settlement of payments in Euro.

“TARGET System” means the Trans-European Automated Real-time Gross Settlement Express Transfer system.

“Tax Authority” means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal, revenue, customs or excise function (including, Her Majesty’s Revenue and Customs).

“Tax Credit” means any credit received by a Transaction Party from a Tax Authority in respect of any Tax paid by such Transaction Party.

“Tax Deduction” means any deduction or withholding on account of Tax.

“Taxes” means any present or future taxes, levies, duties, charges, fees, deductions or withholdings of any nature whatsoever imposed or levied by or on behalf of Switzerland, the United Kingdom, Ireland, any other Eligible Country or the United States of America, together with any interest, charges or penalties thereon and “Tax” and “Taxation” and similar words shall be construed accordingly.

“Tax Event” has the meaning given to it in Condition 5 of the Notes.

“Tax Treaty” means a double taxation treaty into which Ireland has entered which contains an article dealing with interest or income from debt claims.

“Ten Non-Bank Rule” means the rule that the aggregate number of creditors of a Swiss Borrower under the Finance Documents which are not Qualifying Banks must not at any time exceed 10 (ten), all in accordance with the meaning of the Guidelines.

“Termination Event” means the occurrence of any of the events set out in Part A of Schedule 1.

“Total Facility Limit” means USD 500,000,000.

“Total Reserves” means, as of the Determination Date, an amount equal to the sum of the Carrying Cost Reserve as at such date plus the Loss and Dilution Reserve as at such date.

“Transaction” means the connected transactions contemplated by the Transaction Documents.

“Transaction Documents” means:

(a)	the Swiss Receivables Purchase Agreement;

(b)	the German Receivables Purchase Agreement;

(c)	the Dutch Receivables Purchase Agreement;

(d)	the U.S. Receivables Purchase Agreement;

(e)	the U.S. Intermediate Transfer Agreement;

(f)	the Swiss Servicing Agreement;

(g)	the German Servicing Agreement;

(h)	the Dutch Servicing Agreement;

(i)	the U.S. Servicing Agreement;

(j)	the Master Definitions and Framework Deed;

(k)	the Variable Loan Note Issuance Deed;

(l)	the Cash Management Agreement;

(m)	the Styron Security Deed;

(n)	the German Security Assignment and Trust Agreement;

(o)	the U.S. Security Agreement;

(p)	the Account Bank Agreement;

(q)	the Guarantee Agreement;

(r)	the Corporate Services Agreement;

(s)	each Account Control Agreement;

(t)	the Fee Letter;

(u)	the Master Purchaser Receivables Power of Attorney;

(v)	the U.S. Intermediate Transferor Receivables Power of Attorney;

(w)	the Notes; and

(x)	any other document so designated by the Instructing Party and the Master Purchaser.

“Transaction Party” means any person who is a party to a Transaction Document and “Transaction Parties” means some or all of them.

“Transfer Period” means a period of two months from the termination or the appointment of a Cash Manager, as the case may be.

“Treaty” means the Treaty establishing the European Community, as amended.

“Trust Corporation” means a corporation entitled by the rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England and Wales to act as trustee and carry on trust business under the laws of the country of its incorporation.

“Trust Proceeds” means all recoveries, receipts and benefits received by the Styron Security Trustee by virtue of the Trust Property save for monies or other assets which it is entitled to retain for its own account or which are earmarked for receipt by a third party other than as part of the Trust Property.

“Trust Property” means the Covenant to Pay, the Master Purchaser Covenants, the Master Purchaser Warranties, the Security and all proceeds of the Security.

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000;

“Twenty Non-Bank Rule” means the rule that the aggregate number of creditors (including the Lenders), other than Qualifying Banks, of a Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (within the meaning of the Guidelines), such as (intragroup) loans, facilities or private placements (including under the Finance Documents) must not at any time exceed 20 (twenty), all in accordance with the meaning of the Guidelines.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“UK Account Control Deed” means the deed so named dated on or about the Closing Date between the Chargor, the Master Purchaser, the Chargee and the Styron Security Trustee.

“UK Collection Account Bank” means Deutsche Bank AG London, acting through its office at 1 Great Winchester Street, London EC2N 2DB.

“Unapplied Credit” means, on any date, the aggregate amount of outstanding credit notes issued to Obligors as of such date which have not been applied to reduce or off-set the Outstanding Balance of Receivables owed by any Obligor.

“Unbilled Purchase Rate” means the Purchase Rate.

“Unbilled Receivables” means a Receivable with respect to which:

(a)	the relevant Seller has received a purchase order from the Obligor for chemical products;

(b)	the goods have been delivered by the relevant Seller to the Obligor and a delivery note for the products has been signed by the Obligor and retained by the relevant Haulage Company; and

(c)	the Obligor has become obligated to pay for the products in accordance with the relevant Contract,

but in respect of which the relevant Seller has not yet issued an Invoice to the Obligor.

“Unbilled Receivables Limit” means an aggregate cap limit of 20% of the Receivables Pool.

“Unbilled Receivables Overconcentration Amount” means, on any Determination Date, the aggregate amount of Receivables owed by Obligors in respect of Receivables which were Unbilled Receivables on the day the Offer in respect of such Receivables was made to the Master Purchaser exceeds the Unbilled Receivables Limit.

“Unrestricted Country” means the countries listed in Schedule 5 or such other countries as agreed between the Sellers and the Regency Noteholder (acting reasonably and in good faith) from time to time, or any Eligible Country so designated from time to time by the Regency Noteholder (acting reasonably and in good faith), and, for the avoidance of doubt, for such period of time as may be designated by the Regency Noteholder (acting reasonably and in good faith).

“U.S.” means the United States of America.

“U.S. Account Control Agreement” means each Deposit Account Control Agreement by which the U.S. Seller has created security over the U.S. Collection Accounts and any other account control agreements entered into among the U.S. Seller, the U.S. Intermediate Transferor, the Master Purchaser, the Styron Security Trustee and the relevant Collection Account Bank.

“Usage Fee” means the fee specified as such in the Fee Letter.

“U.S. Collection Accounts” means the Collection Accounts owned by the U.S. Seller, which receive Collections related to the Purchased Receivables sold or contributed by the U.S. Seller to the U.S. Intermediate Transferor pursuant to the U.S. Receivables Purchase Agreement.

“U.S. Closing Date” has the meaning given to it in the U.S. Receivables Purchase Agreement.

“USD Equivalent” means, as of any date, the amount obtained by applying the rate for converting the relevant currency into USD at:

(a)	in the case of the Swiss Servicer’s Monthly Report, the most recently determined internal month end rate of the Swiss Seller;

(b)	in the case of the Swiss Servicer’s Daily Report, the Spot Rate of exchange for that currency as at 9am in London on the preceding Business Day as notified by the Cash Manager to the Sellers on such Business Day;

(c)	in the case of the Dutch Servicer’s Monthly Report, the most recently determined internal month end rate of the Dutch Seller; and

(b)	in the case of the Dutch Servicer’s Daily Report, the Spot Rate of exchange for that currency as at 9am in London on the preceding Business Day as notified by the Cash Manager to the Sellers on such Business Day.

“USD Proportion” means, in respect of an amount, that amount multiplied by the fraction the numerator of which is aggregate Outstanding Balance of all Purchased Receivables denominated in US Dollars and the denominator of which is aggregate Outstanding Balance of all Purchased Receivables (calculated using the USD Equivalent of any Outstanding Balance denominated in a currency other than US Dollars).

“U.S. Funding Date” means the day falling two Business Days after the day the first Offer is delivered under the U.S. Receivables Purchase Agreement or such other date as may be agreed by the U.S. Seller and the Instructing Party.

“U.S. Insolvency Event” means with respect to any Person, the occurrence of the following:

(a)	such Person shall voluntarily commence any case, proceeding or other action, or present a petition or make an application under any Insolvency Law:

(i)	relating to bankruptcy, insolvency, court protection, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, examination, liquidation, administration, administrative receivership, dissolution, court protection, composition, declaration or other similar relief with respect to it or any of its debts; or

(ii)	seeking the appointment of a liquidator, receiver, administrative receiver, examiner, security trustee, custodian, compulsory manager, administrator or other similar official for it or for all or any substantial part of its assets;

(b)	there shall be commenced, presented or made against such Person any case, proceeding or other action referred to in (a) above which is not dismissed by the relevant court, tribunal or authority within sixty (60) days after its commencement;

(c)	there shall be commenced against such Person any case, proceeding or other action seeking issuance of a warrant of attachment, sequestration, distress, expropriation, execution, distraint or similar process against all or any substantial part of its assets which is not dismissed within sixty (60) days after its commencement; or

(d)	a moratorium is declared in respect of any of its debt.

“U.S. Intermediate Transfer Agreement” means the intermediate receivables purchase agreement dated on or about the U.S. Closing Date, among the U.S. Intermediate Transferor, the Master Purchaser and the Investment Manager.

“U.S. Intermediate Transferor” means Trinseo U.S. Receivables Company SPV LLC, a Delaware limited liability corporation.

“U.S. Intermediate Transferor Receivables Power of Attorney” means a power of attorney substantially in the form of Part A of Schedule 4 to the U.S. Receivables Purchase Agreement.

“U.S. Primary Transaction Documents” means:

(a)	the U.S. Receivables Purchase Agreement;

(b)	the U.S. Intermediate Transfer Agreement; and

(c)	the U.S. Servicing Agreement.

“U.S. Purchased Receivables” means the Receivables purchased by or contributed to the U.S. Intermediate Transferor on the terms of the U.S. Receivables Purchase Agreement.

“U.S. Receivables Purchase Agreement” means the receivables purchase agreement dated on or about the U.S. Closing Date among the U.S. Seller, the Investment Manager and the U.S. Intermediate Transferor.

“U.S. Security Agreement” means the Security Agreement dated on or about the U.S. Closing Date between the Master Purchaser and the Styron Security Trustee.

“U.S. Seller” means Styron LLC, a Delaware limited liability company, in its capacity as seller of Receivables to the U.S. Intermediate Transferor under the U.S. Receivables Purchase Agreement.

“U.S. Seller Credit and Collection Procedures” means the Seller’s Credit and Collection Procedures with respect to the U.S. Seller.

“U.S. Servicer” means the Person designated as such under the U.S. Servicing Agreement.

“U.S. Servicer Default” means the occurrence of any of the events described in Schedule 2 hereto as if each reference therein to “Swiss Servicer” was a reference to “U.S. Servicer”, each reference to “Swiss Receivables Purchase Agreement” was a reference to “U.S. Receivables Purchase Agreement” or “U.S. Intermediate Transfer Agreement” and each reference to “Swiss Servicing Agreement” was a reference to “U.S. Servicing Agreement”.

“U.S. Servicer Report” means a U.S. Servicer’s Monthly Report or U.S. Servicer’s Daily Report as the case may be.

“U.S. Servicer’s Daily Report” means any document prepared by the U.S. Servicer in accordance with Clause 7.2 (U.S. Servicer’s Daily Reports) of the U.S. Servicing Agreement, provided that all data required to be included in the U.S. Servicer’s Daily Report shall be consolidated in the Swiss Servicer’s Daily Report.

“U.S. Servicer’s Monthly Report” means any document prepared by the U.S. Servicer in accordance with Clause 7.1 (U.S. Servicer’s Monthly Reports) of the U.S. Servicing Agreement, including, for the avoidance of doubt, any consolidated monthly report delivered by or on behalf of all of the Servicers, provided that all data required to be included in the U.S. Servicer’s Monthly Report shall be consolidated in the Swiss Servicer’s Monthly Report.

“U.S. Servicing Agreement” means the servicing agreement to be dated on or about the U.S. Closing Date, among the U.S. Servicer, the U.S. Seller, U.S. Intermediate Transferor and the Master Purchaser, relating to the U.S. Purchased Receivables.

“U.S. Servicer Fees” means the fees referred to in clause 14 of the U.S. Servicing Agreement.

“U.S. Transaction Documents” means:

(a)	the U.S. Receivables Purchase Agreement;

(b)	the U.S. Intermediate Transfer Agreement;

(c)	the U.S. Servicing Agreement;

(d)	the U.S. Security Agreement;

(e)	each U.S. Account Control Agreement;

(f)	the U.S. Intermediate Transferor Receivables Power of Attorney;

(g)	the Master Receivables Power of Attorney given by the U.S. Seller; and

(h)	any other document so designated by the U.S. Seller, the Instructing Party and the Master Purchaser.

“Value Added Tax” and “VAT” shall be construed as a reference to value added tax under the laws of any jurisdiction.

“VATA 2010” means the Swiss Value Added Tax Act 2010 (as amended).

“Variable Loan Note Issuance Deed” means the variable loan note issuance deed dated on or about the Closing Date between the Master Purchaser, the Registrar, the Cash Manager, the Styron Security Trustee and the Noteholders.

“VAT Group” means a group for the purposes of the VAT Grouping Legislation.

“VAT Grouping Legislation” means the Value Added Tax Act 1972 of Ireland (as amended).

“Written-off Receivable” means any Purchased Receivable (i) in respect of which the relevant Obligor is insolvent or is in bankruptcy, liquidation, administration or any analogous proceedings or (ii) in respect of which a declaration has been made (or ought to have been made) by the relevant Seller that such Receivable is irrecoverable in accordance with the related Seller’s Credit and Collection Policies.

2.2	Any reference in any Transaction Document to:

“administration”, “bankruptcy”, “liquidation”, “dissolution”, “receivership” or “winding-up” of a person shall be construed so as to include any equivalent or analogous proceedings (including any suspension of payments) under the laws of the jurisdiction in which such person is incorporated (or, if not a company or corporation, domiciled) or any jurisdiction in which such person has its principal place of business.

“agreed form” means, in relation to any documents, the draft of the document which has been agreed between the relevant parties thereto and initialled on their behalf for the purpose of identification.

“Clause”, “Recital”, “Appendix” or “Schedule” in any Transaction Document is, subject to any contrary indication, a reference to a Clause of, or a recital or appendix or schedule to, the relevant Transaction Document.

an event (howsoever defined) “subsisting” or “continuing” is if that event which has occurred but has not been remedied (if capable of remedy) or waived.

“EUR” or “€” or “euro” means the currency introduced at the commencement of the third stage of European Economic and Monetary Union as of 1 January 1999 pursuant to the Treaty establishing the European Communities as amended by the Treaty on European Union.

“holding company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a subsidiary.

“including” shall be construed as meaning including without limitation.

“indebtedness” shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.

a person shall be construed as being “insolvent” if such person goes into administration, bankruptcy, liquidation, dissolution, receivership or winding-up or such person is unable to pay its debts as they fall due or such person’s liabilities exceed its assets.

“month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day; provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to “months” shall be construed accordingly).

“or” shall be construed as meaning “and/or.”

“person” or “Person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

“Pounds Sterling”, “pounds”, “sterling”, “GBP” or “£” means the lawful currency as at the date of this Deed of the United Kingdom and Northern Ireland.

“stamp duty” shall be construed as a reference to any stamp, registration or other documentary Tax or other similar Taxes or duties (including any penalty or interest payable in connection with any failure to pay or any delay in paying out any of the same).

“subsidiary” of a company or corporation shall be construed as a reference to any company or corporation (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation; or (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and for these purposes a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs or to control the composition of its board of directors or equivalent body.

“US Dollars”, “dollars”, “USD” or “$” means the lawful currency of the United States as at the date of this Deed.

2.3	Where a definition is stated to mean an amount (the “first amount”) which is the greater of zero and another amount (the “second amount”) if the second amount is also zero or is a negative amount, the first amount shall be deemed to mean zero.

2.4	When used in any of the Transaction Documents, the terms “relevant Settlement Date”, “relevant Determination Date” or “relevant Determination Period” will mean the Settlement Date, relative to a particular Determination Date or Determination Period, or the Determination Date relative to a particular Determination Period or Settlement Date or the Determination Period relative to a particular Determination Date or Settlement Date as the case may be.

2.5	Where a denominator in any fraction to be used in connection with any calculation in a definition is zero, the relevant fraction will be zero.

2.6	The headings in any Transaction Document shall not affect its interpretation. References to Clauses, Schedules and Articles in any Transaction Document shall, unless its context otherwise requires, be construed as references to the Clauses of, Schedules to, and Articles of such document.

2.7	Unless the context otherwise requires, words denoting the singular number only shall include the plural number also and vice versa, words denoting one gender only shall include the other genders and words denoting persons only shall include firms, corporations and other organised entities, whether separate legal entities or otherwise, and vice versa.

2.8	Unless the context otherwise requires, any reference in any Transaction Document to:

(a)	any agreement or other document shall be construed as a reference to the relevant agreement or document as the same may have been, or may from time to time be, replaced, extended, amended, varied, novated, supplemented or superseded;

(b)	any statutory provision or legislative enactment shall be deemed also to refer to any re-enactment, modification or replacement thereof and any statutory instrument, order or regulation made thereunder or under any such re-enactment;

(c)	any party to a Transaction Document shall include references to its successors, permitted assigns and any person deriving title under or through it; references to the address of any person shall, where relevant, be deemed to be a reference to its address as current from time to time;

(d)	a person shall include a reference to an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority and any other entity of whatever nature, as the context may require;

(e)	unless stated otherwise, any provision setting forth an obligation to pay an amount in respect of remuneration or costs or charges or expenses shall be inclusive of any applicable amount in respect of VAT or similar Tax charged or chargeable in respect thereof at any rate; and

(f)	the provisions contained in any schedule or appendix to any Transaction Document have effect as if they had been incorporated in such Transaction Document.

2.9	Unless expressly agreed otherwise, interest rates and discount factors refer to a calculation in arrears on the basis of actual days elapsed and 360 days per annum for transactions denominated in Euros and 365 days per annum for transactions denominated in Sterling.

2.10	A reference to a Determination Period or Determination Date in any definition or other provision of any other Transaction Document shall, to the extent such Determination Period or Determination Date would fall prior to the Swiss Funding Date, such reference shall be construed as a reference to a complete calendar month and the last day of a complete calendar month respectively.

2.11	Unless otherwise specified, any reference in a Transaction Document to a time of day shall be to the time in London on that day.

3.	AGREEMENT

The parties hereto acknowledge that the provisions contained in Clauses 3 to 8 and Clauses 10 to 25 (inclusive) shall, save where there is an express provision to the contrary, have effect with regard to and apply in respect of, each Transaction Document (as the same shall be amended, varied or supplemented from time to time in accordance with the terms thereof) as though the same were set out therein in full mutatis mutandis.

4.	JURISDICTION

4.1	Submission to Jurisdiction

(a)	Unless expressly otherwise agreed in any of the Transaction Documents, each party agrees that the English courts shall have exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaim) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, each of the Transaction Documents (other than the U.S. Transaction Documents), to the extent that it is incorporated in any such document, or otherwise arising in connection with the same and for such purposes irrevocably submits to the jurisdiction of the English courts.

4.2	Forum Conveniens and Enforcement Abroad:

Unless expressly otherwise agreed in any of the Transaction Documents, each party:

(a)	waives any objection to the choice of or submission to the English courts on the grounds of inconvenient forum or otherwise as regards proceedings in connection with any Transaction Documents (other than the U.S. Transaction Documents); and

(b)	agrees that a judgment, declaration or order (whether interim or final) of an English court in connection with any Transaction Document (other than the U.S. Transaction Documents) is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

4.3	Agents for Service of Process:

Without prejudice to any other mode of service:

(a)	unless expressly otherwise agreed in any of the Transaction Documents, each of the Sellers and the Servicers appoints the following as their respective agents for service of process relating to any proceedings before the English courts pursuant to Clause 4 and agrees to maintain the process agent in England notified to the Instructing Party:

Styron UK Limited

06649750

THE GRANARIES NELSON STREET

PE30 5DY KINGS LYNN

UNITED KINGDOM.

(b)	unless expressly otherwise agreed in any of the Transaction Documents the Master Purchaser appoints the following as their respective agent for service of process relating to any proceedings before the courts of England pursuant to Clause 4 and agrees to maintain the process agent in England notified to the Instructing Party:

HSBC Bank plc, 8 Canada Square, London E14 5HQ Attn: Ingram Lyons, Product Control, Level 2.

(c)	each party agrees that any failure by a process agent to notify any party of the process shall not invalidate the proceedings concerned; and

(d)	each party consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for service of process for the time being applying under this Deed.

5.	PARTIES TO CASH MANAGEMENT AGREEMENT

5.1	Better preservation and enforcement of rights

The Noteholders agreed to become a party to the Cash Management Agreement only for the better preservation and enforcement of their rights under the Cash Management Agreement and shall not assume any liabilities or obligations under the Cash Management Agreement.

6.	CHANGE OF STYRON SECURITY TRUSTEE

If there is an appointment of a Successor Styron Security Trustee in accordance with the terms of the Styron Security Deed, each of the Transaction Parties shall execute such documents and take such action as the Successor Styron Security Trustee and the outgoing Styron Security Trustee may reasonably require for the purposes of vesting in the Successor Styron Security Trustee the benefit of the Transaction Documents and the rights, powers and obligations of the Styron Security Trustee under the Transaction Documents, and releasing the outgoing Styron Security Trustee from its future obligations under the Transaction Documents.

7.	FURTHER ASSURANCES

Each of the parties agrees to perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, deeds, agreements, consents, notices or authorisations as may be required by law or as may be necessary in:

(a)	the reasonable opinion of the Master Purchaser or the Instructing Party; or

(b)	the opinion of the Styron Security Trustee (acting in its sole discretion),

to implement or give effect to each Transaction Document and the transactions contemplated thereby.

8.	NOTICES

8.1	Any notice to be given by one party to any other party under, or in connection with, any Transaction Document shall be in writing and signed by or on behalf of the party giving it. Any such notice shall be served by sending it by fax to the number set out in Clause 8.2, or delivering it by hand, or sending it by pre-paid recorded delivery or registered post, to the address set out in Clause 8.2, or (if an email address is set out in Clause 8.2 or later notified by the relevant Transaction Party to the other Transaction Parties) by sending an electronic mail (“email”) to the email address set out in Clause 8.2 and in each case marked for the attention of the relevant party (or as otherwise notified from time to time in accordance with the provisions of this Clause 8.1). Any notice so served by hand, fax, post or email shall be deemed to have been duly given:

(a)	in the case of delivery by hand, when delivered;

(b)	in the case of fax, at the time of transmission;

(c)	in the case of pre-paid recorded delivery or registered post, at 10.00 a.m. (London Time) on the second Business Day following the date of posting;

(d)	in the case of email, at the time of electronic receipt,

provided that in each case where delivery by hand, fax or email occurs after 6.00 p.m. (London Time) on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 a.m. on the next following Business Day.

References to time in this Clause are to local time in the country of the addressee.

All notices shall be copied to the Master Purchaser, the Sellers, the Swiss Servicer, the German Servicer, the U.S. Servicer, the Dutch Servicer and the Instructing Party.

8.2	The addresses, email address and fax numbers of the parties for the purpose of Clause 8.1 are as follows:

THE SWISS SELLER, THE SWISS SERVICER AND CHARGOR

STYRON EUROPE GMBH	Address:	Styron Europe GmbH
Zugerstrasse 231
8810 Horgen
Switzerland

	Fax:	+1 989 638 6356

	Email:	frisch@styron.com;

	For the attention of:	Johanna Frisch

	with a copy to:	Styron EVP and General
Counsel
Curt Shaw

	Address:	Styron LLC
Suite 300
1000 Chesterbrook Blvd.
Berwyn PA 19380

	Tel:	+1 610 240 3204

	Email:	Cshaw@styron.com;

	with a further copy to:	Ralph Than (rthan@styron.com;)

	and, if the notice or communication relates to the Styron Operating Accounts, a further copy to:	Adrian Mendez Styron Europe GmbH Zugerstrasse 231 8810 Horgen Switzerland Amendez@styron.com +41 44 728 2689 +41 78 606 2940

THE GERMAN SELLER AND THE GERMAN SERVICER

STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH	Address:	c/o Styron Europe GmbH Zugerstrasse 231 8810 Horgen Switzerland

	Fax:	+41 44 728 2672

	Email:	frisch@styron.com;

	For the attention of:	Johanna Frisch

	with a copy to:	Styron EVP and General
Counsel
Curt Shaw

	Address:	Styron LLC
Suite 300
1000 Chesterbrook Blvd.
Berwyn, PA 19380

	Tel:	+1 610 240 3204

	Email:	Cshaw@styron.com;

THE DUTCH SELLER AND THE DUTCH SERVICER

STYRON NETHERLANDS B.V.	Address:	c/o Styron Europe GmbH
Zugerstrasse 231
8810 Horgen
Switzerland

	Fax:	+41 44 728 2672

	Email:	frisch@styron.com;

	For the attention of:	Johanna Frisch

	with a copy to:	Styron EVP and General
Counsel
Curt Shaw

	Address:	Styron LLC
Suite 300
1000 Chesterbrook Blvd.
Berwyn, PA 19380

	Tel:	+1 610 240 3204

	Email:	Cshaw@styron.com;

THE U.S. SELLER AND THE U.S. SERVICER

STYRON LLC	Address:	c/o Styron Europe GmbH
Zugerstrasse 231
8810 Horgen
Switzerland

	Fax:	+41 44 728 2672

	Email:	frisch@styron.com;

	For the attention of:	Johanna Frisch

	with a copy to:	Styron EVP and General
Counsel
Curt Shaw

	Address:	Styron LLC
Suite 300
1000 Chesterbrook Blvd.
Berwyn, PA 19380

	Tel:	+1 610 240 3204

	Email:	Cshaw@styron.com;

THE U.S. INTERMEDIATE TRANSFEROR

Trinseo U.S. Receivables Company SPV LLC	Address:	c/o Styron Europe GmbH Zugerstrasse 231
8810 Horgen
Switzerland

	Fax:	+41 44 728 2672

	Email:	frisch@styron.com;

	For the attention of:	Johanna Frisch

	with a copy to:	Styron EVP and General
Counsel
Curt Shaw

	Address:	Styron LLC
Suite 300
1000 Chesterbrook Blvd.
Berwyn, PA 19380

	Tel:	+1 610 240 3204

	Email:	Cshaw@styron.com;

THE MASTER PURCHASER AND CHARGEE

STYRON RECEIVABLES FUNDING LIMITED	Address:	53 Merrion Square, Dublin 2, Ireland

	Fax:	+353 (1) 6146250

	Tel:	+353 (1) 6146240

	Email:	Jacqueline.O’Rourke@TM
F-Group.com
REGENCY NOTEHOLDER

REGENCY ASSETS LIMITED	Address:	5 Harbourmaster Place IFSC
Dublin 1
Ireland

Fax:

	Email:	corporate.services@db.com

	For the attention of:	Eimir McGrath

MASTER PURCHASER ACCOUNT BANK AND CASH MANAGER

HSBC BANK PLC	Address:	8 Canada Square
London
E14 5HQ

	Fax:	020 7992 4642

	Tel:	020 7991 2993

	Email:	graham.s.walton@hsbcib.com
and
ingram.lyons@hsbcib.com

	For the attention of:	Alex Sweetman

	with a copy to:	Ingram Lyons

	Tel:	020 7991 9834

	Fax:	020 7991 4140

THE STYRON SECURITY TRUSTEE

THE LAW DEBENTURE TRUST CORPORATION P.L.C.	Address:	Fifth Floor 100 Wood Street London
EC2V 7EX

	Fax:	+44 (0) 207 606 0643

	For the attention of:	Trust Management T.C. 123441

THE PARENT

STYRON HOLDING S.À R.L	Address:	Styron Europe GmbH
Zugerstrasse 231
8810 Horgen
Switzerland

	Fax:	+1 989 638 6356

	Email:	frisch@styron.com;

	For the attention of:	Johanna Frisch

	with a copy to:	Styron EVP and General
Counsel
Curt Shaw

	Address:	Styron LLC
Suite 300
1000 Chesterbrook Blvd.
Berwyn, PA 19380

	Tel:	+1 610 240 3204

	Email:	Cshaw@styron.com;

	Address:	Styron Europe GmbH
Zugerstrasse 231
8810 Horgen
Switzerland

	Fax:	+1 989 638 6356

THE CORPORATE ADMINISTRATOR AND REGISTRAR

TMF Administration Services Limited	Address:	53 Merrion Square Dublin 2
Ireland

	Fax:	+353 (1) 614 6250

	For the attention of:	The Administrator

THE INVESTMENT MANAGER AND THE STYRON NOTEHOLDER

STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, SWEIGNIEDERLASSUNG HORGEN	Address:	c/o Styron Europe GmbH Zugerstrasse 231 8810 Horgen Switzerland

	Fax:	+41 44 728 2672

	Email:	frisch@styron.com;

	For the attention of:	Johanna Frisch

	with a copy to:	Styron EVP and General
Counsel
Curt Shaw

	Address:	Styron LLC
Suite 300
1000 Chesterbrook Blvd.
Berwyn, PA 19380

	Tel:	+1 610 240 3204

	Email:	Cshaw@styron.com;

A party may notify any of the other parties to any of the Transaction Documents of a change to its name, relevant addressee, address, email address or fax number for the purposes of this Clause 8.2, provided that such notice shall only be effective on:

(a)	the date specified in the notice as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.

9.	YIELD PROTECTION INDEMNITIES

9.1	The Master Purchaser hereby agrees from time to time to indemnify the Regency Noteholder for, and to pay to it on demand, an amount equal to all amounts payable by the Regency Noteholder under and in accordance with the terms of (i) any costs, increased costs, broken funding costs or reduced rates of return incurred or suffered directly or indirectly by the Regency Noteholder of the payment of any part of any Regency Note prior to or after the maturity date thereof (including, for the avoidance of doubt relating to any Regency Noteholder Related Debt being paid prior to or after its scheduled maturity) or the failure of the Master Purchaser to issue the Regency Notes specified in the Initial Note Issue Notice or increase the principal amount of the Regency Notes as specified in an Additional Note Issue Notice; and (ii) any additional or termination cost payable to the provider of any swap, cap, collar, floor or other hedging arrangement entered into by the Regency Noteholder in connection with any regency Noteholder Related Debt (together, “Break Costs”) provided that such Break Costs have not arisen as a direct result of the negligence, default or recklessness of the Regency Noteholder. If the Regency Noteholder is obliged to make any payment of Break Costs then it shall in good faith use reasonable endeavours to take such reasonable steps as may reasonably be open to it to mitigate or avoid the effects of such payment of Break Costs by placing any monies received on deposit until such Regency Noteholder Related Debt is due.

9.2	If after the date hereof, the Regency Noteholder is charged any fee, expense or increased cost pursuant to any Regency Noteholder Related Debt on account of any other party to such Regency Noteholder Related Debt having determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any court, governmental authority, central bank or comparable agency or regulatory authority charged with the interpretation or administration thereof taking effect after the Swiss Funding Date, or compliance by such party with any guideline request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency or regulatory authority taking effect after the Swiss Funding Date (a “Relevant Change”), has or would have the effect of reducing the rate of return on such party’s (or its holding company’s) capital as a consequence of such party’s obligation in respect of such Regency Noteholder Related Debt, to a level below that which such party could have achieved but for such Relevant Change, then, within thirty (30) days of demand by the Regency Noteholder the Master Purchaser shall pay to the Regency Noteholder, an amount equal to each such amount charged to the Regency Noteholder pursuant to the terms of the relevant Regency Noteholder Related Debt (together, “Increased Costs”). Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or any foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Relevant Change,” regardless of the date enacted, adopted or issued.

9.3	Any demand made by the Regency Noteholder under Clause 9.1 or, as the case may be, Clause 9.2 shall be accompanied by a statement signed by a duly authorised signatory of the Regency Noteholder giving (to the extent that such information is within its possession and knowledge and that disclosure of such information would not involve the breach of any duty of confidentiality owed by the Regency Noteholder to any other person) reasonable particulars of:

(a)	in the case of a demand under Clause 9.1, the calculation of the claim for reimbursement; and

(b)	in the case of a demand made under Clause 9.2, the Relevant Change and how the relevant amount has been calculated,

together with any supporting documentation.

Each amount certified by the Regency Noteholder as being due under this Clause 9 shall, in the absence of manifest error, be conclusive evidence of the amount so claimed.

9.4	Each party which is entitled to receive Increased Costs pursuant to Clause 9 shall, in consultation with the Master Purchaser, take all reasonable steps to mitigate any circumstances which would result in any Increased Costs becoming payable under or pursuant to Clause 9.

10.	DEFAULT INTEREST

10.1	If any sum due and payable by the Master Purchaser, the Swiss Seller, the Dutch Seller, the Swiss Servicer or the Dutch Servicer is not paid on the due date therefor in accordance with the provisions of the relevant Transaction Documents or if any sum due and payable by the Master Purchaser, the Swiss Seller, the Dutch Seller, the Swiss Servicer or the Dutch Servicer under any judgment or decree of any court in connection herewith is not paid on the date of such judgment or decree, the period beginning on such due date or, as the case may be, the date of such judgment or decree and ending on the date upon which the obligation of the Master Purchaser, the Swiss Seller, the Dutch Seller, the Swiss Servicer or the Dutch Servicer to pay such sum (the balance thereof for the time being unpaid being herein referred to as an unpaid sum) is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding period and the duration of each of which shall be selected by the person to whom such sum is payable.

10.2	During each such period relating thereto as is mentioned in Clause 10.1 an unpaid sum shall bear interest at the rate per annum which is the sum of two per cent. and the London Interbank offered rate for deposits in US Dollars for the period for which such rate is to be determined which appears on the applicable Reuters screen or such other page as may replace the applicable Reuters screen at or about 11.00 a.m. provided that, if, for any such period, no such offered rate appears on such Reuters screen, the rate of interest applicable to such unpaid sum shall be the rate per annum at which HSBC Bank plc, was offering to prime banks in the London Interbank Market deposits in the currency in which such unpaid sum is denominated for the period for which such rate is to be determined.

10.3	Any interest which shall have accrued under Clause 10.2 in respect of an unpaid sum shall be due and payable and shall be paid by the Master Purchaser, the Swiss Seller,

the Dutch Seller, the Swiss Servicer or the Dutch Servicer (as the case may be) at the end of the period by reference to which it is calculated or on such other dates as the Person to whom such sum is owed may specify by written notice to the Master Purchaser, the Swiss Seller, the Dutch Seller, the Swiss Servicer or the Dutch Servicer (as the case may be).

11.	SWISS SELLER, DUTCH SELLER, SWISS SERVICER AND DUTCH SERVICER INDEMNITIES AND UNDERTAKING BY THE MASTER PURCHASER

11.1	Indemnities by the Swiss Seller

Without limiting any other rights that the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party or any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, an “Indemnified Party”) may have hereunder or under the other Transaction Documents, or under applicable law, the Swiss Seller hereby agrees to indemnify each Indemnified Party from and against any and all costs, expenses, claims, losses, damages and liabilities (including properly incurred lawyers’ fees of the Styron Security Trustee and reasonable lawyer’s fees of each other Indemnified Party of one counsel per Indemnified Party per jurisdiction) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from the Swiss Receivables Purchase Agreement or any other Transaction Document or the use of proceeds of purchases or reinvestments or the ownership of Receivables originated by the Swiss Seller or of the Notes or in respect of any Receivable originated by the Swiss Seller or any Contract relating thereto, excluding, however, (a) Indemnified Amounts which have resulted from gross negligence or wilful misconduct on the part of such Indemnified Party, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor, (c) any income taxes or any other tax or fee measured by income incurred by such Indemnified Party arising out of or as a result of the Swiss Receivables Purchase Agreement or any other Transaction Document or the ownership of Receivables or Notes or in respect of any Receivable or any Contract or (d) Indemnified Amounts resulting from a breach by the Indemnified Party in respect of its obligations under any Transaction Documents. Without limiting or being limited by the foregoing (but subject to the exclusions contained in (a) through (d) above), the Swiss Seller shall pay on demand to each Indemnified Party without any set off, deduction, counterclaim or withholding any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(a)	the characterisation in any Swiss Servicer Report or other written statement made by or on behalf of the Swiss Seller of any Swiss Purchased Receivable as an Eligible Receivable or as included in the Receivables Pool which, as of the date of such Swiss Servicer Report or other statement, is not an Eligible Receivable or should not be included in the Receivables Pool;

(b)	any representation or warranty or statement made or deemed made by the Swiss Seller (or any of its officers) under or in connection with any Transaction Document which shall have been incorrect in any material respect when made;

(c)	the failure by the Swiss Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable originated by the Swiss Seller or the related Contracts, or the failure of any Pool Receivable originated by the Swiss Seller or the related Contract to conform to any such applicable law, rule or regulation; or the failure by the Swiss Seller to pay, remit or account for any taxes related to or included in a Receivable originated by the Swiss Seller, when due;

(d)	the failure to vest (i) in the Master Purchaser effective title in the Swiss Purchased Receivables originated by the Swiss Seller and the Related Security and the Collections with respect to Receivables originated by the Dutch Seller free and clear of any Encumbrances other than Seller Permitted Encumbrances or (ii) in the Styron Security Trustee a first priority perfected security interest as provided in the Master Purchaser Security Documents;

(e)	the failure, when so required in accordance with the Transaction Documents, to have properly notified any Obligor of the transfer, sale or assignment of any Swiss Purchased Receivable originated by the Swiss Seller pursuant to the Transaction Documents to the extent such notice is required to perfect the same under any applicable law and for the purposes of this paragraph (e), “perfect” means to render actionable, publish and allow the setting up of the purchaser’s interest in, and right to collect payment under, the assets which are the subject of such transfer, sale and assignment, and to make actionable, publish and allow the setting up of such transfer, sale and assignment as against Obligors and other third parties, including any liquidator, administrator, trustee in bankruptcy or other insolvency official under any applicable law;

(f)	any dispute, claim, counterclaim, set off or defence (other than discharge in insolvency of the Obligor) of the Obligor to the payment of any Receivable originated by the Swiss Seller in, or purporting to be in, the Receivables Pool (including a defence based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim whether of the Obligor or any third party resulting from the sale of chemical products related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Swiss Seller or any of its Affiliates acting as Swiss Servicer);

(g)	any failure of the Swiss Seller to perform its duties or obligations under the Contracts;

(h)	any product liability, property damage, personal injury, consequential loss or other claim arising out of or in connection with the chemical products which are the subject of any Contract of the Swiss Seller;

(i)	the commingling of Collections of Purchased Receivables originated by the Swiss Seller at any time with other funds;

(j)	any investigation, litigation or proceeding related to the Swiss Receivables Purchase Agreement or any other Transaction Document or the use of proceeds of purchases or reinvestments or the ownership of Receivables originated by the Swiss Seller or Notes or in respect of any Receivable originated by the Swiss Seller or Related Security or any Contract relating thereto (including in connection with the preparation of a defence or appearing as a third party witness in connection therewith and regardless of whether such investigation, litigation or proceeding is brought by the Swiss Seller, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto);

(k)	any failure of the Swiss Seller to comply with its covenants contained in this Deed or any other Transaction Document;

(l)	any claim brought by any Person other than an Indemnified Party arising from any activity by the Swiss Seller or any agent or delegate of the Swiss Seller in servicing, administering or collecting any Swiss Purchased Receivable; and

(m)	any claim arising out of any failure by the Swiss Seller to obtain a consent from the relevant Obligor to the transfer, sale or assignment of any Receivable originated by the Swiss Seller pursuant to the Transaction Documents.

If any event occurs in respect of which indemnification may be sought from the Swiss Seller, the Indemnified Party shall (in each case to the extent it is lawful to do so) notify in writing and consult with the Swiss Seller within a reasonable time after the relevant Indemnified Party becomes aware of such event.

11.2	Indemnities by the Swiss Servicer

Without limiting any other rights that the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party or any of their respective Affiliates or members or any of their respective officers, directors, employees or advisors (each, a “Special Indemnified Party”) may have hereunder or under applicable law, and in consideration of its appointment as Swiss Servicer under the Swiss Servicing Agreement, the Swiss Servicer hereby agrees to indemnify each Special Indemnified Party from and against any and all claims, losses and liabilities (including properly incurred lawyers’ fees of the Styron Security Trustee and reasonable lawyer’s fees of each other Special Indemnified Party of one counsel per Special Indemnified Party per jurisdiction) (all of the foregoing being collectively referred to as “Special Indemnified Amounts”) arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to have resulted from gross negligence or wilful misconduct on the part of such Special Indemnified Party, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor, (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Deed or any other Transaction Document or the ownership of Receivables or Notes or in respect of any Receivable or any Contract, or (d) Special Indemnified Amounts resulting from a breach by the Special Indemnified Party in respect of its obligations under any Transaction Documents):

(a)	any representation made or deemed made by the Swiss Servicer pursuant to the Swiss Agreement or any other Transaction Document which shall have been incorrect in any respect when made or any other representation or warranty or statement made or deemed made by the Swiss Servicer under or in connection with the Swiss Servicing Agreement or any other Transaction Document which shall have been incorrect in any material respect when made;

(b)	the failure by the Swiss Servicer to comply with any applicable law, rule or regulation with respect to any Swiss Purchased Receivable or Contract;

(c)	any failure of the Swiss Servicer to perform its duties or obligations in accordance with the provisions of the Swiss Servicing Agreement or any other Transaction Document;

(d)	the commingling of Collections of Swiss Purchased Receivables at any time by the Swiss Servicer with other funds;

(e)	any breach of an obligation of the Swiss Servicer reducing or impairing the rights of the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party with respect to any Pool Receivable or the value of any Pool Receivable;

(f)	any Swiss Servicer Fees or other costs and expenses payable to any replacement Swiss Servicer, to the extent in excess of the Swiss Servicer Fees payable to the Swiss Servicer pursuant to the Swiss Servicing Agreement; or

(g)	payment of any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Swiss Servicer or its Affiliates in servicing, administering or collecting any Swiss Purchased Receivable.

If any event occurs in respect of which indemnification may be sought from the Swiss Servicer, the Special Indemnified Party shall (in each case to the extent it is lawful to do so) notify in writing and consult with the Swiss Servicer within a reasonable time after the relevant Special Indemnified Party becomes aware of such event.

11.3	Indemnities by the Dutch Seller

Without limiting any other rights that the Indemnified Parties may have hereunder or under the other Transaction Documents, or under applicable law, the Dutch Seller hereby agrees to indemnify each Indemnified Party from and against any Indemnified Amounts arising out of or resulting from the Dutch Receivables Purchase Agreement or any other Transaction Document or the use of proceeds of purchases or reinvestments or the ownership of Receivables originated by the Dutch Seller or of the Notes or in respect of any Receivable originated by the Dutch Seller or any Contract relating thereto excluding, however, (a) Indemnified Amounts which have resulted from gross negligence or wilful misconduct on the part of such Indemnified Party, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor, (c) any income taxes or any other tax or fee measured by income incurred by such Indemnified Party arising out of or as a result of the Dutch Receivables Purchase Agreement or any other Transaction Document or the ownership of Receivables or

Notes or in respect of any Receivable or any Contract or (d) Indemnified Amounts resulting from a breach by the Indemnified Party in respect of its obligations under any Transaction Documents. Without limiting or being limited by the foregoing (but subject to the exclusions contained in (a) through (d) above), the Dutch Seller shall pay on demand to each Indemnified Party without any set off, deduction, counterclaim or withholding any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(a)	the characterisation in any Dutch Servicer Report or other written statement made by or on behalf of the Dutch Seller of any Dutch Purchased Receivable as an Eligible Receivable or as included in the Receivables Pool which, as of the date of such Dutch Servicer Report or other statement, is not an Eligible Receivable or should not be included in the Receivables Pool;

(b)	any representation or warranty or statement made or deemed made by the Dutch Seller (or any of its officers) under or in connection with any Transaction Document which shall have been incorrect in any material respect when made;

(c)	the failure by the Dutch Seller to comply with any applicable law, rule or regulation with respect to any Pool Receivable originated by the Dutch Seller or the related Contracts, or the failure of any Pool Receivable originated by the Dutch Seller or the related Contract to conform to any such applicable law, rule or regulation; or the failure by the Dutch Seller to pay, remit or account for any taxes related to or included in a Receivable originated by the Dutch Seller, when due;

(d)	the failure to vest (i) in the Master Purchaser effective title in the Receivables originated by the Dutch Seller and the Related Security and the Collections with respect to Receivables originated by the Dutch Seller free and clear of any Encumbrances other than Seller Permitted Encumbrances or (ii) in the Styron Security Trustee a first priority perfected security interest as provided in the Master Purchase Security Documents;

(e)	the failure, when so required in accordance with the Transaction Documents, to have properly notified any Obligor of the transfer, sale or assignment of any Dutch Purchased Receivable originated by the Dutch Seller pursuant to the Transaction Documents to the extent such notice is required to perfect the same under any applicable law and for the purposes of this paragraph (e), “perfect” shall have the same meaning as in Clause 11.1(e) above;

(f)	any dispute, claim, counterclaim, set off or defence (other than discharge in insolvency of the Obligor) of the Obligor to the payment of any Receivable originated by the Dutch Seller in, or purporting to be in, the Receivables Pool (including a defence based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim whether of the Obligor or any third party resulting from the sale of chemical products related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Dutch Seller or any of its Affiliates acting as Dutch Servicer);

(g)	any failure of the Dutch Seller to perform its duties or obligations under the Contracts;

(h)	any product liability, property damage, personal injury, consequential loss or other claim arising out of or in connection with the chemical products which are the subject of any Contract of the Dutch Seller;

(i)	the commingling of Collections of Purchased Receivables originated by the Dutch Seller at any time with other funds;

(j)	any investigation, litigation or proceeding related to the Dutch Receivables Purchase Agreement or any other Transaction Document or the use of proceeds of purchases or reinvestments or the ownership of Receivables originated by the Dutch Seller or Notes or in respect of any Receivable originated by the Dutch Seller or Related Security or any Contract relating thereto (including in connection with the preparation of a defence or appearing as a third party witness in connection therewith and regardless of whether such investigation, litigation or proceeding is brought by the Dutch Seller, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto);

(k)	any failure of the Dutch Seller to comply with its covenants contained in this Deed or any other Transaction Document;

(l)	any claim brought by any Person other than an Indemnified Party arising from any activity by the Dutch Seller or any agent or delegate of the Dutch Seller in servicing, administering or collecting any Dutch Purchased Receivable; and

(m)	any claim arising out of any failure by the Dutch Seller to obtain a consent from the relevant Obligor to the transfer, sale or assignment of any Receivable originated by the Dutch Seller pursuant to the Transaction Documents.

If any event occurs in respect of which indemnification may be sought from the Dutch Seller, the Indemnified Party shall (in each case to the extent it is lawful to do so) notify in writing and consult with the Dutch Seller within a reasonable time after the relevant Indemnified Party becomes aware of such event.

11.4	Indemnities by the Dutch Servicer

Without limiting any other rights that the Special Indemnified Parties may have hereunder or under applicable law, and in consideration of its appointment as Dutch Servicer under the Dutch Servicing Agreement, the Dutch Servicer hereby agrees to indemnify each Special Indemnified Party from and against any and all Special Indemnified Amounts arising out of or resulting from any of the following (excluding, however, (a) Special Indemnified Amounts to have resulted from gross negligence or wilful misconduct on the part of such Special Indemnified Party, (b) recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor, (c) any income taxes or any other tax or fee measured by income incurred by such Special Indemnified Party arising out of or as a result of this Deed or any other Transaction Document or the ownership of Receivables or Notes or in respect of any Receivable or any Contract, or (d) Special Indemnified Amounts resulting from a breach by the Special Indemnified Party in respect of its obligations under any Transaction Documents):

(a)	any representation made or deemed made by the Dutch Servicer pursuant to the Dutch Servicing Agreement or any other Transaction Document which shall have been incorrect in any respect when made or any other representation or warranty or statement made or deemed made by the Dutch Servicer under or in connection with the Dutch Servicing Agreement or any other Transaction Document which shall have been incorrect in any material respect when made;

(b)	the failure by the Dutch Servicer to comply with any applicable law, rule or regulation with respect to any Dutch Purchased Receivable or Contract;

(c)	any failure of the Dutch Servicer to perform its duties or obligations in accordance with the provisions of the Dutch Servicing Agreement or any other Transaction Document;

(d)	the commingling of Collections of Dutch Purchased Receivables at any time by the Dutch Servicer with other funds;

(e)	any breach of an obligation of the Dutch Servicer reducing or impairing the rights of the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party with respect to any Pool Receivable or the value of any Pool Receivable;

(f)	any Dutch Servicer Fees or other costs and expenses payable to any replacement Dutch Servicer, to the extent in excess of the Dutch Servicer Fees payable to the Dutch Servicer pursuant to the Dutch Servicing Agreement; or

(g)	payment of any claim brought by any Person other than a Special Indemnified Party arising from any activity by the Dutch Servicer or its Affiliates in servicing, administering or collecting any Receivable.

If any event occurs in respect of which indemnification may be sought from the Dutch Servicer, the Special Indemnified Party shall (in each case to the extent it is lawful to do so) notify in writing and consult with the Dutch Servicer within a reasonable time after the relevant Special Indemnified Party becomes aware of such event.

12.	FEES, COSTS, EXPENSES AND TAXATION

12.1	Fees

(a)	The Sellers (or the Investment Manager on their behalf) shall on the earlier to occur of the U.S. Funding Date or the Dutch Funding Date pay to HSBC Bank plc, a structuring and commitment fee in the amount specified in the Fee Letter together with all other costs and expenses (including reasonable legal costs and expenses) referred to in the Fee Letter (the “Funding Date Fees and Expenses”).

(b)	All invoices submitted to any Seller under this Clause 12 shall be in reasonable detail.

(c)	If any Seller does not pay any of the fees referred to in paragraphs (a) or (b) of Clause 12.1 and paragraph (a) of Clause 12.2, the Master Purchaser hereby undertakes that it shall pay such fees to HSBC Bank plc or the Regency Noteholder (as the case may be) to the extent that they have not been paid by a Seller.

12.2	Costs and Expenses in relation to the Swiss Seller and the Swiss Servicer

Without prejudice to the provisions of the other Transaction Documents, the Swiss Seller and the Swiss Servicer shall on demand pay by way of indemnity on a gross of Tax basis all, claims, liabilities, losses, damages suffered by and all costs, fees and expenses (including legal expenses) (i) incurred by (provided in the case of paragraphs (a), (c) and (d) below such costs, fees and expenses are reasonably incurred) the Master Purchaser and the Regency Noteholder and (ii) incurred or chargeable by (provided in the case of paragraphs (a), (c) and (d) below such costs, fees and expenses are properly incurred) the Styron Security Trustee in connection with:

(a)	any variation, consent or approval, or any steps taken with a view to any variation, consent or approval, in each case relating to or in connection with any of the Transaction Documents or any related document which was requested by or required by the Swiss Seller or the Swiss Servicer;

(b)	the preservation or enforcement of, or any action taken to preserve or enforce, any of their rights under any of the Transaction Documents or any related documents;

(c)	the exercise by the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, or the Instructing Party of its rights to monitor compliance by the Swiss Seller or the Swiss Servicer with its obligations under the Transaction Documents; and

(d)	any audit by any such party or any relevant auditors in relation to transaction cash flows, the performance of the Purchased Receivables originated by the Swiss Seller, Collections with respect to Receivables originated by the Swiss Seller and procedures relating to such Collections, and (for the avoidance of doubt) the Swiss Seller and the Swiss Servicer shall pay to the Master Purchaser, the Regency Noteholder and the Styron Security Trustee, as appropriate, such amount as shall represent any value added tax, sales tax, purchase tax or other similar taxes or duties associated with such costs, fees and expenses (if any) howsoever charged to, or suffered by, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee (other than any Tax on the net income of the Master Purchaser, the Regency Noteholder and the Styron Security Trustee).

12.3	Costs and Expenses in relation to the Dutch Seller and the Dutch Servicer

Without prejudice to the provisions of the other Transaction Documents, the Dutch Seller and the Dutch Servicer shall on demand pay by way of indemnity on a gross of Tax basis all, claims, liabilities, losses, damages suffered by and all costs, fees and expenses (including legal expenses) (i) incurred by (provided in the case of paragraphs (a), (c) and (d) below such costs, fees and expenses are reasonably incurred) the Master Purchaser and the Regency Noteholder and (ii) incurred or chargeable by (provided in the case of paragraphs (a), (c) and (d) below such costs, fees and expenses are properly incurred) the Styron Security Trustee in connection with:

(a)	any variation, consent or approval, or any steps taken with a view to any variation, consent or approval, in each case relating to or in connection with any of the Transaction Documents or any related document which was requested by or required by the Dutch Seller or the Dutch Servicer;

(b)	the preservation or enforcement of, or any action taken to preserve or enforce, any of their rights under any of the Transaction Documents or any related documents;

(c)	the exercise by the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, or the Instructing Party of its rights to monitor compliance by the Dutch Seller or the Dutch Servicer with its obligations under the Transaction Documents; and

(d)	any audit by any such party or any relevant auditors in relation to transaction cash flows, the performance of the Purchased Receivables originated by the Dutch Seller, Collections with respect to Receivables originated by the Dutch Seller and procedures relating to such Collections, and (for the avoidance of doubt) the Dutch Seller and the Dutch Servicer shall pay to the Master Purchaser, the Regency Noteholder and the Styron Security Trustee, as appropriate, such amount as shall represent any value added tax, sales tax, purchase tax or other similar taxes or duties associated with such costs, fees and expenses (if any) howsoever charged to, or suffered by, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee (other than any Tax on the net income of the Master Purchaser, the Regency Noteholder and the Styron Security Trustee.

12.4	Duties and Taxes

Without prejudice to the provisions of the other Transaction Documents, the Swiss Seller or the Dutch Seller or both of them jointly and severally (as applicable) shall pay any stamp, documentary, transfer, excise, registration, filing and other similar duties, levies, fees or Taxes to which:

(a)	any of the Relevant Transaction Documents or any related documents; or

(b)	any purchase of Receivables from the Swiss Seller under the Swiss Receivables Purchase Agreement or from the Dutch Seller under the Dutch Receivables Purchase Agreement (as applicable); or

(c)	any transaction contemplated under the Transaction Documents and the related documents including the assignment, release, resale or re-assignment of any Receivable originated by that Seller; or

(d)	the enforcement of the rights of the Master Purchaser, the Regency Noteholder and the Styron Security Trustee,

may be subject or give rise and the Swiss Seller or the Dutch Seller or both of them jointly and severally (as applicable) shall fully indemnify the Master Purchaser, the Regency Noteholder and the Styron Security Trustee, on a gross of Tax basis, from and against any losses or liabilities which any of them may properly incur or otherwise suffer as a result of any delay in paying or omission to pay such duties, levies, fees or taxes (other than any Tax on the net income of the Master Purchaser, the Regency Noteholder and the Styron Security Trustee). The indemnities specified in paragraphs (a), (b) and (d) above shall be given by each applicable Seller with respect to the Receivables which it has originated and the Transaction Documents to which it is a party. The indemnities specified in paragraphs (a), (c) and (d) above shall be given by both Sellers on a joint and several basis with respect to the Transaction Documents to which both are parties or neither of them are parties.

12.5	Value Added and Sales Tax

(a)	Any amounts stated in any Relevant Transaction Document to be payable, or payable in connection with any Relevant Transaction Document, by the Swiss Seller, the Dutch Seller, the Swiss Servicer or the Dutch Servicer are exclusive of value added tax, sales tax, purchase tax or other similar taxes or duties and accordingly, to the extent that any such taxes arise in respect of such payments, the Swiss Seller, the Dutch Seller, the Swiss Servicer, or the Dutch Servicer (as the case may be) shall, in addition, pay any amount properly charged in respect of any such taxes or duties.

(b)	Any amounts stated in any Relevant Transaction Document to be payable by the Master Purchaser, the Regency Noteholder and the Styron Security Trustee are unless otherwise expressly provided in any Relevant Transaction Document exclusive of value added tax, sales tax, purchase tax or other similar taxes or duties.

12.6	Grossing-Up

(a)	All payments made by the Swiss Seller, the Dutch Seller, the Swiss Servicer or the Dutch Servicer to the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, and the Instructing Party under or in connection with any Relevant Transaction Document shall be made in full without any deduction or withholding in respect of Taxes (or otherwise) unless the deduction or withholding is required by law in which event the Swiss Seller, the Dutch Seller, the Swiss Servicer or the Dutch Servicer shall:

(i)	ensure that the deduction or withholding does not exceed the minimum amount legally required; and

(ii)	forthwith pay to the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, or the Instructing Party such additional amount (other than any Tax on the net profit of the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, or the Instructing Party) so that the net amount received by the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, or the Instructing Party as the case may be, will equal the full amount which would have been received by it had no such deduction or withholding been made. For the purposes of Swiss withholding taxes this clause shall be read to mean that the payment obligations of the Swiss Seller stated in any Transaction Document are minimum payment obligations net of any mandatory reduction on account of Swiss withholding taxes and the corresponding amount of Swiss withholding tax (based on the increased amount) is remitted by the Swiss Seller to the tax authority.

(b)	The Swiss Seller and the Swiss Servicer hereby undertake to indemnify the Master Purchaser, the Regency Noteholder, the Styron Security Trustee and the Instructing Party, in respect of any withholding or deduction on account of Tax on the payment of any amount due in respect of any Purchased Receivable originated by the Swiss Seller or otherwise due under any Relevant Transaction Document such that the Master Purchaser, the Regency Noteholder, the Styron Security Trustee and the Instructing Party, as the case may be, receives the same amount that it would have received had there been no such withholding or deduction.

(c)	The Dutch Seller and the Dutch Servicer hereby undertake to indemnify the Master Purchaser, the Styron Security Trustee and the Instructing Party, in respect of any withholding or deduction on account of Tax on the payment of any amount due in respect of any Purchased Receivable originated by the Dutch Seller or otherwise due under any Relevant Transaction Document such that the Master Purchaser, the Styron Security Trustee and the Instructing Party, as the case may be, receives the same amount that it would have received had there been no such withholding or deduction.

(d)	All payments made to the Swiss Seller, the Dutch Seller, the Swiss Servicer or the Dutch Servicer by the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party under or in connection with any Relevant Transaction Document shall be made in full without any deduction or withholding in respect of Taxes (or otherwise) unless the deduction or withholding is required by law in which event the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party, as the case may be, shall ensure that the deduction or withholding does not exceed the minimum amount legally required. For the avoidance of doubt, save as otherwise expressly provided in any Relevant Transaction Document none of the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party shall be obliged to gross up any such payment following any such deduction or withholding.

12.7	Tax Credits

If any of the Swiss Seller, the Dutch Seller, the Swiss Servicer or the Dutch Servicer pays any additional amount (an “Additional Payment”) under paragraph (a) of Clause 12.5 and the Master Purchaser, the Regency Noteholder, the Styron Security Trustee, or the Instructing Party, as the case may be, effectively obtains a refund of Tax or credit against Tax on its overall net income by reason of that Additional Payment (a “Tax Credit”) and the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party, as the case may be, is able to identify such Tax Credit as being attributable to such Additional Payment, then the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party, as the case may be, shall reimburse the Swiss Seller, the Dutch Seller, the Swiss Servicer or the Dutch Servicer (as the case may be) such amount as the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party, as the case may be, shall determine to be the proportion of such Tax Credit as will leave it, after that reimbursement, in no better or worse position than it would have been in if that Additional Payment had not been required. The Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party, as the case may be, shall use reasonable efforts to claim any Tax Credit and, if it does so claim, shall have absolute discretion as to the extent, order and manner in which it does so but shall in no circumstances be liable to the Swiss Seller, the Dutch Seller, the Swiss Servicer or the Dutch Servicer for not doing so.

12.8	After Tax Amount

In the event that any taxing authority seeks to charge to Tax any sum paid to the Master Purchaser, the Regency Noteholder, the Styron Security Trustee or the Instructing Party as a result of the indemnities contained herein then the amount so payable shall be grossed up by such amount as to ensure that after payment of the Tax so charged (and taking account of the Tax effect of any loss giving rise to the right to such an indemnity) there shall be left a sum equal to the amount that would otherwise be payable under such indemnity or obligation.

12.9.	Notwithstanding anything else to the contrary in any Transaction Document, none of the U.S. Seller, U.S. Servicer, U.S. Intermediate Transferor, Swiss Seller, Swiss Servicer and Chargor, German Seller, German Servicer, Dutch Seller, Dutch Servicer, Parent, Guarantor, the Styron Security Trustee or the Master Purchaser shall be required to pay any additional amounts, gross-up, indemnity payment or other similar amount with respect to any Tax imposed under the laws of the United States that is an Excluded Tax, as such term is defined in the U.S. Intermediate Transfer Agreement.

13.	WAIVERS; REMEDIES CUMULATIVE

13.1	No failure or delay by any party hereto in exercising any right, power or privilege under any Transaction Document to which it is a party or available at law shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy under this Deed or any Transaction Document to which it is a party or at law shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Deed or any Transaction Document to which it is a party or at law.

13.2	The rights of any party to any Transaction Document shall not be capable of being waived otherwise than by an express waiver in writing or by a waiver in such other form as may be agreed by the parties to the relevant Transaction Document for the purposes of minimising or avoiding liability to stamp tax.

13.3	The rights, powers and remedies provided in this Deed and any Transaction Document to which it is a party are cumulative and may be exercised as often as they are considered appropriate and are in addition to any rights and remedies provided by law.

14.	MODIFICATION AND WAIVER

14.1	Unless otherwise specified in the Styron Security Deed, no amendment, modification, waiver or variation of any or all of the Transaction Documents shall be effective unless:

(a)	it is in writing and signed by or on behalf of each of the parties to the relevant Transaction Document to be so modified, waived or varied or initialled for identification on behalf of such parties or in such other form as may be agreed by the parties to the relevant Transaction Document for the purposes of minimising or avoiding any liability to stamp tax; and

(b)	such amendment, modification, waiver or variation complies with the requirements of clause 29 of the Styron Security Deed.

14.2	The Master Purchaser agrees with the Sellers that the Sellers may request an increase in the Facility Limit from time to time and the Master Purchaser shall, subject to conditions to be agreed, use its commercially reasonable endeavours to agree to such increases with the Regency Noteholder and the Styron Noteholder (subject to the credit and business approval processes of the Liquidity Facility Provider) and shall not require any increase in the fees on such additional amounts from the fee levels set out in the Transaction Documents or any increase in the CP Rate or Reuters Screen Rate from that set out above or any other alteration to the terms in a manner that is or could be reasonably expected to be adverse to any Seller.

15.	ENTIRE AGREEMENT

Each and every Transaction Document sets out the entire agreement and understanding between the parties in respect of the subject matter of the agreements contained therein and supersedes any previous agreement between the parties relating to the subject matter therein. It is agreed that:

(a)	no party has entered into any Transaction Document in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in any such Transaction Document;

(b)	except for breach of an express representation or warranty under any Transaction Document no party shall have any claim or remedy under any of the Transaction Documents in respect of misrepresentation (whether negligent or otherwise, and whether made prior to or at the time of execution of the Transaction Documents) or untrue statement made by any other party; and

(c)	this Clause shall not exclude any liability for fraudulent misrepresentation.

16.	NO LIABILITY

Notwithstanding any other provision of this Deed or any other Transaction Document, no recourse under any obligation, covenant, or agreement of any party (acting in any capacity whatsoever) contained in any Transaction Document shall be had against any shareholder, officer, director, employee or agent of the Master Purchaser or the Regency Noteholder or the Styron Security Trustee as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that each Transaction Document is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or directors of any party as such, or any of them, under or by reason of any of the obligations, covenants or agreements contained in any Transaction Document, or implied therefore, and that any and all personal liability for breaches by such party of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent, employee or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Deed.

17.	LIMITED RECOURSE AND NON-PETITION IN FAVOUR OF REGENCY NOTEHOLDER

17.1	Notwithstanding any other provision of this Deed, each of the parties hereto (other than the German Seller and the German Servicer) hereby agrees with the Regency Noteholder that it shall not:

(a)	take any corporate action or other steps or legal proceedings for the winding-up, dissolution, examinership or re-organisation of or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, examiner, sequestrator or similar officer to the Regency Noteholder or of any or all its revenues and assets; or

(b)	have any right to take any steps for the purpose of obtaining payment of any amounts payable to it under this Deed by the Regency Noteholder and shall not take any steps to recover any debts whatsoever owing to it by the Regency Noteholder.

17.2	Notwithstanding any other provision of this Deed, each party hereto (other than the Regency Noteholder, the German Seller and the German Servicer) agrees and acknowledges with the Regency Noteholder that:

(a)	it will only have recourse in respect of any amount, claim or obligation due or owing to it by the Regency Noteholder (the “Claims”) to the extent of available funds pursuant to the Regency Noteholder’s programme documents in respect of its USD$20,000,000,000 asset-backed commercial paper notes issuance programme (the “Programme Documents”) subject to and in accordance with the terms thereof and after all other prior ranking claims in respect thereof have been satisfied and discharged in full;

(b)

following the application of funds following enforcement of the security interests created over the Regency Noteholder’s assets under the relevant Programme Documents, subject to and in accordance with the provisions relating to the application of funds specified therein, the Regency Noteholder will have no assets available for payment of its obligations under such documents and this Deed other than as provided for pursuant to the Programme Documents and any Claims will accordingly be extinguished to the extent of any shortfall; and

(c)	the obligations of the Regency Noteholder under the Programme Documents and this Deed will not be obligations or responsibilities of, or guaranteed by, any other person or entity.

17.3	Notwithstanding any other provision of this Deed or any Transaction Document, each of the parties hereto (other than the German Seller and the German Servicer) agrees and acknowledges that the provisions of Clauses 16 and 17 of this Deed shall survive and shall not be extinguished by the termination of this Deed and shall continue to bind the parties thereafter.

17.4	For the avoidance of doubt, Clause 22 (Limited Recourse and No-Petition in Favour of Regency Noteholders) of the German Receivables Purchase Agreement binds the German Seller and Clause 1.4(h) of the German Servicing Agreement binds the German Servicer.

18.	MISCELLANEOUS PROVISIONS

18.1	Evidence of indebtedness

In any proceeding, action or claim relating to any Transaction Document a statement as to any amount due which is certified as being correct by an officer of the Instructing Party, shall, unless otherwise provided in the Transaction Document or this Deed, or in the case of manifest error, be prima facie evidence that such amount is in fact due and payable.

18.2	Severability

Any provision of any Transaction Document or this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each of the parties hereto hereby waives any provision of law but only to the extent permitted by law which renders any provision of any Transaction Document prohibited or unenforceable in any respect.

18.3	Assignability

(a)	Save as specifically provided in any Transaction Document and subject to sub-paragraph 18.3(b) below, none of the Swiss Seller, the German Seller, the Dutch Seller, the German Servicer, the Dutch Servicer, the Swiss Servicer, Regency Noteholder or the Master Purchaser shall be entitled to assign any of its rights or transfer any of its obligations under any of the Transaction Documents without the prior written consent of the Instructing Party and the Regency Noteholder, and prior written notice being given to Moody’s and S&P.

(b)	The Regency Noteholder may assign its rights or transfer its obligations under the Transaction Documents to any person subject to obtaining the prior written consent of the Swiss Seller (in its sole discretion) provided that the consent of the Swiss Seller shall not be required in respect of assignments or transfer (i) to Affiliates provided such arrangement or transfer shall not increase the Master Purchaser’s cost of funding or (ii) following a Termination Event which has occurred and which is continuing.

(c)	Each assignor or transferor shall notify the Instructing Party and the Swiss Seller of any assignment or transfer under paragraph (a) or paragraph (b) of Clause 18.3. Each assignor or transferor may, in connection with any such assignment or transfer, disclose to the assignee or transferee or potential assignee or transferee any information relating to the Swiss Seller, the German Seller, the Dutch Seller, the German Servicer, the Dutch Servicer or the Swiss Servicer, including the Receivables, furnished to such assignor or transferor by or on behalf of the Swiss Seller, the German Seller, the Dutch Seller, the Swiss Servicer, the German Servicer or the Dutch Servicer provided that, prior to any such disclosure, the assignee or transferee or potential assignee or transferee agrees to observe the confidentiality of such information which is confidential in accordance with Clause 20 below.

18.4	Set-Off

(a)	Except as otherwise provided in the Transaction Documents and subject to paragraph (b) of this Clause 18.4, all payments required to be made under the Transaction Documents shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim, save as provided by mandatory provisions of law.

(b)	The Master Purchaser, the Regency Noteholder, the Instructing Party and the Styron Security Trustee may (in addition to any other rights it may have) at any time after a Termination Event has occurred and is subsisting, set-off, appropriate and apply any deposits and any other indebtedness held or owing by such Person (acting in its capacity as such) to, or for the account of, the Swiss Seller, the German Seller, the Dutch Seller, the German Servicer, the Dutch Servicer or the Swiss Servicer against any amount owing by that Seller, the German Servicer, the Dutch Servicer or the Swiss Servicer, as the case may be, to such Person.

18.5	Styron Noteholder, Master Purchaser, Swiss Seller, Swiss Servicer, Dutch Seller and Dutch Servicer Set-Off

(a)	The Master Purchaser may, at any time, unless notified to the contrary by the Instructing Party, set-off its obligation to pay Initial Purchase Price to the Swiss Seller or the Dutch Seller against its right to receive any amount of Initial Subscription Price or Additional Subscription Price from the Styron Noteholder.

(b)	The Master Purchaser may, on any Monthly Payment Date, unless notified to the contrary by the Instructing Party, set-off its obligation to pay any Styron USD Note Redemption Amounts or Styron EUR Note Redemption Amounts to the Styron Noteholder against its right to receive Collections from each Seller.

(c)	The Styron Noteholder, the Master Purchaser, the Swiss Servicer, the Swiss Seller, the Dutch Servicer and the Dutch Seller may, on any Settlement Date, unless notified to the contrary by the Instructing Party:

(i)	set-off the Styron Noteholder’s obligation to pay any Additional Principal Amount under the Styron Note against the Master Purchaser’s obligation to pay Initial Purchase Price or Deferred Purchase Price to the Swiss Seller or the Dutch Seller on such Settlement Date;

(ii)	set-off the Swiss Servicer’s obligation to pay Collections to the Master Purchaser against the Master Purchaser’s obligation to pay any amounts due to the Styron Noteholder pursuant to the Styron Note; and

(iii)	set-off any amounts in accordance with Clause 3.3(c) of the Swiss Receivables Purchase Agreement, Clause 3.2(c) of the Dutch Receivables Purchase Agreement, Clause 4.3 of the Swiss Servicing Agreement or Clause 4.3 of the Dutch Servicing Agreement.

18.6	Regulation

(a)	From 1 January 2015, the Sellers undertake to the Master Purchaser and the Noteholders that each of them will, whilst any of the Notes remain outstanding ensure the Noteholders have readily available access to all materially relevant data on the credit quality and performance of the individual Purchased Receivables, cash flows and collateral supporting the Transaction, as well as such tests on the cash flows and collateral values supporting the Notes (for the purpose of which, “materially relevant data” has the meaning given to it in Article 122a of Directive 2006/48/EC or any successor thereto) provided that no Seller shall be in breach of the undertakings given pursuant to this Clause 18.6 if due to events, actions or circumstances beyond such Seller’s control, such Seller is not able to comply with such undertakings, subject always to any requirement of law.

(b)	The Sellers and the Servicers covenant with the Cash Manager to provide it with all information which it may reasonably require to comply with requirements of law or regulation as to the disclosure of information including (but not limited to) pursuant to European Regulation 1060/2009 (as amended from time to time).

19.	COUNTERPARTS

Each of the Transaction Documents, including this Deed, can be executed in any number of counterparts and by the parties to it on separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. Delivery of a counterpart of any Transaction Document, including this Deed, by e-mail attachment or fax shall be an effective mode of delivery.

20.	CONFIDENTIALITY

None of the parties shall, and they shall procure that none of their agents or representatives shall, during the continuance of any of the Transaction Documents or after the termination of any of them, disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party to this Deed of which it may in the course of its duties under this Deed or any Transaction Document or otherwise have become possessed and all the parties shall use all reasonable endeavours to prevent any such disclosure, provided however that the provisions of this Clause 20 shall not apply:

(a)	to the disclosure of any information which is expressly permitted or required by the Transaction Documents to any person who is a party to any of the Transaction Documents or is required in relation to the transactions envisaged by the Transaction Documents;

(b)	to the disclosure of any information already known to the recipient otherwise than as a result of entering into or negotiating any of the Transaction Documents provided that the recipient has not, to the knowledge of the party disclosing information, acquired such information in breach of any contractual obligation of confidentiality;

(c)	to the disclosure of any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient or as a result of a breach of this Agreement;

(d)	to the extent that the recipient is required to disclose the same pursuant to any law or regulation or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other regulatory authority (including any official bank examiners or regulators) or stock exchanges or Rating Agency or any other rating organisation to whom disclosure is required by applicable law in order to issue or maintain a credit rating, provided such disclosure is made strictly in accordance and solely to ensure compliance, with the provisions of the relevant law (including, for the avoidance of doubt, Rule 17g-5 of the General Rules and Regulations promulgated by the Securities Exchange Act of 1934);

(e)	to the extent that the recipient needs to disclose the same for the protection or enforcement of any of its rights under any of the Transaction Documents;

(f)	to the disclosure of any information to any provider of liquidity, credit enhancement, hedging or other facilities (subject to them being informed of the confidential nature of such information and being subject to confidentiality restrictions consistent with this Clause 20);

(g)	to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality;

(h)	to the disclosure of any information with the written consent of the parties hereto in form and substance satisfactory to the Instructing Party; and

(i)	to the disclosure of any information reasonably disclosed to a prospective provider of Regency Noteholder Related Debt, a prospective or a substitute Instructing Party or Styron Security Trustee (provided it is disclosed on the basis that the recipient will hold it confidential and will not use it in the course of its business).

21.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

In relation to each Transaction Document governed by English law, a person who is not a party to such Transaction Document shall, unless otherwise expressly provided in a Transaction Document, have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of the terms thereof.

22.	STYRON SECURITY TRUSTEE PARTY TO TRANSACTION DOCUMENTS

22.1	Better preservation and enforcement of rights

Except where any Transaction Document provides otherwise, the Styron Security Trustee has agreed to become a party to each Transaction Document to which it is a party only for the better preservation and enforcement of its rights under such Transaction Document and shall not assume any liabilities or obligations under any Transaction Document unless such obligation or liability is expressly assumed by the Styron Security Trustee in such Transaction Document.

22.2	Styron Security Trustee has no responsibility

The Styron Security Trustee shall not have any responsibility for any of the obligations of the other Transaction Parties and the other Transaction Parties acknowledge that the Styron Security Trustee has no such responsibility and that the Styron Security Trustee is entitled to the protections contained in and on the terms set out in the Styron Security Deed.

22.3	Styron Security Deed governs the Styron Security Trustee

Each of the parties hereto agrees that the exercise or performance or non-exercise or non-performance of any of the trusts, powers, authorities, duties, discretions or obligations of, or the giving of any consents by the Styron Security Trustee and the Styron Security Trustee’s liability in relation to the same shall in the case of each Transaction Document to which it is a party be subject to the detailed provisions of the Styron Security Deed and, in the event of any conflict, the provisions of the Styron Security Deed shall prevail.

23.	TRUSTEE ACT

In relation to each Transaction Document governed by English law and which creates or purports to create a trust or fiduciary relationship, the parties hereto agree that to the fullest extent permitted by law, none of the provisions of the Trustee Act 2000 shall apply to the trust or fiduciary relationship created by such Transaction Document or to the role of the trustee or fiduciary in relation to such trust or fiduciary relationship. The disapplication of the Trustee Act 2000 as provided by this Clause 23 shall constitute an exclusion of the provisions of the Trustee Act 2000 for the purposes of that Act.

24.	RESTRICTION ON ENFORCEMENT OF SECURITY, NON-PETITION AND LIMITED RECOURSE IN FAVOUR OF THE MASTER PURCHASER

24.1	No proceedings against the Master Purchaser

Notwithstanding any other provision of this Deed or any Transaction Documents, only the Styron Security Trustee may pursue the remedies available under the general law or under the Styron Security Deed, the German Security Assignment and Trust Agreement or the U.S. Security Agreement to enforce the Security and no Transaction Party shall be entitled to proceed directly against the Master Purchaser to enforce the Security. Each Transaction Party (other than the Master Purchaser, the German Seller, the German Servicer, and the Styron Security Trustee) agrees with and acknowledges to each of the Master Purchaser and the Styron Security Trustee, and the Styron Security Trustee agrees with and acknowledges to the Master Purchaser, that:

(a)	none of the Transaction Parties (nor any person on their behalf, other than the Styron Security Trustee where appropriate) are entitled, otherwise than as permitted by the Transaction Documents, to direct the Styron Security Trustee to enforce the Security or take any proceedings against the Master Purchaser to enforce the Security;

(b)	none of the Transaction Parties (other than the Styron Security Trustee acting in accordance with the provisions of the Styron Security Deed, the German Security Assignment and Trust Agreement or the U.S. Security Agreement) shall have the right to take or join any person in taking any steps against the Master Purchaser for the purpose of obtaining payment of any amount due from the Master Purchaser to any of such Transaction Parties;

(c)	until the date falling two years after the Final Discharge Date none of the Transaction Parties nor any person on their behalf shall initiate or join any person in initiating an Insolvency Event or the appointment of an Insolvency Official in relation to the Master Purchaser other than a Receiver appointed under clause 18 (Appointment and Removal of Administrator and Receiver) of the Styron Security Deed; and

(d)	none of the Transaction Parties shall be entitled to take or join in the taking of any corporate action, legal proceedings or other procedure or step which would result in the Payments Priorities not being complied with.

24.2	Limited Recourse

(a)	Each Transaction Party (other than the Master Purchaser, the German Seller, the German Servicer and, in accordance with the provisions of the Styron Security Deed, the Styron Security Trustee) agrees with each of the Master Purchaser and the Styron Security Trustee, and the Styron Security Trustee agrees with the Master Purchaser, that notwithstanding any other provision of any Transaction Document, all obligations of the Master Purchaser to such Transaction Party, including, without limitation, the Obligations, are limited in recourse as set out below:

(i)	it will have a claim only in respect of the Charged Property and will not have any claim, by operation of law or otherwise, against, or recourse to any of the Master Purchaser’s other assets or its contributed capital;

(ii)	sums payable to each Transaction Party in respect of the Master Purchaser’s obligations to such Transaction Party shall be limited to the lesser of (a) the aggregate amount of all sums due and payable to such Transaction Party and (b) the aggregate amounts received, realised or otherwise recovered by or for the account of the Master Purchaser in respect of the Charged Property whether pursuant to enforcement of the Security or otherwise, net of any sums which are payable by the Master Purchaser in accordance with the Payments Priorities in priority to or pari passu with sums payable to such Transaction Party; and

(iii)	upon the Styron Security Trustee giving written notice to the Relevant Transaction Parties that it has determined in its sole opinion, that there is no reasonable likelihood of there being any further realisations in respect of the Charged Property (whether arising from an enforcement of the Security or otherwise) which would be available to pay unpaid amounts outstanding under the Relevant Transaction Documents, the Relevant Transaction Party shall have no further claim against the Master Purchaser in respect of any such unpaid amounts and such unpaid amounts shall be extinguished and discharged in full.

The provisions of this Clause 24 (Restriction on Enforcement of Security, Non-Petition and Limited Recourse in Favour of the Master Purchaser) shall survive termination of the Transaction Documents.

(b)	For the avoidance of doubt Clause 21 (Restriction on Enforcement of Security, Non-Petition and Limited Recourse in Favour of the Master Purchaser) binds the German Seller and Clause 15.4 (Subordination of German Servicer’s Rights and Non Petition Undertaking) of the German Servicing Agreement binds the German Servicer.

25.	PROVISIONS RELATING TO THE TRANSACTION DOCUMENTS

25.1	Acknowledgement of the Security

Each Transaction Party:

(a)	acknowledges the Security created by the Master Purchaser Security Documents;

(b)	undertakes to the Styron Security Trustee not to do anything inconsistent with the Security or the terms of the Transaction Documents;

(c)	acknowledges that the Security is held by the Styron Security Trustee for the benefit of all the Secured Creditors and that any Receiver shall be appointed by the Styron Security Trustee for the benefit of all the Secured Creditors; and

(d)	acknowledges the existence of the rights conferred on the Noteholders by Condition 6.3 (Consequences of Delivery of an Enforcement Notice) and Condition 8 (No action by Noteholders or any other Secured Creditor).

25.2	Secured Creditors and Transaction Documents

Each Secured Creditor shall be deemed to have notice of, all of the provisions of the Transaction Documents.

25.3	Receipt

The Styron Security Trustee is hereby authorised to execute on behalf of the Secured Creditors a receipt in respect of all or part only of the Secured Amounts, as may be appropriate from time to time.

25.4	Recoveries after Enforcement

Except for moneys paid out by the Styron Security Trustee pursuant to the Post-Enforcement Payments Priorities, all monies received or recovered by the Secured Creditors in respect of the Secured Amounts after delivery of an Enforcement Notice (whether by way of set-off, retention, compensation, balancing of accounts or otherwise) shall forthwith be paid to (and pending such payment held on trust for) the Styron Security Trustee.

26.	GOVERNING LAW

This Deed and any non-contractual obligations arising herefrom shall be governed by, and construed in accordance with, English law.

27.	FAILURE TO SATISFY INITIAL CONDITIONS PRECEDENT

27.1	Termination

If the Initial Conditions Precedent have not been satisfied or waived by the Instructing Party prior to 26 August 2010 the Transaction Parties hereby agree that, with effect from 26 August 2010, subject to Clause 27.2 (Continuing obligations) and Clause 27.3 (Accrued liabilities) and notwithstanding anything else contained in the Transaction Documents:

(a)	each Transaction party is irrevocably released and discharged from all covenants, undertakings, representations, warranties, liabilities and obligations owed to the other parties (or any of them) to the Transaction Documents arising under the Transaction Documents, whether, without limitation, in contract, tort or otherwise;

(b)	the rights and entitlements of each party to the Transaction Documents against the other parties to the Transaction Documents in respect of the Transaction Documents are irrevocably waived and cancelled; and

(c)	the Transaction Documents are terminated,

without giving rise to any liabilities as a result of such termination and discharge, other than as set out herein.

27.2	Continuing obligations

The termination of the Transaction Documents pursuant to Clause 27.1 is without prejudice to any provision of such Transaction Documents which expressly states that it will survive the termination of such Transaction Document, or which reserves the rights of the parties to such Transaction Document in the event that any payment made to them under or pursuant to the Transaction Document is subsequently challenged.

27.3	Accrued liabilities

The termination of the Transaction Documents is without prejudice to any rights and liabilities under the Transaction Documents accrued prior to 26 August 2010 and will not give rise to any liabilities as a result of such termination other than as set out herein.

IN WITNESS of which this Deed has been executed and delivered as a deed by the parties to it on the date above mentioned.

The Swiss Seller, the Swiss Servicer and the Chargor

SIGNED and	)
DELIVERED as a DEED by STYRON	)
EUROPE GMBH	)
a limited liability company incorporated in Switzerland,	)
acting by	)
)
)
being a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

[Signature Page to Master Definitions and Framework Deed]

The German Seller and the German Servicer

SIGNED and	)
DELIVERED as a DEED by STYRON	)
DEUTSCHLAND ANLAGENGESELLSCHAFT MBH	)
a company incorporated in Germany, acting	)
by	)
)
)
being a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

[Signature Page to Master Definitions and Framework Deed]

The Dutch Seller and the Dutch Servicer

SIGNED and	)
DELIVERED as a DEED by STYRON	)
STYRON NETHERLANDS B.V.	)
a company incorporated in The Netherlands, acting	)
by	)
)
)
being a person who, in accordance with the	)
laws of that territory, is acting under the	)
authority of the company	)

[Signature Page to Master Definitions and Framework Deed]

The U.S. Seller and the U.S. Servicer

SIGNED and	)
DELIVERED as a DEED by STYRON	)
STYRON LLC	)
a Delaware limited liability company, acting	)
by	)
)
)
being a person who, in accordance with the	)
laws of that jurisdiction, is acting under the	)
authority of the company	)

[Signature Page to Master Definitions and Framework Deed]

The U.S. Intermediate Transferor

SIGNED and	)
DELIVERED as a DEED by TRINSEO	)
U.S. RECEIVABLES COMPANY SPV LLC	)
a Delaware limited liability company, acting	)
by	)
)
)
being a person who, in accordance with the	)
laws of that jurisdiction, is acting under the	)
authority of the company	)

[Signature Page to Master Definitions and Framework Deed]

The Master Purchaser and the Chargee

SIGNED and DELIVERED as a DEED by	)
for and on behalf of	)
STYRON RECEIVABLES FUNDING LIMITED	)
acting by its duly authorised Attorney:	)

[Signature Page to Master Definitions and Framework Deed]

The Regency Noteholder

SIGNED and DELIVERED	)
as a DEED	)
For and on behalf of	)
REGENCY ASSETS LIMITED	)
acting by its duly authorised Attorney:	)

[Signature Page to Master Definitions and Framework Deed]

The Cash Manager and the Master Purchaser Account Bank

SIGNED and DELIVERED	)
as a DEED by	)
For and on behalf of	)
HSBC BANK PLC	)
acting by its duly authorised Attorney:	)

[Signature Page to Master Definitions and Framework Deed]

The Styron Security Trustee

SIGNED and DELIVERED as a DEED by	)
)
Director:	)
)
Director/Secretary:	)
)
for and on behalf	)
of THE LAW DEBENTURE TRUST	)
CORPORATION P.L.C.	)

[Signature Page to Master Definitions and Framework Deed]

The Corporate Administrator and Registrar

SIGNED and DELIVERED as a DEED by	)
)
Director:	)
)
Director/Secretary:	)
)
for and on behalf	)
of TMF ADMINISTRATION SERVICES LIMITED	)

[Signature Page to Master Definitions and Framework Deed]

The Parent and Guarantor

SIGNED and DELIVERED	)
as a DEED	)
For and on behalf of	)
STYRON HOLDING S.À R.L.	)
acting by its duly authorised representative:	)

[Signature Page to Master Definitions and Framework Deed]

The Investment Manager and the Styron Noteholder

SIGNED and DELIVERED	)
as a DEED	)
For and on behalf of	)
STYRON FINANCE LUXEMBOURG S.À R.L.,	)
LUXEMBOURG, ZWEIGNIEDERLASSUNG	)
HORGEN, a Swiss branch of Styron Finance	)
Luxembourg S.À R.L. Luxembourg, acting by its	)
duly authorised representative:	)

[Signature Page to Master Definitions and Framework Deed]

SCHEDULE 1

PART A

TERMINATION EVENTS

The occurrence of any of the following events shall constitute a Termination Event:

(a)	Non-Payment: a Seller or a Servicer fails to pay any amount due under any of the Transaction Documents within three (3) Business Day after the earlier of that Seller or that Servicer becoming aware of such default and the receipt by that Seller or that Servicer (as the case may be) of written notice by or on behalf of the Master Purchaser requiring the same to be remedied;

(b)	Misrepresentation: any representation or warranty made or deemed to be made by the Parent, the Styron Noteholder, a Seller or a Servicer (or any of their respective officers) under or in connection with this Deed or any other Transaction Document or any information or report delivered by the Parent, the Styron Noteholder, that Seller or that Servicer pursuant to this Deed or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, unless such representation or warranty relates solely to one or more specific Receivables incorrectly characterised as Eligible Receivables and in the case of the representations and warranties contained in paragraphs (a) and (i) of Schedule 1 Part A of the Master Receivables Purchase Agreement, the breach of such representation or warranty is capable of being cured and is in fact cured (without any adverse impact on the Master Purchaser, the Regency Noteholder, the Liquidity Provider, the Styron Security Trustee or the Instructing Party or the collectability of the Receivables) within fifteen (15) Business Days after the first date on which the relevant Seller obtains knowledge or receives written notice of such breach from any Affected Person);

(c)	Breach of Obligations:

(i)	A Seller, the Styron Noteholder or a Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Deed or any other Transaction Document (other than as referred to in paragraph (ii) below) on its part to be performed or observed and any such failure shall remain unremedied fifteen (15) days, provided that failure of a Seller or a Servicer (as the case may be) to perform or observe any covenant contained in clauses 4.3 (g), (h), and (m) of a Master Receivables Purchase Agreement (excluding the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement) or clauses 4.3(g), (i) and (n) of the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement (as the case may be) shall not be entitled to the benefit of such 15-day period; or

(ii)	a Seller shall fail to perform or observe any covenant or agreement contained in clauses 4.3(g), (h) or (m) of the relevant Master Receivables Purchase Agreement (excluding the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement) or clauses 4.3(g), (i) and (n) of the U.S. Receivables Purchase Agreement and the U.S. Intermediate Transfer Agreement (as the case may be), in each case, on its part to be performed or observed and any such failure shall remain unremedied for five (5) Business Days;

(d)	Cross Acceleration: an event shall occur or condition shall exist under any agreement or instrument relating to any Debt of the Parent, the Styron Noteholder, a Seller or a Servicer which is outstanding in a principal amount of at least USD 30,000,000 or its equivalent in another Approved Currency in aggregate, and, as a result of such event or condition, the maturity of such Debt is accelerated; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof;

(e)	Valid Security: either:

(i)	the Styron Security Trustee shall, for any reason cease to have a valid and perfected first priority Encumbrance in all of the property, assets and rights of any kind of the Master Purchaser; or

(ii)	any Account Control Agreement does not, or ceases to create, a valid and perfected first priority Encumbrance in favour of the Master Purchaser or the Styron Security Trustee (as applicable) in respect of the Collection Accounts;

(f)	Invalidity: any material provision of any of the Transaction Documents is, or becomes, for any reason, invalid or unenforceable and the Master Purchaser, the Instructing Party, the Liquidity Facility Provider, the Styron Security Trustee or the Regency Noteholder would be materially prejudiced by such provision becoming invalid or unenforceable;

(g)	Change of Control: a Change of Control occurs that is not previously approved by the Instructing Party;

(h)	Judgment: one or more judgments for the payment of money exceeding an amount in the sum of USD 30,000,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing it will cover the entire amount of any such judgment) shall be rendered against the Styron Noteholder, a Seller or a Servicer and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of the relevant Seller or Servicer to enforce any such judgment;

(i)	Material Adverse Change: any event or series of events (whether related or not) occurs which in the reasonable opinion of the Instructing Party will have a Material Adverse Effect;

(j)	Servicer Default: any Servicer Default occurs;

(k)	Trigger Events: as of any Determination Date either:

(i)	the 3 month rolling average of the Collection Ratio as at such Determination Date falls below 35%; or

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(ii)	the 3 month rolling average of the Default Ratio as at such Determination Date exceeds 2%; or

(iii)	the 3 month rolling average of the Dilution Ratio as at such Determination Date exceeds 3.5%, or

(iv)	the 3 month rolling average of the Delinquency Ratio as at such Determination Date exceeds 4%,

provided that in the case of (ii) and (iv), there shall not be a Termination Event if:

(A)	there would not be an excess if the aggregate of each of the Purchased Receivables relating to one Large Obligor are excluded from the relevant calculation; and

(B)	in the case of (ii), the Default Ratio as at the immediately preceding Determination Date did not exceed 1.5%, or in the case of (iv) the Delinquency Ratio as at the immediately preceding Determination Date did not exceed 3%.

(l)	Perfection Events: any Perfection Event occurs;

(m)	Asset Shortfall: an Asset Shortfall occurs;

(n)	Master Purchaser Enforcement Event: any Master Purchaser Enforcement Event occurs;

(o)	Misuse of Collection Accounts: a Seller or a Servicer withdraws, makes payment, or otherwise deals with funds standing in the balance of a Collection Account other than in a manner authorised under the Transaction Documents or otherwise without the prior written consent of the Master Purchaser and the Instructing Party, save that such withdrawal, payment or dealing with funds, if made as a result of a technical or administrative error, may be remedied within 1 Business Day. The Master Purchaser, the Sellers and the Servicers agree that during period beginning on the Closing Date and ending on the day following the fourth Monthly Payment Date, the occurrence of the events or circumstances outlined in this paragraph (o) shall not constitute a Termination Event provided the Sellers and the Servicers have used reasonable endeavours to prevent such occurrence;

(p)	Spanish Collection Account: there is no Account Control Agreement in place in respect of the Collection Account at the Madrid branch of the Collection Account Bank by 23 September 2010 or the Collections credited to the Madrid branch of the Collection Account Bank prior to an Account Control Agreement being put in place in respect of it are not transferred to the Collection Account denominated in EUR held at the Frankfurt branch of the Collection Account Bank on the Business Day following receipt of such Collections into such Collection Account unless the failure to transfer is caused by an administrative or technical error or some other disruption to the financial markets or payment operations and the transfer is made within three Business Days of its due date;

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(q)	German Tax Indemnity: for the purposes of the German Receivables Purchase Agreement, the German Servicing Agreement and any Account Control Agreement relating to the German Seller only, the German Servicer’s outstanding liability under Clause 13.3(h) of the German Servicing Agreement is equal to or greater than €2,500,000; and

(r)	Failure to fund by Styron Noteholder: the Styron Noteholder fails to pay (or advance) any amount due from it as and when due under the Styron Notes or the Variable Loan Note Issuance Deed.

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PART B

PERFECTION EVENTS

The occurrence of any of the following events shall constitute a Perfection Event:

(a)	Attachment: all or any part of the property, business, undertakings, assets or revenues of a Seller or a Servicer having an aggregate value in excess of USD 30,000,000 has been attached as a result of any distress or execution being levied or any encumbrance taking possession or similar attachment and such attachment has not been lifted within thirty (30) days, unless in any such case the Instructing Party certifies that in its reasonable opinion such event will not materially prejudice the ability of a Seller or a Servicer to observe or perform its obligations under the Transaction Documents or the enforceability, collectability or origination of the Receivables;

(b)	Insolvency: any Seller or any Servicer is or becomes or is declared to be insolvent or over-indebted (value of its assets is lower than the value of its liabilities) (including bankruptcy and suspension of payments) or is or becomes unable to pay its debts as they fall due or suspends or threatens to suspend making payments (whether of principal or interest) with respect to all or any class of its debts;

(c)	Composition: any Seller or any Servicer convenes a meeting of its creditors or proposes or makes any arrangement or composition with, or any assignment for the benefit of, or any moratorium with its creditors (other than (i) for the purposes of a solvent reconstruction or amalgamation on such terms and within such period as may previously have been approved in writing by the Instructing Party or (ii) for the purposes of an intra-group restructuring, provided that (for the purposes of (ii) (A) the Sellers and the Parent shall continue to have the same ultimate holding company as prior to the intra-group restructuring, and (B) the intra-group restructuring will not have a Material Adverse Effect on the Parent or the Sellers) which do not, in the opinion of the Instructing Party, have a Material Adverse Effect and have previously have been approved in writing by the Instructing Party) or any other corporate action is taken or any legal proceedings are commenced by a Seller or a Servicer with a view to any such composition, arrangement, assignment or moratorium being made;

(d)	Winding Up, Administration: a petition (other than a petition which is dismissed or stayed within thirty (30) days of being instituted or which is frivolous or vexatious or which would not result in a Material Adverse Effect) is presented or other formal steps are taken for the purpose of considering a resolution or other preparatory steps are taken or legal proceedings are commenced for the liquidation, dissolution, administration or reorganisation of a Seller or a Servicer (other than (i) for the purposes of a solvent reconstruction or amalgamation on such terms and within such period as may previously have been approved in writing by the Instructing Party or (ii) for the purposes of an intra-group restructuring, provided that (for the purposes of (ii) (A) the Sellers and the Parent shall continue to have the same ultimate holding company as prior to the intra-group restructuring, and (B) the intra-group restructuring will not have a Material Adverse Effect on the Parent or the Sellers);

(e)	Analogous Proceedings: an event analogous to any of the events specified in paragraphs (a), (b), (c) or (d) occurs under the laws of any relevant jurisdiction;

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(f)	Encumbrance: any of the Sellers or the Servicers creates or grants any Encumbrance or permits any Encumbrance to arise over or in relation to:

(i)	any Purchased Receivable;

(ii)	any right, title or interest of the Master Purchaser in relation to a Purchased Receivable;

(iii)	any proceeds of or sums received or payable in respect of a Purchased Receivable; or

(iv)	the interest of the Master Purchaser in any amount from time to time standing to the credit of the Collection Accounts,

other than pursuant to the Account Control Agreement or a Seller Permitted Encumbrance;

(g)	Dispute: a Seller disputes, in any manner, the validity or efficacy of any sale and purchase of a Receivable under a Master Receivables Purchase Agreement;

(h)	Illegality: it becomes impossible or unlawful for a Seller or a Servicer to continue its business or discharge its obligations as contemplated by the Transaction Documents and as a result, in the reasonable opinion of the Instructing Party, there is, or is likely to be, a Material Adverse Effect on the ability of a Seller or a Servicer to perform their respective obligations under the Transaction Documents or the enforceability, collectability or origination of the Receivables is or is likely to be materially prejudiced.

(i)	Set off by Collection Account Bank: a Collection Account Bank exercises any right of set off against funds standing in the balance of any Collection Account other than as contemplated pursuant to an Account Control Agreement, other than in relation to account fees charged directly to the relevant Collection Account, and such set off is not repaid into the relevant Collection Account within 8 Business Days.

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SCHEDULE 2

SWISS SERVICER DEFAULTS

The occurrence of any of the following events shall constitute a Swiss Servicer Default:

(a)	The Swiss Servicer:

(i)	shall fail to perform or observe any term, covenant or agreement under the Swiss Receivables Purchase Agreement or the Swiss Servicing Agreement and such failure shall remain unremedied for five (5) Business Days; or

(ii)	shall fail to make when due any payment or deposit to be made by it under the Swiss Receivables Purchase Agreement and the Swiss Servicing Agreement and such failure shall remain unremedied for two Business Days; or

(iii)	shall fail to deliver any Swiss Servicer Report when required and such failure shall remain unremedied for two Business Days or one Business Day in respect of Swiss Servicer Reports being delivered on a Daily Reporting Date (unless previously agreed between the Swiss Servicer and Master Purchaser that such Swiss Servicer Report shall be delivered at a later date or if such late delivery is due solely to computer or other technical failure, such failure shall remain unremedied for five Business Days).

(b)	Any representation or warranty made or deemed made by the Swiss Servicer under or in connection with the Swiss Receivables Purchase Agreement or Swiss Servicing Agreement or any other Transaction Document or any information or report delivered by the Swiss Servicer pursuant to the Swiss Receivables Purchase Agreement and Swiss Servicing Agreement or any other Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered unless the breach of such representation or warranty is capable of being cured and is in fact cured (without any adverse impact on the Master Purchaser, the Regency Noteholder, the Liquidity Provider, the Styron Security Trustee or the Instructing Party or the collectability of the Receivables) within fifteen (15) Business Days after the first date on which the relevant Seller obtains knowledge or receives written notice of such breach from any Affected Person.

(c)	The Swiss Servicer shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Swiss Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganisation, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganisation or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Swiss Servicer shall take any corporate or other action to authorize any of the actions set forth above in this paragraph (c).

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(d)	An event shall occur or condition shall exist under any agreement or instrument relating to any Debt of the Swiss Servicer which is outstanding in a principal amount of at least USD 30,000,000 in the aggregate and, as a result of such event or condition, the maturity of such Debt is accelerated; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

(e)	There shall have occurred any event which causes an Account Control Agreement to cease to be in full force and effect or the Account Control Agreement ceases to be a valid, first priority, perfected Encumbrance, except where such an event is a result of termination of the relevant account by the Collection Account Bank, in which case the Swiss Servicer must procure within 30 days that:

(i)	a replacement account is opened with another account bank on terms satisfactory to the Master Purchaser; and

(ii)	a new Account Control Agreement is entered into as a valid, first priority, perfected Encumbrance with respect to any replacement account on terms satisfactory to the Master Purchaser,

(f)	There shall have occurred any event which may have a Material Adverse Effect on the ability of the Swiss Servicer to collect Pool Receivables or otherwise perform its obligations under the Swiss Receivables Purchase Agreement and Swiss Servicing Agreement and the other Transaction Documents or any provision of any Transaction Document applicable to the Swiss Servicer shall cease to be effective and valid and binding on the Swiss Servicer.

(g)	One or more judgments for the payment of money in an aggregate amount in excess of USD 30,000,000 shall be rendered against the Swiss Servicer or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be taken by a judgment creditor to attach or levy upon any assets of the Swiss Servicer to enforce any such judgment.

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SCHEDULE 3

ELIGIBILITY CRITERIA IN RESPECT OF RECEIVABLES

In order for a Receivable to meet the Eligibility Criteria, the Receivable or, as the case may be, the relevant Contract from which it is derived must satisfy the following criteria on the last date of the relevant Determination Period unless otherwise agreed between the relevant Seller and the Instructing Party:

(a)	The Obligor: The Obligor must be an Eligible Obligor who is a resident in an Unrestricted Country or an Eligible Country, may neither be an Affiliate of either Parent or a Seller (provided that portfolio companies of Bain Capital LLC, Bain Capital Ltd or funds managed or advised by them shall not be deemed to be Affiliates of a Seller) nor a government or a government subdivision or government agency;

(b)	Obligor in default: The Obligor may not be an obligor of Defaulted Receivables the aggregate Outstanding Balance of which is in excess of 40% of the aggregate Outstanding Balance owed by such Obligor;

(c)	Corporate: The Obligor must be a corporation, limited liability company, business trust or other Person other than an individual;

(d)	No current accounts: There are no current or running accounts between the relevant Seller and the Obligor;

(e)	No public procurement or intra-group loans: The Receivable does not originate under a Contract subject to any applicable public procurement laws or pursuant to an intra-group loan;

(f)	No Defaulted Receivables: The Receivable is not a Delinquent Receivable or a Defaulted Receivable (which, for purposes of determining whether such Receivable is a Non-Conforming Receivable (as defined in the related Master Receivables Purchase Agreement), shall be determined solely as of the related Purchase Date);

(g)	Obligation to Pay: The following conditions are met:

(i)	the relevant Seller has received a purchase order from the Obligor for chemical products;

(ii)	the goods have been delivered by the relevant Seller to the Obligor and a delivery note for the products has been signed by the Obligor and retained by the relevant Haulage Company; and

(iii)	the Obligor became obliged to pay for the products in accordance with the relevant Contract.

(h)	Payment Term: In the case of a Receivable that is not an Unbilled Receivable, the Receivable must be evidenced by an invoice and is required to be paid in full within 120 days of the original billing date thereof.

(i)	Bona fide obligation: The Receivable must represent a bona fide obligation of the Obligor to pay (i) in the case of a Billed Receivable, the stated amount or (ii) in the case of an Unbilled Receivable, the amount calculated in the manner set forth in the related Contract as the amount due with respect thereto;

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(j)	No lien: The Receivable must not be subject to any Encumbrance other than Seller Permitted Encumbrance;

(k)	Conformity: The Receivable must be in conformity in all material respects with all applicable laws, rules and regulations in effect and with respect to which none of the Swiss Seller, German Seller, the Dutch Seller, the U.S. Seller, the German Servicer, the Dutch Servicer, the U.S. Servicer, the Swiss Servicer or the Obligor is in violation of any such law, rule or regulation in any material respect;

(l)	Title: The Receivable arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any dispute, offset, counterclaim or defence whatsoever (except the potential discharge in bankruptcy of such Obligor) and the Obligor has no right to return the related goods for any reason other than that such goods do not conform to the terms of such Contract;

(m)	Freely assignable: Title to or ownership of, as applicable, the Receivable is freely assignable to the Master Purchaser without the need for the consent of or notice to the Obligor or any other person, or where consent is required to assign the Receivable, such consent is obtained;

(n)	Business: The Receivable must arise from the sale of chemical products of the relevant Seller in the ordinary course of its business;

(o)	Contract: The Contract underlying the Receivable is (unless the relevant Obligor is listed in Schedule 12 (Approved Non-Standard Documentation Obligors)) in the form of the Standard Documentation and has not been extended, rewritten or otherwise modified for credit related reasons from the original terms thereof other than any modifications for the purpose of protecting the interest of the Master Purchaser or except as permitted by the relevant Seller’s Credit and Collection Procedures. The Contract underlying the Receivable does not contain any confidentiality provisions which may prejudice the sale or enforcement or collectability of the Receivable or the Related Security or the creation or enforceability of a first priority security interest thereover, except where such provision has been waived by the relevant Obligor;

(p)	Non-interest bearing: The Receivable is a non-interest bearing obligation other than in respect of interest charged for late payment;

(q)	Credit and Collection Procedures: Any credit given in respect of the Receivable constitutes normal payment extension only and was granted in conformity with the relevant Seller’s Credit and Collection Procedures;

(r)	Unsecured: The Receivable is unsecured other than by way of retention of title;

(s)	No bill of exchange or promissory note: The Receivable is not represented by a bill of exchange or promissory note or similar document due delivery of which is required to achieve a true sale or endorsement of such Receivable;

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(t)	Governing law: The Receivable and the Contract relating to it are governed by, in the case of the Swiss Receivables Purchase Agreement, Swiss law, in the case of the German Receivables Purchase Agreement, German law, in the case of the Dutch Receivables Purchase Agreement, Dutch law, and in the case of the U.S. Receivables Purchase Agreement, the laws of one of the states of the U.S. or of the District of Columbia;

(u)	Concentration limit: subject, for any Obligor, to the Obligor Limits which may exceed the Normal Concentration Limit in accordance with the definition of Obligor Limit, the aggregate Outstanding Balance of the Receivables owed by the same Obligor and which remain outstanding, may not exceed three (3) per cent. of the Outstanding Balance of all Eligible Receivables (the “Normal Concentration Limit”) or such other higher percentage for such Obligor designated in Schedule 4 hereto (a “Special Concentration Limit”); provided that, affiliated Obligors shall be treated as if they were one Obligor. The Instructing Party may, at its sole discretion, reduce or cancel a Special Concentration Limit upon 3 Business Days’ notice to the relevant Seller. Any Special Concentration Limit held by an Obligor shall immediately be cancelled in the event that such Obligor is assigned an unsecured long-term debt rating below Baa3 or Moody’s BBB-1 by S&P. Further Special Concentration Limits can be only be added with the written consent of the Instructing Party.

(v)	Performance of obligations: The relevant Seller has satisfied and fully performed all obligations with respect to such Receivable required to be fulfilled by it other than customary warranty obligations, and no further action (other than, in the case of an Unbilled Receivable, the processing and mailing of an invoice) is required to be performed by any person with respect thereto other than payment thereon by, the applicable Obligor.

(w)	Countries Limit: if the Obligor for which the Receivable relates is not from an Unrestricted Country, the aggregate Outstanding Balance of such Receivable and all other Purchased Receivables for which the Obligor is not from Unrestricted Countries, will not at the next following Settlement Date be in excess of the Countries Limit (but any such Receivable shall be ineligible only to the extent of such excess).

(x)	Currencies Limit: if the Receivable is a Currency Receivable, the aggregate Outstanding Balance of such Receivable and all other Purchased Receivables that are Currency Receivables, will not at the next following Settlement Date be in excess of the Currency Limit (but any such Receivable shall be ineligible only to the extent of such excess).

(y)	Country Credit Rating Limit: if the Obligor for which the Receivable relates is from a Non-Investment Grade Country, the aggregate Outstanding Balance of such Receivable and all Purchased Receivables for which the Obligor is from a Non-Investment Grade Country, will not at the next following Settlement Date be in excess of 10% of the USD Equivalent of the Outstanding Balances of the Purchased Receivables (but any such Receivables shall be ineligible only to the extent of such excess);

(z)	Unbilled Receivables Limit: if the Obligor for which the Receivable relates was an Unbilled Receivable on the day the Offer in respect of that Receivable was made, the

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aggregate Outstanding Balance of such Receivable and all other Purchased Receivables which were Unbilled Receivables on the day the Offer in respect of them was made exceeds the Unbilled Receivables Limit (but any such Receivables shall be ineligible only to the extent of such excess);

(aa)	Denomination: the Receivable must:

(i)	be denominated in one of the Approved Currencies, the Collections in respect of which are paid by the relevant Obligor into a Collection Account; or

(ii)	be a Currency Receivable the Collections in respect of which are paid by the relevant Obligor into a Currency Receivables Collection Account;

such Collection Account or, as the case may be, Currency Receivables Collection Account being secured by an Account Control Agreement (substantially on the same terms as the UK Account Control Deed (taking into account any differences required by applicable laws) which a counsel qualified in the relevant jurisdiction has opined to the Instructing Party, the Styron Security Trustee and the Master Purchaser creates a valid security interest over the relevant account) in respect of which the relevant branch of the Collection Account Bank has provided an acknowledgement (in a form approved by the Instructing Party) and subject in the case of Currency Receivables to the Currencies Limit in (x) above;

(bb)	German and Dutch Purchased Receivables: all Receivables purchased pursuant to the German Receivables Purchase Agreement and the Dutch Receivables Purchase Agreement must be denominated in Euros; and

(cc)	Excluded Receivable: the Receivable is not an Excluded Receivable.

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SCHEDULE 4

SPECIAL CONCENTRATION LIMITS

Receivables owed by The Dow Chemical Company, Dow Deutschland Anlagengesellschaft mbH, Dow Europe GmbH and Dow Hellas A.E. have, collectively, a Special Concentration Limit of 10% of the Outstanding Balance of all Eligible Receivables.

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SCHEDULE 5

UNRESTRICTED COUNTRIES

Austria

Belgium

Bulgaria

Cyprus

Czech Republic

Denmark

Estonia

Finland

France

Federal Republic of Germany

Greece

Hungary

Ireland

Israel

Italy

Latvia

Lithuania

Luxembourg

Norway

Poland

Portugal

Romania

Slovak Republic

Slovenia

South Africa

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Spain

Sweden

Switzerland

The Netherlands

United Kingdom

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SCHEDULE 6

ELIGIBLE COUNTRIES

Belarus

Canada

Egypt

India

Russia

South Korea

Taiwan

Turkey

United States

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SCHEDULE 7

MASTER PURCHASER REPRESENTATIONS, WARRANTIES AND COVENANTS

PART A

REPRESENTATIONS AND WARRANTIES

Corporate Representations and Warranties of the Master Purchaser

1.	INCORPORATION

The Master Purchaser, a limited liability was incorporated under the laws of Ireland on 29 June 2010.

2.	CENTRE OF MAIN INTERESTS

The Master Purchaser has its “centre of main interests”, as that term is used in Article 3(1) of the EU Insolvency Regulation, in Ireland.

3.	TAX RESIDENCE

The Master Purchaser is a company which is and has, since incorporation, been resident for tax purposes solely in Ireland.

4.	MANAGEMENT AND ADMINISTRATION

The Master Purchaser’s management, the places of residence of the directors of the Master Purchaser and the place at which meetings of the board of directors of the Master Purchaser are held are all situated in Ireland.

5.	NO ESTABLISHMENT, SUBSIDIARIES, EMPLOYEES OR PREMISES

The Master Purchaser has no “establishment”, as that term is used in Article 2(h) of the EU Insolvency Regulation outside of Ireland, no subsidiaries, no employees and no premises.

6.	LITIGATION

No litigation, arbitration or administrative proceedings of or before any court, tribunal or governmental body have been commenced or are pending or threatened against the Master Purchaser or any of its assets or revenues which may have a Material Adverse Effect on the Master Purchaser, any Relevant Transaction Document, the Notes, or any Assigned Rights or which may have a significant effect on the financial position of the Master Purchaser.

7.	SOLVENCY

No Insolvency Event has occurred in respect of the Master Purchaser and no Insolvency Event will occur in respect of the Master Purchaser in consequence of its entering into the Relevant Transaction Documents or purchasing Receivables under the Master Receivables Purchase Agreement.

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8.	NO ENCUMBRANCES

No Encumbrance exists over or in respect of any asset of the Master Purchaser save as permitted by the Relevant Transaction Documents.

9.	MASTER PURCHASER’S ACTIVITIES

The Master Purchaser has not engaged in any activities since its incorporation other than:

(a)	those incidental to its registration under the Irish Companies Acts 1963–2009;

(b)	other appropriate corporate steps;

(c)	the authorisation of the issue of the Notes and the authorisation and execution of the Relevant Transaction Documents; and

(d)	the activities referred to in or contemplated by the Relevant Transaction Documents.

10.	FINANCIAL STATEMENTS

The Master Purchaser has not since incorporation prepared any Financial Statements and has not paid any dividends or made any distributions since incorporation.

11.	NO ADVERSE CHANGE

Since the date of its incorporation there has been no adverse change in the financial position or prospects of the Master Purchaser.

12.	CONSENTS

The Master Purchaser has obtained and maintained in effect all authorisations, approvals, licences and consents required in connection with its business and the consummation of the transactions contemplated by the Relevant Transaction Documents and the Notes pursuant to any Requirement of Law or any Regulatory Direction applicable to the Master Purchaser in Ireland and in each other jurisdiction in which the Master Purchaser carries on business.

13.	TAXATION

The Master Purchaser is not registered or liable to be registered (or part of any registration), and will not voluntarily become registered (or part of any registration), for VAT in the United Kingdom. The Master Purchaser is not, and will not be, treated as a member of any VAT Group.

14.	NO GOVERNMENTAL INVESTIGATION

No governmental or official investigation or inquiry concerning the Master Purchaser is, so far as the Master Purchaser is aware, progressing or pending or has been threatened which may have a Material Adverse Effect on the Master Purchaser, any Relevant Transaction Document, the Notes or any of the Assigned Rights.

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15.	TAX STATUS

The Master Purchaser is a qualifying company within the meaning of section 110 of the Taxes Consolidation Act 1997 of Ireland (as amended).

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Transaction Document Representations and Warranties of the Master Purchaser

16.	CORPORATE POWER

The Master Purchaser has the requisite power and authority to:

(a)	enter into each Relevant Transaction Document; and

(b)	create and issue the Notes and the Security,

and to undertake and perform the obligations expressed to be assumed by it under such Relevant Transaction Documents.

17.	AUTHORISATION

All acts, conditions and things required to be done, fulfilled and performed in order:

(a)	to enable the Master Purchaser lawfully to issue, distribute and perform the terms of the Notes;

(b)	to enable the Master Purchaser lawfully to enter into each Relevant Transaction Document;

(c)	to enable the Master Purchaser lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Relevant Transaction Documents;

(d)	to ensure that the obligations expressed to be assumed by it in the Notes and the Relevant Transaction Documents are legal, valid, binding and enforceable against it subject to the reservations set out in the Matheson Ormsby Prentice legal opinion dated on or about the U.S. Funding Date relating to the Transaction; and

(e)	to make the Notes and the Relevant Transaction Documents admissible in evidence in Ireland,

have been done, fulfilled and performed and are in full force and effect or, as the case may be, have been effected, and no steps have been taken to challenge, revoke or cancel any such authorisation obtained or effected.

18.	EXECUTION

The Relevant Transaction Documents have been duly executed by the Master Purchaser and the Master Purchaser is not a party to any agreement, indenture, contract, mortgage, deed or other instrument other than the Transaction Documents.

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19.	NO BREACH OF LAW OR CONTRACT

The entry by the Master Purchaser into and the execution (and, where appropriate, delivery) of the Relevant Transaction Documents, the performance by the Master Purchaser of its obligations under the Relevant Transaction Documents and the creation and issue of the Notes and the Security do not and will not conflict with or constitute a breach or infringement or a default by the Master Purchaser of:

(a)	the Master Purchaser’s Memorandum and Articles of Association; or

(b)	any Requirement of Law or any Regulatory Direction,

where such conflict, breach, infringement or default may have a Material Adverse Effect on the Master Purchaser, any Relevant Transaction Document, the Notes or any Assigned Rights.

20.	VALID AND BINDING OBLIGATIONS

The obligations expressed to be assumed by the Master Purchaser under the Relevant Transaction Documents are legal and valid limited recourse obligations, binding on it and enforceable against it in accordance with their terms, except:

(a)	as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally;

(b)	as such enforceability may be limited by the effect of general principles of equity; and

(c)	obligations relating to stamp duties may be void by virtue of Section 117 of the Stamp Act 1891.

21.	NOTES VALID AND BINDING

The Notes constitute legal and valid limited recourse obligations, binding on it and enforceable against it in accordance with their terms, except:

(a)	as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally;

(b)	as such enforceability may be limited by the effect of general principles of equity; and

(c)	obligations relating to stamp duties may be void by virtue of Section 117 of the Stamp Act 1891.

22.	STATUS OF NOTES

The Notes will constitute secured obligations of the Master Purchaser in accordance with the terms of the Security Deed.

23.	PURPOSES

The Relevant Transaction Documents have been entered into by the Master Purchaser solely for business or other commercial purposes of the Master Purchaser.

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24.	ARMS’ LENGTH TRANSACTIONS, PURPOSES

The Relevant Transaction Documents have been entered into by the Master Purchaser in good faith for the benefit of the Master Purchaser and on arms’ length commercial terms.

25.	CROSS DEFAULT

The Master Purchaser is not in breach of or default under any agreement, indenture, contract, mortgage, deed or other instrument to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would be reasonably likely to have a Material Adverse Effect on the Master Purchaser, any Relevant Transaction Document or any of the Assigned Rights or the Notes.

26.	COMPLIANCE WITH RELEVANT TRANSACTION DOCUMENTS

The Master Purchaser has complied with the terms of the Relevant Transaction Documents.

27.	SECURITY

Each of the Styron Security Deed, the German Security Assignment and Trust Agreement and the U.S. Security Agreement validly creates the Encumbrances in respect of the assets of the Master Purchaser which it purports to create except that no representation is given as to whether or not such Encumbrances are fixed or floating charges.

28.	ENCUMBRANCES VALID AND BINDING

The Encumbrances created by the Styron Security Deed, the German Security Assignment and Trust Agreement and U.S. Security Agreement are legal and valid obligations, binding on it and enforceable against it in accordance with their respective terms and not liable to be avoided or otherwise set aside in the event of any Insolvency Event in relation to the Master Purchaser subject as to enforcement to the effect of applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and general principles of equity.

29.	RANKING OF CLAIMS

The claims of the Secured Creditors against the Master Purchaser will rank in priority to the claims of unsecured creditors of the Master Purchaser as provided in the Security Deed.

30.	CHOICE OF LAW

Subject to the reservations set out in the Matheson Ormsby Prentice legal opinion dated on or about the Swiss Funding Date relating to the Transaction:

(a)	the choice of English law, Swiss law, German law and U.S. law respectively as the governing law of the Transaction Documents, as applicable, will be recognised and enforced in Ireland; and

(b)	any judgment obtained in England in relation to any Transaction Document will be recognised and enforced in Ireland.

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31.	FILINGS

Save for the Required Filings in respect of the Master Purchaser under the laws of Ireland it is not necessary that any Relevant Transaction Document be filed, recorded or enrolled with any court or other authority in Ireland.

32.	CONSENTS

The Master Purchaser does not require the consent of any other party or the consent, licence, approval or authorisation of any Governmental Authority in connection with the creation and issue of the Notes, the entering into or performance of the Relevant Transaction Documents.

33.	STAMP, REGISTRATION AND SIMILAR TAXES

Under the laws of Ireland, it is not necessary that any stamp, registration or similar tax be paid on or in relation to the Relevant Transaction Documents or any of them.

34.	EVENT OF DEFAULT

No Event of Default or Potential Event of Default has occurred.

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PART B COVENANTS

Corporate Covenants of the Master Purchaser

The Master Purchaser shall:

1.	FINANCIAL STATEMENTS AND TAX ELECTIONS

(a)	Preparation of Financial Statements

cause to be prepared in respect of each of its financial years, financial statements for audit purposes in such form as will comply with Irish statutory requirements;

(b)	Delivery of Financial Statements

as soon as the same become available, but in any event within 14 days of the date specified under Irish statutory law for the filing of financial statements deliver to the Investment Manager and the Styron Security Trustee two copies of its Financial Statements for such financial year and deliver to the Investment Manager, the Styron Security Trustee, the Instructing Party and the Regency Noteholder as soon as practicable following the issue or giving of the same two copies of every balance sheet, profit and loss account, source and application of funds statement (if any), report or other notice, statement, circular or document issued or given to any holder of securities or creditors generally of the Master Purchaser;

(c)	Certificate to accompany Financial Statements

on the Determination Date immediately preceding each anniversary of the Closing Date and otherwise forthwith on request by the Styron Security Trustee deliver a certificate signed by two directors of the Master Purchaser stating that no Event of Default or Potential Event of Default has occurred (or, if such is not the case, specifying the particulars of any Event of Default or Potential Event of Default);

2.	CONDUCT

at all times carry on and conduct its affairs in a proper and efficient manner in compliance with any Requirement of Law and any Regulatory Direction from time to time in force in Ireland or in any other jurisdiction in which it carries on business and in compliance with its constitutional documents;

3.	CONSENTS

obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents necessary under any Requirement of Law and any Regulatory Direction from time to time in force in Ireland or in any other applicable jurisdiction:

(a)	in connection with its business; and

(b)	to enable it lawfully to enter into and perform its obligations under the Relevant Transaction Documents and the Notes or to ensure the legality, validity, enforceability or admissibility in evidence in Ireland of the Relevant Transaction Documents and the Notes including any registration required under the Irish Companies Acts 1963 - 2009;

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4.	AUTHORISED SIGNATORIES

deliver to the Styron Security Trustee (with a copy to the Investment Manager) on the Closing Date and thereafter upon any change of the same, a list of Authorised Signatories of the Master Purchaser together with a specimen signature of each Authorised Signatory;

5.	REGISTERED OFFICE, HEAD OFFICE AND CENTRE OF MAIN INTERESTS

maintain its registered office, its head office and its “centre of main interests”, as that term is used in Article 3(1) of the EU Insolvency Regulation, in Ireland and will not move such offices to another jurisdiction;

6.	BOARD MEETINGS, MANAGEMENT AND ADMINISTRATION

hold all meetings of the board of directors of the Master Purchaser in Ireland and not hold any such meeting outside Ireland and procure that the Master Purchaser’s management, the places of residence of the directors of the Master Purchaser and the place where the Master Purchaser effects its central management and decision-making are all, at all times, situated in Ireland;

7.	NO FOREIGN ESTABLISHMENT

not establish any “establishment”, as that term is used in Article 2(h) of the EU Insolvency Regulation, outside of Ireland; and

8.	GENERAL NEGATIVE COVENANTS

not until after the Final Discharge Date, save to the extent permitted by the Relevant Transaction Documents or with the prior written consent of the Styron Security Trustee:

(a)	carry on any business or enter into any documents other than those contemplated by the Relevant Transaction Documents;

(b)	except as contemplated by the Transaction Documents, sell, convey, transfer, lease, assign or otherwise dispose of or agree or attempt or purport to sell, convey, transfer, lease or otherwise dispose of or use, invest or otherwise deal with any of its properties, assets or undertaking or grant any option or right to acquire the same;

(c)	grant, create or permit to exist any Encumbrance over (including the grant of security or trust over or the occurrence of execution or diligence in respect of) the Assigned Rights other than any Permitted Encumbrance;

(d)	pay dividends or make other distributions to its members out of profits available for distribution and then only in the manner permitted by its constitutional documents of Association and by applicable laws;

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(e)	incur or permit to subsist any indebtedness whatsoever;

(f)	make any loans, grant any credit or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person;

(f)	consolidate or merge with any other person;

(g)	surrender any losses to any other company;

(h)	have any employees or premises or have any subsidiary or become a director of any company;

(i)	have an interest in any bank account other than the Accounts unless such account or interest is charged to the Trustee on terms acceptable to it;

(j)	amend, supplement or otherwise modify its constitutional documents;

(k)	permit the validity or effectiveness of the Styron Security Deed or of the Security to be impaired or to be amended, hypothecated, subordinated, terminated or discharged; or

(l)	prejudice its status as a qualifying company within the meaning of section 110 of the Taxes Consolidation Act 1997 of Ireland.

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Transaction Document Covenants of the Master Purchaser

The Master Purchaser shall:

9.	COMPLIANCE WITH RELEVANT TRANSACTION DOCUMENTS

at all times comply with and perform all its obligations under the Relevant Transaction Documents and the Notes and use all reasonable endeavours to procure that the other Transaction Parties, other than the Styron Security Trustee, comply with and perform all their respective obligations under the Relevant Transaction Documents;

10.	EXERCISE RIGHTS

preserve or exercise or enforce its rights under and pursuant to the Notes and the Relevant Transaction Documents;

11.	DEALING WITH STYRON SECURITY TRUSTEE

(a)	Inspection by Styron Security Trustee

upon reasonable notice, during normal business hours allow the Styron Security Trustee and any persons appointed by the Styron Security Trustee access to such books of account and other business records relating to the Assigned Rights or the Benefit of the Assigned Rights as the Styron Security Trustee or any such persons may reasonably require and to the extent that such business records are in its possession or it is able to obtain possession;

(b)	Information to Styron Security Trustee

at all times give to the Styron Security Trustee such information, opinions, certificates and other evidence as the Styron Security Trustee and any persons appointed by the Styron Security Trustee shall reasonably require (and which it is reasonably practicable to produce) for the purposes of the discharge of the duties, trusts, powers, authorities and discretions vested in the Styron Security Trustee by or pursuant to the Styron Security Deed or any other Relevant Transaction Document;

12.	NOTIFICATION OF BREACH OF MASTER PURCHASER WARRANTIES AND UNDERTAKINGS

immediately notify the Investment Manager, the Styron Security Trustee and the Instructing Party if the Master Purchaser becomes aware of any breach of the Master Purchaser Warranties or of any breach of any undertaking given by the Master Purchaser in any Relevant Transaction Documents;

13.	LEGAL PROCEEDINGS

(a)	Notification of Legal Proceedings

if any legal proceedings are instituted against it by any of its creditors or in respect of any of the Assigned Rights, including any litigation or claim calling into question in any material way the Master Purchaser’s interest therein, immediately:

(i)	notify the Investment Manager, the Calculation Agent, the Styron Security Trustee and the Instructing Party of such proceedings; and

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(ii)	notify the court and any receiver appointed in respect of the property the subject of such proceedings of the interests of the Styron Security Trustee in the Assigned Rights;

(b)	Join in Legal Proceedings

if the Styron Security Trustee so requires the Master Purchaser will join in any legal proceedings brought by the Styron Security Trustee against any person;

14.	EXECUTION OF FURTHER DOCUMENTS

perform any act required by any Requirement of Law or any Regulatory Direction to be performed, and so far as permitted by applicable law, execute such further documents and perform such further acts as may be reasonably incidental to, or reasonably necessary in the opinion of the Styron Security Trustee to give effect to, the Relevant Transaction Documents;

15.	NOTIFICATION OF EVENT OF DEFAULT

deliver notice to the Styron Security Trustee, the Instructing Party, the Regency Noteholder and the Investment Manager forthwith upon becoming aware of any Event of Default or Potential Event of Default without waiting for the Styron Security Trustee to take any further action;

16.	NO ENCUMBRANCES

not create or permit to subsist any Encumbrance in respect of the Master Purchaser Account or any assets of the Master Purchaser other than pursuant to the Styron Security Deed, the German Security Assignment and Trust Agreement and the U.S. Security Agreement or save as permitted by the Relevant Transaction Documents;

17.	NO VARIATION AND TERMINATION OF RELEVANT TRANSACTION DOCUMENTS

not until the Final Discharge Date, save to the extent permitted by the Relevant Transaction Documents or with the prior written consent of the Styron Security Trustee:

(a)	terminate, repudiate, rescind or discharge any Relevant Transaction Document;

(b)	vary, novate, amend, modify or waive any material provision of any Relevant Transaction Document;

(c)	permit any person to do any of the things specified in Paragraph (a) or (b); or

(d)	permit any person who has obligations under the Relevant Transaction Documents to be released from such obligations other than in accordance with the terms of the applicable Relevant Transaction Document and any applicable Requirement of Law or Regulatory Direction; and

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18.	FILINGS

effect all Required Filings in respect of the Master Purchaser and file, record or enroll each Relevant Transaction Document required to be filed, recorded or enrolled with any court or other authority in Ireland and ensure that such Required Filings and such other filings, recordings or enrolments are at all times maintained in accordance with any applicable Requirement of Law or Regulatory Direction.

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Asset Covenants of the Master Purchaser

The Master Purchaser shall:

19.	BOOKS OF ACCOUNT

maintain, or procure that the Investment Manager maintains, clear and unambiguous records and books of account in respect of the Assigned Rights and all Collections received in respect of the Assigned Rights;

20.	NOTIFICATION OF LITIGATION

promptly notify the Servicers, the Styron Security Trustee and the Regency Noteholder if the Master Purchaser receives, after the Closing Date in respect of any Assigned Rights, any notice of any litigation in relation to any of such Assigned Rights including any litigation or claim calling into question the Master Purchaser’s interest in any Assigned Rights;

21.	PARTICIPATION IN LITIGATION

if reasonably required to do so by a Servicer, the Styron Security Trustee and the Regency Noteholder participate in or join in and lend its name to, and take such other steps as may be required by the Servicers, the Styron Security Trustee, the Instructing Party and the Regency Noteholder (as the case may be) in relation to any action (through the courts or otherwise) relating to any Assigned Rights after the Closing Date in respect of such Assigned Rights, including participation in any legal proceedings to the extent necessary for defending or contesting any litigation in relation to such Assigned Rights including any litigation or claim calling into question in any material way the Master Purchaser’s interest in any such Assigned Rights;

22.	INTERESTS IN THE ASSIGNED RIGHTS

at all times own and exercise its rights in respect of the Assigned Rights and its interest in the Assigned Rights and perform and comply with its obligations in respect of the Assigned Rights under the terms of the Relevant Transaction Documents;

23.	FURTHER ACTION

perform any act incidental to or necessary in connection with the other covenants contained in this Schedule 10 (Master Purchaser Covenants) or any act required by any law, regulation or order of any court to be performed; and

24.	NEGATIVE COVENANT

not until the Final Discharge Date, save to the extent permitted by the Transaction Documents, permit any person other than the Master Purchaser and the Styron Security Trustee to have any interest in the Assigned Rights.

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Covenants of the Master Purchaser in respect of the Notes

The Master Purchaser shall:

25.	NOTIFICATION OF NON PAYMENT

procure that the Investment Manager, German Servicer, the Dutch Servicer and the U.S. Servicer notify the Styron Security Trustee forthwith if they do not, on or before the due date for payment in respect of the Notes or any of them, receive unconditionally the full amount in US Dollars or Euro, as applicable, of the monies payable on such due date under the Notes;

26.	NOTIFICATION OF LATE PAYMENT

if unconditional payment to the Investment Manager, the German Servicer, the Dutch Servicer, the U.S. Servicer, the Styron Security Trustee or any Noteholder of any sum due in respect of the Notes is made after the due date for such payment, forthwith give notice to the Regency Noteholder that such payment has been made;

27.	NOTIFICATION OF REDEMPTION OR REPAYMENT

not less than the number of days specified in the relevant Conditions prior to the redemption or Payment Date in respect of any Note, give to the Styron Security Trustee notice in writing of the amount of such redemption or repayment pursuant to the Conditions;

28.	TAX OR OPTIONAL REPAYMENT

if the Master Purchaser gives notice to the Styron Security Trustee that it intends to redeem the Notes pursuant to Condition 3.1 (Redemption at the Option of the Master Purchaser) or Condition 3.4 (Redemption due to Tax Event), provide such information to the Styron Security Trustee as the Styron Security Trustee requires in order to satisfy itself of the matters referred to in those Clauses;

29.	LIABILITY TO TAX

promptly give notice to the Styron Security Trustee:

(a)	if it is required by law to effect a Tax Deduction in respect of any payment due in respect of the Notes; or

(b)	if it would not be entitled to relief for Tax purposes in Ireland for any material amount which it is obliged to pay, or is treated as receiving for Tax purposes in Ireland under the Transaction Documents; or becomes aware that it is or may become liable to Tax; or

(c)	if, as a result of any change of law or official practice in any jurisdiction which occurs or which the Master Purchaser discovers (in each case) after the date hereof, it becomes liable to Tax, or incurs any increased liability to Tax, in respect of its income or activities or in respect of any of the Assigned Rights; and take such action as may be required by the Styron Security Trustee in respect thereof; and

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30.	INSTRUCTING PARTY

while any of the Notes remain outstanding, give notice, or procure that notice is given, to the Instructing Party of:

(a)	any proposed amendment to the Transaction Documents which is not of a formal, minor or technical nature or made to correct a manifest error;

(b)	the Notes of any class being repaid in full;

(c)	the delivery of a Swiss Servicer Default, German Servicer Default, Dutch Servicer Default or U.S. Servicer Default;

(d)	the delivery of a notice pursuant to Clause 14 (Termination of Appointment) of the Swiss Servicing Agreement, the German Servicing Agreement or the Dutch Servicing Agreement or pursuant to Clause 15 (Termination of Appointment) of the U.S. Servicing Agreement;

(e)	the appointment of a Successor Trustee or a Successor Investment Manager;

(f)	the occurrence of any Cash Control Event, Perfection Event or Termination Event;

(g)	the occurrence of any Event of Default or Potential Event of Default; and

(h)	the delivery of an Enforcement Notice.

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SCHEDULE 8

EVENTS OF DEFAULT

1.	the Master Purchaser fails to pay an amount of principal or interest or any other amount in respect of the Notes; or

2.	the Master Purchaser defaults in the performance or observance of any of its other obligations under or in respect of the Notes or the Transaction Documents and such default (a) is, in the opinion of the Styron Security Trustee, incapable of remedy or (b) being a default which is, in the opinion of the Styron Security Trustee, capable of remedy, remains unremedied for 5 days or such longer period as the Styron Security Trustee may agree after the Styron Security Trustee has given written notice thereof to the Master Purchaser; or

3.	an Insolvency Event occurs with respect to the Master Purchaser; or

4.	it is or will become unlawful for the Master Purchaser to perform or comply with any of its obligations under or in respect of the Notes or the Transaction Documents.

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SCHEDULE 9

INITIAL CONDITIONS PRECEDENT

1.	The Seller

(a)	Copies of the latest versions of the articles of association of the Seller certified by the Commercial Register to be a true and up to date copy of the original (where such certification by the Commercial Register shall be dated no earlier than 10 calendar days prior to the Swiss Funding Date).

(b)	Copies of the resolutions, in form and substance satisfactory to the Instructing Party, of the management of the Seller authorising the execution, delivery and performance of the Relevant Transaction Documents, certified by an officer of the relevant company as of the Closing Date and the Swiss Funding Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Relevant Transaction Documents on behalf of the Seller and any certificate or other document to be delivered pursuant thereto, certified by the company secretary or a manager of the Seller together with evidence of the incumbency of such company secretary or director.

(d)	A copy of an up to date certified Commercial Register excerpt in respect of the Seller dated no earlier than 10 calendar days prior to the Swiss Funding Date.

(e)	Solvency Certificates in respect of the Seller in the form set out in Schedule 2 to the Master Receivables Purchase Agreement, one dated the Closing Date and one dated the Swiss Funding Date.

(f)	Delivery of a closing certificate dated the Swiss Funding Date from the Seller.

(g)	A copy of the latest audited financial statements of the Seller.

2.	Parent

(a)	Certified copies of the latest version of the articles of association of the Parent certified by any manager of the Parent to be a true and up to date copy of the original.

(b)	Copies of the resolutions, in form and substance satisfactory to the Instructing Party, of the board of managers of the Parent authorising the execution, delivery and performance of the Relevant Transaction Documents, certified by a manager of the relevant company as of the Closing Date and the Swiss Funding Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)	A certificate as to the incumbency and signature of the managers or other attorneys authorised to sign the Relevant Transaction Documents on behalf of the Parent and any certificate or other document to be delivered pursuant thereto, certified by any manager of the Parent together with evidence of the incumbency of such manager.

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(d)	Up to date Commercial Register excerpts in respect of the Parent dated no earlier than 10 calendar days prior to the Swiss Funding Date.

(e)	Solvency certificates in respect of the Parent, one dated the Closing Date and one dated the Swiss Funding Date, in such form as may be approved by the Instructing Party.

(f)	A certificate from the Luxembourg Register of commerce and companies certifying the status of non bankruptcy (faillites) of the Parent.

3.	The Master Purchaser

(a)	Certified copies of the latest versions of the memorandum and articles of association of the Master Purchaser together with the certificate of incorporation and any certificate change of name certified by the company secretary or a director of the Master Purchaser to be a true and up to date copy of the original.

(b)	Copies of the resolutions, in form and substance satisfactory to the Instructing Party, of the boards of directors of the Master Purchaser authorising the execution, delivery and performance of the Relevant Transaction Documents, certified by an officer of the relevant company as of the Closing Date and the Swiss Funding Date which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c)	A certificate as to the incumbency and signature of the officers or other employees authorised to sign the Relevant Transaction Documents on behalf of the Master Purchaser and any certificate or other document to be delivered pursuant thereto, certified by the company secretary or a director of the Master Purchaser together with evidence of the incumbency of such company secretary or director.

(d)	A certified copy of the power of attorney granted by the Master Purchaser to the attorneys of the Master Purchaser authorised to sign the Transaction Documents on behalf of the Master Purchaser.

(e)	A solvency certificate in respect of the Master Purchaser in the form set out in Schedule 2 to the Master Receivables Purchase Agreement, one dated the Closing Date and one dated the Swiss Funding Date.

(f)	Delivery of a closing certificate dated the Swiss Funding Date from the Master Purchaser.

4.	Legal Opinions and Reports

(a)	Clifford Chance English transaction legal opinion addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee as to the enforceability of the Transaction Documents governed by English law dated the Swiss Funding Date.

(b)	Walder Wyss & Partners Swiss transaction legal opinion as to true sale addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee dated the Swiss Funding Date.

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(c)	Walder Wyss & Partners Swiss tax opinion addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee dated the Swiss Funding Date.

(d)	Matheson Ormsby Prentice Irish transaction legal opinion addressed to, among others, HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee on the capacity and authority of the Master Purchaser dated the Swiss Funding Date.

(e)	Matheson Ormsby Prentice Irish tax opinion addressed to, among others, HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee dated the Swiss Funding Date.

(f)	Matheson Ormsby Prentice Irish legal opinion addressed to, among others, HSBC Bank plc and the Regency Noteholder, in respect of Regency Assets Limited and the Liquidity Facility Agreement dated on or prior to the Swiss Funding Date.

(g)	Homburger Swiss legal opinion addressed to HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee on the capacity and authority of the Seller dated the Swiss Funding Date.

(h)	Loyens & Loeff Luxembourg legal opinion addressed to, HSBC Bank plc, the Master Purchaser, the Regency Noteholder and the Styron Security Trustee on the capacity and authority of the Parent dated the Swiss Funding Date.

(i)	A legal review report relating to the location of Obligors.

(j)	A legal review summary in respect of the Receivables.

(k)	Clifford Chance Frankfurt legal opinion on the enforceability of the German Account Pledge Agreement.

(l)	Clifford Chance Madrid legal opinion on the enforceability of the Spanish Account Control Agreement.

5.	Fees

(a)	Compliance with the terms of the Fee Letter, including the payment in full of all fees, expenses and other amounts payable under the Fee Letter on or prior to the Swiss Funding Date.

(b)	Evidence that the fees, costs and expenses then due from the Swiss Seller have been paid or will be paid by the Swiss Funding Date.

6.	General

(a)	Due execution and delivery of the Transaction Documents (each in a form satisfactory to the Instructing Party) by the respective parties thereto, and all documentation to be delivered therewith (in a form satisfactory to the Instructing Party).

(b)	Confirmation from each of the Rating Agencies that upon execution of the Variable Loan Note Issuance Deed, the Regency Notes will maintain their then current rating.

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(c)	In the opinion of the Investment Manager, there having been no material adverse change or development which could affect the Seller or the Master Purchaser.

(d)	Issuance by the Master Purchaser of the Styron Note and the Regency Note and confirmation of payment by the Regency Noteholder.

(e)	Evidence of execution of and satisfaction of the conditions precedent to the Liquidity Facility Agreement and Master Receivables Purchase Agreement.

(f)	The delivery of the Investment Manager’s Daily Report three days prior to the Swiss Funding Date.

(g)	The accuracy and completeness of all material representations set forth in the Transaction Documents by reference to the facts and circumstances existing as at the date such representations are given.

(h)	The Master Purchaser Warranties are true on the Closing Date and on the Swiss Funding Date.

(i)	Delivery of an Offer pursuant to the Master Receivables Purchase Agreement.

(j)	Receipt by the Master Purchaser of acknowledgements from the Collection Account Bank in respect of Account Control Agreements relating to Collection Accounts held at branches of the Collection Account bank in Frankfurt, London and Madrid.

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SCHEDULE 10

ADDITIONAL CONDITIONS PRECEDENT

(a)	No Termination Event or Potential Termination Event or Event of Default or Potential Event of Default shall have occurred and be continuing unwaived.

(b)	The Aggregate Note Principal Amount Outstanding including the Additional Principal Amount requested will not exceed the Total Facility Limit and the Aggregate Regency Note Principal Amount Outstanding including the Additional Principal Amount requested will not exceed the Facility Limit.

(c)	In the case of the Regency Noteholder only, any Styron Note Additional Principal Amount relating to the request is available and paid by the Styron Noteholder.

(d)	The Transaction Documents remain valid and binding.

(e)	An Initial Purchase Price Payment Request from the Seller relating to the relevant Settlement Date has been duly signed.

(f)	A solvency certificate in respect of the Master Purchaser dated the Settlement Date.

(g)	The delivery of the Investment Manager’s Daily Report three days prior to the relevant Settlement Date.

(h)	The Master Purchaser representations are true on the relevant Settlement Date.

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SCHEDULE 11

STANDARD DOCUMENTATION

PART A

SWISS DOCUMENTATION

GENERAL TERMS AND CONDITIONS

1.	Interpretation of Trade Terms

Trade terms shall be interpreted in accordance with Incoterms 2000. Title shall pass to Buyer at the same time as the risks of loss or damage under Incoterms 2000. If this Sales Contract does not specify trade terms as defined in lncoterms 2000, title and risk of loss shall pass to Buyer upon delivery into the custody of the carrier.

2.	Seller’s Commitments

2.1.	Seller undertakes that the Product will at the time of delivery meet Seller’s then current Sales Specifications. Seller will notify Buyer if Sales Specifications are changed. All descriptions, drawings, photographs. illustrations, performance and technical data, dimensions, weights and the like, contained in any promotional or technical literature issued by Seller are subject to variation without notice and are not designed to constitute Sales Specifications.

2.2.	Seller will supply Buyer with current Material Safety Data Sheets (MSDS) regarding the Product.

2.3.	Seller will convey the Product with good title. free from any lawful lien or encumbrance.

3.	Responsible Practices

3.1.	Buyer will (i) familiarise itself with any product literature or information Seller provides under Seller’s product stewardship program, including MSDS, (ii) follow safe handling, use, selling, storage, transportation and disposal practices, including special practices as Buyer’s use of the Product requires and instruct its employees, contractors, agents and customers in these practices and (iii) take appropriate action to avoid spills or other dangers to persons, property or the environment. Seller may cancel this Contract on 15 days notice if Buyer fails to comply with any of its commitments under this subsection.

3.2.	Notwithstanding the provisions of Section 5 hereof, Buyer will indemnify Seller for all claims. damages and related costs, including reasonable attorney fees, arising out of Buyer’s non-compliance with any of its commitments under Section 3.1 above.

4.	Patents/Trademarks

Seller warrants only that the manufacture of the Product covered by this Contract does not infringe any Letters Patent of the country of manufacture. Buyer assumes all responsibility for use of any design, trademark, trade name, or part thereof, appearing on the Product at Buyer’s request.

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5.	Warranty Liability

5.1.	The commitments set out in Sections 2 and 4 above are Seller’s sole warranties in respect of the Product. ANY OTHER CONDITION CR WARRANTY AS TO THE QUALITY OF THE PRODUCT SUPPLIED UNDER THIS CONTRACT OR FITNESS FOR ANY PARTICULAR PURPOSE WHETHER ARISING UNDER STATUTE OR OTHERWISE, IS EXCLUDED.

5.2.	Buyer shall inspect the Product supplied under this Contract immediately after delivery. If any of the supplied Product is rejected because of non-conformity to specifications, Buyer shall have the right to return it to Seller only after inspection by Seller and receipt of definite shipping instructions from Seller, such inspection to be made and instructions to be given by Seller within thirty (30) days after notice of rejection by Buyer. Either (1) failure to give written notice of any claim within thirty (30) days from the date of delivery, or (2) use of the Product supplied under this Contract, constitutes an unqualified acceptance of such Product by Buyer and a waiver by Buyer of all claims in respect of such Product.

5.3.	In the event of any liability by either party whether arising from breach of contract or from statutes it is agreed that the maximum amount of damages recoverable shall be limited to the contract price for the Product with respect to which damages are claimed. In no event shall either Seller or Buyer be liable for indirect, consequential, special, punitive or exemplary damages in connection with or arising out of this Contract.

6.	Price and Terms

5.1.	Seller may change the previously agreed price, terms and conditions of payment or of transportation, or the minimum requirement per shipment at any time, by fifteen (15) days prior written notice to Buyer. Buyer’s failure to make written objection to the change prior to the effective date shall be considered acceptance, If Buyer objects within the fifteen (1.5) day period, Seller shall have the option (a) to continue to supply on the terms and conditions in effect prior to the announced change, or (b) to cancel the affected Product quantities immediately and shall advise Buyer accordingly within fifteen (15) days from receipt of Buyer’s written objection.

6.2	Seller reserves the right by written notice given at any time before shipment, to increase the price under this Contract, if them is any increase in the price or cost of the Product to Seller by virtue of foreign exchange fluctuations, currency regulations, changes in duties or taxes, increase in the cost of raw materials, labor or transport or any other causes beyond the control of Seller. If Buyer is of the opinion that any such increase in price is unreasonable, it may object to such increase by written notice given within fifteen (15) days of the date of receipt of Seller’s notice; Seller shall then have the option to continue to supply Buyer at the price currently in effect, if willing to do so or to cancel the Contract immediately upon notice to Buyer in writing.

7.	Schedule of Deliveries

Buyer shall schedule deliveries of the Product uniformly throughout the calendar year. Not more than ten percent (10%) of the annual quantity of the Product shall be scheduled for delivery in any calendar month, except with Seller’s prior written consent.

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8.	Transportation

Where the price provides for absorption by Seller of any portion of the freight charges, or where Seller provides the transportation equipment at its cost, Seller shall have the right to select the means of transportation. Where the price provides for payment by Buyer of any portion of the freight charges, the freight charges will be those in effect at the date of shipment.

9.	Delivery Equipment

During the time that Seller’s delivery equipment is in the possession of Buyer, Buyer shall be liable to Seller for damages or destruction of such equipment attributable to Buyer. All repairs to equipment shall be made under the supervision or direction of Seller.

10.	Force Majeure

In the event of accident, mechanical breakdown of facilities, fire, flood, strike, labor trouble, riot, revolt, war, acts of governmental authority, acts of God, or contingencies beyond the reasonable control of the party affected, interfering with the performance of this Contract. the quantity of Product provided for in this Contract shall be reduced by the amount so affected without liability, but the Contract shall otherwise remain unchanged. The decision of the party affected as to the quantities of Product affected shall be final and binding.

11.	Governmental Controls

If the price, freight allowance, or terms of payment, or any price increase, or change in freight allowance, or terms of payment under this Contract, or Seller’s ability to make any such increase or change, should be altered or prohibited by reason of any law, government decree, order or regulation, Seller may cancel this Contract upon fifteen (15) days written notice. However, at its option, Seller may by written notice elect to postpone the effective date of any price increase or proposed change to the extent so prevented until such date or dates as it is not so prevented. By electing to postpone rather than cancel, Seller will not waive its right to cancel thereafter because of such continued or further alterations or prohibitions.

12.	Non-performance

12.1	If Buyer fails to perform any of the terms of this Contract when due, Seller may, at its option, decline to make further deliveries against this Contract, except for cash, or may recall or defer shipments until such default is made good, or may treat such default as final refusal to accept further shipments and cancel this Contract.

12.2	Seller reserves the right, without prejudice to Buyer’s liability to pay on the due date, to charge interest on any overdue balance of a rate equal to the one month LIBOR interest for the currency invoiced, as fixed by the British Bankers Association on the last business day of the month preceding the date of payment, plus five percent (5%) points. Such right is in addition and without prejudice to any other rights Seller may have under this Contract.

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13.	Performance by Affiliates

At Seller’s option, any Sales Contract obligation may be performed by The Dow Chemical Company or any of its affiliates. Any deliveries made under this condition may be invoiced by such affiliate and shall constitute performance of this Contract by Seller.

14.	Assignment of Contract and or Claims

Buyer, without any further notice to be given, hereby irrevocably consents to Seller’s future assignment of this Contract, in full or in part (including some or all of Seller’s obligations), to any wholly owned Affiliate, in which case the Affiliate may effect delivery of the Product and invoice Buyer directly. “Affiliate” means any subsidiary, legal entity, or joint venture in which The Dow Chemical Company directly or indirectly holds an ownership interest of at least 50%. In addition, both Seller and Buyer may assign their respective claims under this Contract to third parties. Agreed quantities and other terms shall not be affected by an assignment.

Notwithstanding the foregoing, this Agreement may be assigned by Seller to any third party without the consent of Buyer in connection with a sale by Seller or any of its Affiliates of all or substantially all of the assets or properties of Seller or any of its Affiliates to which the subject matter of this Agreement relates. Upon the assignment of this Agreement and the express assumption by the assignee of the assigned obligations of Seller under this Agreement through the execution of an assignment and assumption agreement, Seller shall be released from all obligations and liabilities under this Agreement.

15.	Non-waiver

Failure to exercise any rights under this Contract upon any occasion shall not waive the right to exercise the same on another occasion.

16.	Severability of Provisions

Should any provision of this Contract be held invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected. Any invalid or unenforceable provision shall be replaced with a new provision which will allow the parties to this Contract to achieve the intended economic result in a legally valid and effective manner.

17.	Applicable Law

This Contract shall be governed by and construed in accordance with the laws of Switzerland. The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to this Contract.

18.	Controlling Terms & Amendments

By ordering any of the Product detailed in this Contract, Buyer agrees to all the terms and conditions contained on both sides of this document which override any additional or

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different terms or conditions included in Buyer’s purchase order or referred to by Buyer. Any amendments or additions to this Sales Contract shall be valid only if in writing and signed by both parties.

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PART B

GERMAN DOCUMENTATION

STYRON ALLGEMEINE VERKAUFS- UND LIEFERBEDINGUNGEN

I.	Geltungsbereich

1. Unsere Verkäufe, Lieferungen und Leistungen (im Folgenden einheitlich: „Lieferungen”) erfolgen nur nach Maßgabe der nachstehenden Bedingungen. Sie finden Anwendung gegenüber Unternehmern, juristischen Personen des öffentlichen Rechts und öffentlich-rechtlichen Sondervermögen (Käufer). Der Käufer erklärt sich durch deren widerspruchslose Entgegennahme mit ihrer ausschließlichen Geltung für die jeweilige Lieferung sowie für alle Folgegeschäfte einverstanden. Entgegenstehende oder von unseren Bedingungen abweichende Bedingungen des Käufers erkennen wir nicht an, es sei denn, wir hätten ihrer Geltung ausdrücklich schriftlich zugestimmt. Unsere Bedingungen gelten auch dann, wenn wir in Kenntnis entgegenstehender oder von unseren Bedingungen abweichender Bedingungen des Käufers die Lieferung an den Käufer vorbehaltlos ausführen.

2. Wir behalten uns vor, unsere Allgemeinen Verkaufsbedingungen von Zeit zu Zeit zu ändern. Der Käufer erklärt sein Einverständnis mit der ausschließlichen Geltung der geänderten Bedingungen, wenn er nicht innerhalb einer Woche nach Zugang bei ihm der Geltung schriftlich widerspricht und er von uns anlässlich der Bekanntgabe der geänderten Bedingungen auf die Bedeutung seines Verhaltens besonders hingewiesen wurde.

II.	Angebot, Muster, Garantien, Vertragsschluss

1. Unsere Angebote sind bezüglich Preis, Menge, Lieferfrist und Liefermöglichkeit freibleibend. Angebote können nur binnen 30 Tagen angenommen werden.

2. Die in Datenblättern, Broschüren und anderem Werbe- und Informationsmaterial enthaltenen Informationen und Daten dienen nur als Richtschnur und werden nur dann verbindlicher Vertragsinhalt, wenn wir dem ausdrücklich schriftlich zugestimmt haben.

3. Eigenschaften von Mustern und Proben sind nur dann verbindlich, wenn dies ausdrücklich vereinbart wurde.

4. Beschaffenheits- und Haltbarkeitsangaben gelten nur dann als Garantien, wenn sie ausdrücklich als solche bezeichnet werden. Dasselbe gilt für die Übernahme eines Beschaffungsrisikos.

5. Der Vertrag ist erst dann für uns verbindlich, wenn wir die Auftragsbestätigung schriftlich erteilen. Mündliche Abreden bedürfen der schriftlichen Bestätigung durch uns.

III.	Preise, Zahlung, Verzug, Beendigung bei Insolvenzantrag

1. Die Preise verstehen sich ausschließlich gesetzlicher Mehrwertsteuer, äußerer Verpackung und Versandkosten (ab Werk).

2. Alle Preise beruhen auf den Kostenfaktoren im Zeitpunkt des Vertragsschlusses bzw. der Auftragsbestätigung. Treten danach wesentliche Erhöhungen der Kosten für Rohstoffe, Energie, Frachten oder Verpackungsmaterial bei uns oder unserem Lieferanten ein und führen diese zu einer wesentlichen Erhöhung unserer Einkaufspreise oder Selbstkosten, so sind wir berechtigt, unverzüglich mit dem Käufer Verhandlungen über eine Preisanpassung zu verlangen. Kommt innerhalb angemessener Frist eine Übereinkunft nicht zustande, so sind wir bezüglich noch ausstehender Lieferungen von unserer Lieferpflicht entbunden.

3. Unsere Rechnungen sind innerhalb der vereinbarten Zahlungsfrist zu bezahlen, spätestens 30 Tage ab Rechnungsdatum.

Maßgebend für die Einhaltung von Zahlungsfristen ist der Eingang der Zahlung auf unseren Konten. Schecks werden nur zahlungshalber angenommen. Anfallende Spesen gehen zu Lasten des Käufers.

4. Bei Zahlungsverzug werden Zinsen in Höhe von 8 Prozentpunkten jährlich über dem jeweiligen Basiszinssatz (§ 247 BGB) fällig. Der Nachweis eines weitergehenden Verzugsschadens bleibt vorbehalten.

5. Wir sind zur Erfüllung des Vertrages solange nicht verpflichtet, wie der Käufer seinen Pflichten auch aus anderen Verträgen mit uns nicht vereinbarungsgemäß nachkommt, insbesondere fällige Rechnungen nicht bezahlt.

6. Der Käufer kann nur mit solchen Ansprüchen aufrechnen oder ihretwegen die Zahlung zurückhalten, die schriftlich unbestritten oder rechtskräftig festgestellt sind.

7. Wir sind berechtigt, ausstehende Lieferungen nur gegen Vorkasse durchzuführen oder von der Stellung einer Sicherheit abhängig zu machen, wenn der Käufer mit vereinbarten Zahlungszielen auch nach Ablauf einer angemessenen Nachfrist in Verzug ist oder Umstände vorliegen, die bei Anlegung banküblicher Maßstäbe Zweifel an der Zahlungsfähigkeit des Käufers begründen. In diesen Fällen sind wir darüber hinaus berechtigt, alle Forderungen gegen den Käufer aus der Geschäftsverbindung sofort fällig zu stellen.

8. Dieser Kaufvertrag endet automatisch, wenn ein Antrag auf Eröffnung eines Insolvenzverfahrens über das Vermögen des Käufers ge stellt wird und das zuständige Insolvenzgericht daraufhin Sicherungsmaßnahmen gemäß §§ 21, 22 InsO anordnet.

IV.	Lieferung und Lieferzeiten, Verpackung, Gefahrübergang

1. Für Art und Umfang der Lieferung ist unsere schriftliche Auftragsbestätigung maßgebend. Wir sind zu Teillieferungen berechtigt, soweit sie für den Käufer zumutbar sind.

2. Lieferfristen gelten nur annähernd, sofern sie nicht ausdrücklich schriftlich als verbindlich zugesagt wurden. Die Lieferzeit beginnt mit der Absendung unserer Auftragsbestätigung, jedoch nicht vor Klärung aller für die Durchführung des Vertrages wesentlichen Fragen im Zusammenhang mit vom Käufer vorzunehmenden Handlungen. Insbesondere beginnt die Lieferzeit nicht, bevor wir vom Käufer oder dessen Vertreter alle für die Lieferung benötigten Informationen erhalten bzw. bevor der Käufer nachweist, dass er, soweit erforderlich, vertragsgemäß ein Akkreditiv eröffnet oder eine Vorauszahlung bzw. Sicherheit geleistet hat.

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3. Die Lieferfrist ist eingehalten, wenn bis zu ihrem Ablauf der Leistungsgegenstand unser Werk verlassen hat oder unsere Lieferbereitschaft mitgeteilt ist.

4. Alle Fälle von höherer Gewalt, Streik, Aussperrung, unzureichender Material-, Rohstoff- oder Energieversorgung, Mangel an Transportmöglichkeiten und andere ähnliche Ereignisse oder Ursachen außerhalb unseres Einwirkungsbereiches entbinden uns für die Zeitdauer und den Umfang solcher Hindernisse von unserer Verpflichtung zur Erfüllung des Vertrages. Dies gilt auch, wenn diese Umstände bei unseren Zulieferern eintreten. Die vorbezeichneten Umstände sind auch dann von uns nicht zu vertreten, wenn sie während eines bereits vorliegenden Verzuges eintreten. Beginn und Ende solcher Hinderungsgründe teilen wir dem Käufer baldmöglichst schriftlich mit.

5. Falls Lieferung einer Gesamtmenge in mehreren Abrufen vereinbart ist, hat der Käufer die Einzellieferungen gleichmäßig über das Kalenderjahr zu verteilen. Falls in einem Kalendermonat mehr als 10% des jährlichen Lieferumfangs abgerufen werden soll, bedarf dies unserer vorherigen, schriftlichen Zustimmung.

6. Wir bestimmen die Art der Verpackung und des Versands.

7. Die Gefahr geht spätestens mit der Absendung des Leistungsgegenstandes auf den Käufer über, und zwar auch dann, wenn wir zusätzliche Leistungen wie Verladung, Transport oder Entladung übernommen haben. Verzögert sich die Lieferung infolge von Umständen, die der Käufer zu vertreten hat, geht die Preisgefahr am Tag der Mitteilung der Lieferbereitschaft auf ihn über. Auf Verlangen des Käufers versichern wir die jeweilige Sendung auf seine Kosten gegen Diebstahl, Bruch-, Transport-, Feuer- und Wasserschäden.

8. Beanstandungen wegen Transportverzögerungen, Fehlmeldungen oder Transportschäden hat der Käufer unverzüglich gegenüber unserem Spediteur und Frachtführer geltend zu machen und uns dies unverzüglich mitzuteilen.

9. Wir sind auch nicht verpflichtet, auf Geheiß des Käufers an Dritte zu liefern.

V.	Mängelansprüche, Pflichten des Käufers bei Mängelanzeige durch seine Kunden, Aufwendungsersatz, Haftung

1. Mängelansprüche des Käufers setzen voraus, dass er seinen gesetzlichen Untersuchungs- und Rügepflichten ordnungsgemäß nachgekommen ist. Bei offensichtlicher Mangelhaftigkeit oder Unvollständigkeit der Ware sind uns die Beanstandungen innerhalb von 2 Wochen nach Ankunft der Lieferung am Bestimmungsort schriftlich unter genauer Bezeichnung des Fehlers und der Auftrags- bzw. Rechnungsnummer anzuzeigen. Auf unsere Aufforderung sind die auf Lieferung bezogenen Dokumente, Muster, und/oder die fehlerhafte Ware an uns zurückzusenden. Ansprüche des Käufers wegen Mangelhaftigkeit oder Unvollständigkeit der Lieferung sind ausgeschlossen, wenn er dieser Verpflichtung nicht nachkommt.

2. Sollte die Ware Mängel aufweisen, können wir nach unserer Wahl als Nacherfüllung die Mängel beseitigen oder mangelfreien Ersatz leisten. Erst wenn dies wiederholt fehlgeschlagen oder unzumutbar sein sollte und es sich nicht nur um unerhebliche Mängel handelt, ist der Käufer nach Maßgabe der gesetzlichen Vorschriften zum Rücktritt oder zur Minderung berechtigt. § 478 BGB bleibt unberührt. Schadensersatzansprüche stehen dem Käufer nach Maßgabe von Ziffer V.6. zu.

Hinsichtlich etwaiger Ersatzlieferungen und Nachbesserungsarbeiten gilt eine Verjährungsfrist von 3 Monaten ab Ablieferung bzw. Ausführung, die aber mindestens bis zum Ablauf der Verjährungsfrist für Mängelansprüche unserer ursprünglichen Leistung läuft (vgl. Ziffer V.9.).

3. Der Käufer hat uns unverzüglich über jede Mängelanzeige seines Kunden in Bezug auf unsere Liefergegenstände zu informieren. Kommt der Käufer dieser Verpflichtung nicht nach, hat er keine Mängelansprüche gegen uns, auch keinen Aufwendungsersatzanspruch gemäß § 478 BGB. Der Käufer hat zudem Beweise in geeigneter Form zu sichern und uns auf Verlangen Gelegenheit zur Überprüfung zu geben.

4. Nicht von uns vorab autorisierte Werbeaussagen des Käufers in seinen Werbematerialien oder gegenüber seinen Kunden begründen keine Mängelansprüche gegen uns.

5. Mängelansprüche bestehen nicht bei nur unerheblicher Abweichung von der vereinbarten Beschaffenheit und/ oder bei nur unerheblicher Beeinträchtigung der Brauchbarkeit. Wir haften nicht für die Eignung der Ware für die vom Käufer beabsichtigten Zwecke, es sei denn, der beabsichtigte Zweck ist schriftlicher Vertragsinhalt.

6. Wir haften unbeschränkt nach dem Produkthaftungsgesetz, in Fällen der ausdrücklichen Übernahme einer Garantie oder eines Beschaffungsrisikos sowie wegen vorsätzlicher oder grob fahrlässiger Pflichtverletzungen. Ebenso haften wir unbeschränkt bei vorsätzlicher oder fahrlässiger Verletzung des Lebens, des Körpers oder der Gesundheit. Für leicht fahrlässig verursachte Sach- und Vermögensschäden haften wir nur im Falle der Verletzung solcher Pflichten, deren Erfüllung die ordnungsgemäße Durchführung des Vertrags überhaupt erst ermöglicht und auf deren Erfüllung der Käufer in besonderem Maße vertrauen darf („wesentliche Vertragspflichten), jedoch begrenzt auf den bei Vertragsschluss voraussehbaren, vertragstypischen Schaden.

7. Ansprüche auf Ersatz von Schäden aller Art, die infolge unsachgemäßer Behandlung, Veränderung, Montage und/oder Bedienung der Liefergegenstände oder durch fehlerhafte Beratung oder Einweisung durch den Käufer entstehen, sind ausgeschlossen, es sei denn, wir haben sie zu vertreten. Zudem trägt der Käufer die volle Verantwortung für die Verwendung eines auf seinen Wunsch auf der Ware erscheinenden Designs, Warenzeichens oder Handelsnamens.

8. Ist der Käufer berechtigt, Schadensersatz statt der Leistung zu verlangen oder vom Vertrag zurückzutreten, so muss er sich auf unser Verlangen binnen angemessener Frist erklären, ob und wie er von diesen Rechten Gebrauch machen wird. Erklärt er sich nicht fristgerecht oder besteht er auf der Leistung, ist er zur Ausübung dieser Rechte erst nach fruchtlosem Ablauf einer weiteren angemessenen Nachfrist berechtigt.

9. Ansprüche wegen Mängeln verjähren in 12 Monaten ab Gefahrübergang. Für Rechtsmängel gilt Entsprechendes. Bei vorsätzlichen Pflichtverletzungen, bei Ansprüchen aus unerlaubter Handlung, beim Fehlen garantierter Eigenschaften, bei Übernahme von Beschaffungsrisiken sowie bei Verletzung von Personen gelten die gesetzlichen Verjährungsfristen. Ist die Leistung für ein Bauwerk bestimmt und hat sie dessen Mangelhaftigkeit verursacht, beträgt die Verjährungsfrist für Mängelansprüche 5 Jahre. §§ 438 Abs. 3, 479 und 634 a Abs. 3 BGB bleiben unberührt.

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10. Falls dem Käufer wegen einer von uns zu vertretenden Verzögerung ein Schaden entsteht, kann er für jede volle Woche der Verzögerung 0,5%, insgesamt aber höchstens 5% vom Rechnungspreis desjenigen Teils der Leistung verlangen, der infolge der Verspätung nicht rechtzeitig oder nicht vertragsgemäß benutzt werden kann.

11. Eine weitergehende Haftung auf Schadensersatz als in den vorstehenden Absätzen dieser Ziffer V. vorgesehen, ist - ohne Rücksicht auf die Rechtsnatur des geltend gemachten Anspruchs - ausgeschlossen.

12. Die vorstehenden Haftungsbeschränkungen gelten nach Grund und Höhe auch zugunsten unserer gesetzlichen Vertreter, Mitarbeiter und sonstigen Erfüllungs- und/oder Verrichtungsgehilfen.

VI.	Eigentumsvorbehalt

1. Wir behalten uns das Eigentum an allen gelieferten Waren vor, bis der Käufer sämtliche derzeitigen und künftigen Verpflichtungen aus der Geschäftsverbindung mit uns vollständig erfüllt hat. Dies gilt auch dann, wenn Zahlungen auf besonders bezeichnete Forderungen geleistet werden. Bei laufender Rechnung gilt die Vorbehaltsware als Sicherheit für die Saldoforderung.

2. Be- und Verarbeitung der Vorbehaltsware erfolgen für uns als Hersteller im Sinne des § 950 BGB, ohne uns zu verpflichten. Die be-/verarbeitete Ware gilt als Vorbehaltsware im Sinne dieser Bedingungen. Wird die Vorbehaltsware mit anderen, uns nicht gehörenden Gegenständen verarbeitet oder untrennbar vermengt/verbunden, so erwerben wir das Miteigentum an der neuen Sache im Verhältnis des Rechnungswertes der Vorbehaltsware zum Rechnungswert der anderen verwendeten Gegenstände zum Zeitpunkt der Verarbeitung oder Vermengung/Verbindung. Wird die Vorbehaltsware mit anderen, uns nicht gehörenden Gegenständen zu einer einheitlichen Sache verbunden oder untrennbar vermengt und ist diese Sache als Hauptsache anzusehen, so überträgt uns der Käufer hiermit anteilmäßig Miteigentum, soweit die Hauptsache ihm gehört. Der Käufer verwahrt das so entstandene Eigentum unentgeltlich für uns mit.

3. Der Käufer ist bis zu unserem Widerruf, der jederzeit und ohne besondere Begründung zulässig ist, berechtigt, die Vorbehaltsware im ordentlichen Geschäftsgang weiterzuveräußern, weiterzuverarbeiten oder umzubilden. Als Weiterveräußerung in diesem Sinne gilt auch der Einbau in Grund und Boden oder in mit Gebäuden verbundene Anlagen oder die Verwendung zur Erfüllung sonstiger Verträge.

Der Käufer tritt uns für den Fall der Weiterveräußerung bereits hiermit seine aus einer solchen Veräußerung entstehende Kaufpreisforderung gegen den Kunden ab. Wird die Vorbehaltsware vom Käufer zusammen mit anderen, nicht von uns gelieferten Sachen veräußert, so gilt die Abtretung nur in Höhe der in unserer Rechnung genannten Werte der jeweils veräußerten Vorbehaltsware. Bei der Weiterveräußerung von Gegenständen, an denen wir gemäß Ziffer VI.2. Miteigentumsanteile haben, gilt die Abtretung in Höhe dieser Miteigentumsanteile. Die abgetretenen Forderungen dienen in demselben Umfang zur Sicherheit wie die Vorbehaltsware.

Wird die abgetretene Forderung in eine laufende Rechnung aufgenommen, so tritt der Käufer bereits jetzt einen der Höhe nach dieser Forderung entsprechenden Saldo aus dem Kontokorrent an uns ab.

Der Käufer ist bis zu unserem Widerruf, der jederzeit und ohne besondere Begründung zulässig ist, berechtigt, die uns abgetretene Forderung einzuziehen. Er ist auf unser Verlangen verpflichtet, seinen Kunden die Vorausabtretung an uns anzuzeigen und uns die zur Geltendmachung der Forderung erforderlichen Auskünfte und Unterlagen zur Verfügung zu stellen.

4. Übersteigt der Wert der für uns bestehenden Sicherheiten unsere Forderungen insgesamt um mehr als 10%, geben wir auf Verlangen des Käufers entsprechende Sicherheiten nach unserer Wahl frei.

5. Zu anderen Verfügungen über die Vorbehaltsware (Verpfändungen, Sicherungsübereignungen) oder anderen Abtretungen der in Ziffer VI.3. genannten Forderungen ist der Käufer nicht berechtigt. Im Falle von Pfändungen oder Beschlagnahmen der Vorbehaltsware hat der Käufer auf unser Eigentum hinzuweisen und uns unverzüglich zu informieren.

6. Der Käufer ist verpflichtet, die Vorbehaltsware gegen alle üblichen Risiken, insbesondere gegen Feuer, Einbruchs- und Wassergefahren auf eigene Kosten angemessen zu versichern, sie pfleglich zu behandeln und sie ordnungsgemäß zu lagern.

7. Ist der Käufer mit der Zahlung von mindestens zwei Kaufpreisraten ganz oder teilweise in Zahlungsverzug, sind wir nach erfolglosem Ablauf einer von uns gesetzten Nachfrist auch dann zur Rücknahme der Vorbehaltsware berechtigt, wenn wir nicht vom Vertrag zurückgetreten sind.

VII.	Leistung durch verbundene Unternehmen

Auf unser Verlangen kann jede unserer vertraglichen Verpflichtungen durch ein anderes Unternehmen des Konzerns Trinseo S.A. (Luxemburg) erfüllt werden. Die berechtigten Interessen des Käufers sind dabei angemessen zu berücksichtigen. Solange die Leistung gleichwertig ist, gelten die betreffenden vertraglichen Verpflichtungen als erfüllt.

VIII.	Beachtung von Sicherheits- und sonstigen Vorschriften

1. Soweit im Einzelfall nicht abweichend vereinbart, ist der Käufer für die Beachtung gesetzlicher und behördlicher Vorschriften sowie anerkannter Praktiken bezüglich Einfuhr, Transport, Lagerung, Handhabung, Verwendung und Entsorgung der Ware verantwortlich.

2. Der Käufer ist zudem verpflichtet,

•	sich mit allen von uns gestellten Produktinformationen einschließlich Material Safety Data Sheet (MSDS) vertraut zu machen,

•	seinen Mitarbeitern, Auftragnehmern, Agenturen und Kunden ausreichende Anweisungen zum Umgang mit den Produkten zu erteilen,

•	geeignete Maßnahmen zur Verhütung von schädlichen Umwelteinwirkungen und anderen Gefahren für Personen oder Vermögenswerte durch unsere Ware zu treffen.

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3. Verletzt der Käufer die in Ziffer VIII.1. und 2. genannten Pflichten nicht unerheblich, sind wir berechtigt, nach vorheriger Abmahnung vom Vertrag zurückzutreten.

4. Der Käufer haftet gegenüber uns für alle Schäden, die infolge der Missachtung der Sicherheitsvorschriften durch ihn entstehen und stellt uns von entsprechenden Inanspruchnahmen Dritter frei.

IX.	Übertragung von Rechten, Markenbenutzung

1. Die Übertragung der Rechte des Käufers aus der Vertragsbeziehung ist nur mit unserer vorherigen, schriftlichen Zustimmung zulässig.

2. Der Käufer darf die für uns geschützten Marken in seiner Werbung nur mit unserem zuvor erteilten Einverständnis, nach unseren Vorgaben, in der Originalgestaltung und nur für unveränderte Originalwaren nutzen. Unser Einverständnis kann jederzeit widerrufen werden. Für die Ausgestaltung seiner Werbung trägt der Käufer die alleinige Verantwortung.

X.	Vertraulichkeit, Vertragsstrafe, Datenschutz

1. Der Käufer hat die ihm im Rahmen der Vertragsbeziehung offenbarten Geschäfts- und Betriebsgeheimnisse, insbesondere die mit ihm vereinbarten Preise, streng vertraulich zu behandeln. Er wird sie Dritten nur nach unserer vorherigen schriftlichen Zustimmung mitteilen. Der Käufer hat seine Mitarbeiter auf diese Vertraulichkeitsverpflichtung hinzuweisen. Für jeden Fall einer Verletzung dieser Ziffer X. hat der Käufer eine Vertragsstrafe in Höhe von € 10.000,— zu zahlen.

2. Wir sind berechtigt, die im Zusammenhang mit der Geschäftsbeziehung erhaltenen Daten unter Beachtung der gesetzlichen Vorgaben zu verarbeiten, zu speichern oder zu übermitteln, soweit dies für den Vertragszweck oder zur Wahrung unserer berechtigten Interessen erforderlich ist und kein Grund zur Annahme besteht, dass ein überwiegendes, schutzwürdiges Interesse des Käufers dies verbietet.

3. In diesem Zusammenhang können wir Ihre persönlichen Daten innerhalb unserer weltweit tätigen Unternehmensgruppe sowohl an mit uns verbundenen Unternehmen als auch an im In- und Ausland ansässige Dritte, die für uns Dienstleistungen erbringen, übermitteln. In einigen Ländern gelten möglicherweise weniger strenge Datenschutzbestimmungen für Ihre persönlichen Daten. Wir treffen mit Dritten entsprechende vertragliche Vereinbarungen, die diese verpflichten, die datenschutzrechtlichen Erfordernisse zu beachten, soweit dies geboten ist.

XI.	Rechtswahl, Gerichtsstand

1. Es gilt ausnahmslos das für die Rechtsbeziehungen inländischer Vertragspartner maßgebliche Recht der Bundesrepublik Deutschland; die Anwendung des UN-Kaufrechtsübereinkommens vom 11.4.1980 wird ausgeschlossen.

2. Für alle sich aus dem Vertragsverhältnis ergebenden Streitigkeiten ist, wenn der Käufer Kaufmann, eine juristische Person des öffentlichen Rechts oder ein öffentlich-rechtliches Sondervermögen ist oder im Inland keinen allgemeinen Gerichtsstand hat, als Gerichtsstand Frankfurt am Main vereinbart. Wir sind aber berechtigt, den Käufer auch an seinem allgemeinen Gerichtsstand zu verklagen.

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PART C

DUTCH DOCUMENTATION

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ORDER ACKNOWLEDGEMENT

STYRON

Styron Netherlands B.V.
HERBERT H.Dowweg 5
P.O. BOX 48
4530 AA TERNEUZEN
THE NETHERLANDS

Styron order number / No. de commande Styron / Styron Auftragsnummer	Order Date
03027570	05 NOV 2012

Customer order number / Votre Référence / Bestellnummer	Styron for order entry contact / Votre Contact Styron / Styron Ansprechpartner
4500200878	MARION VON GILSA / +49-6196-9693131

Sold To / Acheteur / Rechnungsanschrift	Ship to / Adresse de livraison / Lieferanschrift
ICL-IP TERNEUZEN BV FRANKRIJKWEG 6 4538 BJ TERNEUZEN	ICL-IP TERNEUZEN BV FRANKRIJKWEG 6 4538 BJ TERNEUZEN

Delivery terms / Conditions de livraison / Lieferbedingungen	Means of transport / Moyen de transport / Transportmittel
DDP / TERNEUZEN	SILOTRUCK

Payment terms / Conditions de règlement / Zahlungsbedingungen	Currency / Devise / Währung
10 DAYS AFTER DATE OF INVOICE LESS 2.0% - DIRECT DEBIT	EURO

Item No	Quantity & description / Quantité & produit / Menge & Produktbezeichnung	Gross & Net quantity / Quantité brute & net / Brutto & Netto Menge	Price per unit / Prix à l'unité / Preis per Einheit	Delivery date / Date de livraison / Liefardatum
01	1.922 KILOS	1.922 KG		31 OKT 2012
	x 0,001 TONNEN	1,922 MT	1.907,29	
	Acrylonitrile - ST		EUR/MT	
	.			

WE THANK YOU FOR THIS ORDER WHICH IS ACCEPTED SUBJECT TO OUR GENERAL TERMS AND CONDITIONS.

NOUS VOUS REMERCIONS DE VOTRE COMMANDE QUE NOUS ACCEPTONS SELON NOS CONDITIONS GENERALES DE VENTE.

WIR DANKEN IHNEN FUER IHREN AUFTRAG, DEN WIR GEMAESS UNSEREN ALLGEMEINEN GESCHAEFTSBEDINGUNGEN ENTGEGENNEHMEN.

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GENERAL TERMS AND CONDITIONS

1.	Interpretation of Trade Terms

Trade terms shall be interpreted in accordance with Incoterms 2000. Title shall pass to Buyer at the same time as the risks of loss or damage under Incoterms 2000. If this Sales Contract does not specify trade terms as defined in Incoterms 2000, title and risk of loss shall pass to Buyer upon delivery into the custody of the carrier.

2.	Seller’s Commitments

2.1. Seller undertakes that the Product will at the time of delivery meet Seller’s then current Sales Specifications. Seller will notify Buyer if Sales Specifications are changed. All descriptions, drawings, photographs, illustrations, performance and technical data, dimensions, weights and the like, contained in any promotional or technical literature issued by Seller are subject to variation without notice and are not designed to constitute Sales Specifications.

2.2. Seller will supply Buyer with current Material Safety Data Sheets (MSDS) regarding the Product.

2.3. Seller will convey the Product with good title, free from any lawful lien or encumbrance.

3.	Responsible Practices

3.1. Buyer will (i) familiarise itself with any product literature or information Seller provides under Seller’s product stewardship program, including MSDS, (ii) follow safe handling, use, selling, storage, transportation and disposal practices, including special practices as Buyer’s use of the Product requires and instruct its employees, contractors, agents and customers in these practices and (iii) take appropriate action to avoid spills or other dangers to persons property or the environment. Seller may cancel this Contract on 15 days notice if Buyer fails to comply with any of its commitments under this subsection.

3.2. Notwithstanding the provisions of Section 5 hereof. Buyer will indemnify Seller for all claims, damages and related costs, including reasonable attorney fees arising out of Buyer’s non-compliance with any of its commitments under Section 3.1 above.

4.	Patents/Trademarks

Seller warrants only that the manufacture of the Product covered by this Contract does not infringe any Letters Patent of the country of manufacture. Buyer assumes all responsibility for use of any design, trademark, trade name, or part thereof, appearing on the Product at Buyer’s request.

5.	Warranty/Liability

5.1. The commitments set out in Sections 2 and 4 above are Seller’s sole warranties in respect of the Product. ANY OTHER CONDITION OR WARRANTY AS TO THE QUALITY OF THE PRODUCT SUPPLIED UNDER THIS CONTRACT OR FITNESS FOR ANY PARTICULAR PURPOSE WHETHER ARISING UNDER STATUTE OR OTHERWISE, IS EXCLUDED.

5.2. Buyer shall inspect the Product supplied under this Contract immediately after delivery. If any of the supplied Product is rejected because of non-conformity to specifications. Buyer shall have the right to return it to Seller only after inspection by Seller and receipt of definite shipping instructions from Seller such inspection to be made and instructions to be given by Seller within thirty (30) days after notice of rejection by Buyer. Either (1) failure to give written notice of any claim within thirty (30) days from the date of delivery, or (2) use of the Product supplied under this Contract, constitutes an unqualified acceptance of such Product by Buyer and a waiver by Buyer of all claims in respect of such Product.

5.3. In the event of any liability by either party whether arising from breach of contract or from statutes it is agreed that the maximum amount of damages recoverable shall be limited to the contract price for the Product with respect to which damages are claimed. In no event shall either Seller or Buyer be liable for indirect, consequential, special punitive or exemplary damages in connection with or arising out of this Contract.

6.	Price and Terms

6.1. Seller may change the previously agreed price, terms and conditions of payment or of transportation, or the minimum requirement per shipment at any time, by fifteen (15) days prior written notice to Buyer, Buyer’s failure to make written objection to the change prior to the effective date shall be considered acceptance. If Buyer objects within the fifteen (15) day period, Seller shall have the option (a) to continue to supply on the terms and conditions in effect prior to the announced change, or (b) to cancel the affected Product quantities immediately and shall advise Buyer accordingly within fifteen (15) days from receipt of Buyer’s written objection.

6.2. Seller reserves the right by written notice given at any time before shipment, to increase the price under this Contract, if there is any increase in the price or cost of the Product to Seller by virtue of foreign exchange fluctuations, currency regulations, changes in duties or taxes, increase in the cost of raw materials, labor or transport or any other causes beyond the control of Seller. It Buyer is of the opinion that any such increase in price is unreasonable, it may object to such increase by written notice given within fifteen (15) days of the date of receipt of Seller’s notice. Seller shall then have the option to continue to supply Buyer at the price currently in effect, if willing to do so or to cancel the Contract immediately upon notice to Buyer in writing.

7.	Schedule of Deliveries

Buyer shall schedule deliveries of the Product uniformly throughout the calendar year. Not more than ten percent (10%) of the annual quantity of the Product shall be scheduled for delivery in any calendar month, except with Seller’s prior written consent.

8.	Transportation

Where the price provides for absorption by Seller of any portion of the freight charges, or where Seller provides the transportation equipment at its cost. Seller shall have the right to select the means of transportation. Where the price provides for payment by Buyer of any portion of the freight charges the freight charges will be those in effect at the date of shipment.

9.	Delivery Equipment

During the time that Seller’s delivery equipment is in the possession of Buyer, Buyer shall be liable to Seller for damages or destruction of such equipment attributable to Buyer. All repairs to equipment shall be made under the supervision or direction of Seller.

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10.	Force Majeure

In the event of accident, mechanical breakdown of facilities, fire, flood, strike, labor trouble, riot, revolt, war acts of governmental authority, acts of God, or contingencies beyond the reasonable control of the party affected interfering with the performance of this Contract, the quantity of Product provided for in this Contract shall be reduced by the amount so affected without liability, but the Contract shall otherwise remain unchanged. The decision of the party affected as to the quantities of Product affected shall be final and binding.

11.	Governmental Controls

If the price, freight allowance, or terms of payment, or any price increase, or change in freight allowance, or terms of payment under this Contract, or Seller’s ability to make any such increase or change, should be altered or prohibited by reason of any law, government decree, order or regulation, Seller may cancel this Contract upon fifteen (15) days written notice. However, at its option, Seller may by written notice elect to postpone the effective date of any price increase or proposed change to the extent so prevented until such date or dates as it is not so prevented. By electing to postpone rather than cancel, Seller will not waive its right to cancel thereafter because of such continued or further alterations or prohibitions.

12.	Non-performance

12.1. If Buyer fails to perform any of the terms of this Contract when due, Seller may, at its option, decline to make further deliveries against this Contract, except for cash, or may recall or defer shipments until such default is made good, or may treat such default as final refusal to accept further shipments and cancel this Contract.

12.2. Seller reserves the right, without prejudice to Buyer’s liability to pay on the due date, to charge interest on any overdue balance of a rate equal to the one month EURIBOR interest for the currency invoiced, as fixed on the last business day of the month preceding the date of payment, plus five percent (5%) points. Such right is in addition and without prejudice to any other rights Seller may have under this Contract.

13.	Performance by Affiliates

At Seller’s option, any Sales Contract obligation may be performed by Styron Holding B.V. or any of its affiliates. Any deliveries made under this condition may be invoiced by such affiliate and shall constitute performance of this Contract by Seller.

14.	Non-transferable

This Contract is neither transferable nor assignable by Buyer without Seller’s prior written consent

15.	Non-waiver

Failure to exercise any rights under this Contract upon any occasion shall not waive the right to exercise the same on another occasion.

16.	Severability of Provisions

Should any provision of this Contract be held invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected. Any invalid or unenforceable provision shall be replaced with a new provision which will allow the parties to this Contract to achieve the intended economic result in a legally valid and effective manner.

17.	Applicable Law and Jurisdiction

This Contract shall be governed by and construed in accordance with the laws of the Netherlands. Any disputes arising out of this Contract shall be submitted to the competent courts of Rotterdam, the Netherlands.

The United Nations Convention on Contracts for the International Sale of Goods (1980) shall not apply to this Contract.

18.	Controlling Terms & Amendments

By ordering any of the Product detailed in this Contract, Buyer agrees to all the terms and conditions contained on both sides of this document which override any additional or different terms or conditions included in Buyer’s purchase order or referred to by Buyer. Seller explicitly rejects Buyer’s terms and conditions. Any amendments or additions to this Sales Contract shall be valid only if in writing and signed by both parties.

3

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PART D

U.S. DOCUMENTATION

157 -

CONDITIONS OF SALE

CONTRACT DEFINED: The following Conditions of Sale apply to the sale of Products by Styron LLC or its affiliate (“Styron”) to Customer except to the extent superseded by an applicable written contract executed by Styron. Any terms and conditions stated by Customer in any purchase order or document related to the Product that are in conflict with, different from, or in addition to, these Conditions shall not be binding unless separately and expressly accepted in writing by Styron. Except as otherwise expressly agreed in writing by Styron, upon Styron’s acceptance by Styron of the quantity of Product specified on Customer’s purchase order, such quantity, together with these Conditions and all other provisions of any applicable Styron document(s) on or to which these Conditions are printed or attached, will constitute the Contract between Styron and Customer. Except as otherwise expressly agreed in writing by Styron, Styron’s acceptance of Customer’s purchase order is expressly conditioned on Customer’s acceptance of these Conditions.

STYRON’S COMMITMENTS TO CUSTOMER: (a) The Product when shipped will meet Styron’s then current Product sales specifications (“Specifications”); (b) Styron will convey the Product with good title, free from any lawful lien or encumbrance, and (c) Product delivered, and title and risk of loss pass, to Customer F.O.B. Styron’s Shipping Facility, except Styron pays freight and selects carrier. Styron will notify Customer if the Specifications are changed after receipt of a purchase order. Styron will supply Customer with current material safety data sheets (“MSDS”). Styron reserves the right to charge the Specifications or properties of any Product at any time on at least thirty (30) days notice. If the change is not acceptable, Customer may terminate the Contact with respect to the changed Product by giving written notice to Styron. Styron also warrants that it will comply with all applicable laws and governmental rules, regulations and orders. STYRON MAKES NO OTHER WARRANTIES REGARDING THE PRODUCT, WHETHER OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANT ABILITY, OR OTHERWISE, AND NONE WILL BE IMPLIED.

CUSTOMERS COMMITMENTS TO STYRON: Customer will pay for the Product on the agreed payment terms, Customer agrees to notify Styron, in writing, within ten (10) days after receipt of any of Customer’s invoices, if it disputes any such invoice, in whole or in part and to specify the nature of the dispute. If (a) Customer does not pay on time or (b) Customer’s financial responsibility becomes unsatisfactory and Styron deems itself insecure, then Styron may defer shipments, accelerate the due date on amounts owed Styron, require cash payments or other security, call any existing letter of credit held by Styron, and/or terminate this Contract without liability and without waiving any other remedies Styron may have against Customer. Customer agrees to pay all of Styron’s collection costs including reasonable legal fees and costs Styron may charge Customer the maximum interest allowed by law on all overdue amounts. Customer will be solely responsible for determining the suitability of Product in Customer’s formulations and applications prior to use. Customer shall promptly, and in any event prior to use and/or commingling inspect Product shipments for any damage to packaging, shortage or non-conformance to this Contract.

INDEMNIFICATION: Customer will indemnify Styron against any liability (whether strict or otherwise) for any claim, loss or expense (including reasonable attorney’s fees) on account of any injury, disease or death of persons (including Customer’s employees) or damage to property (including Customer’s) arising out of Customer’s unloading, storage, handling, sale or use of the Product (except to the extent caused by Styron’s gross negligence); any failure by Customer to disseminate safety and health information as required hereby, and/or Customer’s failure to comply with the export compliance obligations set forth herein. Styron shall have no liability for any claim arising out of or in connection with this Contract unless Customer gives Styron notice of the claim, setting forth fully the facts on which it is based, by the earlier of (a) thirty (30) days after the date such facts were discovered or reasonably should have been discovered, or (b) ninety (90) days after receipt of the Product. Styron’s liability for defective or nonconforming Product, whether or not based on negligence, will not exceed the purchase price of the Product involved in the claim and NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES. The foregoing provisions will survive termination of this Contract.

CHANGES TO TERMS: Styron may increase Price, change transportation or payment terms, and/or charge the notice provision, by giving Customer at least fifteen (15) days prior notice. A temporary Voluntary Allowance (“IVA”) from the current Price of any Product may be instituted, changed, or withdrawn by Styron at any time, with or without notice, and shall not be deemed a change of Price.

FORCE MAJEURE: Performance is excused when (a) there is any contingency beyond the reasonable control of Styron or Customer (including, for example, war or hostilities, acts of God, accident, fire, explosion, public protest, breakage of equipment, pandemic, acts of terrorism, activity of a governmental authority (including, for example, the passage of legislation or the failure to grant an export license), or labor difficulties) which interferes with Styron’s or Customer’s production, supply, transportation or consumption practice, or (b) Styron is unable to obtain raw materials, power or energy on terms Styron deems commercially acceptable. During times when performance is excused, all quantities of affected Product will be eliminated from this Contract without liability and Styron will allocate its supplies of raw materials and Product among their various uses in any manner that Styron determines is fair and reasonable, but this Contract will otherwise remain in effect. Styron will not be obligated to obtain raw materials, intermediates, or Product from other sources, or to allocate raw materials, intermediates, or Product from Styron’s internal use. The foregoing provisions shall in no event relieve Customer of its obligation to timely pay in-full a Product invoice.

ASSIGNMENT: This Contract is not transferable or assignable by either party without prior written consent of the non-assigning party; however, Styron shall have the right to assign this Contract to a wholly-owned subsidiary of Styron, or to a purchaser or other successor to a significant portion of Styron’s assets involved in the manufacture of the Product, without the consent of Customer. Additionally, any corporate restructuring which has the primary purpose of changing the name of Styron shall not be deemed an assignment and shall be freely permitted.

GENERAL: Customer warrants that (a) it understands and shall comply with the requirements of the U.S. Foreign Corrupt Practices Act and all other applicable anti-bribery and anti-corruption laws of the jurisdictions under which Customer is or may be acting hereunder, and (b) it will comply with all U.S. laws, regulations, rules and orders regarding export control. This Contact shall be governed and construed in accordance with the internal laws of Delaware. The United Nations Convention on Contracts for the international Sale of Goods (1980) shall not apply to this Contract. Exclusive venue for all disputes arising out of or in connection with this Contract shall be in any State or Federal court in Delaware.

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SCHEDULE 12

APPROVED NON-STANDARD DOCUMENTATION OBLIGORS

Balsan moquette

Orotex

Associated Weavers Industriezone Klein

Open Joint Stock Company “Ilim “Group”

Knauf SAS

Knauf Insulation Artix

Knauf Industries Ouest

Knauf Insulation Spa

MIP Moulage Industriel

Thomson Technicolour Polska Sp.z.o.o

Tekhnoleader OOO

Atlant Inc.

Bayer MaterialScience AG

Americas Styrenics LLC

Lalex S.L.

Rembydmontazh INC

Dipol Baltija Sia

Dipol Chemical International Inc.

Hankook Tire Co. Ltd.

Uniwell Corporation

Teknik Plastik Sealed Air Ambalaj Sanayi Ve Ticaret A.S.

“SOBRANIE” TOB

Plastic Partner Bralten & Evers GmbH

Ravago Plastics nv

NISCO Plastics ZAO

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BEKO LLC.

Aladdin Manufacturing Corporation

Appleton Papers Inc. (subject to receipt of satisfactory waiver letter as determined by the Cash Manager)

California Products

Cascades Lupel

Global Textile Services, LLC

International Paper Company

Lacks Enterprises, Inc.

Monson Companies, Inc.

S.D. Warren Company

Edel Group

Lano

RPC Containers Limited

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SCHEDULE 13

ACCOUNT DETAILS

Account No : 400515 70459700

IBAN no : GB39MIDL40051570459700

Currency : USD

Type of Account: Current

Account No : 400515 70459692

IBAN no : GB39MIDL40051570459692

Currency : EUR

Type of Account: Current

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SCHEDULE 14

FORM OF BANK MANDATE

Deposit Accounts

Styron Receivables Funding Limited

THIS BANK MANDATE is made      May 2013

BY:

(1)	STYRON EUROPE GMBH, a limited liability company incorporated in Switzerland, having its registered office at Zugerstrasse 231, CH-8810 Horgen, Switzerland, (the “Swiss Servicer”);

(2)	STYRON DEUTSCHLAND ANLAGENGESELLSCHAFT MBH, incorporated in Germany as a limited liability company (Gesellschaft mit beschränkter Haftung), registered at the “local court (Amtsgericht) of Tostedt under HRB 202609 and having its business address at Bützflether Sand, 21683 Stade, Germany (the “German Servicer”);

(3)	STYRON NETHERLANDS B.V., a limited liability company incorporated in The Netherlands, having its registered office at Herber H. Dowweg 5, 4530 AA Terneuzen, The Netherlands (the “Dutch Servicer”);

(4)	STYRON LLC, a Delaware limited liability company, having an office at 1000 Chesterbrook Boulevard, Suite 300, Berwyn, Pennsylvania 19312 (the “U.S. Servicer” and together with the Investment Manager, the German Servicer and the Dutch Servicer, the “Servicers”);

(5)	STYRON RECEIVABLES FUNDING LIMITED a company incorporated in Ireland, where registered office is at 53 Merrion Square, Dublin 2, Ireland (the “Company”); and

(6)	HSBC BANK PLC (the “Bank”).

TO:	The Bank

1.	The Company has opened the following deposit accounts in its name at the Bank:

(a)	a Euro deposit account entitled “Styron Receivables Funding Limited re Styron Europe GbmH Euro a/c”

Account No : 400515 70459692

IBAN no : GB39MIDL40051570459692

Currency : EUR

Type of Account: Current

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(b)	a Dollar deposit account entitled “Styron Receivables Funding Limited re Styron Europe GmbH Dollar a/c”

Account No : 400515 70459692

IBAN no : GB39MIDL40051570459692

Currency : EUR

Type of Account: Current

(each as from time to time renewed, redesignated or renumbered, a “Deposit Account”).

2.	The Bank agrees that it will operate the Deposit Accounts in accordance with this Mandate and each of the parties hereto acknowledges that this Mandate is given on the basis that the Bank complies with the procedures set out herein and that this Mandate replaces any previous Mandate signed or instructions given by the Company in relation to the Deposit Accounts.

3.	The Company has:

(a)	appointed the Servicers to make deposits from time to time on behalf of the Company with the Bank; and

(b)	granted the Servicers authority [to agree to rates and maturities on the Deposit Accounts with the Bank and] to instruct the Bank to make repayments in accordance with Clause 5,

until further notice to the contrary from the Company.

4.	The funds paid to the Bank to be deposited in the Deposit Account will be made from the following accounts held at Citibank London

(a)	a Euro account, account number [—], sort code [—], entitled “[—]”,

(b)	a Dollar account, account number [—], sort code [—], entitled “[—]”

(each as from time to time renewed, redesignated or renumbered, the “Collection Accounts”).

5.	The Company hereby instructs the Bank to repay any maturing deposits to the Collection Account denominated in the relevant currency until further instructions are received from the Company to the contrary. The Servicers are not authorised to amend any instructions under the terms of this Mandate without the agreement of the Company.

6.	The Company, the Servicers and the Bank acknowledge that the Bank has been provided with the names and signatures of those agents of the Servicers as set out in Part B of Schedule 1 (“B List Signatories”) and those agents of the Company as set out in Part A of Schedule 1 (“A List Signatories”) who have been authorised by the Company to execute and send notices, statements and directions (“Notices”) in connection with this Mandate on the Company’s behalf (each an “Authorised Signatory”).

7.	The Authorised Signatories may be changed at any time, and from time to time, by delivery to the Bank of a replacement schedule signed by any two outgoing or continuing A List Signatories.

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8.	Reliance by the Bank upon a Notice apparently or purportedly signed by the Authorised Signatories in accordance with the terms of this Mandate shall operate as a discharge of the Bank in relation to any notice relied and duly acted upon by it.

9.	If any notice or instruction received by the Bank under, and in accordance with, this Mandate is in the Bank’s view unclear or ambiguous, the Bank may in its absolute discretion and without any liability on its part either (i) act upon what it believes in good faith to be the intent of such notice or instruction, or (ii) delay acting on such notice or instruction pending clarification of the unclear or ambiguous element thereof.

10.	The Bank waives all rights of set-off, lien (including pledge rights and any other security rights), combination, consolidation, merger or counterclaim it may have or hereafter acquire in respect of monies held in the Deposit Accounts.

11.	In the performance of this Mandate the Bank may rely on a notice or communication appearing or purporting to be given under and in accordance with this Mandate and believed by the Bank in good faith to be genuine and the Bank shall have no obligation to make enquiries as to the justification, validity or contents of any notices delivered to it pursuant to this Mandate.

12.	The persons issuing this Mandate agree not to take any action or proceedings against the Bank in connection with any dispute arising out of the operation of this Mandate provided that the Bank shall have exercised reasonable skill and care in performing the Mandate.

13.	The Bank agrees that it shall not take any corporate action or other legal steps or legal proceedings for the bankruptcy, winding-up, dissolution, re-organisation, examinership, appointment of a receiver, administrator, administrative receiver, examiner, liquidator, sequestrator or other similar officer of the Company or of any or all of the Company’s assets or participate in any proceedings nor seek any judgment against the Company for the purposes of enforcing payment of any amounts payable to it by the Company under this Mandate for the purpose of recovering any debts whatsoever owing to it by the Company.

14.	The terms of this Mandate may be amended or revoked only by an instrument in writing signed by an A List Signatory and the Bank.

15.	The Company undertakes upon the request of the Bank to execute such further documentation for the purposes of this Mandate as the Bank may reasonably require.

16.	The Bank shall supply confirmations to the Servicers and the Company relating to the Deposit Accounts, either by facsimile, or by any other method agreed between the Bank, the Company and the Servicers.

17.	Any notices, including written directions to the Bank to be given pursuant to this Mandate, shall be sufficiently served if sent by pre-paid post or facsimile transmission and shall be deemed to be given (in the case of any notice by facsimile transmission) when dispatched and (in the case of any notice by post) when received, and shall be sent:

(a)	in the case of the Bank, to the address of its office as set out above, for the attention of Graham Walton (facsimile number+44 20 7992 4642);

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(b)	in the case of the Company, to the address of its office as set out above, for the attention of Jacqueline O’Rourke (facsimile number +353 (1) 6146240) with a copy to Graham Walton at HSBC Bank plc, 8 Canada Square, London, E14 5HQ (facsimile number +44 20 7992 4642);

(c)	in the case of the Swiss Servicer, to the address of its office as set out above, for the attention of Johanna Frisch (facsimile number +41 44 728 2672);

(d)	in the case of the German Servicer, to the address of its office as set out above, for the attention of Johanna Frisch (facsimile number +41 44 728 2672);

(e)	in the case of the Dutch Servicer, to the address of its office as set out above, for the attention of Johanna Frisch (facsimile number +41 44 728 2672); and

(f)	in the case of the U.S. Servicer, to the address of its office as set out above, for the attention of Johanna Frisch (facsimile number +41 44 728 2672).

18.	This Mandate may be executed in any number of counterparts and by different parties on separate counterparts and all such counterparts together shall constitute one and the same instrument; a set of counterparts which together contain signatures of all the parties hereto shall be lodged with the Bank and the Receivables Purchaser.

19.	This Mandate shall be governed by and construed in accordance with the laws of England.

Styron Europe GmbH

Styron Deutschland Anlagengesellschaft MBH

Styron Netherlands B.V.

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Styron LLC

Styron Receivables Funding Limited

Agreed by:

HSBC Bank plc

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APPENDIX A

PART 1
SELLER CREDIT AND COLLECTION PROCEDURES

APPENDIX A
SELLER CREDIT AND COLLECTION PROCEDURES

PART A
SWISS PROCEDURES

CFS Procedure BUNF, CEN, DACH, IBERICA

CFS Procedure BUNF, CEN, DACH, IBERICA

Introduction

This procedure is in line with the Global Customer Credit Policy. Specifically It defines all the rules governing credit matters in the countries located in

- BUNF (Belgium, The Netherlands, Luxembourg, United Kingdom, Nordic [Sweden, Denmark, Norway, Finland], France),
- CEN (Central Europe North – Czech Republic, Estonia, Hungary, Latvia, Lithuania, Poland, Romania, Slovakia, Slovenia),
- DACH (Germany, Austria, Switzerland, Lichtenstein) and
- IBERICA (Spain, Portugal).

In this document

Following is a list of topics in this document:

	Topic	
1.	Determination of Credit Limits	2
2.	Documentation of Credit Decisions	2
3.	Risk Rating	2
4.	Payment Terms	3
5.	Credit Order Control Codes	4
6.	Legal Cases	5

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CFS Procedure BUNF, CEN, DACH, IBERICA

1. Determination of Credit Limits

- Credit limits > 100,000 USD:
  CCM is the standard tool for calculation of the credit limit for customers with credit limit greater than 100,000 USD. If CCM is not applicable due to incomplete financial data, next level approval must be obtained.

- Credit limits ≤ 100,000 USD:
  If the credit limit required is 100,000 USD or below, the credit limit might be based on credit agency reports and other factors; for example pay habit, references or others.

- Credit limits ≤ 5,000 USD:
  If the credit limit required is 5,000 USD or below, only a D&B, Creditreform or Amadeus online search will be done to verify legal existence and no further credit check is needed.

2. Documentation of Credit Decisions

For each trade customer, a file shall be maintained. It shall contain at least the following documents:

- Customer Information Worksheet (credit request) and/or CCM coversheet
- Most recent Dun&Bradstreet (D&B), Creditreform, Amadeus, SABI Report or Bundesanzeiger report

Exception:

- *Free Sample customers:* No credit check is needed. They are coded with risk category 04; credit order control code 005 and credit limit 1. Only an Excel file containing the sample customer database is maintained.

3. Risk Rating

CCM is the standard tool for determination of the risk rating.

If CCM is not applicable, the risk category will be determined as follows:

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CFS Procedure BUNF, CEN, DACH, IBERICA

Risk 01 If 4 of 6 following points apply, the customer is rated 01 unless a loss was incurred in the previous year exceeding 10% of the total net worth:

- Total net worth in excess of 5,000,000 USD
- Turnover in excess of 50,000,000 USD
- Company fully owned subsidiary of multinational, qualifying for rating 01
- Credit limit is less 10% of total net worth
- Outstanding reputation of management*
- Number of employees over 500

*If the reputation of management is questionable, THE CREDIT LIMIT MUST ALSO BE APPROVED BY THE AREA CFS DIRECTOR AND THE risk rating automatically moves to 4.

Risk 02 If 5 points are applicable, the customer rates 02:

- Total net worth in excess of 1,000,000 USD
- Company is more than five years in business
- All sources of information favorable
- Good collection experience
- Credit limit is less than 20% of total net worth
- Company's strength considered above average in its line of business
- Number of employees over 200

Risk 03 If customer is not 01 or 02 and NONE of the following apply:

- There were unpaid drafts or temporary payment extensions during last 2 years
- Customer's overdraft lines/bank credit lines are exhausted
- Most sources of information are distinctly unfavorable
- Customer has operated with a loss during the last two years
- No properties
- Customer is on extended credit terms at present
- Number of employees below 5

Risk 04 If one or more points listed under Risk 03 apply, the customer rates a 04.

4. Payment Terms

Depending on the industry or the business, a wide variety of payment terms with or without direct debit, with or without cash discount have been granted.

The most common ones are listed below:

Benelux	1131	30 days after date of invoice net
	0487	15 days end of month
	0796	14 days after date of invoice less 2% direct debit

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CFS Procedure BUNF, CEN, DACH, IBERICA

UK	0487	15 days end of month
	0060	20 days end of month
	0175	30 days end of month direct debit
Nordic	1131	30 days after date of invoice net
	0487	15 days end of month
	1545	End of month 25th following
	0200	14 days after date of invoice less 2%
France	1300	End of month 15th following
	0061	30 days end of month
	0063	45 days end of month
	0065	60 days end of month
	0200	14 days after date of invoice less 2%
CEN	1131	30 days after date of invoice net
	0112	14 days after date of invoice less 2% or 30 days after date of invoice net
	0025	45 days after date of invoice net
	0416	14 days after date of invoice less 2% or 45 days after date of invoice net
	0027	60 days after date of invoice net
	0116	14 days after date of invoice less 2% or 60 days after date of invoice net
	0061	30 days end of month
DACH	0112	14 days after date of invoice less 2% or 30 days after date of invoice net
	1131	30 days after date of invoice net
	0410	End of month 15th following
	0230	End of month 25th following
	0032	Direct debit on date of invoice less 4%
	1535	Direct debit 8 days after date of invoice less 3%
IBERICA	0041	15 days after date of invoice less 2%
	1131	30 days after date of invoice
	0027	60 days after date of invoice
	0605	90 days after date of invoice

5. Credit Order Control Codes

- Risk Category 01 (Low): Only exceptional blocking (past dues monitored separately)
- Risk Category 02 (Medium): A balance of warning and blocking (past dues monitored separately)
- Risk Category 03 (High): Mainly blocking, some warning
- Risk Category 04 (Very High): Blocking, exceptional warning

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CFS Procedure BUNF, CEN, DACH, IBERICA

6. Legal Cases

Claims arising from bankrupt customers are registered in the required legal format; this is a standardized process regulated by local applicable law. Main contact is Dow's legal department.

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Pre Collection
Payment Receipt & Handling Process Pre Collection 1000.doc

Overview

Introduction

To ensure timely collection of the company's receivables and to manage the company's cash position, it is often necessary to call customers before the due date of the invoice in order to:

1. verify that the invoice has been received;
2. determine if there are any queries or disputes;
3. confirm the value date of the payment.

There are different reports from SAP or SDN that give the possibility to select the invoices, split by customer, which are due for payment in certain periods in advance. Ex.: YFCCPC03, YFCCPC02, YFCCRP00, DTS selection report, etc.

It is strongly recommended to use only SAP abap reports for pre-collection activities. SDN (BO reports) has 2 days delay information with regarding A/R on-line accounts.BO can be used only as informative monthly reporting purpose

Step by step on these reports, can be found in the "PR&H and Credit Manager Curriculum" (module 6 – Cash Collection-)

In this section

Following is a list of topics in this document:

Description	See Page
Responsibility for Performing Pre-Collection	2
Steps in Performing Pre-Collection	2
Example - How to Retrieve the Pre-Collection Report	4
Example of the Pre-Collection Report	5
Cash Management (Treasury)	5

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Pre Collection
Payment Receipt & Handling Process Pre Collection 1009.doc

Responsibility for Performing Pre-Collection

As outlined in the Money Collection Process, the responsibility for pre-collection of receivables lies in the hands of the RSs. Although it may be necessary, depending on the region and the customer, to perform pre-collection for all incoming payments, it is extremely important for cash management purposes that the pre-collection is carried out for any big-ticket items (amounts exceeding USD 1,000,000 or combination of several invoices due at the date) in order to confirm the value date of the payment at least two days in advance.

Note: It is extremely important to intensify the pre-collection activities during month-end in order to minimize as much as possible our A/R exposure and to obtain the least possible DSO level.

Each RS should run a pre-collection abap/report as often as needed depending on the payment terms of the region/customer. The RS can then identify the invoices that are due for collection in the upcoming week(s) and contact the customer prior to the due date of the invoice(s) in order to confirm the value date of the payment.

Some logic needs to be applied by the receivable specialist in order to identify the cases where pre-collection gives more value added, for example, big tickets and customers who are known for not paying their invoices in time.

RS does not need to report amounts to be collected under direct debit, as the cash management group is directly advised by A/R of the total direct debit run per company.

Once the RS has confirmed the value date of the payment with the customer, they need to update it with details in DTS and, only for big tickets (amounts bigger than $1,000,000) they need to inform the cash management team (preferably via the cash web, but otherwise via normal e-mail or DTS e-mail to functional mailbox FEMCASH). If several invoices will be paid on the same day, one e-mail or DTS message is enough for cash management. If the RS is not able to confirm the value date, or knows that the invoice will not be paid on time, this information needs to be communicated to CFS via DTS preferably.

Steps in Performing the Pre-Collection

The following lists the steps to be followed in performing pre-collection:

Step	Action
1	The RS runs the pre-collection report (YFCCPO03, 02, YFCCRP00 or any other) at the beginning of the week for invoices due in the following week. For businesses/customers with very short payment terms (i.e. 5 days or less), the RS will need to run the abap more often in order to capture all the invoices.
2	The RS contacts the customer in order to ensure that the invoice(s) has been received and determine if there are any queries concerning the invoice(s).

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Pre Collection
Payment Receipt & Handling Process Pre Collection 1999.doc

3a	If the customer has received the invoice and there are no queries or disputes, the RS asks the customer to specify the value date for which Styron's account will be credited. <u>It is important to note that although the customer may confirm that the payment went out on a certain date (payment date), this is not necessarily the date with which our account will be credited, therefore we must ask the customer to clearly specify the value date of the payment.</u> Go to step 4a.
3b	If the customer has not received the invoice or has a query on the invoice and does not plan to pay until an AAD is raised, the RS needs to take the necessary action in getting the problem resolved, i.e. send themselves a copy of the invoice (via documentum), request the invoicing department to send a new original invoice (should a copy not be enough) or initiate an AAD. Go to step 4b.
4a	Once the customer has confirmed the value date of the payment, the RS needs to update this information in SAP with comments in DTS and, for big ticket items (bigger than $1,000,000), advise cash management (functional mailbox FEMCASH) with the following info: Customer name, amount, currency, value date, company where funds will be collected. If possible, invoice number should be added in order to help treasury find out in which bank account funds will be collected. If by chance, the RS knows that customer will pay to a different bank from the one stated in the invoice, RS should also mention it. In cases where customer pays several invoices, only one advise is to be sent with the total amount to be paid, value date, etc. and at least one of the invoice numbers so that they can identify at which bank funds are expected.
4b	If the invoice was not received by the customer and therefore will not be paid on time, the RS (depending on whether customer needs an original or a copy) will either request the invoicing department to send a new original invoice to the customer or arrange for the copy themselves via documentum. The RS still needs to follow-up on the value date of the payment once the customer has received the original or the copy of the invoice and follow steps indicated in 4a when customer confirms value date of payment. If the invoice was received, however there is a commercial dispute, the Receivable Specialist has to attach the necessary reason code (please refer to the Business Procedure for Disputed Items). Upon resolution of the dispute, RS needs to follow-up as indicated in step 4a. If the invoice was received but requires an AAD to correct it or cancel it entirely, the Receivable Specialist should attach the appropriate reason code 'GM' or 'DM' (please refer to the Business Procedure for Disputed Items), to the original invoice. In the case of a correction whereby the customer will pay the invoice once the AAD is received, the RS needs to follow-up as indicated in step 4a.

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Pre Collection
Payment Receipt & Handling Process Pre Collection 1009.doc

Example - How to retrieve the Pre-Collection report in SAP

Although several reports could be run in order to obtain the items due in the next week (s), as an example we explain how to run abap YFCCPC03. Other abaps that can be used are YFCCPC02, YFCCRP40, DTS reports, SDN reports, etc.

Abap YFCCPC03 contains the following selection details:

The variant for the Pre-Collection abap has to be set to select invoices due within the following week in order to allow enough time to contact the customers and confirm the value date of the payments at least two days in advance.

The RS should retrieve the report at least once a week by performing the following steps:

1. Type ABAP at the command line and press enter
2. Type YFCCPC03 in the report field and the name of the specific variant in the variant field.
3. Press PF14 for batch request
4. Put an X in the field 'start immediately' and press PF13 to start. The report will be printed automatically on the printer that has been defined in the system (make sure your printer is set up correctly by pressing PF15 on this screen before you press PF13 to start - your printer ID should be indicated in the field "Terminal Printer").

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Pre Collection
Payment Receipt & Handling Process Pre Collection 1998.doc

Example of the Pre-Collection Report

The following gives an example of the Pre-Collection screen for a single customer (each customer is listed on a separate page):

```
14.10.1997            VFCC0003: PRE-COLLECTION CUSTOMER DETAILS                 3
================================================================================
CUSTOMER    : 01070     NAME   : BP CHEMICALS LTD       C/L :  2,000,000,000
CRED.MGT.GRP: 248 [illegible]                                  AUT.PAYMENT: [illegible]
CR.ORD.CTRL: 211 [illegible]: 00000027 [illegible]: 00000057 VAL.CTR: 00007384
================================================================================
DOC.NUMB     INV_DT DUE_DT CF CUY  INV AMT TAC      DISC AMT      AMT NET   PAC
================================================================================
    [illegible] F 300997 300997 95 DEM   445,317.87        0.00    445,317.87  300997
Total Past Due                 DEM   445,317.87
084608248 F 250897 310897 95 GBP      479.12-        0.00        479.12- 310897
Total Past Due                 GBP      479.12-
014258864 F 320897 110997 95 USD  276,300.00        0.00    276,300.00  120897
011907471 F 300997 051097 95 USD   10,665.77        0.00     10,665.77  300997
Total Past Due                 USD  286,965.77
084351464   220997 221097 95 GBP  350,177.96        0.00    350,177.96  220997
084351517   230997 231097 95 USD 1,075,624.71       0.00  1,075,624.71  230997

Total Future Due               GBP  350,177.96
Total Future Due               USD 1,075,624.71

Grand Total Due                DEM  445,317.87
Grand Total Due                GBP  349,698.84
Grand Total Due                USD 1,362,590.48

OK        PF: 3=Back 13=Detail 14=DV-history ...                         3  05/10
```

The report lists both past dues and invoices due within the specified period. The reason for including past dues is to remind the RS to update DTS with the value date of these big ticket items as soon as it is known and to keep Treasury informed.

The totals are split by Past Dues and Future Dues, with Grand Totals due in each currency. In the future dues, the invoices are sorted first by Due Date than by Currency, with sub-totals for more than one invoice due on a certain date.

Unfortunately it is not possible to see the product data on this report for factored invoices and in order to retrieve this information it is necessary to go into transaction TA93 with the invoice number and original billing company. Also invoices under direct debit will appear in this report, which will require the RS to keep them apart from the pre-collection effort, as the customer will be automatically debited at due date.

Cash Management (Treasury)

Cash Management (Treasury) needs to be informed of the value date of any big tickets (above $1,000,000) for most of the European countries: Spain, Portugal, France, Italy, Germany, Belgium, The Netherlands, Finland, Sweden, Norway, Denmark, UK, Ireland, Poland, Hungary and Czech Republic. They can be informed preferably via their cash web, but otherwise via e-mail or DTS e-mail to the functional mailbox FEMCASH.

The cash web address can be found on: http://hgnt25.eur.dow.com/cashmanagement/. Select "Payment advise" menu, "Submit a payment advise" option, "Incoming".

In case that the RS has a big ticket advise from any other country, she needs to inform the local treasury team of that country. Should the RS not be aware of whom to inform she/he can also request this information to FEMCASH, and they will indicate her who the local cash manager is for that country.

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Pre Collection
Payment Receipt & Handling Process Pre Collection 1000 doc

Last Review	CFS – Carmen Floristan (Dec.19, 2000) PR&H – Ruth Santiago (Dec. 19,2000) (June 7, 2004) Cash Management – Andreas Urriarte (Dec. 19,2000)
Last change	PR&H – Ruth Santiago – page 1 (best practice on use of SAP reports only for operational pre-collection activities and not SDN)

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PST Policy - Past Due Collections
SGRAPP01
Payment Receipt and Handling
Past Due Collection Procedures.doc

Past Due Collection Policy - SGRAPP01

Introduction

This paper will outline the intended plan for past due collection by the Payment Receipt & Handling Process as well the plan for full implementation and the constraints attached.

Each Receivable Specialist should have a documented policy for Past Collection which may have variations based on their business and customer mix.

Statement of Intent

It is the intent of the PR&H Process is to:

1. Call on all past due invoices on the day on which they become 1 day past due (with adjustment for those reaching this stage on a weekend or holiday).
2. Document and encode every past due invoice with the appropriate reason.
3. Follow-up on each unpaid invoice in 9 days after initial contact.
4. Refer those which remain unpaid and without a valid reason to Sales or CFS for further follow-up.
5. Ensure follow-up on those for which corrective action is initiated and monitor until timely resolution is achieved.

Continued on next page

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1

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Payment Receipt and Handling
Past Due Collection Procedures.doc
PST Policy - Past Due Collections
SGRAPP01

Past Due Collection Policy - SGRAPP01, Continued

Implementation Plan

A start up plan should be generated by each R.S. for their accounts. A suggested plan is as follows:

- Each day run the list of invoices past due 1 day for that day.
- Call as many of these as possible starting with larger dollar invoices and customers with more than one invoice.
- Document the reasons in text and add the discrepancy code.
- Pass on information regarding required adjustments to the appropriate entry point for CQCS/QM entry. In most cases the person who first determines the reason should enter the QM.
- File for follow-up in 14 days.
- Any invoices not called upon will be left untouched and a new list run the next day.
- The dunning process will be used as a backup contact method for invoices missed in the calling sequence.
- If all invoices are handled in a day then revert to the previous days list and continue.
- Log the number of calls and invoice dollar value of calls made each day
- Document number and value of invoices cleared at the end of follow-up as well as the reason for delays.
- Utilize the data on reasons to initiate corrective action..

Expectations

1. As the customers get more used to Styron calling on past dues, more will begin to pay on time.
2. As more corrective action is initiated on reasons for discrepancies and past dues, there will less reason for customers to hold payments and fewer discrepancies so more time can be spent on follow-up and past due collection.
3. The number of invoices in the dunning process will decline and therefore so will the need to manage incoming phone calls.

2
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PART 2

GERMAN PROCEDURES

Styron Global Credit	Customer Credit Assessment

General Task Information for Customer Credit Assessment	
Team responsible for this process	Credit Management Team
Role responsible for this task	Credit Manager and Credit Analyst
Process Flow Diagram name	TBD
Input forms/documents required	Front End Filter Questionnaire New liable request form or/and Customer Credit Data Questionnaire Financial Statements and/or "Customer Financial Information" template External Credit Check or Credit Rating Data (Coface, D&B etc…) Internet search of Customer (if available) Internet VAT number validation Customer Business Registration Details (if required) Sales Contracts / Frame Agreement / Purchase Order (if required)
Computer system or spreadsheet used	Customer Assessment Template (Excel Format) Customer Credit Decision & Recommendation (Power Point Format) INCA SAP
Credit Management Team Process	Styron Credit Policy
Output forms/documents produced	Customer Credit Decision & Recommendation (Credit Limit, Payment Term etc…)
Task trigger *(how you know when to start this task)*	1. New customer as per the business Qualification Process or inactive liable code in SAP as per the Styron Credit Policy. 2. Customer qualified Styron based on a sample and Credit Limit need to be set up. 3. A periodic Customer or Corporate review which is triggered by the Credit Risk Score whereby Customers are reviewed on the following cycle: <u>Credit Risk Score</u> — <u>Frequency of Re-assessments</u> **1 - Very Low** — **2 Years** **2 – Low** — **2 Years** **3 – Medium** — **1 Years** **4 – High** — **1 Year** **5 - Very High** — **6 Months if an open payment term was granted to the customer** . 4. Credit limit review where the total exposure is very close or exceeding the granted credit limit. 5. Substantial change in the sales and/or criticality of the customers where there is no valid score in the system 6. Early Warning Signal 7. Business specific request

Customer Credit Risk Assessment 1 Company Use Only

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General Task Information for Customer Credit Assessment	
Delegation Of Authority	Each credit team member is authorised to approve the credit limit and the related credit matter up to assigned Delegation Of Authority. DOA is set up as follows: USD 500,000 — New Credit staff (3 months period) USD 1,000,000 — Credit Analyst USD 3,000,000 — Credit Manager USD 5,000, 000 — Treasury Manager USD 10,000,000 — Global Credit Leader Over USD 10,000,000 — VP Finance & Treasurer VP Plastics VP Emulsion Polymers
Task instruction revised by	Solange Regorsek – Credit Manager EMEA

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Global Styron Process | Customer Credit Assessment

General Task Information for Customer Credit Assessment		
Step	***Instruction***	***Example Ref. (copy of your report etc or other examples of docs)***
1.	**<u>New Customer and Re-activating liable account in Inca</u>** Field Sellers will request a new liable account creation for a prospective customer as part of the business qualification process. A credit assessment may also be requested if a customer is in the process of being re-activated in Inca, and there is no valid Credit Risk Score in SAP <u>or</u> the Credit Risk Score is to expire shortly (in 3 months). This request should be made via the following intranet link <u>or</u> the Credit Application Form for NAA	http://customersrv.intranet.dow.com/work_process/ptdb/cdm/forms/Europe/liable.asp NAA_CreditApplicationStyron.pdf
2.	**<u>Customer has qualified Styron based on a sample</u>** A sample liable account has been created as per the customer's supplier qualification process. If our products fit with the customer requirement and they agree to enter in business relationship with Styron and prior to accepting the first order from them, a credit assessment is required in order to set up the relevant Credit Limit and Payment Term. This request should be made via the Credit Data Questionnaire and/or Credit Application Form by the field seller.	
3.	**<u>Periodic Customer Credit Assessments</u>** Periodic Customer or Corporate credit reviews are required as part of the internal credit review cycle or may be triggered by Credit management Team for other reasons during the cycle (e.g., possible change in customer circumstances, early warning signal etc…). Periodic credit assessments should be started via a request to the Field Seller to complete the Credit Data Questionnaire. With respect to the customer re-assessment or the Corporate Review at the internal credit review cycle, it is advisable to print off a list of customers due for review at least 3 months in advance so that the workload can be planned & allocated accordingly. This list can be retrieved from Business Object or the Master Progress Report. Prior to commencing the review ensure that the customer file and any notes which have been added to the customer folder on the Styron server and/or customer Outlook folder are read and familiarise yourself with the recent history of the customer/related entities/group. A periodic credit assessment of a Customer is only required if there has been sales in the last 18 months. If there have been no sales with the customer for 18 months, the liable account should be inactivated in the system (see the related process). In such	Credit Data questionnaire_Templa

Customer Credit Risk Assessment 3 Company Use Only

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General Task Information for Customer Credit Assessment		
Step	***Instruction***	***Example Ref. (copy of your report etc or other examples of docs)***
	instances: - In the 'Individual Progress Report', highlight the supplier in light blue. Mark it as "Not Relevant – no sales in the last 18 months" in the other comment column. - In Inca mark the liable account as inactive as per the related process.	
4.	**Credit Limit Review** Credit limit review is required where the total exposure is very close or exceeding the granted credit limit. A credit assessment could also be triggered by a substantial change in the sales and/or criticality of the customers where there is no valid score in the system. The credit assessment is only required if: • The Customer passes through the front-end filter. • The next review date close (3 months) • Current credit limit was based on financials more than 12 months old. • However there may be instances where the FS request a Customer credit assessment, when normally it would not be required (intend to grow business, change in payment term, prices increase, etc…). In such instances, if there is a Business need, the credit assessment may be completed. Check if the Customer is already listed in the Progress Report. Ensure the 'Master Progress Report' is updated (as it should contain all assessed Customers) and Customers highlighted as 'Not Relevant' or 'No Credit Check' should also be checked. Confirm whether the Customer already has a valid Credit Risk Score. If the Credit Risk Score is current, check the age the financials used for the last assessment. If these financials are less than 12 months old base your new credit limit on the last assessment. Update Inca with the needed credit limit. No matter if the next review date is or not updated in Inca. Next review date is automatically calculated in Business object as per the internal credit review cycle. Do not forget to update the master Progress report. If the Customer was previously shown as 'Not Relevant' or 'No Credit Check' and a credit assessment is now required (after passing through the Front-end Filter), the responsible Credit Team Member is to updated the Progress Report.	 Customer_Front end Filter Matrix_Template Master Progress Report Individual Credit Staff Progress Report
5.	Each time a credit assessment is being completed, the following data should be gathered: - New credit data questionnaire: In the case of a Corporate Review, a credit data questionnaire is requested for each liable account. Also ensure to get one credit data questionnaire from each business dealing with the customer. - Request financial statements from related the Field Seller. If not available to the credit agency (last 3 years financials if	Credit Data Questionnaire Financial Statements Credit Agency Report

Customer Credit Risk Assessment 4 Company Use Only

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General Task Information for Customer Credit Assessment		
Step	*Instruction*	*Example Ref. (copy of your report etc or other examples of docs)*
	possible). If the assessment has been initiated as part of the internal credit review cycle, this request should be made to the field seller or the key account manager. It is the sales department responsibility to obtain financial statements, however the Credit Management Team may provide assistance when requested. "Customer financial information" template can be provided to the FS for use. - Complete an Internet search to identify any current news about the company. This should include a review of the customer's website.	Company Financial Information_Template
6.	**Methods to obtain Financial Information:** - If the customer is listed on stock exchange, financial information may be published on the internet otherwise it may be available directly from the Customer. - If the customer is unwilling to give financial data directly to FS, they may be comfortable to send this information directly to the CMT upon signing of a Non-disclosure Agreement. - Ask whether the customer is willing to provide some key financial information. If so, email the 'Company Financial Information' Template. - Ask whether CMT Staff can visit the customer and view the financials on-site.	Template – Non-disclosure Agreement
7.	**Credit Data Questionnaire** Credit Data Questionnaire provided by the FS should contain sufficient background information to complete the assessment. The following information should be completed in order to have a better understanding of the customer: - Styron Business dealing with the customer - Customer status: Prospective / Existing / Previous - Legal entity name of the company that Styron is dealing with. - Criticality data - Guarantees held - Comments about the Customer. Any information that could help CMT to get a better understanding of the customer. - If the questionnaire indicates that Styron has a Parent Company Guarantee (PCG) from the Customer, the original should be obtained and filed by Styron CMT. A credit assessment should be completed based on the financials from the parent in order to determine if the PCG is valid and/or if a Credit Limit could be granted to the customer (depending on the group structure.)	

Customer Credit Risk Assessment 5 Company Use Only

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General Task Information for Customer Credit Assessment		
Step	*Instruction*	*Example Ref. (copy of your report etc or other examples of docs)*
8.	<u>Parent/Subsidiary/Legal Entity</u> In case a Customer does not produce separate financials or provides weak financials, if the Customer belongs to a group, the financials of the Parent entity can only be used if: - A Parental Guarantee has been provided that covers all Orders and Agreements for all Styron entities. - The Group has a cash pooling system. This practise is very usual in certain countries such as Germany (This is typically acknowledged in the financial notes of the Annual Report.) - The parent has guaranteed the debts of it subsidiary via a Letter of Liability (some countries allow parent entities to officially lodge a Letter of Liability to cover the debt of subsidiaries. This is typically acknowledged in the financial notes of the Annual Report.) If a Customer has a Sister entity, the financials of the Sister company can only be used if: - A cross guarantee exists between the Sister and the Subsidiary (both entities must belong to the same group as per the corporate structure.)	Credit Data Questionnaire
9.	<u>Credit Assessment Template (CAT)</u> Complete the customer credit assessment using the Customer Credit Template (CAT). The CAT is a standardized template designed to simplify the credit assessment process. The information required to complete this form may come from various sources. Key points to note regarding completion of each section: <u>Section A</u> - Select all Businesses dealing with the customer. This information should be provided by business. It also could be retrieved via Business Object. - Ensure that the raison for credit assessment is selected. <u>Section B</u> - It is vital that Styron knows with which legal entity it has a contractual relationship. If there is doubt about the legal entity that requires the credit assessment, request confirmation from the field seller. - Ensure the corporate structure is reviewed with each credit assessment and that the parent company is correctly identified.	

Customer Credit Risk Assessment 6 Company Use Only

185 -

General Task Information for Customer Credit Assessment		
Step	***Instruction***	***Example Ref. (copy of your report etc or other examples of docs)***
	<u>Section C</u> - Using the rating from the Credit Agency Report, translate this rating into an internal Risk Score. Use the 'External Ratings' spreadsheet to determine how the rating should be translated into an internal score.	
	<u>Section D</u> - Consult the customer web site to get as much information about the company as possible - Use the credit agency report and corporate structure information to confirm the ownership structure. Information about the size of the company could also be get from this report <u>Section E</u> - Whilst the FS will provide an estimated forward looking spend, where possible, obtain from SAP Abap report or Business Object the total sales of the past year with the customer. - Because the range in the 'criticality fields' is quite wide, where there are actual values shown in the credit data questionnaire, add this to the remarks/comments section. <u>Section F</u> - Always enter financial data in the local currency of the Customer in the "Financial Data" of the CAT. - Only input financials where both the balance sheet and profit & loss statement for the same period are available. Partial financials or key data from part-year results could also be used. A comment should be entered in the Section I. - Use the Blumberg screen (if available) or SAP transaction TM08 to obtain the exchange rate with USD as of the customer account closing date where required - Review securities provided, in particular obtain copies of any parent company guarantees; confirm they are still valid; what they cover and if they have an expiring date. - Check if it is updated in SAP transaction "TM31", Table "692".	Supplier Credit Assessment Template

Customer Credit Risk Assessment 7 Company Use Only

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General Task Information for Customer Credit Assessment		
Step	***Instruction***	***Example Ref. (copy of your report etc or other examples of docs)***
	- A Credit Risk Score cannot be calculated unless there are at least two consecutive years of financial statements provided. If this is not available, the Credit Risk Score will be "No Data". Section G - Ensure that Early Warning Signals have been validated prior to being selected. Section H - Any changes to the automatically calculated risk score or criticality score needs to be justified using the provided comments field provided. - Select the Final Risk Score from the drop-down list. The "Overall Risk Score" is the same as the Risk Rating. However the score "No Data" could be given due to lack of financial information. Financial risk category will automatically appear when select the risk score: ○ 1 = Very Low Risk ○ 2 = Low Risk ○ 3 = Medium risk ○ 4 = High Risk ○ 5 = Very High Risk ○ 9 = No Data - "Computed Credit Limit" & "Optimal Timely Payment" are the two methodologies used to calculate the maximum exposure that should be incurred. - "Supported Credit Limit" is the actual maximum Credit Limit grantable to the customer. - The 'Next Review Date' is the expiring date of the risk score. This is determined as per the Styron Credit Policy. Section I - Three areas should be covered in the comments section: ○ Background of Customer; what they buy from Styron and any bankruptcy proceedings, court rulings, and positive/negative information. ○ Describe and comment Criticality. ○ Review of financials and any qualitative information considered relevant. If parent financials were reviewed, add a comment confirming the level of health of the parent.	

Customer Credit Risk Assessment 8 Company Use Only

187 -

General Task Information for Customer Credit Assessment		
Step	***Instruction***	***Example Ref. (copy of your report etc or other examples of docs)***
	<u>Section J</u> - Comment on the criticality score, risk score and overall risk score. - Provide the final "Credit Decision" - Provide any further recommendations	
10.	**<u>Credit Decision & Recommendation Approval</u>** Once the credit assessment is complete, add the information to the Customer "Credit Decision & Recommendation" and proceed as follows: - If the requested (or needed) Credit Limit is below or equal to DOA, email the credit assessment outcome to the FS, CSR and RS and Management (only attach the "Credit Decision & Recommendation" if the risk score is 4 or No Data). Update Inca and/or SAP with the relevant items. - If the requested (or needed) Credit Limit is above the DOA, a documented approval request should be sent via the "Customer Credit Decision & Recommendation" template to the next level. ***If parent financials have been obtained and reviewed, these are to be included. The Corporate Structure should also be added to the "Customer Credit Decision & Recommendation" where available. Once the Credit Assessment has been reviewed by Management, the final Credit Risk Score, the Requested Credit Limit and the Credit Recommendation have been agreed and approved, the Credit Assessment Template and Credit Recommendation Template are to be updated as necessary. Email the final outcome to the FS, CSR, RS and copy Management where Risk score is 4,5 or No Data. Place a hardcopy of the finalised "Customer Credit Decision & Recommendation" into the customer file.	
11.	**<u>Follow up of Credit Recommendations</u>**	Credit Recommendation

Customer Credit Risk Assessment 9 Company Use Only

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General Task Information for Customer Credit Assessment		
Step	***Instruction***	***Example Ref. (copy of your report etc or other examples of docs)***
	Make sure that credit recommendations are actioned. For those recommendations where there are specific action items, such as obtaining financials, guarantees, undertakings, letters of comfort or specific information to clarify the company situation, the responsible Credit team Member is to follow up with the Business until the action has been completed. Results of the action should be assessed to determine if the Credit Risk of the customer has reduced as a result of the action being executed. ***Do not forget to update the system (Inca and/or SAP) and the Master Progress report	Template

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Customer Credit Data Questionnaire

STYRON INTERNAL USE ONLY

STYRON

SECTION A — STYRON BUSINESS & CUSTOMER CREDIT REVIEW REASON

				Comments if relevant
Styron Businesses Group Dealing with Customer				
Styron Global Businesses Dealing with Customer				
Status of Customer		CSR Name		
Reason For Customer Credit Assessment		Field Seller Name		

SECTION B — CUSTOMER BACKGROUND INFORMATION

Customer Name (legal name)	
Company Registration No. (VAT)	
Customer Address	
Customer Trading Name (if different)	
Customer Trading Address (if different)	
Customer Country of Incorporation	
Customer Website	
Customer Bank Name (if available)	
Parent Company Name (if applicable)	
Other shareholders (if applicable)	
Customer Main Industry	
SAP Sold-to Code	

SECTION C — CRITICALITY & QUALITATIVE INFORMATION

		Remarks (include actual values where available)
Forecasted rolling annual sales (USD)		
Last year sales Amount (USD)		
Styron Ranking of the Customer ie "Top Customer"		
Styron Strategic Intend with customer		
Duration of contract/frame agreement		
Styron's past history to deal with customer		
Management time in place		
Ownership structure		
Recent Mergers & Acquisition activity		
Time since last major bank financing		
Size of company		
Recent events/news about the company		

SECTION D — PAYMENT TERMS AND SECURITIES

What is the current Payment term	
What is the requested payment	
Comments on Payment Term	

Does Styron receive any security?		e.g. Parent Company Guarantee
What is amount of the Security held? (USD)		
What is the expiring date		
Comments on Security Held		

SECTION E — COMMENTS (Any information that could be useful to Credit Management for better understanding of the Customer)

190 -

Credit Limit \ Current Risk Score in SAP	1 Low Risk	2 Medium Risk	3 High Risk	4 Very High Risk
> 1000k	Credit assessment	Urgent Credit Assessment	Urgent Credit Assessment	Urgent Credit Assessment
500k - 1000K	No immediate action	Credit Assessment	Urgent Credit Assessment	Urgent Credit Assessment
100k - 500k	No immediate action	Credit Assessment	Credit Assessment	Urgent Credit Assessment
≤ 100k	No Action	No Action	No Action	Update the Risk score based on the credit agency rating
≤ 50k	No Action Only complete a credit agency online search to confirm existence & the health of the company

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COMPANY BACKGROUND INFORMATION

STYRON

Customer Name (legal name)	
Company Registration No. (VAT)	
Company Address	
Country of Incorporation	
Date Formed	
Website	
Credit Agency No: (e.g. DUNS)	

COMPANY FINANCIAL INFORMATION

Express Currency	
Value expressed in 000s	

Balance Sheet			
Assets:			
Inventory			
Accounts Receivable			
Other Current Assets			
Total Current Assets	-	-	-
Fixed Assets			
Intangibles			
Other Assets			
Total Fixed Assets	-	-	-
Total Assets	-	-	-
Liabilities:			
Accounts Payable			
Current Portion of Long Term Debt (Fixed)			
Short Term Debt			
Other Current Liabilities			
Other Long Term Liabilities-Provisions			
Long-Term - Debt			
Equity			
Total Liabilities and Equity	-	-	-

Profit and Loss (Inc (exp))	00-Jan-00	00-Jan-00	00-Jan-00
Sales			
COS			
Gross Profit	-	-	-
Interest Income/Expenses			
Other Operating & Non Oper. Expenses			
Extraordinary Income/Loss			
Income Before Taxes	-	-	-
Taxes			
Net Income	-	-	-
Operating Cash Flow			
Depreciation/Amortization

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STYRON

"CUSTOMER SUCCESS IS OUR GOAL"

Thank you for your interest in establishing a credit relationship with Styron LLC and/or one of Styron's subsidiaries. In an effort to provide you with the best service, we ask that you fully complete the attached forms and provide us with the information requested.

MAIL TO: **Styron LLC and/or Styron Subsidiaries**
CUSTOMER FINANCIAL SERVICES
1320 WALDO AVENUE. STE 300
MIDLAND, MI 48642

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STYRON

Styron LLC and/or Styron Subsidiaries*

CREDIT APPLICATION

LEGAL NAME OF ULTIMATE PARENT	Name			Telephone Number ( )
	Address	City	State Zip	Fax Number ( )
LEGAL NAME OF PURCHASING ENTITY	Name			Tax & Identification Number
	Address	City	State Zip	
INVOICE NAME	Name			
	Address	City	State Zip	
	Financial Contact & Title	Telephone Number ( )		E-mail Address
PRODUCT DATA	Styron Product (s)	Use of Styron Products ☐ Manufacturing ☐ Resale		Credit Amount Requested $
TRADE REFERENCES	Supplier	Account No.		Credit Manager
	Address City	State / Prov.	Zip / Postal Code	Tel. No. ( ) Fax No. ( )
	Supplier	Account No.		
	Address City	State / Prov.	Zip / Postal Code	Tel. No. ( ) Fax No. ( )
	Supplier	Account No.		
	Address City	State / Prov.	Zip / Postal Code	Tel. No. ( ) Fax No. ( )
	Supplier	Account No.		
	Address City	State / Prov.	Zip / Postal Code	Tel. No. ( ) Fax No. ( )

FINANCIAL STATEMENTS

FINANCIAL STATEMENTS ARE REQUIRED FOR CREDIT EVALUATION – (previous two fiscal years – audited)

☐ Attached

☐ Sent separately by mail to Customer Financial Services, 1320 Waldo Ave., Ste 300, Midland MI 48642

TERMS AND CONDITIONS

- Styron may modify or terminate any credit availability granted to Applicant.
- Applicant agrees to pay all amounts due by the due date stated on the invoice.
- Styron may charge the maximum interest allowed by law on overdue amounts.
- Styron may withhold shipment of product due to nonpayment of invoices.
- In the event of default or litigation, Applicant agrees to pay all costs of collection incurred by Styron including, without limitation, reasonable attorney's fees.
- Applicant hereby authorizes Styron to obtain or exchange any information or exchange any information it may require from any source including references provided in this Credit application.
- Each such source is hereby authorized by the Applicant to provide Styron with such information and this shall be its full and sufficient authority to do so.
- Applicant agrees to provide additional credit information reasonably requested by Styron from time to time.
- Sales of product and the extension of credit shall be governed under the laws of the State of Michigan for sales by Styron LLC and the Province of Alberta for sales by Styron Canada ULC, unless Styron and the Applicant otherwise agree in writing.

SIGNATURE REQUIRED

I am authorized on behalf of the company listed on this application to apply for credit and to the above terms and conditions. I certify that the information in this Credit Application is accurate and correct as of the date of this Credit Application and shall further inform K-Dow of any changes in the information disclosed in this Credit Application.

Signature ____________________ Title ____________________ Date ____________

CONTACTS

Sales Representative / Agent ____________________

Customer Service Representative ____________________

Credit Manager ____________________

* (collectively "Styron")

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STYRON

INSTRUCTIONS REGARDING UNIFORM SALES & USE TAX CERTIFICATE

To Seller's Customers:

In order to comply with the majority of state and local sales tax law requirements, the seller must have in its files a properly executed exemption certifica from all of its customers who claim a sales tax exemption. If the seller does not have this certificate, it is obliged to collect the tax for the state in which th property or service is delivered.

If the buyer is entitled to sales tax exemption, the buyer should complete the certificate and send it to the seller at its earliest convenience. If the buye purchases tax free for a reason for which this form does not provide, the buyer should send the seller its special certificate or statement.

Caution to Seller:

In order for the certificate to be accepted in good faith by the seller, seller must exercise care that the property or service being sold is of a type normally sol wholesale, resold, leased, rented or incorporated as an ingredient or component part of a product manufactured by buyer and then resold in the usual course c its business. A seller failing to exercise due care could be held liable for the sales tax due in some states or cities. Misuse of this certificate by seller, lesse buyer, lessor, or the representative thereof may be punishable by fine, imprisonment or loss of right to issue certificate in some states or cities.

Notes:

1. The states of Colorado, Hawaii, Illinois, and New Mexico do not permit the use of this certificate to claim a resale exemption for the purchase of taxable service for resale.
2. Alabama: Each retailer shall be responsible for determining the validity of a purchaser's claim for exemption.
3. California
   - A. This certificate is not valid as an exemption certificate. Its use is limited to use as a resale certificate subject to the provisions c Title 18, California Code of Regulations, Section 1668 (Sales and Use Tax Regulations 1668, Resale Certificates)
   - B. By use of this certificate, the purchaser certifies that the property is purchased for resale in the regular course of business in th form of tangible personal property, which includes property incorporated as an ingredient or component part of an iter manufactures for resale in the regular course of business.
   - C. When the applicable tax would be sales tax, it is the seller who owes that tax unless the seller takes a timely and valid resal certificate in good faith.
   - D. A valid resale certificate is effective until the issuer revokes the certificate.
4. Connecticut: This certificate is not valid as an exemption certificate. Its use is limited to use as a resale certificate subject to Conn. Gen. Sta §§12-410(5) and 12-411(14) and any regulations and administrative pronouncements pertaining to resale certificates.
5. District of Columbia: This certificate is not valid as an exemption certificate. It is not valid as a resale certificate unless it contains the purchaser's D.C sales and use tax registration number.
6. Georgia: The purchaser's state of registration will be accepted in lieu of Georgia's registration number when the purchaser is located outside Georgia does not have nexus with Georgia, and the tangible personal property is delivered by drop shipment to the purchaser's customer located in Georgia.
7. Hawaii allows this certificate to be used by the seller to claim a lower general excise tax rate or no general excise tax, rather than the buyer claiming an exemption. The no tax situation occurs when the purchaser of imported goods certifies to the seller, who originally imported the good into Hawaii, tha the purchasers will resell the imported goods at wholesale. If the lower rate or no tax does not in fact apply to the sale, the purchaser is liable to pay th seller the additional tax imposed. See Hawaii Dept. of Taxation Tax Information Release No 93-5, November 10, 1993, and Tax information release No. 98-8, October 30, 1998.
8. Use of this certificate in Illinois is subject to the provisions of 86 Ill. Adm. Code Ch1, Sec. 130.1405. Illinois does not have an exemption of sales a property for subsequent lease or rental, nor does the use of this certificate for claiming resale purchase of services have any application in Illinois.

   The registration number to be supplied next to Illinois on page 1 of this certificate must be the Illinois registration or resale number; no other state' registration number is acceptable.

   "Good Faith" is not the standard of care to be exercised by a retailer in Illinois. A retailer in Illinois is not required to determine if the purchaser actually intends to resell the item, instead, a retailer must confirm that the purchaser has a valid registration or resale number at the time of purchase. If a purchaser fails to provide a certificate of resale at the time of sale in Illinois, the seller must charge the purchaser tax.

   While there is no statutory requirement that blanket certificates of resale be renewed at certain intervals, blanket certificates should be update periodically, and no less frequently than every three years.
9. Maine does not have an exemption on sales of property for subsequent lease or rental.
10. Maryland: This certificate is not valid as an exemption certificate. However, vendors may accept resale certificates that bear the exemption numbe issued to a religious organization. Exemption certificates issued to religious organizations consist of 8 digits, the first two of which are always "29" Maryland registration, exemption and direct pay numbers may be verified on the website of Comptroller of the Treasury at www.marylandtaxes.com
11. Michigan: Effective for a period of three years unless a lesser period is mutually agreed to and stated on this certificate. Covers all exempt transfer when accepted by the seller in "good faith" as defined by Michigan statute.
12. Minnesota
    - A. Does not allow a resale exemption for purchases of taxable services for resale in most situations.
    - B. Allows an exemption for items used only once during production and not used again.
13. Missouri
    - A. Purchasers who improperly purchase property or services sales tax free using this certificate may be required to pay the tax, interest additions to tax or penalty.
    - B. Even if property is delivered outside Missouri, facts and circumstances may subject it to Missouri Tax, contrary to the second sentence of the first paragraph of the above instructions.

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STYRON

14. Nebraska: A blanket certificate is valid 3 years from the date of issuance.
15. New Mexico: For transactions occurring on or after July 1, 1998, New Mexico will accept this certificate in lieu of a New Mexico nontaxable transactio certificate and as evidence of the deductibility of a sale of tangible personal property provided:
    a) this certificate was not issued by State of New Mexico;
    b) the buyer is not required to be registered in New Mexico; and
    c) the buyer is purchasing tangible personal property for resale or incorporation as an ingredient or component part into a manufactured product.
16. Oklahoma would allow this certificate in lieu of a copy of the purchaser's sales tax permit as one of the elements of "properly completed documentation which is one of the three requirements which must be met prior to the vendor being relieved of liability. The other two requirements are that the vendo must have the certificate in his possession at the time the sale is made and must accept the documentation in good faith. The specific documentatio required under OAC 710:65-7-6 is:
    A. Sales tax permit information may consist of
        (i) A copy of the purchaser's sales tax permit; or
        (ii) In lieu of a copy of the permit, obtain the following:
            (I) Sales tax permit number; and
            (II) The name and address of the purchaser;
    B. A statement that the purchaser is engaged in the business of reselling the articles purchased;
    C. A statement that the articles purchased are purchased for resale;
    D. The signature of the purchaser or a person authorized to legally bind the purchaser; and
    E. Certification on the face of the invoice, bill or sales slip or on separate letter that said purchaser is engaged in reselling the articles purchase

    Absent strict compliance with these requirements, Oklahoma holds a seller liable for sales tax due on sales where the claimed exemption is found to b invalid, for whatever reason, unless the Tax Commission determines that purchaser should be pursued for collection of the tax resulting from imprope presentation of a certificate.
17. Rhode Island allows this certificate to be used to claim a resale exemption only when the item will be resold in the same form. They do not permit thi certificate to be used to claim any other type of exemption.
18. South Dakota: services which are purchased by a service provider and delivered to a current customer in conjunction with the services contracted to b provided to the customer are considered to be for resale. Receipts from the sale of a service for resale by the purchaser are not subject to sales tax if th purchaser furnishes a resale certificate which the seller accepts in good faith. In order for the transaction to be a sale for resale, the following condition must be present:
    (1) The service is purchased for or on behalf of a current customer;
    (2) The purchaser of the service does not use the service in any manner; and
    (3) The service is delivered or resold to the customer without any alteration or change.
19. Texas: Items purchased for resale must be for resale within the geographical limits of the United States, its territories and possessions.
20. Washington:
    A. Blanket resale certificates must be renewed at intervals not to exceed four years;
    B. This certificate may be used to document exempt sales of "chemical to be used in processing an article to be produced for sale."
    C. Buyer acknowledges that the misuse of the resale privilege claimed on the certificate is subject to the legally prescribed penalty of fifty percent of the tax due, in addition to the tax, interest, and any other penalties imposed by law.
21. Wisconsin allows the certificate to be used to claim a resale exemption only. It does not permit this certificate to be used to claim any other type o exemption.
22. Arizona: this certificate is not valid as an exemption certificate. This certificate is for use when making sales of tangible personal property for resale i the ordinary course of business, pursuant to A.R.S. §42-5022, Burden of proving sale not at retail.
22. Florida: This certificate is not valid as an exemption certificate. It is valid as a resale certificate only if it contains the purchaser's Florida sales and us tax registration number. A purchaser cannot extend this certificate to sellers for transactions occurring prior to the date of the purchaser's registration i Florida. The effective date of the purchaser's registration must be noted on the face of the certificate.
24. Kentucky:
    1. Kentucky does not permit the use of this certificate to claim resale exclusion for the purchase of a taxable service.
    2. This certificate is not valid as an exemption certificate. Its use is limited to use as a resale certificate subject to the provisions o Kentucky Revised Statutes 139.270 (Good Faith).
    3. The use of this certificate by the purchaser constitutes the issuance of a blanket certificate in accordance with Kentucky Administrative Regulation 103 KAR 31:111.
25. North Carolina: This Certificate is not valid as an exemption certificate or if signed by a person such as a contractor who intends to use the property. Its use is subject to G.S. 105-164.28 and any administrative rules or directives pertaining to resale certificates.
26. Ohio:
    A. The buyer must specify which one of the reasons for exemption on the certificate applies. This may be done by circling or underlining the appropriate reason or writing it on the form above the state registration section. Failure to specify the exemption reason will, on audit result in disallowance of the certificate.
    B. In order to be valid, the buyer must sign and deliver the certificate to the seller before or during the period of filing the return.
27. Pennsylvania: This certificate is not valid as an exemption certificate. It is valid as a resale certificate only if it contains the purchaser's Pennsylvania Sales and Use Tax eight-digit license number, subject to the provisions of 61 PA Code §32.3.

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STYRON

SALES & USE TAX CERTIFICATE – MULTIJURISDICTION

The purchaser and the seller have the responsibility of determining the proper use of this certificate under applicable laws in each state, as these may change from time to time.

Issued to Seller: Styron, LLC
Address: 2030 Dow Center – Tax Dept., Midland, MI 48674
Fax: 989-638-9906 E-mail: [illegible]@dow.com

1) Name of Purchaser: ______________________

Address: ______________________

____

2) Type of Certificate – Check one of the following:

___Blanket certificate ___Single purchase certificate. Relates to invoice/purchase order # ______________

3) Type of Business – Check the number that describes your business

___01 Accommodation and food services
___02 Agricultural, forestry, fishing, hunting
___03 Construction
___04 Finance and insurance
___05 Information, publishing and communications
___06 Manufacturing
___07 Mining
___08 Real estate
___09 Rental and leasing
___10 Retail trade
___11 Transportation and warehousing
___12 Utilities
___13 Wholesale trade
___14 Business services
___15 Professional services
___16 Education and health-care services
___17 Nonprofit organization
___18 Government
___19 Not a business
___20 Other (explain) ______________

4) Reason for Exemption – *Check the letter that identifies the reason for exemption.*

___A Federal government (department) ______________
___B State or local government (name) ______________
___C Tribal government (name) ______________
___D Foreign diplomat
___E Charitable organization
___F Religious or educational organization
___G Resale
___H Agricultural production
___I Industrial production/manufacturing
___J Direct pay permit
___K Multiple points of use (services, digital goods, or computer software delivered electronically)
___L Direct mail
___M Other (explain) ______________

5) State Registration, Seller's Permit, or ID Number of Purchaser (complete any that apply)

AK	NO STATE SALES TAX	KS		NY	STATE FORM ST-120 OR ST-121 REQUIRED
AL		KY		OH	
AR		LA	STATE FORM REQUIRED	OK	
AZ		MA	STATE FORM ST-4 OR ST-12 REQUIRED	OR	NO STATE SALES TAX
CA		MD		PA	
CO		ME		RI	
CT		MI		SC	
DC		MN		SD	
DE	NO STATE SALES TAX	MO		TN	
FL		MS		TX	
	CURRENT SIGNED FL ANNUAL RESALE CERTIFICATE MUST BE ATTACHED	MT	NO STATE SALES TAX	UT	
		NC		VA	STATE FORM REQUIRED
GA		ND		VT	
HI		NE		WA	
IA		NH	NO STATE SALES TAX	WI	
ID		NM		WV	
IL		NV		WY	STATE FORM [illegible] REQUIRED
IN	STATE FORM ST-105 REQUIRED [illegible]	NJ			

6) Check the following if it is applicable

___No Nexus – This company has no physical presence in the State of ______________ and is not required to be registered there.
This company is registered in their home State of ______________ with Registration # ______________.

I further certify that if any property or service so purchased tax free is used or consumed by the firm as to make it subject to a Sales or Use Tax we will pay the tax due directly to the proper taxing authority when state law so provides or inform the seller for added tax billing. This certificate shall be a part of each order which we may hereafter give to you, unless otherwise specified, and shall be valid until canceled by us in writing or revoked by the city or state.

I declare that the information on this certificate is correct and complete to the best of my knowledge and belief.

7) Authorized Signature ______________ **Phone** ______________
(Owner, Partner or Corporate Officer)

Title ______________ **Fax** ______________

Date ______________ **E-mail** ______________

If you are TAXABLE, please return this form with TAXABLE written on it.

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Collections - Timeline

1 day
15 days
30 days
PR&H
Field Seller
Credit Manager

- Escalation timing should occur as appropriate depending on the situation
- PR&H is responsible for all items until they are paid, no matter if the item was escalated. Ensure that you follow up appropriately with individuals that items are escalated to.

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Pre-Collection Procedures

Introduction	This procedure describes the detailed activities required for securing payment information on target invoices prior to their due dates. Past Due Invoices will be handled in the Overdue Account Process. It is extremely important to perform pre-collection activities on targeted invoices to increase Dow's overall cash position.
Document Control Responsibilities	It is the responsibility of the PR&H Process & Technology Leader to ensure that these procedures are kept current and distributed to the appropriate personnel affected by these procedures.
Collection Process – Pre-Collection	It is the responsibility of each Receivable Specialist to proactively pre-collect Big Ticket Items that is invoices greater than $100,000 USD. Past due invoices will continue to be handled by the Overdue Account Collection Process. **<u>Exceptions:</u>** **<u>Europe:</u>** *All businesses:* Pre collect all invoices. *DAS Specific:* <u>Northern RCU</u>: *Benelux:* Pre collections are done twice a year due to nature of business. <u>Southern RCU</u>: *Italy:* FSM pre collects on non distributors. *Spain/Portugal:* Month end only. Do not call on drafts. *France:* Month end only. *Eufrasia:* N/A Due to high degree of letter of credit. **<u>North America:</u>** *DAS:* Pre collect all invoices.

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Collection Process – Pre-Collection Continued

Pacific:

Japan/Korea: No pre collection.

DAS: No dedicated RS. Pre collection is done by country focal point if necessary.

All other countries: On a weekly basis, RS will identify critical accounts to pre collect, regardless of dollar amount. Additionally, will review accounts 10 days before month end and pre collect all invoices coming due within the month.

On a weekly basis, each Receivable Specialist will identify invoices that meet requirements for pre-collection & are coming due within the next 10 days, and secure payment information on those invoices.

Pre-collection activity should be intensified during month-end, quarter end and year end in order to minimize our accounts receivable exposure, increase cash flow, and reduce our DSO.

It is the decision of the Receivable Specialist, with input from the respective Credit Manager, to opt to pre-collect all invoices on the account versus big ticket items only. Situations where pre collections are a priority: customer receives consolidated invoices, customer is high risk, customer routinely pays late or has excuses, customers invoices frequently have errors which prevent payments from being processed on time.

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Pre-Collection Process

STEP	ACTIVITY (RESPONSIBILITY)	ACTIONS
1	Extract List of Qualifying Invoices on a weekly basis of invoices coming due in the next 10 days *(Receivable Specialist)* *(Europe DAS Italy: FSM/RS)* *(Pacific DAS specific: Country Focal Point)*	• Using YDT1 select the list of invoices. • Specify: • RS Number • Company Code • Posting Key 01 and 08 • Transaction amount GE $100,000.00USD Specify Days Late as follows: 10- to 0 BT (between) Europe specific: • Run ABAP YFCCPC02 or YFCCPC03 using RS desk number as parameter. • RS should run pre-collection reports once a week or according to regions requirements: RIBA method of payment in Italy does not request weekly pre collection. Pacific specific: • Run ABAP YFCCPC02 or YFCCPC03 using RS desk number as parameter.
2	Determine which Invoices to pre-collect *(Receivable Specialist)* *(Europe DAS specific: CSR/RS)* *(Pacific DAS specific: Country Focal Point)*	• Review DTS, IDT, YFCC and segment text on documents to determine if any targeted items should be excluded. • Review document history via TV81 and Quality Communication System. If information is found, update segment text or DTS text as appropriate and update reason code. Review the list of outstanding QM's by customer (YQ53, QM03) to determine if any invoices are affected.

STEP	ACTIVITY (RESPONSIBILITY)	ACTIONS

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3	Initiate Contact

	(Receivable Specialist)
	(Europe DAS specific: CSR/RS)
	(DAS Italy specific: FSM/RS)
	(Pacific DAS specific: Country Focal Point)
		• Contact the customer to confirm the following
		  • Verify invoice(s) has been received.
		  • Request immediate notification if any invoices are in dispute. If so, refer to Discrepancy Resolution Process if appropriate, Step 8.
		  • Confirm invoice(s) will be paid on or before the due date.
		• In some cases, it may be appropriate to pre-collect all near due invoices on the account, regardless of the value. In this case, fax or email is suggested on the first contact. Use one of the two following methods to generate a list/statement of near due invoices:
		  • Run customer statement in SAP, ABAP - YFCUST10.
		  • Run customer statement via Business Objects.
		  • Email or fax per customer's preference

4	Is there an issue on the Invoice?
	(Receivable Specialist)
	(Europe DAS specific: CSR/RS)
	Europe Italy DAS specific: FSM/RS)
	(Pacific DAS specific: Country Focal Point)
		• If there is a reason why the invoice will not be paid on time take appropriate action.
		  • Will not be paid on or before the due date:
		    • Resolve issue, if possible
		    • Escalate to field sales and CFS for assistance in collections, if RS can not resolve.
		  • Inaccurate invoice, proceed to step 5.
		  • Invoice not received, send copy of the invoice.

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5	Initiate Corrective Action
	(Receivable Specialist)
	(Europe DAS specific: CSR/RS)
	(Europe Italy DAS specific: FSM/RS)
	(Pacific DAS specific: Country Focal Point)
		• Advise customer to short or over pay invoice.
		• Determine the type of corrective action required (QM, Sales Adjustment, etc) and initiate discrepancy resolution process.
		• In all cases ensure the invoice is coded with the appropriate reason code.
		   • Exception: Europe DAS Italy (non-distributors) not coded since FSM resolves problem (RS not included in communication.)
		Europe specific: RS will address corrective action to appropriate team depending on business:
		   • CIPC&T – SAST or CFT
		   • Plastics – CSR
		   • DAS – CSR/RS

6	Document Contact/update invoice in SAP (Receivable Specialist) (Pacific DAS specific: Country Focal Point)	• Update invoices with a reason code, available in SAP table 053. • If a discrepancy exists with the invoice, proceed to the Discrepancy Resolution Process and document the issue in DTS. • Update segment text. • Assign a follow-up date for items for which no reply has been received or for which additional resolution is required.
7	Extract list for follow-up – second contact *(Receivable Specialist)* *(Europe DAS specific: CSR/RS)* *(Europe Italy DAS specific: FSM/RS)* *(Pacific DAS specific: Country Focal Point)*	• Use YDT1 to select a list of near due target invoices which require follow-up. Europe & Pacific specific: Run ABAP YFCCPC02 to select a list of near due target invoices which require follow-up.

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8	Initiate follow-up phone call *(Receivable Specialist)* *(Europe DAS specific: CSR/RS)* *(Europe Italy DAS specific: FSM/RS)* *(Pacific DAS specific: Country Focal Point)*	• Refer to Step 3 above.
9	Contact Customer *(Receivable Specialist)* *(Europe DAS specific: CSR/RS)* *(Europe Italy DAS specific: FSM/RS)* *(Pacific DAS specific: Country Focal Point)*	• If a sales adjustment has been issued contact the customer with the sales adjustment number and request that they include on their remittance advice. • If there is quality/service problem ensure the proper QM is entered and advise customer of the status. • If invoice is not paid on time, RS will follow the Overdue Account Procedure.

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Document History Below are details from changes made in the last 6 months.

Date	Revised By	Changes
2/7/11	Susan Erndt	Removed the area specific that Australia/NZ has no dedicated RS and CFS completes as now these countries have a dedicated RS.
09/27/07	Luis Ize	Remove $30,000 USD pre-collection amount for LAA. LAA will follow the $ 100,000 USD global process.

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Overdue Account Procedures

Introduction

This section describes the detailed activities required in the identification and resolution of customer collectable invoices within 1 to 30 days past due. After 30 days past due, customer collectable invoices will be handled by the Customer Financial Services - Overdue Account Resolution Process.

Procedures

These procedures provide the detailed actions of the people/information systems used to identify and resolve customer collectable invoices within 1 to 30 days past due.

Document Control Responsibilities

It is the responsibility of the PR&H Process & Technology Leader to ensure that these procedures are kept current and distributed to the appropriate personnel affected by these procedures.

Contents

The following topics are covered in this document:

No.	Topic
1	Past due invoices collection procedure between 1-15 days - Receivable Specialist (RS)
2	Past due invoices collection procedure for 16-30 days - Field Sales
3	CFS Involvement on items greater than 30 Days old
4	Receivable Specialist Reports
5	Field Seller Reports
6	Customer Service Reports
7	CFS Reports

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Overdue Account Procedures Continued

Receivables Specialist

This procedure describes the actions followed in the repetitive review of a customer's past due collectable invoices, when invoices are between 1 and 30 days past due. When an invoice is greater than 30 days past due, it is forwarded to the Customer Financial Services Overdue Account Collection Process for further resolution.

Past Due Invoices from 1-15 days

STEP	ACTIVITY *(RESPONSIBILITY)*	ACTIONS

1	Identify Past Due Collectable Items

	(Receivable Specialist, Field Seller)

	(Pacific DAS: Country Focal Point w/o RS)
		• Daily review past due reports (YDTS, RFFOPO00, RFDOPR10, YFCCRP00).
		  • *Pacific – reviewed twice a week*
		• Using TB15, YFCC, DTS or SAP, look at customer account to identify any additional items which need to be addressed.
		• When reviewing the account, ensure to add a reason code on all overdue items, including the credit and debit notes.
		Latin America Specific:
		• Identify expired payment information (Reason Code GZ) and review account and contact customer, sales and CFS as appropriate to resolve.
		Europe Specific:
		• Run past due report:
		  • Use ABAP report YFBC0002 specifying RS desk number to obtain the list of customers with past dues invoices.
		  • Select a customer with PF2 option and proceed to the analysis of the situation.
		Using DTS, look at customer accounts to identify any additional items which need to be addressed.

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2	Review Past Due Information. *Receivable Specialist* *(Pacific DAS: Country Focal Point w/o RS)*	• Review account in SAP. • Determine if items need to be excluded by reviewing segment text and/or DTS text. • Review document history via TV81, determine if QM exists, review DTS message. If information found take corrective action. (updating DTS, Siebel or contact appropriate function).

3	Customer Contact for Payment Information.

	(Receivable Specialist)

	(Pacific DAS: Country Focal Point w/o RS)
		• Contact Customer's Accounts Payable Department, and request the following payment information:
		  • Has payment been made?
		    • If yes – request amount, and date mailed
		    • If no – why not and/or when will payment be made

4	Record Customer's Commitment to Pay. *(Receivable Specialist)* *(Pacific DAS: Country Focal Point w/o RS)*	• Using DTS (payment information screen) update customer payment information (contact person, phone number, check number, mail/trade date, etc.), reason code, segment text and follow up date for item involved. (YDTS/TB02) • If due to a discrepancy issue, and there is no commitment to pay, then go to Discrepancy Resolution Process - add link • If customer's refusal to pay is beyond any further control of the RS, the issue should be referred to the responsible Field Seller and Credit Manager.
5	Payment Received *(CISS)*	• If payment is received, go to Lockbox/Matching Process. • Pacific Specific: If payment is received, go to Auto Cash Process and/or offline Cash Application Process

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Field Sales - Past Due Invoices from 16 - 30 Days	This section identifies the timeline for the Account Manager/Field Sales to obtain an acceptable response in regard to a past due invoice. An acceptable response may take the form of a certified check or bank draft, promise to pay with a check number and date or an explanation of a Dow error that needs corrective action.

	In all cases, and aligned with Receivable Specialist responsibilities, it is imperative that the contact and response be documented as soon as possible preferably in DTS text of the invoice in question. The receivable specialist works with the designated field seller to obtain resolution to the past due invoices. It is critical that the RS is advised of the outcome so documents can be updated as appropriate.

	<u>Europe specific:</u>

	The RS will send the designated Account Manager an email detailing issues with the account. The Account Manager becomes responsible for resolving past due issues upon receiving email from RS.

	Field Sales will complete the following steps:

	• Account Manager will insure the customer understands and agrees with past due balance and will document all communication with the customer in a return e-mail to the RS.
	• Account Manager will have 15 days to resolve the issue with the customer and e-mail the appropriate RS (by replying to E-mail) regarding the outcome.
	    • All customer requests for payment arrangements must be approved by CFS prior to any commitment from Dow employee.
	    • If payment is not made in full or if the customer has not agreed to negotiate a payment schedule with CFS within 15 days of the Account Manager receiving communication from the RS the account will be turned over to CFS for resolution

	<u>Pacific Specific:</u>

	The RS will send the designated Field Seller an email (copy CFS) detailing issues with the account. The Field Seller will communicate the past dues with customers and response to the RS by phone or email.

	<u>LAA Specific:</u>

	The RS will send the FS an e-mail (via DTS preferably) in order to advise them of the past due. However, the RS will continue to follow up with the Accounts Payable Contact.

CFS Involvement on Items over 30 Days old	Items which have exceeded the period of 30 days past due or any items which, due to changing circumstances, now represent a risk situation become the responsibility of CFS to obtain satisfactory resolution with the customer. RS will remain in the channel of communication and will identify these items with a Reason Code and update DTS text with appropriate information. The List of Reason codes are available on the Global Customer Service Website under Matching Rules (SGRAAR01).

Overdue Account Procedures Continued

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RS Reports	The RS should utilize the following reports to manage past dues: • DTS - Deduction Tracking System (YDT1, YDT2) • YCRE/YFBC0002- Past Dues by size • TB14/TB15 - Customer Account Detail • YFCUST10 – Customer statement • YFCC - Customer Summary • YFAC0002 - Customer Details (YFCC) • RFDOPO00 – Detail Trail Balance • YFCCRPOO - Report P250 (Customer Detail) and Report A340 (Customer Summary) - LAA • YFCCBT01- "Big Ticket" Items – LAA
Field Sales Reports	Summary report to be used by Field sales to identify customers 15 days or greater past due. • Field Sellers Customer Credit Detail Report • Field Sellers Customer Credit Summary Report Frequency: Weekly (Reports updated every Monday)
Customer Service Manager	Detail report to be used by the Customer Service Manager to oversee the PR&H collection process for their respective Receivable group. • RFDOPR10 – Summary Aged Trial Balance • YFBC0002 – Past Due by Size by RS • ADD REPORTS (Europe Specific)

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Overdue Account Procedures, Continued

CFS Reports	Past due tracking report by Credit Manager for items greater than 30 days. • YFCC – Customer Summary • RFDOPR10 – Summary Aged Trial Balance • Business Object reports • YFBC0002 - Past Due by Size • YFCCBT01- "Big Ticket" Items

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Past Due Collection Policy - SGRAPP01

Introduction

This paper will outline the intended plan for past due collection by the Payment Receipt & Handling Process as well the plan for full implementation and the constraints attached.

Each Receivable Specialist should have a documented policy for Past Collection which may have variations based on their business and customer mix.

Statement of Intent

It is the intent of the PR&H Process is to:

1. Call on all past due invoices on the day on which they become 1 day past due (with adjustment for those reaching this stage on a weekend or holiday).
2. Document and encode every past due invoice with the appropriate reason.
3. Follow-up on each unpaid invoice in 9 days after initial contact.
4. Refer those which remain unpaid and without a valid reason to Sales or CFS for further follow-up.
5. Ensure follow-up on those for which corrective action is initiated and monitor until timely resolution is achieved.

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Past Due Collection Policy - SGRAPP01, Continued

Implementation Plan	A start up plan should be generated by each R.S. for their accounts. A suggested plan is as follows: • Each day run the list of invoices past due 1 day for that day. • Call as many of these as possible starting with larger dollar invoices and customers with more than one invoice. • Document the reasons in text and add the discrepancy code. • Pass on information regarding required adjustments to the appropriate entry point for CQCS/QM entry. In most cases the person who first determines the reason should enter the QM. • File for follow-up in 14 days. • Any invoices not called upon will be left untouched and a new list run the next day. • The dunning process will be used as a backup contact method for invoices missed in the calling sequence. • If all invoices are handled in a day then revert to the previous days list and continue. • Log the number of calls and invoice dollar value of calls made each day • Document number and value of invoices cleared at the end of follow-up as well as the reason for delays. • Utilize the data on reasons to initiate corrective action..
Expectations	1. As the customers get more used to Dow calling on past dues, more will begin to pay on time. 2. As more corrective action is initiated on reasons for discrepancies and past dues, there will less reason for customers to hold payments and fewer discrepancies so more time can be spent on follow-up and past due collection. 3. The number of invoices in the dunning process will decline and therefore so will the need to manage incoming phone calls.

2
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PART 3

NORTH AMERICAN CREDIT AND COLLECTION POLICY

–    Collections Procedure - Customer Facing Role

Introduction/ Purpose	This document describes one of the Customer Service Work Processes, that when applied consistently provides predictable outputs and a reduction in process variability. Executing this process effectively will maximize value creation and enable employees to successfully execute the tasks required for daily operations.

Scope	This procedure describes the detailed activities required for the Customer Facing Role for securing payment information on target invoices once they become due.

It is extremely important to perform collection activities on targeted invoices to increase Dow’s cash flow, reduce days sales outstanding (DSO), and increase percent current.

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–    Collections Procedure - Customer Facing Role, continued

Related Documents	Flow Chart: Collections Flow Chart

Exceptions:

Latin America
North America
EMEA
Pacific

Job Aids:
Collections Initial Report - YDT1
Reviewing Customer Credit Info - YFCC
Displaying Document Flow - TV81
Displaying Document History - TV81
Reviewing Items on Account - TB14-15
Reviewing Item Details - YFCC
Displaying RV Invoice - TA93
Updating DTS - YDT2
Updating Documents - YFCC
Mass Maintenance Update - YFCC
Creating Collection Follow Up Report - YDT1
Entering a SAR
Creating a Siebel Service Request with Activity Plan
Determining if a QM Already Exists - QM03
Resolving Manual Rock - YRC2
Reviewing/Identifying Account Contacts - Siebel
View Requests - SAR
ACE Tool User Guide

Other:

Discrepancy Reason Codes

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–    Collections Procedure - Customer Facing Role, continued

– Process	The following describes the various steps required to execute this work process. These steps are for the Customer Facing Receivable Specialist role.

Step	Procedures
1	• Identify a list of invoices that qualify for collection in the initial collection contact. Utilize transaction YDT1 to review list of invoices, refer to area exceptions:

•       Remember to log into all clients that you have accounts assigned to your RS code to complete collections on those accounts you are assigned. If you are unsure if open receivables exists in other clients, utilize the Cross Client report on the PR&H website as appropriate. Refer to your area exceptions for any area specifics.

• Refer to the job aid called, “Collections initial Report – YDT1.”

• The variant called, “Collections1” has been created which will bring in the required data.

• Once list appears, sort by customer name. If the report is lengthy, sort various ways to ensure old items are captured as well.

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–    Collections Procedure - Customer Facing Role, continued

Step	Procedures
2

•       Start with the first customer - identify all invoices which are past due for that customer (be sure to review YFCC for any invoices coming due the current day or the week to eliminate duplicate calls). These items are 0 days late. Be sure to complete various sorts on report in case the report is lengthy. Sort by days late in order to capture those invoices that are very old.

• Refer to the job aid called, “Reviewing Customer Credit Information – YFCC” for further assistance.

• Research the invoice(s) to see if any QMs, previous adjustments, pending adjustments, payments on account exist for the invoice:

•       If the item is a PK08 and a stop payment or insufficient funds, you will need to utilize TB14/15 to review the clearing for the customer. The customer will need to remit payment for these items again as for some reason the original payment was stopped, however, the items were still cleared from the customer’s account. Refer to the job aid called, “Reviewing Items on Account – TB14/15.”

•       Review customer account for open payments. If there are open payments on account review payments for status to see if they will automatically be applied by CISS or need manual application. Refer to your area exceptions for appropriate guidelines.

•       Review invoice history via transaction TV81 to see if any previous adjustments have been issued. If so, take note of the adjustments. Refer to the job aids called “Displaying Document History – TV81” or “Displaying Document Flow – TV81.”

•       Review customer account (YFCC or TB14/15) to see if adjustments are open on account. If adjustments are open, take note of adjustments – review details on previous and pending adjustments and communicate to customer when contacting them for payment information. Refer to the job aid called “Reviewing Item Details on Customer Account – YFCC” or “Reviewing items on account TB14-15.”

•       To see if any pending QM’s exist against an invoice, retrieve the order number from the invoice (Transaction TA93), then go to transaction QM03. In the Quality Message field use =O XXXXXXX (where XXXXXX is the order number). Refer to the job aid called, “Determining if a QM Already Exists – QM03.” If QM is found, review the QM by viewing the QM in QM03, refer to the job aid called, “Displaying a QM – QM03.”

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–    Collections Procedure - Customer Facing Role, continued

Step	Procedures
2, cont

•       If QMs exist, review to determine if they require pending adjustments (returns, quality, etc). Take note to advise customer of pending issue. If QM indicates a full return of the invoice, document this on the invoice in DTS. Ensure you properly code the item for root cause using Global Discrepancy Code List. Update segment text and DTS with information regarding the return. Add a follow up date to ensure follow up on the item. Refer to the job aid called, “Updating DTS-YDT2.”

• Review the SAR database for any pending sales adjustments as appropriate, refer to your area exceptions for details. Refer to the job aid called “View Requests.”

• Continue this research on all invoices for each customer.

3

•       If a customer statement is preferred, submit a Service Request to the Supporting Activities team for that specific customer/location. Refer to the job aid called, “Creating a Siebel Service Request with Activity Plan.”

• Refer to the individual work processes on the PR&H Supporting Activities website for more details.

4

•       Contact the customer for payment information. Utilize Siebel to find the customer accounts payable contact information. Refer to the job aid called, “Reviewing/Identifying Account Contacts – Siebel” for further details.

5	• Document contacts:

•       Document any requests made to the Supporting Activities team in DTS. Be sure to add a follow up date of 2 business days and the Request number from Siebel to DTS text. Refer to the job aid called, “Updating DTS-YDT2.”

•       If contact was made to customer and a message was left or email sent – update DTS indicating that you left a message and to whom you left a message – ensure reason code is coded as HC for left message, segment text indicates you left a message and the date that you made the contact, and add a follow up date (2 business days after initial contact). Refer to the job aid called, “Updating DTS-YDT2.”

• If customer provided payment information – update the follow up dates and the credit sufficiency matrix, if this is utilized in your area. Refer to the job aid called, “Updating Documents – YFCC.”

• Update the check # (if available), dollar value, payment transfer date (either mail or date being transmitted), payment method, and who was contacted and date contacted, if needed.

• Add follow up date to ensure payment is received. Utilize 3 business days for e-payment or 5 business days for check payment.

• Repeat for all invoices.

•       If any other issue arises due to the contact with the customer, i.e. need copy, price discrepancy, etc, ensure that you use the appropriate Discrepancy reason code to code the item, update DTS, follow up date, and segment text.

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–    Collections Procedure - Customer Facing Role, continued

Step	Procedures
6	• If updating many invoices on the customer’s account use mass maintenance. Refer to the job aid called, “Mass Maintenance update – YFCC” for further information.

• Repeat for all accounts as necessary

7	• If customer indicates issue with invoice

• Review the appropriate PR&H Business Rules for your area for action to be taken.

• Enter QM as appropriate for quality, quantity issues, etc. Use the ICAMP script. Refer to the job aid called, “Entering a QM – QM01,” for further details.

• Request approval for any sales adjustment via SAR. Refer to the job aid called, “Entering a SAR” for further details. Refer to your area exceptions for any exceptions to this step.

• Ensure that you indicate the Specialized Leveraged Team performing sales adjustment activities as the Receivable Specialist to issue the adjustment.

• Once sales adjustment has been issued or QM resolved, contact customer as follow up to ensure customer pays invoice as necessary.

8	• Once all initial invoices have been addressed, run another YDT1 report to capture those that have follow up dates of current day and previous.

• Refer to the job aid called, “Creating a Collection Follow-up Report.”

• The variant called, Collections2, has been created to assist with running this report.

• You must update the “TO” date to the current date in the Follow up date field.

• Once list appears, sort by customer name or if report is lengthy, complete various sorts to capture older items.

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–    Collections Procedure - Customer Facing Role, continued

Step	Procedures
9	• Follow up actions:

•       Use a variety of methods to contact customer. If customer was initially contacted by email, call the customer the second time. Be sure to use the phone to call the customer and leave a message if needed to ensure that a relationship is built between the customer and yourself.

• If Leveraged Team sent a statement, invoice copy or POD and no response was received from the customer, call the customer to follow up for payment information

•       If a message was left, update DTS text, indicating a message was left and with whom, update the reason code with HC, update segment text, and add a follow up date of 2 business days out. If the invoice is more than 15 days past due and this is only the second time contacting customer, then at the next follow up date, escalate to field seller if a response was not received from the customer. Refer to the job aid called, “Updating DTS-YDT2.”

•       If customer indicates they do not have enough money to pay or will not be paying as customer has different terms than we have set up or any other “red flag” issue, escalate immediately to the credit manager and field seller for assistance in collecting. Be sure to update DTS text, follow up date, reason code, and segment text with actions taken. Refer to the job aid called, “Updating DTS-YDT2.”

• If you receive payment information, update credit sufficiency matrix/DTS and follow up date based on date of payment. Refer to job aid called, “Updating Documents-YFCC.”

• Repeat for all invoices.

• If customer indicates they are not paying invoice due to an error on the invoice. Escalate as necessary:

• If for quantity/quality issues – enter QM using the ICAMP script. Refer to the job aid called, “Creating a QM – QM01.”

•       If any other discrepancy issue (i.e price, freight, tax, etc), enter SAR as appropriate for your area, refer to the area exceptions for details. Ensure the Specialized Leveraged Team completing sales adjustment activities is the RS on the form to issue the final sales adjustment. Refer to the job aid called, “Entering SAR” for further details.

• Contact seller or CFS, if necessary, for assistance.

• If customer indicates that they need a copy of a statement, invoice, or POD, submit a Service Request.

221 -

–    Collections Procedure - Customer Facing Role, continued

Step	Procedures
10	• Once items are 15 days past due and you have not received a response from the customer, escalate to the field seller for assistance in collecting the invoice.

• Before you escalate, ensure the following has been completed:

• Contact or attempt to contact your accounts payable at least twice – with a variety of different methods (phone and email).

• If no contact with accounts payable, try to reach another contact at the customer (i.e. supervisor, backup, or purchasing) as appropriate for your area, refer to the area exceptions.

• Use the appropriate contact lists if available to identify the field seller.

• Provide the necessary details to the field seller to assist them with collection:

• Invoice Number

• Customer PO#

• Product(s)

• Value of invoice

• Ship To customer/location

• Date of Invoice

• Quantity and price billed

• Details of contacts information (i.e. date message left for customer)

• Who at the customer was contacted

•       Once email has been sent to field seller or voice mail left, update DTS indicating that the invoice was escalated to the field seller (indicate who the seller is). Refer to the job aid called, “Updating DTS – YDT2.”

• Update Follow up date for 2 business days and continue to follow up with field seller, until resolved.

•       Update the “represent” field in TB02 with a 1 which means you escalated to the field seller as appropriate for your area. Refer to your area exceptions. Refer to the job aid called, “Updating DTS-YDT2,” for further information.

• Repeat for all invoices as necessary.

11

•       Once payment information is obtained by field seller, update credit sufficiency matrix/DTS with information and set follow up date on item based on type of payment (3 days for e-payment and 5 days for check payment). Refer to the job aid called, “Updating Documents – YFCC.”

• Repeat for all invoices.

•       If field seller does not have payment information but requests you to call the customer or provides other actions for you to take, perform those tasks and be sure to update DTS, follow-up date, and credit sufficiency matrix/DTS as appropriate.

222 -

–    Collections Procedure - Customer Facing Role, continued

Step	Procedures
12	• If invoice is open at 30 days past due and field seller was unable to assist in obtaining payment information, escalate to the Credit Manager assigned to the customer’s account via email.

• Before you escalate, ensure the following has been completed:

• Contact or attempt to contact your accounts payable at least twice – with a variety of different methods (phone and email).

• If no contact with accounts payable, try to reach another contact at the customer (i.e. supervisor, backup, or purchasing) as appropriate for your area, refer to the area exceptions.

• Request assistance from account manager via a variety of methods (i.e. email, phone) and follow up with account manager every 3 business days.

• Provide the necessary details to the credit manager seller to assist them with collection:

• In the subject line, enter “OVER 30 DAYS, CUSTOMER NAME, LIABLE#” in order to get the credit managers attention.

• Invoice Number

• Customer PO#

• Product(s)

• Value of invoice

• Ship To customer/location

• Date of Invoice

• Quantity and price billed

• Details of contacts information (i.e. date message left for customer)

• Who at the customer was contacted

• Outline efforts to work with seller to resolve

•       Once email has been sent to the credit manager, update DTS indicating that the invoice was escalated to the credit manager (indicate who the credit manager is). Update Follow up date for 5 business days and continue to follow up with credit manager until the item has been paid. Refer to the job aid called, “Updating Documents – YFCC.”

• Update the segment text indicating the items were escalated to CFS.

• Update the “represent” field with a 2 which means you escalated to the credit manager as appropriate for your area. Refer to your area exceptions.

• Repeat for all invoices as necessary.

Note: The RS may need to get involved again at this point when the credit manager requests assistance. Remember that you are responsible for this invoice until paid, therefore, continue to follow up to ensure item is resolved.

223 -

–    Collections Procedure - Customer Facing Role, continued

Step	Procedures
13

•       Once payment information is obtained by credit manager, update credit sufficiency matrix/DTS with information and set follow up date on item based on type of payment (3 days for e-payment and 5 days for check payment). Refer to the job aid called, “Updating Documents – YFCC.”

• Repeat for all invoices.

•       If Credit manager indicates item is on legal hold (i.e. bankrupt customer), update reason code to G7, update DTS and Segment text with necessary information from Credit Manager. Update follow up date with a date 3 months from current date and follow up with credit manager every 3 months to ensure legal items are resolved.

• Refer to any area exceptions for specific steps for your area.

14	• Receive ROCK for invoice greater than 7 days past due without a reason code.

• Investigate invoice and contact customer as appropriate and code the invoice.

•       If payment information is received, update payment information on the invoice, by selecting the Payment Info button in ACE on the My ROCKS tab. You will be prompted to fill in the details of the payment information obtained and once you press OK, it will update SAP as well as assign a follow up date based on that payment information (3 business day for e-payment; 5 business days for check). Please refer to job aid “ACE Tool User Guide” for further instructions.

• Take action to resolve the invoice.

• Resolve the ROCK by either using the “Resolve” button in the ACE tool or manually resolving the ROCK. Refer to the job aid called, “Resolving Manual ROCK – YRC2.”

224 -

–    Collections Procedure - Customer Facing Role, continued

Document Owner	It is the responsibility of the Payment Receipt & Handling (PR&H) Global Process & Technology Leader (GPTL) within the Customer Service Expertise Center to ensure this document is kept current and distributed to the appropriate personnel affected by these procedures.

Document History	Below are at least the last three revisions of this document, including all revisions within the last three months. Approvals require that revisions to related documents were also made.

Date	Revised By	Changes	Version Number
07/08/10	Roxann DeBeau	Add Latin Area Specifics	7
09/03/09	Roxann DeBeau	Added Pacific area specifics link	6
7/16/09	Susan Erndt	Updated EU/IMEA specifics	5
9/19/08	Susan Erndt	Added document owner	4
7/29/08	Susan Erndt	New format and added related documents.	3
4/1/08	Susan Erndt	Split document by roles	2
11/14/07	Susan Erndt	Created Document	1

225 -

DATED 12 AUGUST 2010 AS AMENDED AND RESTATED ON 24 MAY 2011 AND 30 MAY 2013

STYRON HOLDING S.À R.L.

(as Guarantor)

REGENCY ASSETS LIMITED

(as Beneficiary)

STYRON RECEIVABLES FUNDING LIMITED

(as Master Purchaser and Beneficiary)

THE LAW DEBENTURE TRUST CORPORATION P.L.C.

(as Styron Security Trustee and Beneficiary)

GUARANTEE AGREEMENT

EXECUTION COPY

REFERENCE

735545.00033

reedsmith.com

TABLE OF CONTENTS

CLAUSE

- i -

THIS GUARANTEE AGREEMENT is made on 12 August 2010 as amended and restated on 24 May 2011 and 30 May 2013

BETWEEN:

(1)	STYRON HOLDING S.À R.L, a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 153.582 and having a share capital of US$ 162,815,834.12 (the “Guarantor”);

(2)	THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated with limited liability in England and Wales, having its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as security trustee under the Styron Security Deed (the “Styron Security Trustee” and a “Beneficiary”);

(3)	STYRON RECEIVABLES FUNDING LIMITED, a limited liability company incorporated in the Republic of Ireland having its registered office at 53 Merrion Square, Dublin 2, Ireland, and its permitted successors and assigns (the “Master Purchaser” and a “Beneficiary”); and

(4)	REGENCY ASSETS LIMITED a company incorporated in Ireland, having its registered office at 5 Harbourmaster Place, I.F.S.C., Dublin 1, Ireland (the “Regency Noteholder” and a “Beneficiary” and together with The Law Debenture Trust Corporation PLC, Styron Receivables Funding Limited and Regency Assets Limited, the “Beneficiaries”).

IT IS AGREED as follows:

WHEREAS:

(A)	The Master Purchaser has agreed to purchase Receivables from the Sellers pursuant to the Master Receivables Purchase Agreements.

(B)	The Master Purchaser will appoint or has appointed the Servicers to act for it in the performance of certain services in relation to the Receivables upon the terms and subject to the conditions contained in the Servicing Agreements.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1

1.1.1

Capitalised terms in this Agreement shall, except where the context otherwise requires and save where otherwise defined in this Agreement, have the meanings given to them in Clause 2.1 of the Master Definitions and Framework Deed (including any schedules to such deed referred to or incorporated by reference to such terms in Clause 2.1) executed by, among others, each of the parties to this Agreement (the “Framework Deed”) on 12 August 2010 (as amended or amended and restated on 17 August 2010, 24 May 2011, 4 July 2012 and on or around the Dutch Closing Date (as defined therein) and as it may be further amended, varied or supplemented from time to time with the consent of the parties to it) and this Agreement shall be construed in accordance with the principles of construction set out in the Framework Deed.

1.1.2	In addition, the provisions set out in clauses 3 to 8 and 10 to 25 of the Framework Deed (the “Special Framework Provisions”) shall be expressly and specifically incorporated into this Agreement, as though they were set out in full in this Agreement. In the event of any conflict between the provisions of this Agreement and the Special Framework Provisions, the provisions of this Agreement shall prevail other than Clause 22 of the Framework Deed as it relates to the Styron Security Trustee.

1.2	This Agreement is the Guarantee Agreement referred to in the Framework Deed.

2.	GUARANTEE

2.1	The Guarantor irrevocably and unconditionally guarantees as a primary and independent obligation to the Styron Security Trustee (for itself and on trust for the other Beneficiaries) the due and punctual observance and performance of all obligations, conditions and covenants on the part of:

2.1.1	the Swiss Seller contained in the Swiss Receivables Purchase Agreement and agrees to pay from time to time on first demand any and every sum or sums of money which the Swiss Seller is at any time liable to pay to the Beneficiaries under or pursuant to the Swiss Receivables Purchase Agreement and which has become due and payable and has not been paid at the time such demand is made;

2.1.2	the German Seller contained in the German Receivables Purchase Agreement and agrees to pay from to time on first demand any and every sum or sums of money which the German Seller is at any time liable to pay to the Beneficiaries under or pursuant to the German Receivables Purchase Agreement and which has become due and payable and has not been paid at the time such demand is made;

2.1.3	the Dutch Seller contained in the Dutch Receivables Purchase Agreement and agrees to pay from to time on first demand any and every sum or sums of money which the Dutch Seller is at any time liable to pay to the Beneficiaries under or pursuant to the Dutch Receivables Purchase Agreement and which has become due and payable and has not been paid at the time such demand is made;

2.1.4	the U.S. Seller contained in the U.S. Receivables Purchase Agreement and agrees to pay from to time on first demand any and every sum or sums of money which the U.S. Seller is at any time liable to pay to the Beneficiaries under or pursuant to the U.S. Receivables Purchase Agreement and which has become due and payable and has not been paid at the time such demand is made;

2.1.5	the U.S. Intermediate Transferor contained in the U.S. Intermediate Transfer Agreement and agrees to pay from to time on first demand any and every sum or sums of money which the U.S. Intermediate Transferor is at any time liable to pay to the Beneficiaries under or pursuant to the U.S. Intermediate Transfer Agreement and which has become due and payable and has not been paid at the time such demand is made;

2.1.6	the Swiss Servicer contained in the Swiss Servicing Agreement and agrees to pay from time to time on first demand any and every sum or sums of money which the Swiss Servicer is at any time liable to pay to the Beneficiaries under or pursuant to the Swiss Servicing Agreement and which has become due and payable but has not been paid at the time such demand is made;

2.1.7	the German Servicer contained in the German Servicing Agreement and agrees to pay from time to time on first demand any and every sum or sums of money which the German Servicer is at any time liable to pay to the Beneficiaries under or pursuant to the German Servicing Agreement and which has become due and payable but has not been paid at the time such demand is made;

2.1.8	the Dutch Servicer contained in the Dutch Servicing Agreement and agrees to pay from time to time on first demand any and every sum or sums of money which the Dutch Servicer is at any time liable to pay to the Beneficiaries under or pursuant to the Dutch Servicing Agreement and which has become due and payable but has not been paid at the time such demand is made; and

2.1.9	the U.S. Servicer contained in the U.S. Servicing Agreement and agrees to pay from time to time on first demand any and every sum or sums of money which the U.S. Servicer is at any time liable to pay to the Beneficiaries under or pursuant to the U.S. Servicing Agreement and which has become due and payable but has not been paid at the time such demand is made.

2.2	The Guarantor irrevocably and unconditionally agrees as a primary and independent obligation to indemnify each Beneficiary from time to time on demand from and against any loss it incurs as a result of any of the Sellers’ or the Servicers’ obligations under or pursuant to a Master Receivables Purchase Agreement or a Servicing Agreement being or becoming void, voidable, unenforceable or ineffective as against the applicable Seller or Servicer for any reason whatsoever, save for any reason which is a consequence of such Beneficiary’s breach of a material term of the applicable Master Receivables Purchase Agreement or Servicing Agreement or such Beneficiary being negligent or acting fraudulently whether or not known to such Beneficiary or any other person, the amount of such loss being the amount which such Beneficiary would otherwise have been entitled to recover from the applicable Seller or the applicable Servicer (as applicable). The amount payable under this indemnity will not exceed the amount it would have had to pay under this Clause 2 if the amount claimed had been recoverable on the basis of a guarantee.

2.3	The Guarantor irrevocably and unconditionally agrees as a primary and independent obligation to indemnify each Beneficiary from time to time on demand from and against any and all secondary or joint liability claims made by any tax authority for any Swiss or foreign VAT unpaid by a Seller and chargeable with respect to taxable supplies of goods or services the consideration for which has been assigned as Receivables by a Seller to the Master Purchaser pursuant to a Master Receivables Purchase Agreement.

2.4

The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of a Seller or a Servicer under the applicable Master Receivables Purchase Agreement or Servicing Agreement and shall continue in full force and effect until final payment in full of all amounts owing by the Sellers or the Servicers under the applicable Master Receivables Purchase

Agreement or Servicing Agreement and total satisfaction of all the actual and contingent obligations of the Sellers and the Servicers under the applicable Master Receivables Purchase Agreement and Servicing Agreement.

2.5	The obligations of the Guarantor herein contained shall not be discharged, impaired or otherwise affected by:

2.5.1	the bankruptcy, winding-up, dissolution, administration or re-organisation of a Seller, a Servicer or any other person or any change in its status, function, control or ownership;

2.5.2	any of the obligations of a Seller, a Servicer or any other person hereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

2.5.3	time being granted or agreed to be granted to a Seller or any other person in respect of its obligations under a Master Receivables Purchase Agreement to which such Seller is a party or any other agreement;

2.5.4	time being granted or agreed to be granted to a Servicer or any other person in respect of its obligations under a Servicing Agreement;

2.5.5	any amendment to, or any variation, waiver or release of, any obligations of a Seller or any other person under a Master Receivables Purchase Agreement or any other agreement;

2.5.6	any amendment to, or any variation, waiver or release of, any obligations of a Servicer or any other person under a Servicing Agreement or any other agreement;

2.5.7	any failure to take or fully take, any security contemplated hereby or otherwise agreed to be taken in respect of the obligations of a Seller under a Master Receivables Purchase Agreement;

2.5.8	any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of the obligations of a Servicer under a Servicing Agreement; or

2.5.9	any other act, event or omission which, but for this Clause 2.5, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained or any other rights, power or remedies conferred upon the Beneficiaries by this Agreement.

2.6	The Guarantor agrees that, so long as any amounts are or may be owed by the Sellers or the Servicers under a Master Receivables Purchase Agreement or a Servicing Agreement, or a Seller or a Servicer is under any actual or contingent obligations hereunder or under a Master Receivables Purchase Agreement or a Servicing Agreement, the Guarantor shall not exercise any rights which the Guarantor may at any time have, by reason of the performance by it of its obligations hereunder:

2.6.1	to be indemnified by the Sellers or the Servicers; or

2.6.2	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Beneficiaries hereunder.

2.7	Any settlement or discharge given by the Beneficiaries to the Guarantor in respect of the Guarantor’s obligations under this Guarantee or any other agreement reached between the Beneficiaries and the Guarantor in relation to it shall be, and be deemed always to have been, void if any act on the faith of which the Beneficiaries gave the Guarantor that settlement or discharge or entered into that agreement is subsequently avoided by or in pursuance of any provision of law.

2.8	The Beneficiaries shall not be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantor by this Guarantee or by law:

2.8.1	to make any demand of a Seller or a Servicer;

2.8.2	to take any action or obtain judgment in any court against a Seller or a Servicer;

2.8.3	to make or file any claim or proof in a bankruptcy of a Seller or a Servicer;

2.8.4	to enforce or seek to enforce any security taken in respect of any of the obligations of a Seller under the applicable Master Receivables Purchase Agreement; or

2.8.5	to enforce or seek to enforce any security taken in respect of any of the obligations of a Servicer under the applicable Servicing Agreement.

2.9	For the avoidance of doubt none of the Sellers, the Servicers or the Guarantor shall have any liability for any obligation of an Obligor under any Receivable and nothing herein shall constitute a guarantee of, indemnity related to or similar obligation by a Seller, a Servicer or the Guarantor of any Receivable or of any Obligor.

2.10	The provisions of Clause 22 (Extension of Styron Security Trustee’s Protection) of the Styron Security Deed shall apply to this Agreement as if set out in full herein mutatis mutandis as if references therein to a Transaction Document were to this Agreement and as if references therein to the Secured Creditors were references to the Beneficiaries.

3.	REPRESENTATIONS AND WARRANTIES

3.1	The Guarantor represents and warrants to the Beneficiaries, as at the date of this Agreement and on each Monthly Payment Date on the terms of the Guarantor Warranties.

3.2	The Guarantor Warranties shall remain in force until the Final Maturity Date but without prejudice to any right or remedy of the Beneficiary arising from any breach of the Guarantor Warranties prior to such date.

4.	UNDERTAKINGS

4.1	The Guarantor covenants as of the date of this Agreement to the Beneficiares, on the terms of the Guarantor Covenants.

4.2	The Guarantor Covenants shall remain in force until the Final Maturity Date but without prejudice to any right or remedy of the Beneficiaries arising from the breach of the Guarantor Covenants prior to such date.

5.	GUARANTEE EVENT

5.1	Each of the events or circumstances set out in this Clause 5 shall constitute a “Guarantee Event”:

5.1.1	The Guarantor shall default in the observance or performance of any provision of this Agreement which default is not remedied within 15 days.

5.1.2	Any representation or warranty made (or deemed made) herein, or in any statement or certificate furnished by the Guarantor pursuant hereto proves untrue in any material respect as of the date of the making (or deemed making) thereof.

5.1.3	The Guarantor fails to pay any amount due under this Agreement.

5.2	The Guarantor shall immediately notify the Beneficiaries upon the occurrence of a Guarantee Event.

6.	GOVERNING LAW

This Agreement and all non-contractual obligations arising out of or in connection with it shall be governed by English law.

Guarantor

SIGNED by	)
for and on behalf of	)
STYRON HOLDING S.À R.L.	)

Master Purchaser

SIGNED	)
For and on behalf of	)
STYRON RECEIVABLES FUNDING LIMITED	)
Acting by its duly authorised Attorney:	)

Title:	Attorney-in-Fact
Name:

Beneficiary

SIGNED	)
For and on behalf of	)
REGENCY ASSETS LIMITED	)
Acting by its duly authorised Attorney:	)

Title:	Attorney-in-Fact
Name:

Styron Security Trustee and Beneficiary

SIGNED	)
For and on behalf of	)
THE LAW DEBENTURE TRUST CORPORATION P.L.C.	)

Title:	Attorney-in-Fact
Name:

SCHEDULE 1

REPRESENTATIONS AND WARRANTIES

1.	The Guarantor is a private limited liability company (société à responsabilité limitée) existing and duly incorporated under the laws of the Grand-Duchy of Luxembourg, having its registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B.153.582 with full power and authority to own its property and assets and to carry on its business as it is being conducted.

2.	The Guarantor is in full compliance with the Luxembourg law dated 31 May 1999 on the domiciliation of companies, as amended (and the relevant regulations) imposing certain requirements on companies having established its registered office with a third party (other than a shareholder exercising a significant influence on the conduct of the domiciled company’s business) providing certain administrative services to such company;

3.	The registered office, the principal place of management and the centre of main interest of the Guarantor (as defined in the Council Regulation 1346/2000 on insolvency proceedings (the “Regulation 1346/2000”)) is in the Grand Duchy of Luxembourg.

4.	No Insolvency Event has occurred in respect of the Guarantor.

5.	The Guarantor has the requisite power and authority to enter into the Guarantee Agreement and the Framework Deed and to undertake and perform the obligations expressed to be assumed by it thereunder.

6.	The Guarantee Agreement and the Framework Deed have been duly executed by the Guarantor.

7.	All acts, conditions and things required to be done, fulfilled and performed in order:

(a)	to enable the Guarantor lawfully to enter into the Guarantee Agreement and the Framework Deed;

(b)	to enable the Guarantor lawfully to exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Guarantee Agreement and the Framework Deed;

(c)	to ensure that the obligations expressed to be assumed by it under the Guarantee Agreement and the Framework Deed, are legal, valid, binding and enforceable against it subject to insolvency laws of mandatory application, have been done, fulfilled and performed and are in full force and effect or, as the case may be, have been effected and no steps have been taken to challenge, revoke or cancel any such authorisation obtained or effected.

8.	The entry by the Guarantor into and the execution (and, where appropriate, delivery) of the Guarantee Agreement and the Framework Deed and the performance by the Guarantor of its obligations under the Guarantee Agreement and the Framework Deed, do not and will not conflict with or constitute a breach or infringement of any of the terms of, or constitute a default by the Guarantor under:

(a)	any Requirement of Law or any Regulatory Direction;

(b)	the Guarantor’s articles of association; or

(c)	any agreement, indenture, contract, mortgage, deed or other instrument to which the Guarantor is a party or which is binding on it or any of its assets,

where such conflict, breach, infringement or default could reasonably be expected to result in a Material Adverse Effect.

SCHEDULE 2

COVENANTS

1.	The Guarantor will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply or the failure so to preserve could not reasonably be expected to result in a Material Adverse Effect.

2.	The Guarantor will not make any change in the character of its business that could reasonably be expected to result in a Material Adverse Effect.

3.	The Guarantor agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that a Beneficiary may reasonably request, to perfect, protect or to enable such Beneficiary to exercise and enforce its respective rights and remedies under the Guarantee Agreement or the Framework Deed.

4.	The Guarantor will not amend, waive or modify any provision of the Guarantee Agreement or the Framework Deed without the prior written consent of the Beneficiaries.

DATED 12 AUGUST 2010 AS AMENDED AND RESTATED ON 24 MAY 2011 AND 30 MAY 2013

(1)	STYRON RECEIVABLES FUNDING LIMITED

(as Master Purchaser)

(2)	THE LAW DEBENTURE TRUST CORPORATION P.L.C.

(as Styron Security Trustee)

(3)	REGENCY ASSETS LIMITED

(as Regency Noteholder)

(4)	STYRON FINANCE LUXEMBOURG S.À R.L.,

LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN

(as Styron Noteholder )

STYRON SECURITY DEED

EXECUTION COPY

REFERENCE

735545.00033

CONTENTS

CLAUSE

1.	DEFINITIONS AND INTERPRETATION	3
2.	MASTER PURCHASER’S UNDERTAKING TO PAY	4
3.	INSTRUCTIONS	5
4.	CREATION OF FIXED SECURITY	6
5.	CREATION OF FLOATING CHARGE	6
6.	REPRESENTATIONS, WARRANTIES AND COVENANTS	7
7.	NOTICE OF SECURITY	7
8.	REDEMPTION AND RELEASE	7
9.	PAYMENTS PRIOR TO ENFORCEMENT	8
10.	CONTINUANCE OF SECURITY AND OTHER MATTERS	8
11.	SECURITY PROTECTION NOTICE	10
12.	ENFORCEMENT NOTICE	11
13.	SECURITY ENFORCEABLE	11
14.	ENFORCEMENT	11
15.	POST-ENFORCEMENT PAYMENTS PRIORITIES	12
16.	INFORMATION BY MASTER PURCHASER AND SECURED CREDITORS	15
17.	STYRON SECURITY TRUSTEE’S POWERS	16
18.	APPOINTMENT AND REMOVAL OF ADMINISTRATOR AND RECEIVER	20
19.	PROVISIONS RELATING TO RECEIVER	21
20.	POWERS OF RECEIVER	22
21.	PROTECTION OF THIRD PARTIES	24
22.	PROTECTION OF STYRON SECURITY TRUSTEE AND RECEIVER	24
23.	MASTER PURCHASER/STYRON SECURITY TRUSTEE SECURITY POWER OF ATTORNEY	36
24.	STYRON SECURITY TRUSTEE’S REMUNERATION	38
25.	APPLICATION TO COURT	39
26.	STYRON SECURITY TRUSTEE’S RETIREMENT & REMOVAL	39
27.	OTHER SECURITY	42
28.	APPROPRIATION	42
29.	WAIVERS, CONSENTS AND MISCELLANEOUS MATTERS	42
30.	GOVERNING LAW	43

SCHEDULES

SCHEDULE 1		47
FORM OF ENFORCEMENT NOTICE		47

CONTENTS PAGE 1

THIS DEED is made on 12 August 2010 as amended and restated on 24 May 2011 and 30 May 2013

BETWEEN:

(1)	STYRON RECEIVABLES FUNDING LIMITED, a company incorporated with limited liability in Ireland, registered in Ireland with the Companies Registration Office with number 486138, whose registered office is at 53 Merrion Square, Dublin 2, Ireland (the “Master Purchaser”);

(2)	THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated with limited liability in England and Wales, having its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as security trustee under this Styron Security Deed (the “Styron Security Trustee”);

(3)	REGENCY ASSETS LIMITED, a limited liability company incorporated in the Republic of Ireland having its registered office at 5 Harbourmaster Place, I.F.S.C., Dublin 1, Ireland, and its permitted successors and assigns (the “Regency Noteholder”); and

(4)	STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN, a Swiss branch, with offices located at Zugerstrasse 231, CH-8810, Horgen, Switzerland, of Styron Finance Luxembourg S.Á R.L., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 151.012 and having a share capital of USD 25,001 (the “Styron Noteholder”).

BACKGROUND

(A)	The Sellers carry on the business of originating Receivables from time to time from sales of chemical products to Obligors.

(B)	The Sellers have agreed to sell and the U.S. Intermediate Transferor or the Master Purchaser has agreed to purchase certain of those Receivables in accordance with the terms of the Master Receivables Purchase Agreements.

(C)	The Master Purchaser proposes to fund the purchase of the Receivables through the issuance of the Regency Notes and Styron Notes and through the use of Collections. The Master Purchaser has agreed to create security over its Charged Property in accordance with the terms of this Deed as security for the Secured Amounts owed by the Master Purchaser to the Secured Creditors.

IT IS AGREED as follows:

SECTION A

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1.1	Capitalised terms in this Deed shall, except where the context otherwise requires and save where otherwise defined in this Deed, have the meanings given to them in the Master Definitions and Framework Deed executed by, among others, each of the parties to this Deed (the “Framework Deed”) on 12 August 2010 (as amended or amended and restated on 17 August 2010, 24 May 2011, 4 July 2012 and on or about the Dutch Closing Date (as defined therein) and as it may be further amended, varied or supplemented from time to time with the consent of the parties to it) and this Deed shall be construed in accordance with the principles of construction set out in the Framework Deed.

1.1.2	In addition, the provisions set out in clauses 3 to 8 and 10 to 25 of the Framework Deed (the “Framework Provisions”) shall be expressly and specifically incorporated into this Deed, as though they were set out in full in this Deed. In the event of any conflict between the provisions of this Deed and the Framework Provisions, the provisions of this Deed shall prevail.

This Deed is the Styron Security Deed referred to in the Framework Deed.

SECTION B

UNDERTAKING TO PAY

2.	MASTER PURCHASER’S UNDERTAKING TO PAY

The Master Purchaser hereby undertakes to the Styron Security Trustee (as trustee for the Secured Creditors) that it shall duly, unconditionally, irrevocably and punctually pay and discharge to each of the Secured Creditors when due all monies and liabilities whatsoever constituting the Secured Amounts.

SECTION C

SECURITY AND DECLARATIONS OF TRUST

3.	INSTRUCTIONS

3.1	Instructions

3.1.1	Wherever the Styron Security Trustee is required or entitled by the terms of this Deed or any Transaction Documents to exercise any discretion or power, take any action, make any decision or give any direction, the Styron Security Trustee shall be entitled, prior to doing so, to seek directions from the Instructing Party, and the Styron Security Trustee shall not be responsible for any loss or liability incurred by any person as a result of any delay in it exercising such discretion or power, taking such action, making such decision, or giving such discretion where the Styron Security Trustee is seeking but has not yet received such directions from the Instructing Party or such delay is caused by the Instructing Party not giving directions to the Styron Security Trustee or where, in the opinion of the Styron Security Trustee, such directions when given are insufficiently clear.

3.1.2	In particular, the Styron Security Trustee shall as referred to below act solely in accordance with the requests and instructions of the Instructing Party.

3.1.3	If the Styron Noteholder and Regency Assets Limited confirm to the Styron Security Trustee in writing that there are no Regency Notes outstanding and the Regency Noteholder has no further obligations arising out of or in connection with the Transaction Documents the Styron Security Trustee shall not be obliged to take any action pursuant to this Deed or the Transaction Documents until such time as it has been notified of the identity of the new Instructing Party by the Secured Creditors (other than the Styron Security Trustee) and such Instructing Party has instructed the Styron Security Trustee to so act.

3.2	No invalidation

If the Instructing Party in issuing any requests or instructions to the Styron Security Trustee breaches any rights or restrictions set out in the Transaction Documents this shall not invalidate the requests or instructions unless:

3.2.1	the Styron Security Trustee receives express notice; or

3.2.2	the Instructing Party informs the Styron Security Trustee before the Styron Security Trustee commences to act on such request or instruction,

that such requests or instructions were invalid and should not be acted on. If the Styron Security Trustee receives such express notice or is so informed after it has commenced to act on a request or instruction the validity of any action taken shall not be affected but the Styron Security Trustee shall take no further action in accordance with such request or instruction, except to the extent that it has become legally obliged to do so.

3.3	No other rights

Only the Instructing Party, shall, subject to and in accordance with the terms of any Transaction Document and this Deed, be entitled to make requests or give instructions to the Styron Security Trustee and no other Secured Creditor nor the Master Purchaser shall have any rights so to do or otherwise to request the Styron Security Trustee to take any action or proceedings under or in relation to any Transaction Document except as expressly permitted to do so by the provisions set out herein or therein.

4.	CREATION OF FIXED SECURITY

As continuing security for the payment or discharge of the Secured Amounts, but subject always to Clause 8 (Redemption and Release), the Master Purchaser with full title guarantee, in favour of the Styron Security Trustee for itself and on trust for the Secured Creditors, hereby:

4.1.1	assigns absolutely the Benefit of each Receivable;

4.1.2	charges by way of first fixed charge the Benefit of the Master Purchaser Accounts;

4.1.3	charges by way of first fixed charge the Benefit of all Authorised Investments;

4.1.4	charges by way of first fixed charge the Benefit of any bank or other accounts in which the Master Purchaser may at any time have or acquire any Benefit; and

4.1.5	assigns absolutely the Benefit under each Transaction Document (other than this Deed).

5.	CREATION OF FLOATING CHARGE

5.1	Floating Charge

As continuing security for the payment or discharge of the Secured Amounts, the Master Purchaser with full title guarantee also hereby charges, in favour of the Styron Security Trustee for the Styron Security Trustee itself and on trust for the Secured Creditors, by way of first floating charge the whole of its undertaking and all its property, assets and rights whatsoever and wheresoever present and future including the Benefit of each Authorised Investment.

5.2	Insolvency Act

Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created pursuant to this Clause 5 (Creation of Floating Charge).

5.3	Fixed Charges

The floating charge created by Clause 5.1 (Floating Charge) shall be postponed to any valid fixed charges which remain outstanding under this Styron Security Deed from time to time and any rights of the Master Purchaser to deal with the assets subject to the floating charge shall be expressly subject to any restrictions placed on dealing with those assets contained in any fixed charge over the same.

6.	REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1	Representations and Warranties

The Master Purchaser gives certain representations and warranties to the Styron Security Trustee on the terms set out in the Master Purchaser Warranties.

6.2	Covenants

The Master Purchaser covenants with the Styron Security Trustee on the terms of the Master Purchaser Covenants.

6.3	Benefit held on trust

The Styron Security Trustee holds the benefit of the Trust Property on trust for the Secured Creditors in accordance with the terms of this Deed.

7.	NOTICE OF SECURITY

7.1	Master Purchaser’s Notices

The Master Purchaser acknowledges that notice of the Security has been provided to all Transaction Parties pursuant to the Framework Deed.

7.2	Acknowledgement of Notices

The Master Purchaser acknowledges that each Transaction Party has acknowledged receipt of notice of the Security described in Clause 7.1 (Master Purchaser’s Notices).

8.	REDEMPTION AND RELEASE

8.1	Release on Payment or Discharge

Upon proof being given to the satisfaction of the Styron Security Trustee as to the irrevocable and unconditional payment or discharge of the Secured Amounts, the Styron Security Trustee will, at the request and cost of the Master Purchaser, release, discharge or reassign the Charged Property to the Master Purchaser or to any other person entitled to the Charged Property of whom the Styron Security Trustee has actual notice.

8.2	No avoidance

No assurance, security or payment which is avoided under any enactment relating to bankruptcy or under Sections 238 to 245 or Section 423 of the Insolvency Act or any equivalent provision under any applicable law of any other jurisdiction or at common law and no release, settlement or discharge given or made by the Styron Security Trustee in reliance on any such assurance, security or payment shall prejudice or affect the right of the Styron Security Trustee to enforce the Security. The Master Purchaser agrees that, notwithstanding any such avoidance release, settlement or discharge, the Security shall be deemed always to have been and to have remained held by the Styron Security Trustee as and by way of security for the payment to or to the order of the Styron Security Trustee of the Secured Amounts.

8.3	Form of Release

The Security shall be released only upon the execution by or on behalf of the Styron Security Trustee of either a release, as contemplated by this Clause 8, in each case relating to all (and not part only) of the Secured Amounts.

9.	PAYMENTS PRIOR TO ENFORCEMENT

Notwithstanding the Security, the Styron Security Trustee (on its own behalf and on behalf of the Secured Creditors) acknowledges that, until delivery of a Security Protection Notice or an Enforcement Notice:

9.1.1	payments becoming due to the Master Purchaser under any of the Transaction Documents, together with all other monies payable to the Master Purchaser pursuant to any other documents or arrangements to which it is a party, may be made to the Master Purchaser in accordance with paragraph 11 of Schedule 1 to the Cash Management Agreement or (as the case may be) the documents or arrangements concerned;

9.1.2	the Master Purchaser may, subject to Clause 9.1.3, exercise its rights, powers and discretions and perform its obligations in relation to the Charged Property and under the Transaction Documents in accordance with paragraph 11 of Schedule 1 to the Cash Management Agreement or (as the case may be) such other documents or arrangements; and

9.1.3	amounts standing to the credit of the Master Purchaser Accounts from time to time may be withdrawn therefrom by the Master Purchaser but only in accordance with paragraph 11 of Schedule 1 to the Cash Management Agreement.

10.	CONTINUANCE OF SECURITY AND OTHER MATTERS

10.1	Continuance of Security

Without prejudice to the generality of Clause 2 (Master Purchaser’s Undertaking to Pay) and subject only to Clause 8 (Redemption and Release), the Security shall remain in force as continuing security to the Styron Security Trustee on trust for the Secured Creditors notwithstanding any intermediate payment or satisfaction of any part of the Secured Amounts or any settlement of account or any other similar act, event or matter whatsoever but shall secure the ultimate balance of the Secured Amounts.

10.2	Styron Security Trustee not bound to enforce unless indemnified

Notwithstanding any other provision contained herein the Styron Security Trustee shall not be bound to take any steps to enforce the Security or any other action in relation to any provision of this Deed (including, without limitation, to take any steps to, or to appoint a Receiver or to deliver an Early Amortisation Notice, a Security Protection Notice or an Enforcement Notice) unless the Styron Security Trustee shall have been indemnified, prefunded and/or secured to its satisfaction in accordance with Clause 22.2.6 (Extension of Styron Security Trustee’s Protection).

10.3	Perfection

The Master Purchaser shall use its best endeavours to execute and do all such assurances, acts and things as the Styron Security Trustee may require for perfecting or protecting the Security created by this Deed and at any time after the Security or any part thereof shall have become wholly or partly enforceable shall use its best endeavours to execute and do all such assurances, acts and things as the Styron Security Trustee may require for facilitating the realisation of, or enforcement of rights in respect of, such Security and the exercise of all powers, authorities and discretions vested in the Styron Security Trustee or in any Receiver.

SECTION D

PROTECTION OF SECURITY AND ENFORCEMENT

11.	SECURITY PROTECTION NOTICE

11.1	Delivery of Security Protection Notice

Subject to the provisions of Clause 14 (Enforcement) if, at any time while any of the Secured Amounts remain outstanding:

11.1.1	a Termination Event, an Event of Default or a Potential Event of Default occurs and is continuing; or

11.1.2	the Styron Security Trustee reasonably believes (acting in good faith and on the basis of independent professional advice in relation to which the Styron Security Trustee shall not be held liable for any delay or the consequences of any delay caused by such waiting for such advice) that the Charged Property or any part thereof is in danger of being seized or sold under any form of distress, diligence or execution levied, executed or threatened or to be otherwise in jeopardy, then the Styron Security Trustee may, at the direction of the Instructing Party, deliver to the Master Purchaser a Security Protection Notice.

11.2	Consequences of Delivery of Security Protection Notice

Upon delivery of a Security Protection Notice, except where the Security Protection Notice has been delivered as a result of an Insolvency Event occurring solely due to the Master Purchaser obtaining or taking steps to obtain a moratorium pursuant to Section 1A of the Insolvency Act or the occurrence of any event which is analogous to such moratorium under the law of any jurisdiction:

11.2.1	the Floating Charge shall crystallise into a fixed charge or fixed charges as regards any assets specified in the Security Protection Notice; and

11.2.2	by way of further assurance of such fixed charge or fixed charges the Master Purchaser shall promptly execute over such assets a fixed charge or fixed charges or other Encumbrance in favour of the Styron Security Trustee in such form as the Styron Security Trustee shall require.

11.3	Withdrawal of Security Protection Notice

The Styron Security Trustee may at any time and following the direction of the Instructing Party, unless an Enforcement Notice has been delivered, by notice in writing to the Master Purchaser withdraw a Security Protection Notice.

11.4	No Withdrawals from Master Purchaser Accounts

From and including the date on which the Styron Security Trustee delivers a Security Protection Notice to the Master Purchaser and unless and until it is withdrawn, no amount may be withdrawn from the Master Purchaser Accounts without the prior written consent of the Styron Security Trustee, provided that, unless an Enforcement Notice has been delivered, the Styron Security Trustee shall not act under this Clause 11.4 (No Withdrawals from Master Purchaser Accounts) in such a way as to require any payment other than in accordance with the Pre-Enforcement Payments Priorities.

12.	ENFORCEMENT NOTICE

12.1	Delivery of Enforcement Notice

Upon the occurrence of an Event of Default the Styron Security Trustee shall, subject to Clause 10.2, if instructed to do so by the Instructing Party, deliver an Enforcement Notice to the Master Purchaser (with a copy to the other Secured Creditors).

12.2	Consequences of Delivery of Enforcement Notice

Upon delivery of an Enforcement Notice:

12.2.1	the Floating Charge, and any other charge which takes effect as a floating charge, shall to the extent it has not already done so, crystallise; and

12.2.2	by way of further assurance of such fixed charge or fixed charges or securities the Master Purchaser, at its own expense, shall promptly execute over such assets a fixed charge or fixed charges or other Encumbrances in favour of the Styron Security Trustee in such form as the Styron Security Trustee shall require.

13.	SECURITY ENFORCEABLE

The whole of the Security shall become enforceable:

13.1.1	upon delivery of an Enforcement Notice, except where the Enforcement Notice has been delivered as a result of an Insolvency Event occurring solely due to the Master Purchaser obtaining or taking steps to obtain a moratorium pursuant to applicable law; or

13.1.2	if any person who is entitled to do so presents an application for the appointment of an administrator of the Master Purchaser, files a petition for the appointment of an examiner in relation to the Master Purchaser, gives notice of intention to appoint an administrator of or examiner to the Master Purchaser or files such notices with a court in any jurisdiction.

14.	ENFORCEMENT

From the date on which the Security becomes enforceable in accordance with Clause 13 (Security Enforceable):

14.1.1	the Floating Charge, and any other charge which takes effect as a floating charge, shall to the extent it has not already done so, crystallise;

14.1.2	no amount may be withdrawn from the Master Purchaser Accounts except to the extent that such amount is applied by the Styron Security Trustee (or the Cash Manager on its behalf) in accordance with the Post-Enforcement Priority of Payments;

14.1.3	the Styron Security Trustee may appoint a Receiver in accordance with Clause 18 (Appointment and Removal of Administrator and Receiver); and

14.1.4	the Styron Security Trustee and any Receiver may, in respect of the Charged Property, exercise all of the rights, powers, authorities and discretions provided in this Deed and, subject to Clause 19 (Provisions relating to Receiver) those conferred on receivers under the LPA and the Insolvency Act for the purpose of achieving the most advantageous realisation of the Charged Property.

15.	POST-ENFORCEMENT PAYMENTS PRIORITIES

15.1	Post-Enforcement Payments Priorities

After an Enforcement Notice is delivered by the Styron Security Trustee, all monies held in the Master Purchaser Accounts (other than all monies received or recovered by the Styron Security Trustee which do not constitute Trust Proceeds) shall be paid to the persons entitled to such monies and the Trust Proceeds (after deduction of all costs and expenses incurred by the Styron Security Trustee in obtaining receipt or recovery of the Trust Proceeds) shall be held by the Styron Security Trustee upon trust to be applied in payment, in the amounts required, each in the following order of priority:

15.1.1	First, in or towards payment of the fees and indemnity payments (if any) payable to the Styron Security Trustee and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed or indemnified under the Styron Security Deed (together with any interest thereon as provided for therein);

15.1.2	Second, in or towards payment, pari passu and pro rata according to the respective amounts thereof:

(a)	the fees or other remuneration and indemnity payments (if any) payable to the Receiver and any costs, charges, liabilities and expenses incurred by it (together with any interest thereon)

(b)	without double counting, any Expenses; and

(c)	the fees or other remuneration and indemnity payments (if any) payable to the Master Purchaser Account Bank and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed under the Cash Management Agreement and Account Bank Agreement (together with any interest thereon as provided for therein);

(d)	the fees or other remuneration and indemnity payments (if any) payable to the Cash Manager and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed under the Cash Management Agreement and Account Bank Agreement (together with any interest thereon as provided for therein); and

(e)	the fees or other remuneration and indemnity payments (if any) payable to the Registrar and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed under the Variable Loan Note Issuance Deed (together with any interest thereon as provided for therein);

(f)	if the Swiss Servicer is not Styron Europe GmbH or an Affiliate of Styron Europe GmbH, the fees or other remuneration and indemnity payments (if any) payable to the Swiss Servicer and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed under the Swiss Servicing Agreement (together with any interest thereon as provided for therein);

(g)	if the German Servicer is not Styron Deutschland Anlagengesellschaft mbH or an Affiliate of Styron Deutschland Anlagengesellschaft mbH, the fees or other remuneration and indemnity payments (if any) payable to the German Servicer and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed under the German Servicing Agreement together with any interest thereon as provided for therein);

(h)	if the Dutch Servicer is not Styron Netherlands B.V. or an Affiliate of Styron Netherlands B.V., the fees or other remuneration and indemnity payments (if any) payable to the Dutch Servicer and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed under the Dutch Servicing Agreement together with any interest thereon as provided for therein); and

(i)	if the U.S. Servicer is not Styron LLC or an Affiliate of Styron LLC, the fees or other remuneration and indemnity payments (if any) payable to the U.S. Servicer and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed under the U.S. Servicing Agreement together with any interest thereon as provided for therein);

15.1.3	Third, pari passu and pro rata, according to the respective amounts then due:

(a)	the fees or other remuneration (if any) payable to the Corporate Administrator and any costs, charges and expenses incurred by it for which it is entitled to be reimbursed under the Corporate Administration Agreement (together with any interest thereon as provided for therein);

(b)	any other documented costs, fees and expenses due to persons who are not party to the Styron Security Deed which have been incurred in or in connection with the preservation or enforcement of the Master Purchaser’s rights;

15.1.4	Fourth, in or towards payment of all amounts of interest due but unpaid in respect of the Regency Notes;

15.1.5	Fifth, in or towards payment of the Principal Amount Outstanding of the Regency Notes;

15.1.6	Sixth, in or towards payment of all indemnities and other amounts due and payable to the Regency Noteholder but not covered by “Fourth” and “Fifth”;

15.1.7	Seventh, in or towards payment of all amounts of interest due but unpaid in respect of the Styron Notes;

15.1.8	Eighth, in or towards payment of the Principal Amount Outstanding of the Styron Notes;

15.1.9	Ninth, in or towards payment of all indemnities and other amounts due and payable to the Styron Noteholder but not covered by “Seventh” and “Eighth”;

15.1.10	Tenth, pari passu and pro rata:

(a)	if the Swiss Servicer is Styron Europe GmbH or an Affiliate of Styron Europe GmbH, the fees or other remuneration and indemnity payments (if any) payable to the Swiss Servicer and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed under the Swiss Servicing Agreement (together with any interest thereon as provided for therein);

(b)	if the German Servicer is Styron Deutschland Anlagengesellschaft mbH or an Affiliate of Styron Deutschland Anlagengesellschaft mbH, the fees or other remuneration and indemnity payments (if any) payable to the German Servicer and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed under the German Servicing Agreement (together with any interest hereon as provided for therein);

(c)	if the Dutch Servicer is Styron Netherlands B.V. or an Affiliate of Styron Netherlands B.V., the fees or other remuneration and indemnity payments (if any) payable to the Dutch Servicer and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed under the Dutch Servicing Agreement (together with any interest hereon as provided for therein); and

(d)	if the U.S. Servicer is Styron LLC or an Affiliate of Styron LLC, the fees or other remuneration and indemnity payments (if any) payable to the U.S. Servicer and any costs, charges, liabilities and expenses incurred by it for which it is entitled to be reimbursed under the U.S. Servicing Agreement (together with any interest hereon as provided for therein);

15.1.11	Eleventh, in or towards payment to the relevant Seller of any Initial Purchase Price then due and payable; and

15.1.12	Twelfth, in or towards payment to the relevant Seller of any Deferred Purchase Price then due and payable.

15.2	Monies not required for Secured Amounts

Any monies held by the Receiver or the Styron Security Trustee after application of monies received or recovered after delivery of an Enforcement Notice and not required for application in discharge of the Secured Amounts in accordance with Clause 15.1 (Post-Enforcement Payments Priorities) shall be paid by the Receiver or the Styron Security Trustee to the Master Purchaser for application in or towards meeting the Obligations of the Master Purchaser, which do not constitute Secured Amounts, as such Obligations fall due.

16.	INFORMATION BY MASTER PURCHASER AND SECURED CREDITORS

Each of the Master Purchaser and each Secured Creditor (or one of them on behalf of all) will notify the Styron Security Trustee of the occurrence of any Event of Default promptly upon becoming aware of its occurrence.

SECTION E

STYRON SECURITY TRUSTEE’S POWERS

17.	STYRON SECURITY TRUSTEE’S POWERS

17.1	Extension of Powers

From the date of this Deed, but subject to Clause 17.2 (Delegation Powers) below, the provisions of the LPA relating to the power of sale and the other powers conferred by Sections 101 (1) and (2) of the LPA and to the extent that the 2009 Act is applicable to this Deed, the 2009 Act, are extended to authorise the Styron Security Trustee upon such terms as the Styron Security Trustee may think fit:

17.1.1	to sell, exchange, licence or otherwise dispose of or deal with the Charged Property or any interest in the same, and to do so for shares, debentures or any other securities whatsoever, or in consideration of an agreement to pay all or part of the purchase price at a later date or dates, or an agreement to make periodical payments, whether or not the agreement is secured by an Encumbrance or a guarantee, or for such other consideration (if any) and upon such terms whatsoever as the Styron Security Trustee (acting on the instruction of the Instructing Party) may think fit, and also to grant any option to purchase;

17.1.2	with a view to, or in connection with, the management or disposal of the Charged Property to carry out any transaction, scheme or arrangement which the Styron Security Trustee may in its absolute discretion consider appropriate;
17.1.3	to take possession of, get in and collect the Charged Property;

17.1.4	to carry on and/or manage and/or concur in managing the business of the Master Purchaser as it thinks fit and to demand, sue for and collect and get in all monies due to the Master Purchaser as it thinks fit;

17.1.5	to appoint and engage managers, agents and advisers upon such terms as to remuneration and otherwise and for such periods as it may determine, and to dismiss them;

17.1.6	to bring, defend, submit to arbitration, negotiate, compromise, abandon and settle any claims and proceedings concerning the Charged Property;

17.1.7	to transfer all or any of the Charged Property and/or any of the liabilities of the Master Purchaser to any other Master Purchaser or body corporate whether or not formed or acquired for the purpose and whether or not an affiliate of the Styron Security Trustee, the Master Purchaser or the Cash Manager;

17.1.8	to call up all or any portion of the uncalled capital (if any) of the Master Purchaser;

17.1.9	generally to carry out, or cause or authorise to be carried out, any transaction, scheme or arrangement whatsoever, whether or not similar to any of the foregoing, in relation to the Charged Property which it may consider expedient as effectually as if it were the absolute, sole legal and beneficial owner of the Charged Property, subject to any restrictions in the Transaction Documents;

17.1.10	to pay and discharge, out of the profits and income of the Charged Property and the monies to be made by it in carrying on the business of the Master Purchaser, the expenses incurred in and about the carrying on and management of any such business or in the exercise of any of the powers conferred by this Clause or otherwise in respect of the Charged Property and all outgoings which it shall think fit to pay and apply the residue of such profits and income in accordance with the Post-Enforcement Payments Priorities;

17.1.11	to exercise any of the powers and perform any of the duties conferred on the Master Purchaser by or pursuant to any of the Transaction Documents or any statute, deed or contract;

17.1.12	to exercise, or permit any other person to exercise, any rights, powers or privileges of the Master Purchaser in respect of the Charged Property;

17.1.13	to disclaim, discharge, abandon, disregard, alter or amend on behalf of the Master Purchaser all or any outstanding contracts of the Master Purchaser except where such amendment is proscribed by the terms of any Transaction Document and allow time for payment of any monies either with or without security;

17.1.14	to sanction or confirm anything suffered by the Master Purchaser and concur with the Master Purchaser in any dealing not specifically mentioned above;

17.1.15	in connection with the exercise of any of its powers, to execute or do, or cause or authorise to be executed or done, on behalf of or in the name of the Master Purchaser or otherwise, as it may think fit, all documents, acts or things which it may consider appropriate or incidental or conducive to the exercise of any of the powers referred to above; and

17.1.16	to use the name of the Master Purchaser for all or any of the foregoing purposes.

17.2	Delegation Powers

The Styron Security Trustee and any Receiver appointed by the Styron Security Trustee may delegate all or any of the powers conferred upon it or him hereby or by any statute to such person or persons as it or he may in its or his absolute discretion think fit. Such delegation may be made upon such terms (including the power to sub-delegate) and subject to such conditions and regulations as the Styron Security Trustee may in the interests of the Secured Creditors think fit. The Styron Security Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegatee or sub-delegatee or be in any way responsible for any liability incurred by reason of any misconduct or default on the part of any such delegatee or sub-delegatee. The Styron Security Trustee shall within a reasonable time after such delegation or any renewal, extension or termination thereof give notice to the Master Purchaser.

17.3	Powers Exercised on Delivery of Enforcement Notice

The statutory powers of sale and of appointing a receiver which are conferred upon the Styron Security Trustee, as varied and extended by this Deed, and all other powers shall, in favour of any purchaser, be deemed to arise and be exercisable immediately after the execution of this Deed but shall only be exercised upon and following the delivery of an Enforcement Notice.

17.4	Restrictions

17.4.1	Section 103 of the LPA shall not apply in relation to the Security. The statutory powers of sale and of appointing a receiver which are conferred upon the Styron Security Trustee, as varied and extended by this Deed, and all other powers shall, in favour of any purchaser, be deemed to arise and be exercisable immediately after the execution of this Deed but shall only be exercised upon and following the delivery of an Enforcement Notice.

17.4.2	At any time after the security hereby constituted has become enforceable and to the extent that the 2009 Act is applicable to this Deed, the power of sale and all other powers conferred on mortgagees by the 2009 Act or otherwise shall be exercisable immediately without the need:

(a)	to give notice or make demand for payment or advertisement or other formality, or

(b)	to comply with section 96(1)(c) of the 2009 Act, or

(c)	to obtain the consent of the Styron Security Trustee or an order for possession under sections 97 or 98 of the 2009 Act, or

(d)	for the occurrence of any of the events specified in paragraphs (a) to (c) of section 100(1) of the 2009 Act or paragraphs (a) to (c) of section 108(1), or

(e)	to give notice as specified in the final proviso to section 100(1) of the 2009 Act, or

(f)	to obtain the consent of the Styron Security Trustee or a court order authorising the exercise of the power of sale under sections 100(2) or (3) of the 2009 Act, or

(g)	to give any notice to the Styron Security Trustee under section 103(2) of the 2009 Act.

17.4.3	The provisions of Sections 94, 106 (3), 107 of the 2009 Act (to the extent applicable) shall not apply to this Deed.

17.5	Borrowing Powers

The Styron Security Trustee may raise and borrow money on the security of the Charged Property or any part thereof for the purpose of defraying any monies, costs, charges, losses and expenses paid or incurred by it in relation to this Deed (including the costs of realisation of any or all of the Charged Property and the remuneration of the Styron Security Trustee). The Styron Security Trustee may raise and borrow such money at such rate of interest and generally on such terms and conditions as it shall think fit and may secure the repayment of the money so raised or borrowed with interest on the same by charging the Charged Property or any part thereof and either in priority to the Security or otherwise and generally in such manner as the Styron Security Trustee shall think fit and for such purposes may execute and do all such assurances and things as it shall think fit. Repayment of any sums so borrowed by the Styron Security Trustee shall be treated as an Expense incurred by the Styron Security Trustee for the purpose of Clause 15.1 of this Deed.

17.6	Power Additional to LPA and Insolvency Act Powers

The powers conferred by this Deed in relation to the Security on the Styron Security Trustee or on any Receiver of the Charged Property or any part thereof shall be in addition to and not in substitution for the powers conferred on mortgagees or receivers under the LPA, the 2009 Act (to the extent applicable), the Insolvency Act, the Irish Companies Acts 1963-2009 (to the extent that such acts are applicable to this Deed) and, where there is any ambiguity or conflict between the powers contained in any of such Acts and those conferred by this Deed, the terms of this Deed shall prevail.

SECTION F

ADMINISTRATOR AND RECEIVER

18.	APPOINTMENT AND REMOVAL OF ADMINISTRATOR AND RECEIVER

18.1	Appointment of an Administrator

At any time after the delivery of an Enforcement Notice or if any person who is entitled to do so presents an application for the appointment of an administrator of the Master Purchaser, gives notice of intention to appoint an administrator of the Master Purchaser, or files such a notice with the court, the Styron Security Trustee may appoint one or more persons to be an administrator of the Master Purchaser.

18.2	Appointment of a Receiver

At any time after the delivery of an Enforcement Notice or if any person who is entitled to do so presents an application for the appointment of an administrator of the Master Purchaser, gives notice of intention to appoint an administrator of the Master Purchaser, or files such a notice with the court, the Styron Security Trustee may appoint such person or persons (including an officer or officers of the Styron Security Trustee) as it thinks fit to be a Receiver or Receivers of the Charged Property or any part thereof to act jointly or jointly and severally as receiver, manager, receiver and manager or administrative receiver as the Styron Security Trustee shall determine.

18.3	No Delay or Waiver to Prejudice Future Power to Appoint a Receiver

No delay or waiver of the right to exercise the power to appoint a Receiver shall prejudice the future exercise of such power.

18.4	Insolvency Act Requirements

The Styron Security Trustee shall comply with any requirement under the Insolvency Act that the person appointed to be a Receiver be a licensed insolvency practitioner.

18.5	Removal of Receiver

The Styron Security Trustee may (subject to Section 45 of the Insolvency Act) remove any Receiver whether or not appointing another in his place and the Styron Security Trustee may also appoint another receiver if the Receiver resigns.

18.6	Exclusion of Part of Charged Property

The exclusion of any part of the Charged Property from the appointment of any Receiver shall not preclude the Styron Security Trustee from subsequently extending his appointment (or that of the Receiver replacing him) to that part.

18.7	Statutory Powers of Appointment

The power of appointing a Receiver shall be in addition to all statutory and other powers of appointment of the Styron Security Trustee under the LPA and the 2009 Act (to the extent that the

2009 Act is applicable to this Deed) (as extended by this Deed) or otherwise and such powers shall remain exercisable from time to time by the Styron Security Trustee in respect of any of the Charged Property.

19.	PROVISIONS RELATING TO RECEIVER

19.1	Receiver Agent of Master Purchaser

Any Receiver shall, so far as the law permits, be the agent of the Master Purchaser and (subject to applicable law) the Master Purchaser shall be solely responsible for any Receiver’s acts and defaults and liable on any contracts or engagements made or entered into by any Receiver; and in no circumstances shall the Styron Security Trustee or the Secured Creditors be in any way responsible for any breach of duty by any Receiver. The Receiver will account to the Master Purchaser for any acts and defaults resulting from the Receiver’s Breach of Duty.

19.2	Remuneration of Receiver

The remuneration of any Receiver may be fixed by the Styron Security Trustee without being limited to the rate of commission prescribed under Section 108(7) of the 2009 Act (to the extent that the 2009 Act is applicable to this Deed) (and may be or include a commission calculated by reference to the gross amount of all money received or otherwise) but such remuneration shall be payable by the Master Purchaser alone and the amount of such remuneration shall form part of the Secured Amounts, shall be secured on the Charged Property under the Security and paid in accordance with the Post-Enforcement Payments Priorities or, if no Enforcement Notice has been issued, in accordance with the Pre-Enforcement Payments Priorities.

19.3	Source of Receiver’s Power

The Receiver shall have, mutatis mutandis, the powers, authorities and discretions conferred upon the Styron Security Trustee under this Deed, subject to such restrictions as the Styron Security Trustee may think fit. Without prejudice to the generality of the foregoing, any Receiver appointed to the whole or substantially the whole of the Charged Property shall have the powers referred to in Schedule 1 of the Insolvency Act.

19.4	Receiver and Styron Security Trustee’s Directions

The Receiver shall in the exercise of his powers, authorities and discretions conform to the regulations and directions from time to time made and given by the Styron Security Trustee.

19.5	Security from Receiver

The Styron Security Trustee may from time to time and at any time require any Receiver to give security for the due performance of his duties as Receiver and may fix the nature and amount of the security to be so given but the Styron Security Trustee shall not be bound in any case to require any such security.

19.6	Monies Payable to Styron Security Trustee

Except as otherwise directed by the Styron Security Trustee or as otherwise required by law, all monies from time to time received by any Receiver shall be paid over to the Styron Security Trustee to be applied by it in accordance with the Post-Enforcement Payments Priorities.

19.7	Payments by Styron Security Trustee to Receiver

The Styron Security Trustee may pay over to any Receiver any monies constituting part of the Charged Property so that such monies may be applied for the purposes of this Deed by such Receiver and the Styron Security Trustee may from time to time determine what funds any Receiver shall be at liberty to keep in hand with a view to the performance of his duties as Receiver.

19.8	Sections 109(6) and (8) of the LPA

Sections 109(6) and (8) of the LPA (relating to the application of monies received by a receiver) and to the extent applicable, Section 109 of the 2009 Act (relating to the application of money received by a receiver) shall not apply in relation to any Receiver.

19.9	LPA Restrictions Inapplicable

None of the restrictions imposed by the LPA in relation to appointment of receivers or as to the giving of notice or otherwise shall apply to this Deed.

20.	POWERS OF RECEIVER

20.1	Powers of Receiver

Every Receiver shall (subject to any restrictions in the instrument appointing him) have and be entitled to exercise in relation to the Charged Property in respect of which he is appointed, and as varied and extended by the provisions of this Deed (in the name of or on behalf of the Master Purchaser or in his own name and, in each case, at the cost of the Master Purchaser):

20.1.1	all the powers of an administrative receiver set out in Schedule 1 of the Insolvency Act (whether or not the Receiver is an administrative receiver);

20.1.2	all powers and rights of an absolute owner and power to do or omit to do anything which the Master Purchaser itself could do or omit to do; and

20.1.3	power to do all things (including bringing or defending proceedings in the name or on behalf of the Master Purchaser) which seems to the Receiver to be incidental or conducive to:

(a)	any of the functions, powers, authorities and discretions conferred or vested in him;

(b)	the exercise of any or all of his rights under this Deed; and

(c)	the collection or getting in of the Charged Property.

No Receiver shall have any power to take any action in relation to the Charged Property which the Styron Security Trustee is prohibited from taking by the terms of any Transaction Document.

SECTION G

PROTECTIVE PROVISIONS

21.	PROTECTION OF THIRD PARTIES

21.1	Protection of third parties

No purchaser from, or other person dealing with, the Styron Security Trustee and/or any Receiver shall be concerned to enquire:

21.1.1	whether any of the powers which they have exercised or purported to exercise has arisen or become exercisable; or

21.1.2	whether the Secured Amounts remain outstanding; or

21.1.3	whether any event has occurred to authorise the Styron Security Trustee and/or any Receiver to act; or

21.1.4	as to the propriety or validity of the exercise or purported exercise of any such powers,

and the title of such a purchaser and the position of such other person shall not be impeachable by reference to any of those matters. To the extent applicable, all protections to purchasers contained in Sections 105, 106 and 108(5) of the 2009 Act shall apply to any person purchasing from or dealing with a Receiver or the Styron Security Trustee.

21.2	Receipt absolute discharge

The receipt of the Styron Security Trustee or the Receiver shall be an absolute and conclusive discharge to a purchaser or other such person as is referred to in Clause 21.1 (Protection of Third Parties) and shall relieve such purchaser or other person of any obligation to see to the application of any monies paid to or by the direction of the Styron Security Trustee or the Receiver.

21.3	Purchaser Defined

In Clauses 21.1 (Protection of Third Parties) and 21.2 (Receipt absolute discharge) “purchaser” includes any person acquiring in good faith, for money or money’s worth, the benefit of any Encumbrance over, or any other interest or right whatsoever in relation to, the Charged Property.

22.	PROTECTION OF STYRON SECURITY TRUSTEE AND RECEIVER

22.1	Protection of Styron Security Trustee and Receiver

The Styron Security Trustee shall not nor shall any Receiver, attorney or agent of the Styron Security Trustee by reason of taking possession of the Charged Property or any part thereof or for any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever:

22.1.1	be liable to account to the Master Purchaser or any other person whatsoever for anything except actual receipts in respects of the Charged Property; or

22.1.2	be liable to the Master Purchaser or any other person whatsoever for any loss or damage arising from realisation of the Charged Property or any part thereof or from any act, default or omission in relation to the Security or any part thereof or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to the Security or any part thereof or otherwise, unless such loss or damage shall be caused by its own Breach of Duty.

22.2	Extension of Styron Security Trustee’s Protection

By way of supplement to the Trustee Acts, it is expressly declared as follows:

22.2.1	the role and functions of the Styron Security Trustee under this Deed shall be purely mechanical and administrative in nature and, subject to the terms of this Deed, acting on instructions of the Instructing Party;

22.2.2	the Styron Security Trustee may or may not, in its complete discretion, in relation to this Deed or any of the Transaction Documents, obtain, pay for and act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, banker, broker, credit-rating agency or other expert whether obtained by the Master Purchaser, any Secured Creditor, the Styron Security Trustee or otherwise and shall not be responsible for any loss or Liabilities occasioned by so acting or not acting;

22.2.3	any advice, opinion or information obtained pursuant to Clause 22.2.1 may be sent or obtained by letter, facsimile transmission, e-mail or other means and, the Styron Security Trustee shall not be liable for acting on any advice, opinion or information purporting to be so conveyed or any other document purporting to be conveyed from any Secured Creditor or the Master Purchaser although, in any such case, the same shall contain some error or shall not be authentic;

22.2.4	the Styron Security Trustee shall be at liberty to hold or to place this Deed or any of the Transaction Documents and any other documents relating to this Deed in any part of the world with any banker or banking institution whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Styron Security Trustee to be of good repute and the Styron Security Trustee shall not be responsible for or required to insure against any loss incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit;

22.2.5	the Styron Security Trustee shall not be bound to give notice to any person of the execution of this Deed or any of the Transaction Documents or any transaction contemplated hereby or thereby or to take any steps to ascertain whether any Event of Default, Potential Event of Default or Termination Event has happened and, until it shall have actual knowledge or express notice to the contrary, the Styron Security Trustee shall be entitled to assume that no Event of Default, Potential Event of Default or Termination Event has occurred and that the Master Purchaser and each other party to any Transaction Document is observing and performing all the obligations on its part contained in each Transaction Document to which it is a party;

(a)	save as expressly otherwise provided in this Deed, the Styron Security Trustee shall as regards all the trusts, powers, authorities and discretions vested in it by this Deed and the Transaction Documents or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof (the exercise of which as between the Styron Security Trustee and the Secured Creditors shall be conclusive and binding on the Secured Creditors); and

(b)	the Styron Security Trustee shall not be responsible for any loss or Liabilities that may arise from the exercise or non-exercise thereof, in addition, notwithstanding anything else contained in this Deed or the Transaction Documents, whenever the Styron Security Trustee is bound to act at the request or direction of the Instructing Party, the Styron Security Trustee shall not be so bound unless first indemnified, prefunded and/or secured to its satisfaction against all losses, Liabilities, actions, proceedings, claims and demands to which it may incur by so doing;

For the purposes of this Clause 22.2.5:

(i)	the Styron Security Trustee shall incur no Liability to any person nor be in breach of any obligation to any person, fiduciary or otherwise, for any delay in it acting (whatever the duration or consequences of such delay) or for any failure to act that may occur as a result of the Styron Security Trustee not being first indemnified and/or secured and/or prefunded to its satisfaction in accordance with this Clause;

(ii)	the Styron Security Trustee shall be entitled to determine in its sole discretion whether any indemnity and/or security and/or prefunding is to its satisfaction and, without limitation, shall be entitled to reject any proposed indemnity if the Instructing Party or other person providing the same fails to satisfy the Styron Security Trustee that it will be able to fulfil its obligations to the Styron Security Trustee thereunder in full (including if its obligation to its own creditors are subject to limited recourse provisions or their equivalent under applicable law);

(iii)	the Styron Security Trustee shall be entitled to be indemnified and/or secured and/or prefunded to its satisfaction by any entity other than the Instructing Party and in such circumstances, notwithstanding the provisions of this Deed and the other Transaction Documents, and provided the existing Instructing Party has provided written consent (such consent shall be deemed to be given in the proposed indemnifier is the holder of any Regency Noteholder Related Debt), such entity shall be deemed to be the Instructing Party for the purposes of this Deed and the other Transaction Documents and the Styron Security Trustee shall have no Liability to the existing Instructing Party or any other Secured Creditor for so acting;

22.2.6	any consent or approval given by the Styron Security Trustee for the purpose of this Deed or any Transaction Document may be given on such terms and subject to such conditions (if any) as the Styron Security Trustee thinks fit and notwithstanding anything to the contrary contained in this Deed or any Transaction Document such consent or approval may be given retrospectively;

22.2.7	the Styron Security Trustee shall not be responsible for, or for investigating any matter which is the subject of any recital, statement, warranty, representation or covenant of any party other than the Styron Security Trustee contained in this Deed or any Transaction Document or any other agreement or document relating to the transactions herein or therein contemplated;

22.2.8	the Styron Security Trustee shall not be liable for any failure, omission or defect in registering or filing or procuring registration or filing of or giving notice of or otherwise protecting or perfecting, the Security or calling for delivery of documents of title to such security or requiring any further assurance in relation to any property or assets comprised in the Security;

22.2.9	the Styron Security Trustee shall not be under any obligation to insure any of the assets covered by the Security or any deeds or documents of title or other evidence in respect thereof and shall not be responsible for any loss, expense or liability which may be suffered as a result of the lack of or inadequacy of any such insurance;

22.2.10	the Styron Security Trustee shall not be responsible for any loss, expense or Liability caused by an act or omission of the Master Purchaser, the Cash Manager, any Servicer or any other person whether acting in accordance with the terms of any of the Transaction Documents or otherwise, and irrespective of whether any of the Security granted or created pursuant to this Deed is held by or to the order of any of the foregoing persons;

22.2.11	the Styron Security Trustee shall have no responsibility whatsoever to the Master Purchaser, any Secured Creditor, Regency Noteholder or any Styron Noteholder as regards any deficiency or additional payment, as the case may be, which might arise because the Styron Security Trustee, any custodian of the Styron Security Trustee or the Master Purchaser is subject to any tax in respect of the Security or any part thereof or any income therefrom or any proceeds thereof;

22.2.12	the Styron Security Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Styron Security Trustee assigned by the Styron Security Trustee to administer its corporate trust matters;

22.2.13	no provision of this Deed shall require the Styron Security Trustee to do anything which would or might in its opinion be illegal or contrary to applicable law or regulation of any agency of any state

22.2.14	no provision of this Deed shall require the Styron Security Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity and/or security against such risk or liability is not assured to it;

22.2.15	the Styron Security Trustee as between itself, the Master Purchaser and the Secured Creditors shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Deed and/or any Transaction Document, and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Styron Security Trustee, shall be conclusive and shall bind the Master Purchaser and the Secured Creditors;

22.2.16	the Styron Security Trustee shall not be responsible for the legality, genuineness, validity, effectiveness or suitability of any of the Transaction Documents or other documents entered into in connection therewith or any obligation or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted thereby or pursuant thereto, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court and (without prejudice to the generality of the foregoing) the Styron Security Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

(a)	the registration, filing, protection or perfection of any assignment or Encumbrance or the priority of the Security thereby created; or

(b)	the existence, accuracy or sufficiency of any legal or other opinions, reports, certificates or investigations delivered or obtained or required to be delivered or obtained at any time in connection herewith;

22.2.17	the Styron Security Trustee shall be entitled to call for and be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing and to rely upon a certificate or any letter of confirmation or explanation, of the Master Purchaser or any Secured Creditor as sufficient evidence of the facts therein and the Styron Security Trustee shall be entitled to assume the truth and accuracy of any such certificate without being required to make further investigations and shall not be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be occasioned by the Styron Security Trustee acting on such certificate or letter;

22.2.18	the Styron Security Trustee shall accept without enquiry, requisition, objection or investigation such title as the Master Purchaser may have to the Charged Property or any part thereof;

22.2.19	the Styron Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Deed and shall not have any implied duties, obligations and responsibilities.

22.2.20

save as otherwise provided in this Deed, any Supplemental Deed or any Transaction Document, all moneys which under the trusts herein contained are received by the Styron Security Trustee may be invested in the name of or under the control of the Styron Security Trustee in any investment for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to the aforesaid or not, which may be selected by the Styron Security Trustee or by placing the same on deposit in the name of or under the control of the

Styron Security Trustee at such bank or institution (including the Styron Security Trustee) as the Styron Security Trustee may think fit, or in such currency as the Styron Security Trustee thinks fit and the Styron Security Trustee may at any time vary or transfer any such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss occasioned thereby whether by depreciation in value, fluctuation in exchange rates or otherwise;

22.2.21	neither the Styron Security Trustee nor any of its directors or officers shall by reason of the fiduciary position of the Styron Security Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Master Purchaser or any person or body corporate directly or indirectly associated with any of them, or from accepting the trusteeship of any other debenture stock, debentures or security of the Master Purchaser or any person or body corporate directly or indirectly associated with any of them, and neither the Styron Security Trustee nor any such director or officer shall be accountable to any Secured Creditor for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Styron Security Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit;

22.2.22	the Styron Security Trustee shall be under no obligation to monitor or supervise the performance by the Master Purchaser or any of the other parties to the Transaction Documents of their respective obligations thereunder or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

22.2.23	where it is necessary or desirable for any purpose in connection with this Deed or any of the other Transaction Documents to convert any sum from one currency to another it shall (unless otherwise provided by this Deed, the other Transaction Documents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Styron Security Trustee in its absolute discretion as relevant and any rate, method and date so specified shall be binding on the Master Purchaser and the Secured Creditors;

22.2.24	the Styron Security Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Deed and the other Transaction Documents, act by responsible officers or a responsible officer for the time being of the Styron Security;

22.2.25	the Styron Security Trustee shall not be responsible for any unsuitability, inadequacy or unfitness of any Charged Property as security for any Secured Amounts and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of the Charged Property as security for the Secured Amounts;

22.2.26	the Styron Security Trustee shall not be responsible for investigating, monitoring or supervising the observance or performance by any person in respect of the Charged Property or otherwise;

22.2.27	the Styron Security Trustee shall not be responsible for any liability occasioned to the Security however caused, whether by an act or omission of the Master Purchaser or any other party to the Transaction Documents or any other person (including any bank, broker, depositary, warehouseman or other intermediary or any clearing system or operator thereof) acting in accordance with or contrary to the provisions of any of the Transaction Documents or otherwise and irrespective of whether the Security is held by or to the order of any of such persons, unless such loss is caused by the fraud, wilful default or gross negligence of the Styron Security Trustee;

22.2.28	until such time as the Security becomes enforceable, the moneys standing to the credit of any account comprised in the Charged Property shall be dealt with in accordance with the provisions of the Transaction Documents and the Styron Security Trustee shall not be responsible in such circumstances or at any other time for any liability occasioned thereby whether by depreciation in value or by fluctuation in exchange rates or otherwise unless such liability is occasioned by the wilful misconduct, fraud or gross negligence of the Styron Security Trustee;

22.2.29	the Styron Security Trustee will not be liable for any decline in the value nor any loss realised upon any sale or other disposition of any of the Charged Property made pursuant to this Deed unless such liability is occasioned by the wilful misconduct, fraud or gross negligence of the Styron Security Trustee;

22.2.30	the Styron Security Trustee shall not (unless and to the extent permitted or required to do so pursuant to the Transaction Documents or ordered to do so by a court of competent jurisdiction) be required to disclose to any Secured Creditors, Regency Noteholder or Styron Noteholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Styron Security Trustee by the Master Purchaser or any other person in connection with the trusts contained in this Deed and no Secured Creditors, Regency Noteholder or Styron Noteholder shall be entitled to take any action to obtain from the Styron Security Trustee any such information;

22.2.31	any trustee of this Deed being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with this Deed and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Deed;

22.2.32

the Styron Security Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trustees, powers, authorities and discretions under this Deed. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Styron Security Trustee may in the interests of the Secured Creditors, Regency Noteholder or Styron Noteholder think fit. The Styron Security Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any liabilities incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Styron Security Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Master Purchaser;

22.2.33	the Styron Security Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of the Transaction Documents or any other document relating thereto or liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of the Transaction Documents or any other document relating thereto;

22.2.34	the Styron Security Trustee shall accept without investigation, requisition or objection such right, benefit, interest and title as the Master Purchaser has to any of the Security and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Master Purchaser or any agent to such Security or any part thereof whether such defect or failure was known to the Styron Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not;

22.2.35	the Styron Security Trustee shall not be bound or concerned to make any investigation into the creditworthiness of any party to the Transaction Documents, the validity of any such party’s obligations in respect of any Transaction Document or any of the terms of any Transaction Document;

22.2.36	subject to Clause 22.2.44 of this Deed, in the event that in contemplating the exercise of any of its powers, authorities or discretions under this Deed or the Transaction Documents the Styron Security Trustee is of the opinion that there is a conflict between the interests of the Secured Creditors, Regency Noteholder or the Styron Noteholder, the Styron Security Trustee, insofar as it exercises any of such powers, authorities or discretions, shall act in the interests of that beneficiary which is highest in the Clause 15 (Post-Enforcement Payments Priorities) and the other beneficiaries shall have no claim against the Styron Security Trustee for so acting;

22.2.37	the Styron Security Trustee shall not have any responsibility for the maintenance of any rating by any Rating Agency or by any other person.

22.2.38	the Styron Security Trustee shall not be responsible for, or have any liability with respect to, any damage to or any unauthorised dealing with the Security nor shall it have any responsibility or liability arising from the fact that the Security, or documents relating thereto, may be registered in its name or held by it or any other bank or agent selected by the Styron Security Trustee;

22.2.39	the Styron Security Trustee in its individual or any other capacity may become the owner or pledgee of Commercial Paper with the same rights as it would have if it were not Styron Security Trustee;

22.2.40	the Styron Security Trustee shall not be bound to take any steps to ascertain whether any event, condition or act, the happening of which would cause a right or remedy to become exercisable by the Styron Security Trustee, the Master Purchaser or any agent under these presents or the other Transaction Documents has happened or to monitor or supervise the observance and performance by the Master Purchaser, any agent or any of the other parties thereto of their respective obligations thereunder and, until it shall have actual knowledge or express notice to the contrary, the Styron Security Trustee shall be entitled to assume that no such event, condition or act has happened and that the Master Purchaser, the agents and the other parties thereto are observing and performing all their respective obligations thereunder;

22.2.41	the Styron Security Trustee shall, as regards all the powers, trusts, authorities, duties and discretions vested in it by this Deed and the other Transaction Documents, except where expressly provided otherwise, have regard solely to the interests of the Regency Noteholder so long as any of the Regency Notes remain outstanding or capable of being issued and shall not have regard to the interests of any other beneficiaries or any other person except to ensure that the application of the money held in the Master Purchaser Accounts in accordance with the Post-Enforcement Payments Priorities shall apply following the service of an Enforcement Notice and no person shall have any claim against the Styron Security Trustee for so doing;

22.2.42	the Styron Security Trustee may determine whether or not a default in the performance by the Master Purchaser and/or any agent of any obligation under the provisions of this Deed or any of the Transaction Documents is capable of remedy and, if the Styron Security Trustee shall certify that any such default is, in its opinion, not capable of remedy, such certification shall be conclusive and binding upon the Master Purchaser, any agent, the Secured Creditors, the Regency Noteholder and the Styron Noteholder.

22.2.43	the Styron Security Trustee shall not have any responsibility for, or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

(a)	the nature, status, creditworthiness or solvency of the Master Purchaser or any other person or entity who has at any time provided any security or support whether by way of guarantee, charge or otherwise in respect of any advance made to the Master Purchaser and any agent;

(b)	the execution, legality, validity, adequacy, admissibility in evidence or enforceability of any Transaction Document or any document entered into in connection therewith;

(c)	the scope or accuracy of any representations, warranties or statements made by or on behalf of the Master Purchaser in this Deed;

(d)	the performance or observance by the Master Purchaser, any agent or any other person of any provisions of any relevant Transaction Document or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or waiver or consent which has at any time been granted in relation to any of the foregoing;

(e)	the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with any Receivables;

(f)	the title of the Master Purchaser to any Receivables;

(g)	the suitability, adequacy or sufficiency of any operating procedures or compliance therewith or compliance with any applicable criteria for any further advances or the legality or recoverability or enforceability thereof or the priority of the security in relation thereto;

(h)	the compliance of the provisions and contents of and the manner and formalities applicable to the execution of the relevant Transaction Documents, and any documents connected therewith, with any requirements of law;

(i)	the failure by any Transaction Party to obtain or comply with any licence, consent or other authority in connection with the origination, sale or purchase of any of the Receivables or the making of any advances in connection therewith;

(j)	the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Transaction Documents or any other document; or

(k)	any other matter or thing relating to or in any way connected with any Receivables or any document entered into in connection therewith, whether or not similar to the foregoing.

22.2.44	notwithstanding the generality of sub-clauses 22.2.12, 22.2.20 or 22.2.42 above, the Styron Security Trustee shall not be responsible for the genuineness, validity, effectiveness or suitability of any instrument or any of the Transaction Document or any of the other documents entered into in connection therewith or any other document or any obligation or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted thereby or pursuant thereto, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court;

22.2.45	the Styron Security Trustee shall not be responsible for any Liabilities occasioned to the Security or Secured Amounts however caused, whether by an act or omission of the Master Purchaser, any agent or any other party to the Transaction Documents or any other person (including any bank, broker, depositary, or other intermediary or any clearing system or operator thereof) acting in accordance with or contrary to the provisions of any of the Transaction Documents or otherwise and irrespective of whether the Security is held by or to the order of any of such persons

22.2.46	until the delivery of an Enforcement Notice, the moneys standing to the credit of any accounts comprised in the Security shall be dealt with in accordance with the provisions of the Transaction Documents and the Styron Security Trustee shall not be responsible in such circumstances or at any other time for any Liabilities suffered by any person, whether by reason of depreciation in value or by fluctuation in exchange rates or otherwise;

22.2.47	the Styron Security Trustee will not be liable for any decline in the value nor any loss realised upon any sale or other disposition pursuant to the Transaction Documents of, any of the Security. In particular and without limitation, the Styron Security Trustee shall not be liable for any such decline or loss directly or indirectly arising from its acting or failing to act as a consequence of an opinion reached by it in good faith based on advice received by it in accordance with the Transaction Documents;

22.2.48	the Styron Security Trustee shall have no responsibility whatsoever to the Master Purchaser, any agent, any Noteholder or any Secured Creditor as regards any deficiency which might arise because the Styron Security Trustee is subject to any tax in respect of all or any of the Security, the income therefrom or the proceeds thereof; and

22.2.49	notwithstanding anything contained in these presents and the other Transaction Documents to the contrary, to the extent required by applicable law, if the Styron Security Trustee is required to make any deduction or withholding from any distribution or payment made by it under these presents and the other Transaction Documents (other than in connection with its remuneration as provided for herein), then the Styron Security Trustee shall be entitled to make such deduction or withholding and shall not be accountable to any party for any such deduction or withholding required to be made by it under any applicable law.

22.3	Failure to Show Requisite Care and Diligence

Nothing contained in this Deed shall in any case in which the Styron Security Trustee has failed to show the degree of care and diligence required of it as Styron Security Trustee having regard to the provisions of this Deed conferring on it any powers, authorities or discretions, exempt the Styron Security Trustee from or indemnify it against any liability which by virtue of any rule of law which would otherwise attach to it in respect of any gross negligence, fraud or wilful default of which it may be guilty in relation to its duties under this Deed.

22.4	Styron Security Trustee May Employ Reputable Agent

The Styron Security Trustee may in the conduct of the trusts of this Deed instead of acting personally employ and pay a reputable agent, whether being a lawyer or other professional person, to transact or concur in transacting any business and to do or concur in doing all acts required to be done by the Styron Security Trustee in connection with this Deed and the Transaction Documents and its powers and the Styron Security Trustee shall not in any way be responsible for any loss incurred by reason of any misconduct or default on the part of any such agent appointed by it under this Deed or the Transaction Documents or be bound to supervise the proceedings or acts of any such agent.

22.5	Extension of Protection to Survive Discharge

Unless otherwise specifically stated in any discharge or this Deed, the provisions of Clause 22 shall continue in full force and effect notwithstanding such discharge.

SECTION H

SECURITY POWERS OF ATTORNEY

23.	MASTER PURCHASER/STYRON SECURITY TRUSTEE SECURITY POWER OF ATTORNEY

23.1	Appointment of Attorneys and Purposes of Appointment

The Master Purchaser irrevocably appoints the Styron Security Trustee and any Receiver jointly and severally to be its attorneys (each an “Attorney” and together the “Attorneys”) for the following purposes in the Master Purchaser’s name, on its behalf and as its act and deed:

23.1.1	to exercise the Master Purchaser’s rights, powers and discretions in respect of the Relevant Transaction Documents, the Assets and the Receivables;

23.1.2	to demand, sue for and receive all monies due or payable under or in respect of the Relevant Transaction Documents, the Assets and the Receivables;

23.1.3	upon payment of such monies or any part thereof to give good receipt and discharge for the same and to execute such receipts, releases, surrenders instruments and deeds as may be requisite or advisable; and

23.1.4	to execute, deliver and perfect all documents and do all things that the Attorneys may consider to be necessary for (a) carrying out any obligations imposed on the Master Purchaser under the Styron Security Deed or (b) exercising any of the rights conferred on the Attorneys by the Styron Security Deed or by law (including, after the security constituted by the Styron Security Deed has become enforceable, the exercise of any right of a legal or a beneficial owner of the Charged Property).

23.2	Substitution

Each of the Attorneys may appoint one or more persons to act as substitute or substitutes in its place for all or any of the purposes referred to in this Power of Attorney and may revoke any such appointment at any time.

23.3	Delegation

Each of the Attorneys may delegate to one or more persons all or any of the powers referred to in Clause 23.1 (Appointment of Attorneys and Purposes of Appointment) on such terms as it thinks fit and may revoke any such delegation at any time.

23.4	Ratification

The Master Purchaser undertakes to ratify whatever act, matter or deed the Attorneys or either of them may lawfully do or cause to be done under the authority or purported authority of this Power of Attorney to the extent that such act, matter or deed is within the power of the Master Purchaser.

23.5	Security

This Power of Attorney is given by way of security to secure the proprietary interests of, and the performance of the obligations of the Master Purchaser to, the Attorneys under the Styron Security Deed.

23.6	Revocation

This Power of Attorney is irrevocable and accordingly for so long as the obligations referred to in Clause 23.5 (Security) of this Power of Attorney remain undischarged this Power of Attorney shall not be revoked:

23.6.1	by the Master Purchaser without the consent of each of the Attorneys; or

23.6.2	on the occurrence of an Insolvency Event in respect of the Master Purchaser.

23.7	Exercise of Power of Attorney

23.7.1	This Power of Attorney is capable of being exercised for the purposes stated in Clause 23.1 (Appointment of Attorneys and Purposes of Appointment) from the date hereof.

23.7.2	For the purposes stated in Clauses 22.1 (Protection of Styron Security Trustee and Receiver), 22.2 (Extension of Styron Security Trustee’s Protection) and 22.3 (Failure to Show Requisite Care and Diligence), this Power of Attorney shall not be capable of being exercised unless and until the occurrence of a Perfection Event.

SECTION I

PROVISIONS RELATING TO THE STYRON SECURITY TRUSTEE

24.	STYRON SECURITY TRUSTEE’S REMUNERATION

24.1.1	The Master Purchaser shall (subject as hereinafter provided) pay to the Styron Security Trustee in every year until the trusts hereof shall be finally wound up a fee calculated at such rate as may be agreed from time to time between the Master Purchaser and the Styron Security Trustee and shall be payable on such date or dates in each year as may from time to time be agreed between the Master Purchaser and the Styron Security Trustee. Such remuneration shall accrue from day to day and be payable in priority to the Secured Creditors until the trusts of this Deed are discharged.

24.1.2	If the Styron Security Trustee determines or is required to enforce any of the Transaction Documents or in the event of the Styron Security Trustee considering it expedient or necessary or is requested by the Master Purchaser to undertake duties which the Styron Security Trustee deems to be of an exceptional nature or otherwise outside the scope of the normal duties of the Styron Security Trustee under this Deed, the Master Purchaser shall pay to the Styron Security Trustee such additional remuneration (together with any applicable VAT) as may be agreed between them and which may be calculated by reference to the Styron Security Trustee’s normal hourly rates in force from time to time. In the event of the Styron Security Trustee and the Master Purchaser failing to agree (in the case to which sub-clause 24.1.1 applies) upon the amount of the remuneration or (in the case to which sub-clause 24.1.2 applies) upon whether such duties are of an exceptional nature or otherwise outside the scope of the normal duties of the Styron Security Trustee under this Deed, or failing to agree upon such additional remuneration, such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Styron Security Trustee and approved by the Master Purchaser which approval shall not be unreasonably withheld or delayed. The decision of any such person shall be final and binding on the Master Purchaser and the Styron Security Trustee and the expenses involved in such nomination and the fees of such person shall be paid by the Master Purchaser.

24.1.3	In addition to remuneration hereunder the Master Purchaser shall pay all proper costs, charges and expenses incurred by the Styron Security Trustee in relation to the preparation and execution of this Deed, any Supplemental Deed or any Transaction Document and the exercise of powers or the performance of its duties under, and in any other manner in relation to or under, this Deed, any Supplemental Deed or any Transaction Document including but not limited to properly incurred legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Styron Security Trustee in connection with any action taken or contemplated by or on behalf of the Styron Security Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to this Deed, any Supplemental Deed or any Transaction Document.

24.1.4

Without prejudice to any indemnity contained in any Transaction Document, the Master Purchaser shall indemnify the Styron Security Trustee (a) in respect of all liabilities and expenses incurred by it or by any person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by this Deed, any Supplemental Deed or any Transaction Document and (b) against all liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way in relation to this Deed, any Supplemental Deed or any of the Transaction Documents and the Styron Security Trustee may retain from any part of any moneys in its hands arising from the trusts of this Deed, any Supplemental Deed or any Transaction Document, all sums necessary to effect such indemnity and also the remuneration of the Styron Security Trustee hereinbefore provided and the Styron Security Trustee shall have a lien on the Security for all moneys payable to it under this Clause 24 or otherwise save where the same has arisen from the Styron Security Trustee’s fraud, gross negligence or wilful default.

24.1.5	All amounts payable pursuant to sub-clauses 24.1.3 and 24.1.4 shall be payable by the Master Purchaser on the date specified in a demand by the Styron Security Trustee and in the case of payments actually made by the Styron Security Trustee prior to such demand shall carry interest at the rate of 1 per cent. per annum above the base rate from time to time of National Westminster Bank plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Styron Security Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Styron Security Trustee shall carry interest at such rate from the due date thereof.

24.1.6	Unless otherwise specifically stated in any discharge of this Deed the provisions of this Clause 24 shall continue in full force and effect notwithstanding such discharge and whether or not the Styron Security Trustee is then the trustee of this Deed.

25.	APPLICATION TO COURT

The Styron Security Trustee may at any time apply to any court of competent jurisdiction for an order that the terms of this Deed be carried into execution under the direction of the court and for the appointment of a Receiver of the Charged Property and for any other order in relation to the administration of the terms of this Deed as the Styron Security Trustee shall deem fit and the Styron Security Trustee may assent to or approve any application made to the Court by the Secured Creditors and shall be indemnified by the Master Purchaser against all costs, charges and expenses incurred by it in relation to any such application or proceedings.

26.	STYRON SECURITY TRUSTEE’S RETIREMENT & REMOVAL

26.1	Retirement and Removal by giving of Notice

The Styron Security Trustee of this Deed may retire at any time on giving not less than three months’ prior written notice to the Master Purchaser without assigning any reason and without being responsible for any costs occasioned by such retirement. The retirement of the Styron Security Trustee shall not become effective unless a replacement Styron Security Trustee is appointed and in office on the date of such retirement in accordance with Clause 26.5 (Successor Styron Security Trustee) provided always that if no Successor Styron Security Trustee has been appointed after the expiration of three (3) months the Styron Security Trustee shall be entitled to appoint a Successor Styron Security Trustee. The Master Purchaser may with the unanimous consent of all Secured Creditors remove the Styron Security Trustee at any time, for such good and reasonable cause as shall be determined in the sole discretion of the Master Purchaser by filing with the Styron Security Trustee an instrument signed by an authorised officer of the Master Purchaser (a “Removal Notice”), provided that the Styron Security Trustee shall not be removed from office until such time as a replacement Styron Security Trustee is appointed and in office on the date of such removal in accordance with Clause 26.5 (Successor Styron Security Trustee).

26.2	Appointment of Separate Styron Security Trustee or Co-Styron Security Trustee

The Styron Security Trustee may upon giving prior notice to the Master Purchaser (but without the consent of the Master Purchaser), appoint any person established or resident in any jurisdiction outside the United Kingdom (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Styron Security Trustee (i) if the Styron Security Trustee considers such appointment to be in the interests of the Secured Creditors or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed or (iii) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Master Purchaser. The Master Purchaser hereby irrevocably appoints the Styron Security Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Styron Security Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Styron Security Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Styron Security Trustee may pay to any such person, together with any attributable costs, charges and expenses properly incurred by it in performing its function as such separate trustee or co-trustee shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Styron Security Trustee.

26.3	Appointment of New Security Styron Security Trustee

Subject to Clause 26.1 (Retirement and Removal by giving of Notice) the Master Purchaser undertakes that in the event of filing a Removal Notice for the removal of the Styron Security Trustee, it will use all reasonable endeavours to procure a new Styron Security Trustee of this Deed, to be appointed as soon as reasonably practicable after filing such Removal Notice.

26.4	Styron Security Trustee Termination Event

If the Styron Security Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver, liquidator or administrator of the Styron Security Trustee, or of its property, shall be appointed, or if any public officer shall take charge or control of the Styron Security Trustee, or of its property or affairs, or if a vacancy exists in the office of Styron Security Trustee for any reason (any such circumstance hereafter referred to as a “Styron Security Trustee Termination Event”), the Master Purchaser shall, promptly appoint a successor Styron Security Trustee. If a successor Styron Security Trustee does not take office within 60 days after a Styron Security Trustee Termination Event, the Master Purchaser may petition any court of competent jurisdiction for the appointment of a successor Styron Security Trustee.

26.5	Successor Styron Security Trustee

A successor Styron Security Trustee shall deliver a written acceptance of its appointment to the retiring Styron Security Trustee and the Master Purchaser. Thereupon the resignation or removal of the retiring Styron Security Trustee shall become effective, and the Successor Styron Security Trustee shall have all the rights, powers and duties of the Styron Security Trustee of this Deed. The retiring Styron Security Trustee shall promptly transfer, and execute all necessary or convenient instruments required to transfer, all property held by it as Styron Security Trustee to the Successor Styron Security Trustee.

26.6	Successor Corporation to be Successor Styron Security Trustee

If the Styron Security Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation the successor corporation without any further act shall be the Successor Styron Security Trustee.

SECTION J

MISCELLANEOUS

27.	OTHER SECURITY

27.1.1	The Security is in addition to, and shall neither be merged in, nor in any way exclude or prejudice or be affected by, any other encumbrance, right or recourse or other right whatsoever which the Styron Security Trustee may now or at any time after the date of this Deed hold or have (or would apart from the provisions of this Deed hold or have) as regards the Master Purchaser or any other person in respect of the Secured Amounts.

27.1.2	Section 93 of the LPA (relating to restriction on consolidation of mortgages) shall not apply in relation to the Security.

28.	APPROPRIATION

28.1.1	To the extent that the assets assigned by way of security or charged under this Deed constitute “financial collateral” and this Deed and the obligations of the Master Purchaser under this Deed constitute a “security financial collateral arrangement” (in each case for the purpose of and as defined in the European Communities (Financial Collateral Arrangements) Regulations 2004 (S.I. No. 1 of 2004) of Ireland (the “Regulations”)) the Styron Security Trustee shall have the right after the security hereby created has become enforceable in accordance with Clause 13 (Security Enforceable) to appropriate all or any part of that financial collateral in or towards the satisfaction of the Secured Amounts.

28.1.2	For the purpose of Clause 28.1, the parties agree that the value of (a) the financial collateral (other than cash) so appropriated shall be the market value of that financial collateral determined by the Styron Security Trustee by reference to a public index or by such other process as the Styron Security Trustee may select at the cost of the Master Purchaser and on which the Styron Security Trustee may rely as conclusive, including independent valuation and (b) in the case of cash shall be the face value of the cash, together with any accrued but unposted interest, at the time the right of appropriation is exercised. The parties further agree that the method of valuation provided for in this Deed shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

29.	WAIVERS, CONSENTS AND MISCELLANEOUS MATTERS

29.1.1	Any waiver and any consent by the Styron Security Trustee under this Deed must be in writing and may be given subject to any conditions thought fit by the Styron Security Trustee. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

29.1.2

Subject to Clause 14 (Enforcement), the Styron Security Trustee shall be under no obligation to take any steps to call in or to enforce the Security unless the Styron Security Trustee shall in its absolute discretion think fit so to do and shall have been indemnified, prefunded and/or secured to its satisfaction; nor, having taken any such steps or having instituted any proceedings or having commenced any such enforcement, shall the Styron Security Trustee be bound or obliged to pursue the same; nor shall it be responsible or liable for any loss whatsoever arising from any omission on its part to take any such steps, except insofar as any such loss is incurred as a result of the fraud, gross negligence of, or wilful default by, the Styron Security Trustee.

29.1.3	No assurance, security, payment or other right or interest which may be avoided or adjusted under any applicable law, and no release, settlement or discharge given or made by the Styron Security Trustee on the faith of any such assurance, security, payment or other right or interest, shall prejudice or affect the right of the Styron Security Trustee to recover from the Master Purchaser (including any moneys which it may be compelled by due process of law to refund pursuant to the provisions of any law relating to liquidation, bankruptcy, insolvency or creditors’ rights generally and any costs payable by it pursuant to or otherwise incurred in connection with such process) or to enforce the Security to the full extent of the Secured Amounts.

30.	GOVERNING LAW

This Deed and all non-contractual obligations arising from or connected with it shall be governed by English law.

IN WITNESS of which this Deed has been executed and delivered as a deed by the parties to it on the date above mentioned.

The Master Purchaser

SIGNED and DELIVERED as a DEED by	)
for and on behalf of	)
STYRON RECEIVABLES FUNDING LIMITED	)
acting by its duly authorised Attorney:	)

Title:	Attorney-in-Fact
Name:

in the presence of

Witness Signature

Witness Address & Occupation

The Styron Security Trustee

SIGNED as a DEED by	)
)
)

Director:

Director/Secretary:

For and on behalf of
THE LAW DEBENTURE TRUST	)
CORPORATION P.L.C.	)

[SIGNATURE PAGE TO STYRON SECURITY DEED]

The Regency Noteholder

SIGNED and DELIVERED	)
as a DEED	)
For and on behalf of	)
REGENCY ASSETS LIMITED	)
acting by its duly authorised Attorney:	)

Title:	Attorney-in-Fact
Name:

in the presence of

Witness Signature

Witness Address & Occupation

[SIGNATURE PAGE TO STYRON SECURITY DEED]

The Styron Noteholder

The Styron Noteholder

SIGNED and DELIVERED	)
as a DEED	)
For and on behalf of	)
STYRON FINANCE LUXEMBOURG S.À R.L.,	)
LUXEMBOURG, ZWEIGNIEDERLASSUNG	)
HORGEN, a Swiss branch of Styron Finance	)
Luxembourg S.À R.L. Luxembourg	)
acting by its duly authorised representative:	)

Title:
Name:

in the presence of

Witness Signature

Witness Address & Occupation:

[SIGNATURE PAGE TO STYRON SECURITY DEED]

SCHEDULE 1

FORM OF ENFORCEMENT NOTICE

To:	Styron Receivables Funding Limited (the “Master Purchaser”)

From:	The Law Debenture Trust Corporation p.l.c. (the “Styron Security Trustee”)

Dear Sirs,

Styron Receivables Funding Limited - Enforcement Notice

We refer to the Styron Security Deed dated 12 August 2010 (as amended and restated on 24 May 2011 and 30 May 2013 and as it may be further amended, varied or supplemented from time to time with the consent of the parties to it) between, inter alios, you and us (the “Styron Security Deed”). Terms defined in the Styron Security Deed shall have the same meaning in this letter.

An Event of Default has occurred and is continuing. This notice is an Enforcement Notice delivered pursuant to Clause 12 (Enforcement Notice) of the Styron Security Deed. The Principal Amount Outstanding of the Notes is immediately due and payable. All payments due to be made after the date of this notice by the Master Purchaser will be subject to the Post-Enforcement Priority of Payments.

Yours faithfully

The Law Debenture Trust Corporation p.l.c.

cc:

Swiss Seller

German Seller

Dutch Seller

U.S. Seller

U.S. Intermediate Transferor

Swiss Servicer

German Servicer

Dutch Servicer

U.S. Servicer

Investment Manager

Cash Manager

The other Secured Creditors

SCHEDULE 1

DATED 30 MAY 2013

(1)	STYRON RECEIVABLES FUNDING LIMITED

(as Master Purchaser)

(2)	REGENCY ASSETS LIMITED

(as Regency Noteholder)

(3)	STYRON FINANCE LUXEMBOURG S. À R.L.,

LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN

(as Styron Noteholder)

(4)	THE LAW DEBENTURE TRUST CORPORATION P.L.C.

(as Styron Security Trustee)

(5)	HSBC BANK PLC

(as Cash Manager)

(6)	TMF ADMINISTRATION SERVICES LIMITED

(as Registrar)

VARIABLE LOAN NOTE ISSUANCE DEED

EXECUTION COPY

REFERENCE

735545.00033

reedsmith.com

1

TABLE OF CONTENTS

CLAUSE

- i -

THIS DEED is made on 12 August 2010 as amended and restated on 24 May 2011 and 30 May 2013

BETWEEN

(1)	REGENCY ASSETS LIMITED, a company incorporated in Ireland, whose registered office is at 5 Harbourmaster Place, I.F.S.C., Dublin 1, Ireland (the “Regency Noteholder”);

(2)	STYRON RECEIVABLES FUNDING LIMITED, a company incorporated in Ireland with registration number 486138, whose registered office is at 53 Merrion Square, Dublin 2, Ireland (the “Master Purchaser”);

(3)	TMF ADMINISTRATION SERVICES LIMITED, a company incorporated in Ireland, whose registered office is at 53 Merrion Square, Dublin 2, Ireland (the “Registrar”);

(4)	STYRON FINANCE LUXEMBOURG S.À R.L., LUXEMBOURG, ZWEIGNIEDERLASSUNG HORGEN, , a Swiss branch, with offices located at Zugerstrasse 231, CH-8810, Horgen, Switzerland, of Styron Finance Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) with registered office at 9A, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 151.012 and having a share capital of USD 25,001 (the “Styron Noteholder”); and

(5)	HSBC BANK PLC, a company incorporated in England and Wales (Company Number: 14259) having its registered office at 8 Canada Square, London E14 5HQ (the “Cash Manager”); and

(6)	THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated with limited liability in England and Wales, having its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as security trustee under the Styron Security Deed (the “Styron Security Trustee”).

INTRODUCTION:

(A)	The Sellers carry on the business of originating Receivables from sales of chemical products from time to time to Obligors.

(B)	The Sellers have agreed to offer and the U.S. Intermediate Transferor or the Master Purchaser has agreed to consider purchasing from time to time certain of those Receivables in accordance with the terms of the applicable Master Receivables Purchase Agreement.

(C)	The Master Purchaser proposes to fund the purchase of the Receivables through the issue of the Notes and using Collections.

(D)	The Master Purchaser has agreed to enter into this Agreement for the purpose of constituting and setting out the terms of the Notes.

(E)	The Noteholders have agreed to enter into this Deed for the purpose of subscribing for the Notes in accordance with the terms of this Deed.

THE PARTIES AGREE AS FOLLOWS:

SECTION A

INTERPRETATION

1.	INTERPRETATION

1.1	Master Definitions and Framework Deed

(a) Capitalised terms in this Deed shall, except where the context otherwise requires and save where otherwise defined in this Agreement, have the meanings given to them in Clause 2.1 of the Master Definitions and Framework Deed (including any schedules to such deed referred to or incorporated by reference to such terms in Clause 2.1) executed by, among others, each of the parties to this Agreement (the “Framework Deed”) on 12 August 2010 (as amended or amended and restated on 17 August 2010, 24 May 2011, 4 July 2012 and on or around the Dutch Closing Date (as defined therein) and as it may be further amended, varied or supplemented from time to time with the consent of the parties to it) and this Agreement shall be construed in accordance with the principles of construction set out in the Framework Deed.

(b) In addition, the provisions set out in clauses 3 to 8 and 10 to 25 of the Framework Deed (the “Special Framework Provisions”) shall be expressly and specifically incorporated into this Agreement, as though they were set out in full in this Agreement. In the event of any conflict between the provisions of this Agreement and the Special Framework Provisions, the provisions of this Agreement shall prevail other than Clause 22 of the Framework Deed as it relates to the Styron Security Trustee.

1.2	Variable Loan Note Issuance Deed

This is the Variable Loan Note Issuance Deed referred to in the Framework Deed.

SECTION B

THE FACILITY

2.	THE FACILITY

2.1	Establishment of facility

The Noteholders grant to the Master Purchaser upon the terms and subject to the conditions hereof, a committed note issuance facility in an amount equal to the Total Facility Limit (the Regency Noteholder’s commitment being limited to the Facility Limit) during the Securitisation Availability Period. With the written agreement of the Sellers, the Master Purchaser and the Noteholders, the Total Facility Limit and Facility Limit may be increased or decreased from time to time upon the terms and subject to the conditions of the Cash Management Agreement.

2.2	Obligation to accept

Each Noteholder shall, subject to Clause 4 (Conditions Precedent) be obliged to accept the relevant Initial Offers and any Additional Offers in accordance with the terms of this Deed provided that the Aggregate Note Principal Amount Outstanding, once such request is met, will be an amount not greater than the Total Facility Limit and the Aggregate Regency Note Principal Amount Outstanding will be an amount not greater than the Facility Limit.

3.	SECURITY

It is hereby agreed and acknowledged that, if and when the Noteholders accept an Initial Offer for a Note in accordance with Clause 5.3 (Acceptance of Initial Offer) below, the Noteholders are to have the benefit of the Security granted by the Master Purchaser pursuant to the Styron Security Deed in respect, inter alia, of all Secured Amounts and in their capacity as Noteholders and that in the circumstances specified in the Styron Security Deed, the Noteholders in their capacity as Noteholders shall be entitled to enforce all of the benefits accorded to them with respect to the Security pursuant to the Styron Security Deed.

4.	CONDITIONS PRECEDENT

4.1	Initial Conditions Precedent

The obligations of the Noteholders to accept an Initial Offer and subscribe for the Notes to be issued by the Master Purchaser under this Deed on the Swiss Funding Date shall be conditional upon the Instructing Party confirming to the Noteholders, the Master Purchaser, the Cash Manager, and the Styron Security Trustee the compliance by all relevant parties with the Initial Conditions Precedent.

4.2	Additional Conditions Precedent

The obligations of the Noteholders to accept an Additional Offer shall be conditional upon satisfaction of the Additional Conditions Precedent.

5.	INITIAL UTILISATION OF THE FACILITY

5.1	Initial Offer

The Master Purchaser shall, by providing to each of the Noteholders by no later than the close of business on the First Offer Date, an Initial Note Issue Notice in respect of each Note of each class, make Initial Offers to the Noteholders to purchase on the Swiss Funding Date:

5.1.1	in the case of the Regency Noteholder:

(a)	a Regency USD Note in a principal amount outstanding equal to the Regency USD Note Initial Principal Amount; and

(b)	a Regency EUR Note in a principal amount outstanding equal to the Regency EUR Note Initial Principal Amount; and

5.1.2	in the case of the Styron Noteholder:

(a)	a Styron USD Note in a principal amount outstanding equal to the Styron USD Note Initial Principal Amount; and

(b)	a Styron EUR Note in a principal amount outstanding equal to the Styron EUR Note Initial Principal Amount.

5.2	Specification in Initial Offer

Each Initial Offer delivered by the Master Purchaser in respect of each class pursuant to Clause 5.1 (Initial Offer) shall:

5.2.1	specify the Initial Principal Amount of the Note in respect of which the Initial Offer is made;

5.2.2	specify the Initial Subscription Price for each $1 or €1 in principal amount of the Note in respect of which the Initial Offer is made; and

5.2.3	specify the Final Legal Maturity Date of the Note which shall be the fifth anniversary of the Closing Date.

5.3	Acceptance of Initial Offer

Subject to Clauses 2.2 (Obligation to accept) and 4 (Conditions Precedent), each Noteholder shall accept the Initial Offer made to it in accordance with Clause 5.1 (Initial Offer) and each Noteholder shall purchase either Regency Notes or Styron Notes, as applicable, by making payment to the Master Purchaser of an amount equal to Principal Amount Outstanding of such Notes in the manner specified in Clause 10 (Payments) on the Swiss Funding Date subject in the case of the Styron Notes to Clause 18.5 of the Framework Deed.

6.	ADDITIONAL UTILISATION OF THE FACILITY

6.1	Additional Offer

If, prior to the occurrence of the Programme Termination Date or a Termination Event that is continuing:

6.1.1	it is a Reporting Date falling no less than three Business Days prior to the next Roll Date and:

(a)	the Regency Percentage of the Purchase Base (taking into account any proposed increase or decrease in the Regency Note) is greater than the sum of the Regency USD Note Principal Amount Outstanding and the USD Equivalent of the Regency EUR Note Principal Amount Outstanding;

(b)	the USD Equivalent of the aggregate of any increases calculated pursuant to Clause 6.1.3(a) and (b) below would be greater than $3,000,000; and

(c)	a Seller has sent on such Reporting Date an Initial Purchase Price Payment Request to the Master Purchaser and the conditions set out therein have been satisfied;

or

6.1.2	it is a Reporting Date following delivery of (a) an Offer pursuant to the German Receivables Purchase Agreement and there would, but for the operation of this Clause, be insufficient funds available to the Master Purchaser to pay the Purchase Price in respect of the Receivables the subject of the Offer or (b) a notice delivered by the Styron Noteholder in accordance with Clause 6.4.2(a) or 6.4.3 below, the Master Purchaser shall, by delivering to each of the Noteholders (or, in the case of Clause 6.1.2(a), the Styron Noteholder only) by no later than the close of business on such Reporting Date, an Additional Note Issue Notice in respect of each Note of each class, make an Additional Offer to the relevant Noteholder to purchase on the day falling three Business Days after such Reporting Date in relation to Clause 6.1.2(a) only and on the next Roll Date in relation to 6.1.1 and 6.1.2(b):

6.1.3	if applicable, in the case of the Regency Noteholder:

(a)	an increase in the Principal Amount Outstanding of the Regency USD Note equal to the Regency USD Note Additional Principal Amount; and

(b)	an increase in the Principal Amount Outstanding of the Regency EUR Note equal to the Regency EUR Note Additional Principal Amount; and

6.1.4	if applicable, in the case of the Styron Noteholder:

(a)	an increase, if any, in the Principal Amount Outstanding of the Styron USD Note equal to the Styron USD Note Additional Principal Amount; and

(b)	an increase, if any, in the Principal Amount Outstanding of the Styron EUR Note equal to the Styron EUR Note Additional Principal Amount.

6.2	Specification in Additional Offer

Each Additional Note Issue Notice delivered by the Master Purchaser in respect of each class pursuant to Clause 6.1 (Additional Offer) shall:

6.2.1	specify the Additional Principal Amount of the Note in respect of which the Additional Offer is made; and

6.2.2	specify the Additional Subscription Price for each $1 or €1 in principal amount of the Note in respect of which the Additional Offer is made.

6.3	Acceptance of Additional Offer

Subject to Clauses 2.2 (Obligation to accept) and 4 (Conditions Precedent), each Noteholder shall accept an Additional Offer made to it in accordance with Clause 6.1 (Additional Offer) and each

Noteholder will, as a further instalment of the subscription price, make payment to the Master Purchaser of an amount equal to the respective Additional Principal Amount specified in such Additional Offer in the manner specified in Clause 10 (Payments) on:

6.3.1	in the case of an Additional Offer made under Clause 6.1.1, the next Monthly Payment Date; and

6.3.2	in the case of an Additional Offer made under Clause 6.1.2, the day falling three Business Days after the relevant Reporting Date.

6.4	Notification of Styron Percentage and Roll Dates

6.4.1	On the Closing Date the Styron Percentage shall be 80 per cent. or such other percentage as may be notified by the Styron Noteholder to the Master Purchaser and Cash Manager prior to the submission of the Initial Note Issue Notice by the Master Purchaser.

6.4.2	The Styron Noteholder may on no less than three Business Days’ prior written notice, notify the Master Purchaser and the Cash Manager of a decrease in the Styron Percentage provided that, on and from 1 January 2016, the outstanding principal amount of the Styron EUR Note may not be less than 5 per cent. of the Outstanding Balance of all German Purchased Receivables at any given time.

6.4.3	The Styron Noteholder may on no less than three Business Days’ written notice, notify the Master Purchaser and the Cash Manager of an increase in the Styron Percentage.

6.4.4	Prior to the occurrence of the Programme Termination Date or a Termination Event which is continuing, the Styron Noteholder may on no less than three Business Days’ written notice with respect to the next following Roll Date, notify the Master Purchaser and the Cash Manager of the Roll Date to succeed such next following Roll Date provided that (a) a Monthly Payment Date must always be a Roll Date and no Roll Date may fall less than three Business Days before or less than three Business Days after a Roll Date; (b) the Cash Manager may adjust a proposed Roll Date where it considers in its reasonable discretion that market conditions would be adverse to the issuance of commercial paper on a Roll Date proposed by the Styron Noteholder and the relevant Roll Date shall be the date so determined by the Cash Manager. For the avoidance of doubt, if, at any time, the Styron Noteholder does not make any notification in accordance with the above, the next Roll Date shall be the next Monthly Payment Date.

SECTION C

CONSTITUTION OF NOTES

7.	CONSTITUTION OF THE NOTES

7.1	Covenant of the Master Purchaser to perform

7.1.1	The Master Purchaser hereby constitutes the Notes in the form set out in Schedule 2 (Terms and Conditions of the Notes) and covenants in favour of the Noteholders that it will duly perform and comply with the obligations expressed to be undertaken by it in each Note and in the Conditions (and for this purpose any reference in the Conditions to any obligation or payment under or in respect of the Notes shall be construed to include a reference to any obligation or payment under or pursuant to this provision). The Master Purchaser hereby acknowledges the right of every Noteholder from time to time to the production of this Deed.

7.1.2	The covenant set out in Clause 7.1.1 shall ensure to the benefit of the Noteholders (and any subsequent) successors and assigns, each of which shall be entitled severally to enforce the covenant set out in Clause 7.1.1.

7.2	Conditions endorsed on Notes

Each Note constituted pursuant to Clause 7.1 (Covenant of the Master Purchaser to perform) shall have the Conditions endorsed thereon.

7.3	Delivery of Note Certificates

On the Swiss Funding Date, on receipt by the Master Purchaser of the payment by the relevant Noteholder of the Initial Subscription Price, the Master Purchaser will arrange for the delivery to the Cash Manager on behalf of each Noteholder of a Note Certificate in the Principal Amount Outstanding specified on the face thereof with the Conditions attached thereto in respect of each Note being subscribed for by such Noteholder.

7.4	Determination of Final Legal Maturity Date

The Final Legal Maturity Date to be specified by the Master Purchaser in the Initial Offer shall be the fifth anniversary of the Closing Date.

SECTION D

REGISTRAR PROVISIONS

8.	REGISTER

8.1	Maintenance of the Register

The Registrar shall, upon receipt of all required information from the Noteholders, any subsequent holders of the Notes and the Cash Manager, maintain and update the Register in relation to the Notes, which shall be kept at its Specified Office in accordance with the Conditions and be made available by the Registrar to the Master Purchaser and the Noteholders for inspection and for the taking of copies or extracts therefrom at all reasonable times. The Register shall show the aggregate Principal Amount Outstanding, serial number and date of issue of the Note Certificates, the names and addresses of the Initial Noteholders thereof and the dates of all transfers to, and the names and addresses of, all subsequent holders of the Notes thereof, all cancellations of Note Certificates and all replacements of Note Certificates.

8.2	Registration of transfers in the Register

8.2.1	The Registrar shall receive requests for the transfer of the Notes in accordance with the Conditions and shall make the necessary entries in the Register.

8.2.2	A Noteholder and any subsequent holder of a Note shall be required to promptly report any change to its name, address or other applicable information to the Registrar.

9.	REPLACEMENT NOTE CERTIFICATES

9.1	Delivery of Replacements

Subject to receipt of sufficient replacement Note Certificates the Registrar shall, upon and in accordance with the instructions of the Master Purchaser (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), complete, authenticate and deliver replacement Note Certificates.

9.2	Replacement Note Certificates

The Registrar shall not deliver or issue any replacement Note Certificates:

9.2.1	if the Note Certificate being replaced has been mutilated or defaced otherwise than against surrender of the same; and

9.2.2	until the claimant has furnished the Registrar with such evidence, security and indemnity as the Master Purchaser and/or the Registrar may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

9.3	Replacements to be numbered

Each replacement Note Certificate shall bear a unique serial number.

9.4	Cancellation and destruction

The Registrar shall cancel and destroy each mutilated or defaced Note Certificate surrendered to it in respect of which a replacement Note Certificate has been delivered.

9.5	Notification

The Registrar shall notify the Master Purchaser of the delivery by it of any replacement Note Certificate specifying the serial number thereof and the serial number of the Note Certificate which it replaces.

9.6	Replacement of Note Certificate

If the Note Certificate issued and outstanding at any time is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the registered office of the Registrar, subject to all applicable laws, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Master Purchaser may reasonably require. Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

SECTION E

PAYMENTS

10.	PAYMENTS

10.1	Payments by Master Purchaser

Subject to Clause 11 (Taxes and Increased Costs) and notwithstanding the provisions of Condition 12 (Payments and Calculations):

10.1.1	on each date on which this Deed and the Conditions of any Note require an amount denominated in US Dollars to be paid by the Master Purchaser, the Master Purchaser shall make the same available to the Noteholders by payment in US Dollars and in immediately available, freely transferable, cleared funds to the relevant Noteholder’s Account as specified in the Account Details; and

10.1.2	on each date on which this Deed and the Conditions of any Note require an amount denominated in Euro to be paid by the Master Purchaser, the Master Purchaser shall make the same available to the Noteholders by payment in Euro and in immediately available, freely transferable, cleared funds to the relevant Noteholder’s Account as specified in the Account Details.

10.2	Payment by the Noteholders

On each date on which this Deed requires an amount and subject in the case of the Styron Notes to Clause 18.5 of the Framework Deed:

10.2.1	denominated in US Dollars to be paid by a Noteholder hereunder, such Noteholder shall make the same available to the Master Purchaser by payment in US Dollars and in immediately available cleared funds to the Master Purchaser USD Account; and

10.2.2	denominated in Euro to be paid by a Noteholder hereunder, the Noteholders shall make the same available to the Master Purchaser by payment in Euro and in immediately available cleared funds to the Master Purchaser EUR Account.

For the avoidance of doubt, the obligations of the Noteholders under this Clause 10.2 (Payment by the Noteholders) is several and not joint.

11.	TAXES

11.1	Master Purchaser to pay taxes

The Master Purchaser shall pay all stamp duty, registration and other similar Taxes to which this Deed or any Note, or any judgment given in connection with the issue of the Notes.

11.2	Notification of Taxes to Master Purchaser

Each Noteholder hereby agrees promptly to notify the Master Purchaser if it becomes aware of any circumstances which could reasonably be expected to lead to a claim on the part of the Noteholders under this Clause 11 (Taxes and Increased Costs).

12.	DEFAULT INTEREST AND INDEMNITY

12.1	Default Interest Periods

If any sum due and payable by the Master Purchaser hereunder to the Regency Noteholder is not paid on the due date therefor in accordance with the provisions of Clause 10 (Payments) or if any sum due and payable by the Master Purchaser under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending, in either case, on the date upon which the obligation of such Master Purchaser to pay such sum (the balance thereof for the time being unpaid being herein referred to as an “unpaid sum”) is discharged shall be divided into successive periods, each of which (other than the first) shall be of the same length shall start on the last day of the preceding such period and the duration of each of which shall be selected by the Regency Noteholder.

12.2	Default Rate

During each such period relating thereto as is mentioned in Clause 12.1 (Default Interest Periods) such unpaid sum shall bear interest at the rate per annum which is the sum of 2 per cent. per annum and the Rate of Interest applicable to the relevant Regency Note pursuant to Condition 4 (Interest).

12.3	Date of Payment

Any interest which shall have accrued under Clause 12.2 (Default Rate) in respect of an unpaid sum shall be due and payable and shall be paid by the Master Purchaser at the end of the period by reference to which it is calculated or on such other dates as the Regency Noteholder may specify by written notice to the Master Purchaser.

12.4	Payment of Loss in respect of Default

The Master Purchaser undertakes to indemnify each Noteholder against any loss or expense, including legal fees, which it may reasonably and properly sustain or incur as a consequence of any default by the Master Purchaser in the performance of any of the obligations expressed to be assumed by it in this Deed, other than any loss or expense resulting from the gross negligence, default or material breach of contract on the part of such Noteholder in connection with such performance.

12.5	Notification of Default

Each Noteholder hereby agrees promptly to notify the Master Purchaser if it becomes aware of any circumstances which could reasonably be expected to lead to a claim on the part of the Noteholders under this Clause 12 (Default interest and indemnity).

13.	FEES, COSTS AND EXPENSES

13.1	Legal fees

The Master Purchaser shall, from time to time on demand of each Noteholder reimburse the Noteholder for all reasonable attorney’s fees and disbursements incurred by the Noteholder in connection with the enforcement and/or preservation of any of their respective rights under this Deed or in respect of any amendment to this Deed or any of the Notes.

13.2	Commitment Fees

On each Monthly Payment Date during the Securitisation Availability Period, the Master Purchaser shall pay to the Regency Noteholder, the Regency Commitment Fee.

SECTION F

REPRESENTATIONS AND COVENANTS

14.	REPRESENTATIONS AND WARRANTIES; COVENANTS

14.1	Master Purchaser Warranties

The Master Purchaser warrants in favour of each of the Noteholders on the terms of the Master Purchaser Warranties as at the date of this Deed and as at each Settlement Date except for each such warranty that is specified as being made only as of a specific date, in which case the Master Purchaser warrants as to such matter as of such date only.

14.2	Styron Noteholder Warranties

The Styron Noteholder warrants in favour of the Master Purchaser and the other Noteholders at the date of this Deed and as at each Settlement Date that it is compliant with the Twenty Non-Bank Rule (provided however that the Styron Noteholder shall not be in breach of these warranties if such number of creditors not being Qualifying Banks is exceeded solely by reason of a failure by the Regency Noteholder to comply with its obligation under Clause 15.1 (Transfers)). In addition, the Styron Noteholder makes the representations and warranties set out in Schedule 4 (Styron Noteholder Representations and Warranties) on each Roll Date.

14.3	Master Purchaser Covenants

The Master Purchaser covenants in favour of each of the Noteholders on the terms of the Master Purchaser Covenants as at the date of this Deed and on each Monthly Payment Date.

14.4	Covenants of the Noteholders

14.4.1	The Noteholders severally and not jointly hereby covenant with the Master Purchaser that, each of them will promptly inform the Master Purchaser of any change in the identity of the Noteholder’s Account.

14.4.2	The Noteholders severally and not jointly hereby covenant with the Styron Security Trustee and the Master Purchaser to be bound by the terms of the Styron Security Deed.

14.4.3	The Noteholders severally and not jointly hereby confirm that, no sum, whether in respect of principal or otherwise relating to the Notes, shall be due and payable by the Master Purchaser except:

(a)	in accordance with the provisions of the Conditions; and

(b)	until all sums thereby required to be paid or provided for in priority thereto have been paid, provided for or discharged in full.

14.4.4

Each of the Noteholders severally and not jointly represents, warrants, agrees to and undertakes to the Master Purchaser that it has not offered, sold, placed or underwritten and will not offer, sell, place or underwrite the Notes, or do anything in Ireland in respect of the Notes, otherwise than in conformity with the provisions of (i) the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 and any rules issued by the Central Bank of Ireland (the “Financial Regulator”) under Section 51 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland (as amended); (ii) the Irish Companies Acts 1963 to 2009; and (iii) to the extent applicable, the European Communities (Markets in

Financial Instruments) Regulations 2007 (as amended) of Ireland and it will conduct itself in accordance with any rules or codes of conduct and any conditions or requirements, or any other enactment, imposed or approved by the Financial Regulator.

14.4.5	Each Noteholder severally and not jointly represents to the Master Purchaser that it is a Qualifying Investor. Each Noteholder severally and not jointly covenants to, immediately upon becoming aware, notify the Master Purchaser if it ceases to be a Qualifying Investor.

14.5	Covenants of the Styron Noteholder

The Styron Noteholder hereby covenants in favour of the Master Purchaser and the other Noteholders that as at the date of this Deed it is and that it remains at all times during the duration of this Deed compliant with the Twenty Non-Bank Rule (provided however that the Styron Noteholder shall not be in breach of this covenant if such number of creditors not being Qualifying Banks is exceeded solely by reason of a failure by the Regency Noteholder to comply with its obligations under Clause 15.1 (Transfers)).

14.6	Representation of the Regency Noteholder

The Regency Noteholder represents that it will at all times have in effect arrangements relating to the management of currency exchange exposure such that the liability of the Regency Noteholder under any Regency Noteholder Related Debt will, upon delivery to the relevant hedge counterparties of the appropriate amounts in the appropriate currencies specified in the relevant hedging document, be fully met in the same currency as such liability by the corresponding payment made by such hedge counterparty.

SECTION G

MISCELLANEOUS

15.	BENEFIT OF DEED

15.1	Transfers

15.1.1	No Noteholder may transfer a Note without the prior written consent of the Swiss Seller (in its sole discretion), the Styron Noteholder and the Instructing Party provided that the consent of the Swiss Seller and the Styron Noteholder shall not be required in respect of assignments or transfers by the Regency Noteholder:

(a)	to an Affiliate provided such arrangement or transfer shall not increase the Master Purchaser’s cost of funding and the relevant Affiliate is a Qualifying Bank and a Qualifying Investor; or

(b)	following a Termination Event which has occurred and which is continuing if the transferee is a Qualifying Bank and a Qualifying Investor.

15.1.2	In addition:

(a)	following a Termination Event which is continuing, the Regency Noteholder may transfer a Note as a whole with the prior written consent of the Styron Noteholder and the Swiss Seller (such consent not to be withheld by the Styron Noteholder or the Swiss Seller, if the Swiss Seller would be in compliance with the Non-Bank Rules following such transfer); and

(b)	the Regency Noteholder may transfer a Note as a whole to an Affiliate provided such arrangement or transfer shall not increase the Master Purchaser’s cost of funding and the Styron Noteholder’s consent and the Swiss Seller’s consent have been obtained (such consent of the Styron Noteholder and the Swiss Seller not to be withheld if the Swiss Seller would be in compliance with the Non-Bank Rules following such transfer).

15.1.3	No transfer by a Noteholder of a Note to another person shall be effective unless a fully executed copy of an agreement effecting a novation of the rights of the transferor of such Note under this Deed to the transferee has been delivered to the Master Purchaser and the Cash Manager.

15.1.4	Subject to Clause 15.1.1 (and subject to the envisaged issuance of asset-backed commercial papers by Regency Noteholder), no Noteholder shall enter into any arrangement with another person under which such Noteholder substantially transfers its exposure under the notes to that other person, unless under such arrangement throughout the life of such arrangement:

(a)	the relationship between the Noteholder and that other person is that of a debtor and creditor (including in the bankruptcy or similar event)

(b)	the other person will have no proprietary interest in the benefit of this Deed or in any monies received by the Noteholder under or in relation to this Deed;

(c)	the other person will under no circumstances (other than permitted transfers under Clause 15.1.1) (i) be subrogated to, or substituted in respect of, the Noteholder’s claims under this Deed; and (ii) have otherwise any contractual relationship with, or rights against, the Master Purchaser under or in relation to this Deed; and

(d)	the other person agrees to comply with the selling restrictions applicable to the Notes as more particularly set out in Clause 14.4.4 of this Deed.

15.2	Security

The Styron Noteholder may grant a security interest over its rights in the Styron Notes to the extent that such grant (i) does not constitute an assignment or a transfer of the Styron Notes and (ii) will not result in an assignment or a transfer of the Styron Note other than in accordance with the terms of the Transaction Document.

15.3	Article 122a

From 1 January 2015, the Styron Noteholder shall ensure that a portion of the Styron Note at least equal to 5 per cent of the Outstanding Balance of the German Purchased Receivables shall not be subject to credit risk mitigation (within the meaning of Directive 2006/48/EC) or any other short positions or any other hedge.

15.4	Further Assurances

In the case of a transfer by Noteholder to another person or by a transferee pursuant to Clause 15.1 (Transfers) to another person, the transferor shall deliver to the transferee(s) a duly executed agreement, and the transferor shall promptly execute and deliver all further instruments and documents, and take all further action, that the transferee may reasonably request, in order to protect, or more fully evidence the transferee’s right, title and interest in and to such interest and to enable the Styron Security Trustee, on behalf of such transferee, to exercise or enforce any rights hereunder and under the Styron Security Deed to which such transferor is or, immediately prior to such transfer, was a party.

15.5	Effect of Novation

To the extent that such an agreement is required by this Deed or is otherwise entered into to give effect to a transfer, any such agreement shall:

15.5.1	transfer to the transferee all of the rights and obligations of the transferor hereunder and under the Styron Security Deed to which such transferor is or, immediately prior to such transfer, was a party with respect to such interest for all purposes of the Styron Security Deed to which such transferor is or immediately prior to such transfer, was a party;

15.5.2	provide that the transferor shall relinquish its rights with respect to such interest for all purposes of this Deed and under the Styron Security Deed to which such transferor is or immediately prior to such transfer, was a party or had a beneficial entitlement;

15.5.3	provide that the transferee shall undertake with the transferor and each of the other parties to this Deed that it will perform in accordance with the terms all those obligations which by the terms of this Deed and the Styron Security Deed will be assumed by it after execution of this Deed and satisfaction of the conditions (if any) subject to which this Deed is expressed to take effect;

15.5.4	provide that any transferee shall make its own credit decisions in taking or not taking action under this Deed and the Styron Security Deed;

15.5.5	provide that it appoints and authorises the Styron Security Trustee to take such action as agent on any transferee’s behalf and to exercise such powers and discretion under this Deed and the Styron Security Deed as are delegated to the Styron Security Trustee by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;

15.5.6	provide that the transferee will perform in accordance with their terms all of the obligations which by the terms of this Deed and the Styron Security Deed are required to be performed by it as a transferor;

15.5.7	provide that the transferee will undertake to the Styron Security Trustee, any successor Styron Security Trustee or any Receiver (as the case may be) that it will not take any corporate action or other steps or legal proceedings for the winding up, examinership, dissolution or re-organisation or for the appointment of an Insolvency Official in relation to the Master Purchaser;

15.5.8	provide that the transferee will make no representation or warranty or assume any responsibility whatsoever with respect to the Notes, the Master Purchaser or this Deed; and

15.5.9	provide that the transferee becomes a party to any relevant Transaction Document.

16.	CASH MANAGER AS AGENT OF THE MASTER PURCHASER

Pursuant to the Cash Management Agreement, the Cash Manager has agreed to act as agent of the Master Purchaser solely in respect of the rights, obligations, functions and powers of the Master Purchaser in respect of the Notes as specified in this Deed.

17.	ACTIONS OF THE STYRON SECURITY TRUSTEE

In exercising any right, power or discretion under, or taking any action in relation to this Deed, the Styron Security Trustee shall act in accordance with and subject to the provisions of the Styron Security Deed and shall be under no obligation to exercise any such right, power or discretion or take any action except in accordance with the provisions of the relevant Styron Security Deed.

SECTION H

GOVERNING LAW

18.	GOVERNING LAW

This Deed, and all non-contractual obligations arising out of or in connection with it, shall be governed by English law.

The parties hereto have executed and delivered this Deed as a deed on the date first above written.

SCHEDULE 1

FORM OF NOTE CERTIFICATE

Serial No:                      [—]

Final Legal Maturity Date:              2016

STYRON RECEIVABLES FUNDING LIMITED

(incorporated in Ireland with limited liability)

(the “Master Purchaser”)

[Regency/Styron] [USD/EUR] Note due              2016

(the “Note”)

This Note Certificate is issued in respect of the above captioned Note of the Master Purchaser. The Note has been constituted by the Master Purchaser pursuant to a Variable Loan Note Issuance Deed dated 12 August 2010 (as amended and restated on 24 May 2011 and 30 May 2013 and as it may be further amended, varied or supplemented from time to time with the consent of the parties to it) and is subject to the terms and conditions (the “Conditions”) attached hereto. In this Note Certificate, unless otherwise defined herein or the context requires otherwise, words and expressions have the meanings and constructions ascribed to them in the Conditions.

This is to certify that:

of

is the person registered in the Register maintained by the Registrar in relation to the Note as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

[$/€][amount]

(	[CURRENCY AND AMOUNT IN WORDS])

in aggregate principal amount of the Note.

The Master Purchaser, for value received, promises to pay such principal sum to the Holder on the dates and in the amounts specified in the Conditions or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on the unpaid balance of such principal sum in arrears on the dates and at the rate[s] specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the registered Holder is entitled to payment in respect of this Note Certificate.

AS WITNESS the signature of a duly authorised officer on behalf of the Master Purchaser.

STYRON RECEIVABLES FUNDING LIMITED

By:

(duly authorised)

ISSUED in Ireland on [—] 201[—]

FORM OF TRANSFER

FOR VALUE RECEIVED                                         , being the registered holder of this Note Certificate, hereby transfers to                                          (the “Transferee”) of                                                                                   [currency]                      in principal amount of the £[amount] variable loan note due [year] (the “Note”) of STYRON RECEIVABLES FUNDING LIMITED (the “Master Purchaser”) and irrevocably requests and authorises [—], in its capacity as registrar in relation to the Note (or any successor to [—], in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:

(duly authorised)

Notes:

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

The Transferee represents and confirms to the Master Purchaser that at the date of this transfer, it is a Qualifying Investor as such term is defined in the terms and conditions of the Notes.

The Transferee represents and warrants that [it is a Qualifying Bank][is not a Qualifying Bank but is one lender only for the purposes of the Non-Bank Rules].

Dated:

By:
For and on behalf of the Transferee

[Attached to each Note Certificate:]

TERMS AND CONDITIONS

[As set out in Schedule 2 of the Variable Loan Note Issuance Deed]

[At the foot of the Terms and Conditions:]

REGISTRAR

TMF ADMINISTRATION SERVICES LIMITED

Registered Office

53 Merrion Square

Dublin 2

Ireland

SCHEDULE 2

TERMS AND CONDITIONS OF THE NOTES

The following is the text of the terms and conditions of the Notes which (subject to completion and amendment) will be attached to each Note.

The [$/€][o] (initial value) variable funding note (the “Note”) due              2016 of STYRON RECEIVABLES FUNDING LIMITED (the “Master Purchaser”) is constituted by a variable loan note issuance deed dated 12 August 2010 (as amended and restated on 24 May 2011 and 30 May 2013 and as it may be further amended, varied or supplemented from time to time with the consent of the parties to it) between, among others, the Master Purchaser, the Regency Noteholder and the Styron Noteholder (the Regency Noteholder and the Styron Noteholder being “Initial Noteholders”) (the “Variable Loan Note Issuance Deed”). Certain provisions of these Conditions are subject to its detailed provisions. Each Noteholder (as defined below) is bound by, and is deemed to have notice of, all the provisions of the Variable Loan Note Issuance Deed applicable to it.

1.	Form, Denomination and Status

1.1	Form and Denomination

The Note is in registered form in the initial amount of [$/€][o] and thereafter in such other amount as may from time to time be recorded in the Register.

1.2	Status

The Note constitutes a direct, secured and unconditional obligation of the Master Purchaser.

2.	Title and Transfers

2.1	Title

Only the person duly registered in the Register as the holder of the Note (the “Noteholder”) shall (except as otherwise required by law and by Condition 2.5 (Qualifying Investors)) be treated as the absolute owner of the Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) and no person shall be liable for so treating such holder.

2.2	Register

The Registrar will maintain the Register in respect of the Notes in accordance with the provisions of the Variable Loan Note Issuance Deed. A Note Certificate will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register.

2.3	Transfers

Subject to the limitations in Clause 15.1 (Transfers) of the Variable Loan Note Issuance Deed, the Note may be transferred by the Noteholder upon surrender and delivery of the relevant Note Certificate at the registered office of the Registrar, with the endorsed form of transfer duly completed, and otherwise in accordance with the provisions of the Variable Loan Note Issuance Deed and subject to Condition 2.4 (Related Notes), Condition 2.5 (Qualifying Investors) and Clause 15 (Benefit of Deed) of the Variable Loan Note Issuance Deed.

2.4	Related Notes

A Note may be transferred only wholly, and not in part, and only in accordance with Clause 15 (Benefit of Deed) of the Variable Loan Note Issuance Deed.

2.5	Qualifying Investors

The Note may not be transferred to any person other than a Qualifying Investor. Any transfer to a person other than a Qualifying Investor shall be null and void.

2.6	Registration and delivery of Note Certificates

Within five Business Days of the surrender of a Note Certificate in accordance with Condition 2.3 (Transfers), the Registrar will register the transfer in question and deliver a new Note Certificate of a like Principal Amount Outstanding to the Notes transferred to the relevant holder at its Specified Office or (at the request and risk of any such relevant holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant holder. In this paragraph, “Business Day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city where the Registrar has its Specified Office.

3.	Redemption

3.1	Mandatory redemption

3.1.1	On each Roll Date prior to the service of an Enforcement Notice, the Master Purchaser (or the Cash Manager pursuant to the terms of the Cash Management Agreement) will cause:

(i)	the Regency USD Note to be redeemed in an amount equal to the Regency USD Note Redemption Amount;

(ii)	the Regency EUR Note to be redeemed in an amount equal to the Regency EUR Note Redemption Amount;

(iii)	the Styron USD Note to be redeemed in an amount equal to the Styron USD Note Redemption Amount; and

(iv)	the Styron EUR Note to be redeemed in an amount equal to the Styron EUR Note Redemption Amount,

3.1.2	On each Settlement Date prior to the service of an Enforcement Notice, the Master Purchaser (or the Cash Manager pursuant to the terms of the Cash Management Agreement) will cause the Styron EUR Note to be redeemed in an amount equal to the Styron EUR Note Redemption Amount.

3.2	Redemption at the option of the Master Purchaser

The Note may be redeemed at the option of the Master Purchaser in whole or in part and without any prepayment premium on any Monthly Payment Date at its Principal Amount Outstanding or a proportion thereof subject to:

3.2.1	the Master Purchaser giving not less than three (3) and not more than thirty (30) days’ notice to the Noteholder and the Cash Manager (which notice shall oblige the Master Purchaser to redeem the Note on such Monthly Payment Date at such price plus accrued interest to that date) (each such payment specified in Clauses 3.1.1, 3.1.2 and 3.2.1, a “Note Principal Payment”); and

3.2.2	that prior to giving any such notice, the Master Purchaser shall have provided to the Styron Security Trustee a certificate signed by two directors of the Master Purchaser to the effect that it will have the funds on the relevant Monthly Payment Date, not subject to the interest of any other person, required to redeem the Notes pursuant to this Condition and meet its payment obligations of a higher priority under the applicable Payments Priorities.

3.3	Principal Amount Outstanding

In determining the Principal Amount Outstanding the amount recorded in the Register in respect of such Note or, to the extent of any conflict as to the amount between the Master Purchaser and the Noteholders, the amount recorded in the Cash Management Report prepared by the Cash Manager, shall be conclusive in the absence of manifest error.

3.4	Determinations and Calculations

Following a payment of principal or increase in the principal amount of the Note, the Cash Manager (acting for and on behalf of the Master Purchaser) shall determine the new Principal Amount Outstanding of the Note on the basis of the accounting records of the Cash Manager. Each determination by or on behalf of the Master Purchaser of the amount of the Principal Amount Outstanding of the Note will promptly be notified to the Register and shall (in the absence of wilful default, bad faith or manifest error) be final and binding on all persons. The Master Purchaser will cause each determination of the new Principal Amount Outstanding of the Note to be reflected in the Register.

3.5	Redemption due to Tax Event

If a Noteholder gives a notice pursuant to Condition 5.5 (Tax Event), the Master Purchaser shall procure that each Note is redeemed in whole at its Principal Amount Outstanding together with accrued interest to the date of redemption specified by the Master Purchaser, in accordance with the relevant Payments Priorities.

3.6	Redemption on maturity

If not otherwise redeemed and cancelled, the Note will be redeemed (subject to available funds) at its Principal Amount Outstanding on the Monthly Payment Date falling on              2015 (being the third anniversary of the Dutch Closing Date) (the “Final Legal Maturity Date”). The Note may be redeemed in whole or in part prior to such date in accordance with Condition 3.1 (Mandatory redemption), Condition 3.2 (Redemption at the option of the Master Purchaser), but without prejudice to Condition 6 (Event of Default).

3.7	Purchase

The Master Purchaser shall not be entitled to purchase a Note at any time.

3.8	Cancellation

If the Note is redeemed in full pursuant to the foregoing provisions it will be cancelled forthwith and may not be resold or reissued.

3.9	Extension of maturity

The Master Purchaser may, in accordance with the notice provisions of Condition 16 (Notices) request the Regency Noteholder to agree to an extension of the Final Legal Maturity Date and if, in the Regency Noteholder’s sole discretion, the Regency Noteholder agrees to such request in writing, the date agreed shall thereafter be the “Final Legal Maturity Date” in respect of the Note.

4.	Interest

4.1	Monthly Payment Dates and Calculation Periods

The Note will bear interest payable on its Principal Amount Outstanding in [US Dollars/Euro] from and including the Closing Date. Interest in respect of the Note is payable monthly in arrears on each Monthly Payment Date.

Interest shall cease to accrue on the Note as from (and including) the date on which an Event of Default shall have occurred unless, upon due presentation, payment of principal due is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 4 (after as well as before judgment) at the rate from time to time applicable to the Note until the moneys in respect thereof have been received by the Noteholder and notice to that effect is given in accordance with Condition 16 (Notices).

4.2	Payment of Interest

Subject to Condition 12 (Payments and Calculations), the Relevant Interest Amount will be payable in respect of the relevant Note of a class for each Interest Period on the Monthly Payment Date falling immediately after the end of each Interest Period.

4.3	Calculation of Relevant Interest Amount

The Relevant Interest Amount for the Note of each class in respect of a Calculation Period shall be calculated by the Cash Manager in accordance with the terms of the Cash Management Agreement for such Interest Period.

5.	Taxes

5.1	No Tax Deduction

The Master Purchaser shall make all payments to be made by it hereunder without any Tax Deduction, unless a Tax Deduction is required by law (a “Tax Event”).

5.2	Tax Deduction required by Law

If at any time, the Master Purchaser is required by law to make any Tax Deduction from any sum payable by it hereunder (or if thereafter there is any change in the rates at which, or the manner in which such Tax Deduction is calculated), the Master Purchaser shall:

5.2.1	promptly notify the Noteholder and the Styron Security Trustee;

5.2.2	pay the full amount of such Tax Deduction to the relevant Tax Authority within the time allowed for payment to such authority; and

5.2.3	deliver an original receipt (or a certified copy thereof) is sued by such Tax Authority or other evidence reasonably satisfactory to the Noteholder (with a copy thereof to the Styron Security Trustee) of the amount of such Tax Deduction in respect of such payment.

5.3	Tax Deduction and Styron Noteholder

If at any time, the Master Purchaser is required by law to make any Tax Deduction from any sum payable by it hereunder to the Styron Noteholder, it shall have no obligation to make any additional payments to the Styron Noteholder in respect of such Tax Deduction.

5.4	Tax Deduction and Regency Noteholder

5.4.1	If at any time, the Master Purchaser is required by law to make any Tax Deduction from any sum payable by it hereunder to the Regency Noteholder, it shall have an obligation to increase the amount of such payment to an amount which (after making such Tax Deduction) leaves an amount equal to the payment which would have been due to the Regency Noteholder if no Tax Deduction had been required.

5.4.2	The Master Purchaser is not required to make an increased payment to the Noteholder under this clause for a Tax Deduction imposed under the laws of Ireland from a payment of interest in respect of a Note if on the date on which the payment falls due the payment could have been made to the Noteholder without a Tax Deduction if it was a Qualifying Investor but, on that date, the Noteholder is not or has ceased to be a Qualifying Investor other than as a result of any change after the date it became a Noteholder under this Agreement in (or in the interpretation, administration, or application of) any law or Tax Treaty, or any published practice or concession of any relevant tax authority.

5.4.3	The Master Purchaser is not required to make an increased payment to the Noteholder under this Clause for a Tax Deduction imposed under the laws of the United States with respect to Excluded Taxes, as such term is defined in the U.S. Intermediate Transfer Agreement.

5.5	Tax Event

Should the Master Purchaser be required by law to make any Tax Deduction from any sum payable by it hereunder, then the Noteholder may require the Master Purchaser to redeem the Note in full upon giving the Master Purchaser not less than 30 days notice, such notice to be irrevocable.

5.6	U.S. Tax Forms

Each Noteholder (including any Noteholder that becomes a Noteholder after the date of the Variable Loan Note Issuance Deed) shall provide to the Master Purchaser the applicable certificates or documentation described in Clause 11.3(d) of the U.S. Intermediate Transfer Agreement in the time and manner described in such Clause.

6.	Event of Default

6.1	Delivery of Enforcement Notice

If an Event of Default occurs and is continuing, the Styron Security Trustee may at its discretion and shall if so requested in writing by the Instructing Party deliver an Enforcement Notice to the Master Purchaser.

6.2	Conditions to delivery of Enforcement Notice

Notwithstanding Condition 6.1 (Delivery of Enforcement Notice) the Styron Security Trustee shall not be obliged to deliver an Enforcement Notice unless it shall have been indemnified, prefunded and/or secured to its satisfaction against all Liabilities to which it may thereby become liable or which it may incur by so doing.

6.3	Consequences of delivery of an Enforcement Notice

Upon the delivery of an Enforcement Notice, the Notes of each class shall become immediately due and payable without further action or formality at their Principal Amount Outstanding together with any accrued interest, and such payments shall be made in accordance with the Post-Enforcement Priority of Payments.

7.	Acceleration

7.1	Proceedings

The Styron Security Trustee may at its discretion and without further notice, institute such proceedings as it thinks fit to enforce its rights under the Styron Security Deed in respect of the Notes of each class and under the other Transaction Documents, but it shall not be bound to do so unless so requested in writing by the Instructing Party and in any such case, only if it shall have been indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby become liable or which it may incur by so doing.

7.2	Directions to the Styron Security Trustee

The Styron Security Trustee shall not be bound to take any action described in Condition 7.1 (Proceedings) and may take such action without having regard to the effect of such action on individual Noteholders or any other Secured Creditor, provided that so long as the Regency Note is outstanding, the Styron Security Trustee shall not, and shall not be bound to, act at the request or direction of the Styron Noteholder unless:

7.2.1	to do so would not, in its opinion, be materially prejudicial to the interests of the Regency Noteholder; or

7.2.2	(if the Styron Security Trustee is not of that opinion) such action is sanctioned by the Instructing Party.

8.	No action by Noteholders or any other Secured Creditor

8.1.1	Notwithstanding any other provisions of the Transaction Documents, only the Styron Security Trustee may pursue the remedies available under the general law or under the Styron Security Deed to enforce the Security and no Noteholder or other Secured Creditor shall be entitled to proceed directly against the Master Purchaser to enforce the Security. In particular, none of the Noteholders or any other Secured Creditor (nor any person on its or their behalf, other than the Styron Security Trustee where appropriate) are entitled:

(1)	otherwise than as permitted by these Conditions, to direct the Styron Security Trustee to enforce the Security or take any proceedings against the Master Purchaser to enforce the Security;

(2)	to take or join any person in taking any steps against the Master Purchaser for the purpose of obtaining payment of any amount due by the Master Purchaser to such Noteholders or any other Secured Creditors;

(3)	until the date falling two years after the Final Discharge Date, to initiate or join any person in initiating any Insolvency Proceeding in relation to the Master Purchaser; or

(4)	to take or join in the taking of any steps or proceedings which would result in the Payments Priorities not being observed.

9.	Limited Recourse

9.1.1	Each Noteholder agrees with the Master Purchaser that notwithstanding any other provision of any Transaction Document, all obligations of the Master Purchaser to such Noteholder, including, without limitation, the Obligations, are limited in recourse as set out below:

(1)	it will have a claim only in respect of the Charged Property and will not have any claim, by operation of law or otherwise, against, or recourse to any of the Master Purchaser’s other assets or its contributed capital;

(2)	sums payable to such Noteholder in respect of the Master Purchaser’s obligations to such Noteholder shall be limited to the lesser of (a) the aggregate amount of all sums due and payable to such Noteholder and (b) the aggregate amounts received, realised or otherwise recovered by or for the account of the Master Purchaser in respect of the Charged Property whether pursuant to enforcement of the Security or otherwise, net of any sums which are payable by the Master Purchaser in accordance with the Payments Priorities in priority to or pari passu with sums payable to such Noteholder; and

(3)	upon the Styron Security Trustee giving written notice to the Noteholders that it has determined in its sole opinion, that there is no reasonable likelihood of there being any further realisations in respect of the Charged Property (whether arising from an enforcement of the Security or otherwise) which would be available to pay unpaid amounts outstanding under the Relevant Transaction Documents, the Noteholders shall have no further claim against the Master Purchaser in respect of any such unpaid amounts and such unpaid amounts shall be extinguished and discharged in full.

9.1.2	Notwithstanding any other provision of these Conditions or any Transaction Document, no recourse under any obligation, covenant, or agreement of any party (acting in any capacity whatsoever) contained in any Transaction Document shall be had against any shareholder, officer, director, employee or agent of the Master Purchaser or the Regency Noteholder or the Styron Security Trustee as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that each Transaction Document is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders, officers, agents, employees or directors of any party as such, or any of them, under or by reason of any of the obligations, covenants or agreements contained in any Transaction Document, or implied therefore, and that any and all personal liability for breaches by such party of any such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent, employee or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Framework Deed.

10.	Default Interest, Indemnity and Break Costs

10.1	Default Interest

10.1.1	If any sum due and payable by the Master Purchaser hereunder is not paid on the due date therefor in accordance with the provisions of Condition 3 (Redemption) or Condition 4 (Interest) or if any sum due and payable by the Master Purchaser under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of the Master Purchaser to pay such sum (the balance thereof for the time being unpaid being herein referred to as an “unpaid sum”) is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and shall end on the next succeeding Monthly Payment Date (or the next date that would, were it not for the Final Legal Maturity Date or an Event of Default, have been the next succeeding Monthly Payment Date).

10.1.2	During each such period as is mentioned in Condition 10.1.1, in respect of the Regency Note only, such unpaid sums shall bear interest at the rate per annum which is the sum of 2 per cent. per annum and the Rate of Interest.

10.1.3	Subject to Condition 13 (Calculation of Interest Due and Payable) below, any interest which shall have accrued under Condition 10.1.2 in respect of an unpaid sum shall be due and payable and shall be paid by the Master Purchaser to the Noteholder at the end of the period by reference to which it is calculated or on such other date or dates as the Noteholder may specify by written notice to the Master Purchaser.

10.2	Indemnity

The Master Purchaser undertakes to indemnify the Noteholder against any reasonable cost, claim, loss, expense (including legal fees) or liability, together with any VAT thereon, which it may sustain or properly incur as a consequence of the occurrence of any Event of Default or any default by the Master Purchaser in the performance of any of the obligations expressed to be assumed by it in respect of the Note or under the Variable Loan Note Issuance Deed. All indemnity payments shall be made in accordance with the applicable Payments Priorities.

11.	Currency of Account and Indemnity

11.1	Currency of Account

[US Dollars/Euro] is the currency of account and payment for each and every sum at any time due from the Master Purchaser hereunder.

11.2	Currency Indemnity

If any sum due from the Master Purchaser under the Note or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of (i) making or filing a claim against the Master Purchaser, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, the Master Purchaser shall indemnify and hold harmless the Noteholder from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Noteholder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

12.	Payments and Calculations

12.1	Amounts to be paid in [US Dollars/Euro]

On each date on which these Conditions require an amount to be paid by the Master Purchaser, the Master Purchaser shall, subject to Condition 12.2 (Note Certificate to be surrendered) below, make the same available to the Noteholder by payment in [US Dollars/Euro] and in immediately available cleared funds to a bank account of the Noteholder specified to the Master Purchaser by the Noteholder for this purpose.

12.2	Note Certificate to be surrendered

The payment of principal shall be made only against presentation and (provided that principal payment is made in full) upon surrender of the relevant Note Certificate at the specified office of the Master Purchaser outside the United States.

12.3	Payment Day not a Business Day

If the date on which any payment is to be made under the Conditions is not a business day (as defined in Condition 12.4 (Business Day)) then the Noteholder shall not be entitled to payment of such amount until the next following business day and shall not be entitled to any further interest or other payment in respect of any such delay.

12.4	Business Day

Except as otherwise provided in Condition 2.6 (Registration and delivery of Note Certificates), in these Conditions, “business day” shall be construed as a reference to a day (other than Saturday or Sunday) on which banks are generally open for business in London and Dublin and on which the TARGET System is operated.

13.	Calculation of Interest Due and Payable

Interest on every Note shall be payable in accordance with the provisions of Condition 4 (Interest), subject to the terms of Condition 12 (Payments and Calculations) and this Condition 13.

14.	Remedies and Waivers

No failure by the Noteholder to exercise, nor any delay by the Noteholder in exercising, any right or remedy in respect of the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies (whether provided by law or otherwise).

15.	Partial Invalidity

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

16.	Notices

Any notice required to be issued or delivered by the Master Purchaser to the Noteholder or vice versa shall be issued or delivered, unless otherwise provided herein, by letter, telephone or facsimile to the address of such person set out in the Notices Details (or to such other address as such party may hereafter specify in writing to the other parties hereto).

17.	Law and Jurisdiction

17.1	Law

The Note and all non-contractual obligations arising out of or in connection with it shall be governed by, and shall be construed in accordance with, English law.

17.2	Jurisdiction

17.2.1	The courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the Note and, for such purposes, the Master Purchaser irrevocably submits to the jurisdiction of such courts.

17.2.2	The Master Purchaser irrevocably waives any objection which it might now or hereafter have to the courts referred to in paragraph (i) being nominated as the forum to hear and determine any suit, action or proceeding, (ii) and to settle any disputes, which may arise out of or in connection with the Note and agrees not to claim that any such court is not a convenient or appropriate forum.

18.	Modification

Terms defined in the Variable Loan Note Issuance Deed (including by cross reference) shall, unless otherwise defined herein or the context requires otherwise, bear the same meanings in these terms and conditions.

SCHEDULE 3

FORMS OF OFFER

PART A

FORM OF INITIAL OFFER

To:	[Regency Assets Limited/Styron Europe GmbH]

From:	Styron Receivables Funding Limited

Dated:	[—]

Dear Sirs

INITIAL OFFER

1.	We refer to the Variable Loan Note Issuance Deed (as from time to time amended, supplemented or novated) dated 12 August 2010 (as amended and restated on 24 May 2011 and 30 May 2013 and as it may be further amended, varied or supplemented from time to time with the consent of the parties to it, the “VLNID”) and made between ourselves and yourselves.

2.	Terms defined in (or incorporated by reference into) the VLNID shall bear the same meaning herein.

3.	We hereby specify the initial par value of the [Regency [USD/EUR] Note/Styron [USD/EUR] Note] which is allocated to you to be [[o] for purchase on [o] 2010 (the “Closing Date”).

4.	We hereby specify the Initial Subscription Price for each [$/€]1 in principal amount of the [Regency [USD/EUR] Note/Styron [USD/EUR] Note] to be [$/€] [o].

5.	The Final Legal Maturity Date of the [Regency [USD/EUR] Note/Styron [USD/EUR] Note] shall be 2016.

6.	We warrant that each of the Master Purchaser Warranties is true on and as of the date of this Offer.

This Initial Offer may be accepted only by payment of the Initial Subscription Price in accordance with Clause 10 (Payments) of the VLNID on the Closing Date. No other means or manner of acceptance or purported acceptance shall be effective to conclude any agreement hereunder or to convey any interest whatsoever in or to the subject matter of this Initial Offer. By accepting this Offer you agree to be bound by the Conditions.

Yours faithfully

for and on behalf of
STYRON RECEIVABLES FUNDING LIMITED

PART B

FORM OF ADDITIONAL OFFER

To:	[—]

From:	Styron Receivables Funding Limited

Dated:	[—]

Dear Sirs

ADDITIONAL OFFER

1. We refer to the variable funding loan note issuance deed (as from time to time amended, supplemented or novated) dated 12 August 2010 (as amended and restated on 24 May 2011 and 30 May 2013 and as it may be further amended, varied or supplemented from time to time with the consent of the parties to it, the “VLNID”) and made between ourselves and yourselves, and to the [$/€][o] (initial value) [Regency/Styron] [USD/EUR] Note of which you are a holder.

2. Terms defined in (or incorporated by reference into) the VLNID shall bear the same meaning herein.

3. We wish to increase the par value of the [Regency/Styron] [USD/EUR] Note allocated to you on the date of this Offer by [$/€][o] (such amount to include any accrued but unpaid interest on such Note) on [o] 20[o] (“Payment Date”).

4. We hereby specify the Additional Subscription Price for each [$/€]1 in principal amount of the [Regency/Styron] [USD/EUR] Note to be [$/€][o].

5. We warrant that each of the Master Purchaser Warranties is true on and as of the date of this Offer.

6. This Additional Offer may be accepted only by payment of the Additional Subscription Price in accordance with Clause 10 (Payments) of the VLNID on the relevant Settlement Date. No other means or manner of acceptance or purported acceptance shall be effective to conclude any agreement hereunder or to convey any interest whatsoever in or to the subject matter of this Additional Offer.

Yours faithfully

for and on behalf of
STYRON RECEIVABLES FUNDING LIMITED

SCHEDULE 4

STYRON NOTEHOLDER REPRESENTATIONS AND WARRANTIES

(a)	(i) Status of Styron Finance Luxembourg S.à r.l., Luxembourg, Zweigniederlassung Horgen (the Swiss Branch): it is registered in the Commercial Register of the Canton of Zurich, Switzerland as a Swiss branch of Styron Finance Luxembourg S.à r.l.

(ii) Status of Styron Finance Luxembourg S.à r.l., Luxembourg, Zweigniederlassung Horgen (the Styron Noteholder, acting through the Swiss Branch): it is duly incorporated with limited liability and validly existing under the laws of Luxembourg and (A) is duly qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified and, (B) is duly qualified to do business in all other jurisdictions where the nature of its business requires it to be so qualified save where failure to do so would not have a Material Adverse Effect; it is exclusively established in Luxembourg;

(b)	Capacity and authorisation: The execution, delivery and performance by the Styron Noteholder of this Deed or of any other Transaction Document to which it is a party and any other documents to be delivered by it hereunder (i) are within its corporate powers, (ii) have been duly authorised by all necessary corporate action, (iii) do not contravene (A) its corporate purpose, (B) any law, rule or regulation applicable to it which would result in a Material Adverse Effect, (C) any contractual restriction binding on or affecting it or its property which would result in a Material Adverse Effect or (D) any order, writ, judgement, award, injunction or decree binding on or affecting it or its property which has a Material Adverse Effect. This Deed has been duly executed and delivered by the Styron Noteholder;

(c)	Consents: no authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Styron Noteholder of this Deed or any other Transaction Document to which it is a party or any other document to be delivered by it hereunder;

(d)	Legal Validity: This Deed and any other Transaction Document to which the Styron Noteholder is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(f)	No Default: no event has occurred which constitutes, or which with the giving of notice or the lapse of time or a relevant determination would constitute, a contravention of, or default under, any such law, statute, decree, rule, regulation, order, judgment, injunction, decree, resolution, determination or award by which the Styron Noteholder or any of its assets is bound or affected, being a contravention or default which could reasonably be expected to have a Material Adverse Effect;

(g)	Solvency: it is solvent, not overindebted and able and expects to be able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its debts and will not become insolvent, overindebted or unable to pay its debts in consequence of the entry into and performance of this Deed or any other obligation or transaction contemplated in the Transaction Documents;

(h)	Suspect period: the transactions undertaken by the Styron Noteholder as described in the Transaction Documents are and will be transactions at an at arm’s length consideration, are and will not be undertaken with the intent to discriminate against its creditors or to benefit some of its creditors to the detriment of others and will not be liable to be avoided or set aside on any basis under the insolvency laws of Luxembourg; and

(i)	Licences: it has all necessary licences for the performance of its obligations under the Transaction Documents.

EXECUTION PAGE

The Master Purchaser

SIGNED AND DELIVERED	)
)
as a DEED	)
)
For and on behalf of	)
)
STYRON RECEIVABLES FUNDING LIMITED	)
)
Acting by its duly authorized Attorney:

The Regency Noteholder

SIGNED AND DELIVERED	)
)
as a DEED	)
)
For and on behalf of	)
)
REGENCY ASSETS LIMITED	)
)
Acting by its duly authorized Attorney:

The Styron Noteholder

SIGNED and DELIVERED	)
as a DEED	)
For and on behalf of	)
STYRON FINANCE LUXEMBOURG S.À R.L.,	)
LUXEMBOURG, ZWEIGNIEDERLASSUNG	)
HORGEN, a Swiss branch of Styron Finance	)
Luxembourg, acting by its duly authorised representative:	)

Title:	Representative
Name:

The Styron Security Trustee

SIGNED as a DEED by	)
)
Director:	)
)
Director/Secretary:

For and on behalf of
THE LAW DEBENTURE TRUST CORPORATION P.L.C.

The Cash Manager

EXECUTED and DELIVERED as a DEED by HSBC	)
BANK PLC	)
)
)

The Registrar

EXECUTED and	)
DELIVERED as a DEED	)
by TMF	)
ADMINISTRATION	)
SERVICES LIMITED

Execution Copy

DATED 12 AUGUST 2010 AS AMENDED AND RESTATED ON 30 MAY 2013

(1)	STYRON RECEIVABLES FUNDING LIMITED

(as Master Purchaser)

(2)	STYRON EUROPE GMBH

(as Swiss Servicer)

(3)	THE LAW DEBENTURE TRUST CORPORATION P.L.C.

(as Styron Security Trustee)

SWISS SERVICING AGREEMENT

CONTENTS

CLAUSE

1	DEFINITIONS AND INTERPRETATION	2
2.	APPOINTMENT OF SWISS SERVICER	4
3.	REPRESENTATIONS AND WARRANTIES OF THE SWISS SERVICER	5
4.	MANAGEMENT OF RECEIVABLES	7
5.	RECORDS AND ACCOUNTS	9
6.	CALCULATIONS	10
7.	REPORTS	10
8.	ENFORCEMENT	11
9.	RECORDS AND INFORMATION	11
10.	UNDERTAKINGS OF THE SWISS SERVICER	12
11.	SUB CONTRACTS	16
12.	LIABILITY OF SWISS SERVICER	16
13.	SWISS SERVICER FEE AND SWISS SERVICER INDEMNITIES	17
14.	TERMINATION OF APPOINTMENT	17
15.	FURTHER PROVISIONS	20
16.	GOVERNING LAW	21

EXECUTION PAGE		22

SCHEDULES

SCHEDULE 1 FORM OF SWISS SERVICER’S DAILY REPORT		25

CONTENTS PAGE 1

THIS SWISS SERVICING AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”) dated 30 May 2013

BETWEEN:

(1)	STYRON RECEIVABLES FUNDING LIMITED, a limited liability company incorporated in the Republic of Ireland having its registered office at 53 Merrion Square, Dublin 2, Ireland, and its permitted successors and assigns, in its capacity as the Master Purchaser;

(2)	STYRON EUROPE GMBH, a limited liability company incorporated in Switzerland, having its registered office at Zugerstrasse 231, CH-8810 Horgen, Switzerland, in its capacity as the Swiss Servicer; and

(3)	THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated with limited liability in England and Wales, having its registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX in its capacity as the Styron Security Trustee.

BACKGROUND

(A)	The Swiss Seller has agreed to sell and the Master Purchaser has agreed to purchase certain Receivables in accordance with the terms of the receivables purchase agreement entered into between the Swiss Seller, the Master Purchaser, the Investment Manager and the Styron Security Trustee on or about the date hereof (the “Swiss Receivables Purchase Agreement”).

(B)	The Swiss Servicer is willing to act for the Master Purchaser in the performance of certain services in relation to the Swiss Purchased Receivables upon the terms and subject to the conditions contained in this Agreement (and those included by way of cross-reference to the Framework Deed, as defined below).

(C)	The Styron Security Trustee is entering into this Agreement in order to receive the benefit of the warranties, covenants, undertakings and indemnities expressed in its favour hereunder but the Styron Security Trustee shall not assume or incur any liability whatsoever by virtue of the provisions contained in this Agreement.

(D)	This Agreement amends and restates that certain Investment Management and Servicing Agreement, dated 12 August 2010 (the “Investment Management and Servicing Agreement”), among the Master Purchaser, Styron Europe GmbH, as investment manager, and the Styron Security Trustee.

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

(a)

Capitalised terms in this Agreement shall, except where the context otherwise requires and save where otherwise defined in this Agreement, have the meaning given to them in Clause 2.1 of the Master Definitions and Framework Deed (including any schedules to such deed referred to or incorporated by reference to such terms in Clause 2.1) executed by, among others, each of the parties to this Agreement (the “Framework Deed”) on 12 August 2010 (as amended or amended and restated on 17 August 2010,

24 May 2011, 4 July 2012 and 30 May 2013) and as it may be further amended, varied or supplemented from time to time with the consent of the parties to it and this Agreement shall be construed in accordance with the principles of construction set out in the Framework Deed. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Framework Deed, the relevant provisions of this Agreement shall prevail other than Clause 22 of the Framework Deed as it relates to the Styron Security Trustee.

(b)	In addition, the provisions set out in clauses 3 to 8 and 10 to 25 of the Framework Deed (the “Special Framework Provisions”) shall be expressly and specifically incorporated into this Agreement, as though they were set out in full in this Agreement. In the event of any conflict between the provisions of this Agreement and the Special Framework Provisions, the provisions of this Agreement shall prevail other than Clause 22 of the Framework Deed as it relates to the Styron Security Trustee.

1.2	This Agreement is the Swiss Servicing Agreement referred to in the Framework Deed.

1.3	The Styron Security Trustee has agreed to become a party to this Agreement in order to receive the benefit of the warranties, covenants, undertakings and indemnities expressed in its favour, for agreeing amendments to this Agreement and for the better preservation and enforcement of the Styron Security Trustee’s rights under the Transaction Documents. However, the Styron Security Trustee shall not assume or incur any obligation or liability whatsoever by virtue of the provisions contained in this Agreement, including:

(a)	Determinations by other Transaction Parties: any action taken or omitted by the Styron Security Trustee in reliance on any determination or calculation;

(b)	Reliance on certificates of Transaction Parties: any action taken or omitted by the Styron Security Trustee in reliance on any certificate;

(c)	Records maintained by others: any action taken or omitted by the Styron Security Trustee in reliance on the adequacy, suitability or accuracy of any accounts, books, records or files maintained by the Master Purchaser or any other person (other than itself) pursuant to any of the Transaction Documents;

(d)	Expert advice: any action taken or omitted by the Styron Security Trustee in reliance on any written opinion, advice, certificate or information; and

(e)	Agents, delegates or nominees: any breach of contract, wilful default, negligence or fraud by any agent, delegate or nominee employed by the Styron Security Trustee (or its sub delegate).

2.	APPOINTMENT OF SWISS SERVICER

2.1	Appointment of Swiss Servicer

Subject to termination pursuant to Clause 13, the Master Purchaser hereby appoints Styron Europe GmbH to act as the Swiss Servicer in its name and on its behalf to service, collect and administer all Swiss Purchased Receivables originated by the Swiss Seller and perform all related functions with reasonable care, skill and diligence and with no less a standard of care than it would apply to service Receivables other than the Swiss Purchased Receivables and always with at least the standard of care of a prudent merchant.

2.2	The Swiss Servicer shall:

(a)	collect and administer the respective Swiss Purchased Receivables for the Master Purchaser in accordance with the Swiss Seller Credit and Collection Procedures, applicable laws and the terms of the Transaction Documents;

(b)	ensure that the respective Swiss Purchased Receivables and their related records are clearly separated and administered and can be clearly identified from the Receivables which have not been sold to the Master Purchaser;

(c)	endeavor to recover at its own expense amounts due from Obligors in accordance with its relevant Swiss Seller Credit and Collection Procedures and in particular (but without prejudice to the generality of the foregoing) exercise all enforcement measures concerning amounts due from Obligors (including the enforcement of Related Rights (if any));

(d)	report to the Master Purchaser and, if so requested, to the Styron Security Trustee on the performance of the Swiss Purchased Receivables;

(e)	maintain books and records in respect of the Swiss Purchased Receivables;

(f)	perform periodic reporting activities in respect of the Swiss Purchased Receivables;

(g)	collect all sums due in relation to the Swiss Purchased Receivables and provide administration services in relation to the Collections;

(h)	pursue Obligors in respect of which there are Delinquent Receivables outstanding; and

(i)	perform those other functions as more particularly described in this Agreement,

in all such cases as provided for under this Agreement.

2.3	Acceptance of Appointment

The Swiss Servicer confirms that it has received a copy of the Swiss Receivables Purchase Agreement, the Framework Deed and all of the other Transaction Documents and accepts its appointment pursuant to Clause 2.1 above on the terms and subject to the conditions of this Agreement.

2.4	Authority

Subject to Clause 2.5 below, during the continuance of its appointment, the Swiss Servicer shall, subject to the terms and conditions of this Agreement have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary, desirable, convenient or incidental to the performance of its duties hereunder, including to manage the Swiss Purchased Receivables.

2.5	Operating and Financial Policies

Neither the Master Purchaser nor its directors and officers shall be required or obliged at any time to comply with any direction which the Swiss Servicer may give with respect to the operating and financial policies of the Master Purchaser and the Swiss Servicer hereby acknowledges that all powers to determine such policies (including the determination of whether or not any particular policy is for the benefit of the Master Purchaser) are, and shall at all times remain, vested in the Master Purchaser and its directors and officers and none of the provisions of this Agreement or the Swiss Receivables Purchase Agreement shall be construed in a manner inconsistent with this Clause 2.45.

2.6	Styron Security Trustee excluded from liability for acts of the Swiss Servicer

The parties hereto agree that the Styron Security Trustee is not responsible for the actions of the Swiss Servicer and that accordingly no party hereto shall be entitled to make any claim or take any other action against the Styron Security Trustee by virtue of the Swiss Servicer acting as the Styron Security Trustee’s agent.

3.	REPRESENTATIONS AND WARRANTIES OF THE SWISS SERVICER

3.1	In entering into this Agreement, the Swiss Servicer hereby warrants and represents to the Master Purchaser and the Styron Security Trustee on each Purchase Date (other than with respect to (l) below) as follows:

(a)	Status: it is duly incorporated with limited liability and validly existing under the laws of Switzerland and (i) is duly qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified and where an Eligible Debtor is located and, (ii) is duly qualified to do business in all other jurisdictions where the nature of its business requires it to be so qualified save where failure to do so would not have a Material Adverse Effect; it is exclusively established in Switzerland;

(b)	Capacity and authorisation: the execution, delivery and performance by the Swiss Servicer of this Agreement or of any other Transaction Document to which it is a party and any other documents to be delivered by it hereunder (i) are within the Swiss Servicer’s corporate powers, (ii) have been duly authorised by all necessary corporate action, (iii) do not contravene (where such contravention would have a Material Adverse Effect) (A) the Swiss Servicer’s articles of association, (B) any law, rule or regulation applicable to the Swiss Servicer, (C) any contractual restriction binding on or affecting the Swiss Servicer or its property; or (D) any order, writ, judgement, award, injunction or decree binding on or affecting the Swiss Servicer or its property; and (iv) do not result in or require the creation of any Encumbrance upon or with respect to any of its properties other than with respect to the Account Control Agreement. This Agreement has been duly executed and delivered by the Swiss Servicer;

(c)	Consents: no authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Swiss Servicer of this Agreement or any other Transaction Document to which it is a party or any other document to be delivered by it hereunder;

(d)	Legal Validity: this Agreement and any other Transaction Document to which the Swiss Servicer is a party constitutes the legal, valid and binding obligation of the Swiss Servicer enforceable against the Swiss Servicer in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally;

(e)	Swiss Servicer Reports: each Swiss Servicer Report (if prepared by the Swiss Servicer or one of its Affiliates, or to the extent that information contained therein is supplied in writing by the Swiss Servicer), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Swiss Servicer to the Master Purchaser in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Master Purchaser) as of the date so furnished (or, if applicable, as of a date certain specified in such report), and no such document contains or will contain any untrue statements of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

(f)	No Default: no event has occurred which constitutes, or which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute, a contravention of, or default under, any such law, statute, decree, rule, regulation, order, judgment, injunction, decree, resolution, determination or award by which the Swiss Servicer or any of its assets is bound or affected, being a contravention or default which could reasonably be expected to have a Material Adverse Effect;

(g)	Tax Liabilities: all material and necessary returns have been delivered by it or on its behalf to the relevant taxation authorities and it is not in material default in the payment of any Taxes, and, to the knowledge of the Swiss Servicer, no material claim is being asserted with respect to Taxes which is not disclosed in its most recent financial statements;

(h)	Accounts: the most recently delivered audited consolidated financial statements (including the income statement and balance sheet) of the Swiss Servicer have been prepared on a basis consistently applied in accordance with GAAP and present fairly its results for the relevant period and the state of its affairs at that date (and for the purposes of the representation and warranty given on the date of this Agreement, the most recently delivered audited consolidated financial statements of the Parent and its Subsidiaries shall be as of 31 December 2012);

(i)	No Material Adverse Change: since its most recent audited financial statements, there has been no change in its business or operations so as to have a Material

Adverse Effect on its ability to perform the obligations it will assume under this Agreement or any of the other Transaction Documents on the Swiss Funding Date, or on the enforceability or collectability of the Receivables (and for the purposes of the representation and warranty given on the date of this Agreement, the most recently delivered audited consolidated financial statements of the Parent and its Subsidiaries shall be as of 31 December 2012);

(j)	Solvency: the Swiss Servicer is solvent, not overindebted and able and expects to be able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its debts and will not become insolvent, overindebted or unable to pay its debts in consequence of the entry into and performance of this Agreement, any sale of Receivables pursuant to the Swiss Receivables Purchase Agreement or any other obligation or transaction contemplated in the Transaction Documents;

(k)	No Litigation: no actual or (to the best of its knowledge) pending or threatened litigation to which it is a party or which any third party has brought against it in any court, arbitral tribunal or public or administrative body or otherwise and which, if adversely determined will have a Material Adverse Effect on its ability to perform its obligations under the terms of the relevant Transaction Documents exists at the present time, save for any litigation adjudged to be frivolous or vexatious in the opinion of the Master Purchaser acting reasonably and in good faith;

(l)	Pari Passu Ranking: its obligations hereunder are and will be direct unconditional and general obligations which rank equally with all its other unsecured obligations and liabilities, present or future, actual or contingent, save for unsecured obligations and liabilities accorded preference over its other unsecured obligations and liabilities pursuant to any provisions of the laws of its country of incorporation and save to the extent created pursuant to an Account Control Agreement;

(m)	No Cash Control Event: no Cash Control Event has occurred and is continuing in relation to it; and

(n)	Eligible Receivables: each Receivable characterised in any Swiss Servicer Report as an Eligible Receivable or included in the Eligible Pool Balance is, as of the last date of the reporting period covered by such Swiss Servicer Report, an Eligible Receivable or properly included in the Eligible Pool Balance.

4.	MANAGEMENT OF RECEIVABLES

4.1	Sending of Invoices and payments into Collection Accounts

The Swiss Servicer shall send the Invoices to the Obligors prior to the occurrence of a Perfection Event (and prior to notification to the Swiss Servicer in accordance with Clause 5.1 of the Swiss Receivables Purchase Agreement) in its own name (but on behalf of the Master Purchaser) and following the occurrence of a Perfection Event (and following notification to the Swiss Servicer in accordance with Clause 5.1 of the Swiss Receivables Purchase Agreement) in the name of the Master Purchaser, shall take or cause to be taken all such actions as may be necessary or advisable to collect each Swiss Purchased Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Swiss Seller Credit and Collection Procedures and shall ensure that the payment terms of each Swiss Purchased Receivable require payment to be made solely into one of the Swiss Collection Accounts. In connection with such Collections, the Swiss Servicer shall submit all documents necessary in support of such amounts due from the relevant Obligors.

4.2	Use of Swiss Collection Accounts

(a)	The Swiss Servicer shall procure that only monies which derive from Swiss Purchased Receivables will be paid into a Swiss Collection Account and that no Swiss Collection Account will be used for any purpose other than Collections and the payment of sums to the Swiss Collection Accounts in accordance with the terms of the Transaction Documents other than standard bank fees charged by the relevant Collection Account Bank.

(b)	The Swiss Servicer shall procure that only payments which arise pursuant to the Transaction Documents (including monies transferred from the Swiss Collection Accounts which derive from Swiss Purchased Receivables) will be paid into a Swiss Collection Account save that, prior to the occurrence of a Cash Control Event (and while such event is continuing) or a Termination Event (and while such event is continuing), the Swiss Servicer may apply any monies standing to the credit of a Swiss Collection Account in accordance with Clause 4.3(a) below.

(c)	The Swiss Servicer shall procure that, in case of any payment into a Swiss Collection Account which is not a Collection or otherwise a payment intended to be deposited into a Swiss Collection Account under the terms of the Transaction Documents, such payment is as soon as reasonably practicable (and in any event within two Business Days after receipt of such payment or notification from the Swiss Seller as to the details of such payment, as applicable) deposited into an account specified by the Swiss Seller (or that the Swiss Seller is granted permission to make such a transfer, as applicable).

4.3	Payment from Swiss Collection Accounts

(a)	The Swiss Servicer shall transfer to the relevant Master Purchaser Account (i) on each Monthly Payment Date, the balance standing to the credit of each Swiss Collection Account and (ii) from the Swiss Collection Accounts, on each day on which commercial banks are open for business in Zurich, Switzerland, the lesser of (A) the balance standing to the credit of each Swiss Collection Account and (B) the amount (without duplication, taking into account any amounts to be paid from any other Collection Account on such day) by which the sum of the Estimated Senior Costs Amount payable on the next Monthly Payment Date and any Asset Shortfall exceeds the balance standing to the credit of the Master Purchaser Accounts (excluding any amounts being debited from the Master Purchaser Accounts on such day). Prior to the Programme Termination Date, the Swiss Servicer shall be entitled following delivery of a Swiss Servicer’s Daily Report:

(i)

so long as no Cash Control Event has occurred and is continuing, (A) to set off against the Collections standing to the credit of the Swiss Collection Accounts at close of business on the Business Day immediately preceding the day such Swiss Servicer’s Daily Report is delivered (to the extent they exceed the Estimated Senior Costs Amount payable on the next Monthly Payment Date and any Asset Shortfall) which would otherwise be payable to the Master Purchaser by transfer to the Master Purchaser Accounts on the next Monthly Payment Date, any Initial Purchase Price or Deferred Purchase Price of Receivables due from the Master Purchaser to the Swiss Seller in accordance with Clause 3.3 of the Swiss Receivables Purchase Agreement on the relevant Settlement Date and (B) to transfer any such Initial Purchase Price or Deferred Purchase Price due to the Investment Manager Operating Accounts for the account of the Swiss Seller; and

(ii)	to receive and transfer amounts standing to the credit of the Master Purchaser Account at close of business on the Business Day immediately preceding the day such Swiss Servicer’s Daily Report is delivered (to the extent they exceed the Estimated Senior Costs Amount payable on the next Monthly Payment Date and any Asset Shortfall and are available for such purposes) into the Investment Manager Operating Account in accordance with Clause 3.3(c)(ii) of the Swiss Receivables Purchase Agreement.

(b)	For the avoidance of doubt, if a Cash Control Event (which is continuing) or a Termination Event (which is continuing) or the Programme Termination Date occurs, on each Business Day the Swiss Servicer will pay to the Master Purchaser, by transfer to the relevant Master Purchaser Account, the aggregate amount of Collections received into the Swiss Collection Accounts on the immediately preceding Business Day.

(c)	If the Swiss Servicer transfers any amount to the Master Purchaser Accounts in accordance with this Clause 4.3 and such amount is later determined by the Swiss Servicer (to the reasonable satisfaction of the Master Purchaser) to be an amount which is not a Collection, the Master Purchaser agrees that, upon request by the Swiss Servicer, it will as soon as reasonably practicable (and in any event within two Business Days after receipt of the Swiss Servicer’s request) transfer such amount to such bank account as the Swiss Servicer may direct (or allow the Swiss Seller to make such transfer) subject to the Master Purchaser having funds available in accordance with the Cash Management Agreement.

4.4	Swiss Account Control Agreements

The Swiss Servicer shall at all times comply with the provisions of each Account Control Agreement in respect of the Collections and the Swiss Collection Accounts to which such Account Control Agreement relates.

5.	RECORDS AND ACCOUNTS

5.1	Determination of Collections

On each Business Day, the Swiss Servicer will use its reasonable endeavours to calculate the aggregate amount of Collections received into the Swiss Collection Accounts on the immediately preceding Business Day. After the occurrence of a Cash Control Event (which is continuing) the Swiss Servicer will, if so requested by the Master Purchaser, notify such aggregate amount to the Master Purchaser and the Styron Security Trustee on the Business Day immediately succeeding the Business Day on which such Collections were received.

6.	CALCULATIONS

6.1	On or before each Reporting Date, the Swiss Servicer shall calculate the items listed on the relevant Swiss Servicer Reports as detailed in Schedule 1.

6.2	For the purposes of satisfying its obligation under Clause 6.1 above, the Swiss Servicer shall, on any Daily Reporting Date, use the data referred to in Clause 6.1 above as such data was calculated on the immediately preceding Monthly Reporting Date.

7.	REPORTS

7.1	Swiss Servicer’s Monthly Reports

On each Monthly Reporting Date, the Swiss Servicer shall prepare and provide (directly or indirectly) to the Master Purchaser the Swiss Servicer’s Monthly Report in respect of the immediately preceding Determination Period.

7.2	Swiss Servicer’s Daily Reports

(a)	The Swiss Servicer shall prepare and provide (directly or indirectly) to the Master Purchaser a Swiss Servicer’s Daily Report on the day each Offer is delivered by the Swiss Seller to the Master Purchaser pursuant to the Swiss Receivables Purchase Agreement.

(b)	Provided a Termination Event has not occurred and it is not continuing, on any Business Day the Swiss Servicer may prepare and provide (directly or indirectly) to the Master Purchaser a Swiss Servicer’s Daily Report.

(c)	On the third Business Day preceding each Monthly Payment Date at any time when either of the Regency EUR Note Principal Amount Outstanding and the Regency USD Note Principal Amount Outstanding are greater than zero, the Swiss Servicer shall prepare and provide (directly or indirectly) to the Master Purchaser a Swiss Servicer’s Daily Report.

7.3	Transmission of Swiss Servicer Reports

The Swiss Servicer shall transmit the Swiss Servicer Reports to the Master Purchaser by electronic mail with a PDF copy attached (each an “E-Mail Swiss Servicer Report”). Each E-Mail Swiss Servicer Report shall:

(a)	be formatted as the Master Purchaser may designate from time to time;

(b)	be sent to the Master Purchaser at an electronic mail address designated by each of them respectively; and

(c)	be signed by an Authorised Signatory of the Swiss Servicer, converted to PDF format, and sent by electronic mail.

The Swiss Servicer shall prior to the Swiss Funding Date and promptly following any change to any authorised representatives, provide the Master Purchaser with a list comprising the names of its Authorised Signatories referred to in (c) and their specimen signature.

7.4	Additional Information

The Swiss Servicer shall, within a reasonable period of receiving a request to that effect, provide to the Master Purchaser such additional information relevant to the Swiss Purchased Receivables (including the enforceability, collectability or origination of the Swiss Purchased Receivables), the Swiss Seller, the Swiss Servicer, or the Master Purchaser as the Master Purchaser may from time to time reasonably require for the performance of its duties on behalf of the Master Purchaser under this Agreement.

8.	ENFORCEMENT

In the event that there is a default or failure to perform by any Obligor then the Swiss Servicer will take all reasonable steps on behalf of the Master Purchaser to recover all sums due to the Master Purchaser in respect of the Swiss Purchased Receivables and shall comply in all material respects with the Swiss Seller Credit and Collection Procedures or to the extent that those procedures are not applicable (having regard to the nature of the default or failure to perform in question) take such action as would a prudent creditor operating a business of the sale of chemical products in respect of such default or failure to perform (taking into account its commercial relationship with the Obligor). In applying such policies or taking such action in relation to any particular Obligor who is in default, the Swiss Servicer shall act as would be reasonable in operating a business of the sale of chemical products but subject to the Swiss Servicer believing on reasonable grounds and acting in good faith that to do so will enhance recovery prospects or minimise loss.

9.	RECORDS AND INFORMATION

9.1	Maintenance of Records

The Swiss Servicer shall maintain, implement and keep on its premises and under its control accounting, management and administrative information systems, procedures and records which are adequate to generate accurate, complete and reliable statistical information regarding the servicing of the portfolio of Swiss Purchased Receivables. These records and systems shall include an ability to recreate records in the event of their destruction. The information and records shall be adequate to permit the identification on each Purchase Date of each newly purchased Receivable (without prejudice to the procedure described in Clause 3 of the Swiss Receivables Purchase Agreement) and the daily identification of the aggregate of all Collections of, and any losses in relation to, the Swiss Purchased Receivables. The Swiss Servicer will keep books of account and records in relation to the servicing and shall provide copies of such accounts and records to the Master Purchaser and fully co-operate with the Master Purchaser and provide all such other information in relation to the servicing of the Swiss Purchased Receivables and the Related Security as the Master Purchaser shall reasonably require in order to prepare interim statements, final accounts and tax returns.

9.2	Access to Records

The Swiss Servicer will, within six months from the date hereof and once each calendar year thereafter during regular business hours as reasonably requested by the Master Purchaser, permit the Master Purchaser, or its agents or representatives:

(a)	to conduct periodic reviews of the Receivables, the Contracts, the Related Security and the related books and records and collection systems of the Swiss Servicer,

(b)	to examine and make copies of and abstracts from all books, records and documents (including, computer tapes and disks) in the possession or under the control of the Swiss Servicer relating to the servicing of the Swiss Purchased Receivables and the Related Security, including, the Contracts, and

(c)	to visit the offices and properties of the Swiss Servicer (for the avoidance of doubt, such right to visit the offices shall not comprise any permission to use office space of the Swiss Servicer) for the purpose of examining such materials described in sub-paragraph (b) above, and to discuss matters relating to the Swiss Purchased Receivables and the Related Security or the Swiss Servicer’s performance hereunder with any of the officers or employees of the Swiss Servicer having knowledge of such matters.

10.	UNDERTAKINGS OF THE SWISS SERVICER

The Swiss Servicer undertakes with the Master Purchaser and Styron Security Trustee, that, without prejudice to any of its specific obligations under this Agreement as follows:

(a)	it will devote to the performance of its obligations and its exercise of the rights of the Master Purchaser in respect of Contracts and arrangements giving rise to payment obligations in respect of the Swiss Purchased Receivables and the Related Rights at least the same amount of time and attention and that there is exercised the same level of skill, care and diligence as it would if it were administering receivables in respect of which it held the entire benefit (both legally and beneficially) and, in any event, will at least devote the standard of care of a prudent merchant to the performance of its obligations and will devote all operational resources necessary to fulfil its obligations under this Agreement and the other Transaction Documents to which it is a party;

(b)	subject to Clause 10(a) and to Clause 9.1 above, it will, in discharging its obligations and performing its functions hereunder, act in accordance with the Swiss Seller Credit and Collection Procedures;

(c)	it will comply with any reasonable, proper and lawful directions, orders and instructions which the Master Purchaser or the Styron Security Trustee may from time to time give to it in connection with the performance of its obligations under this Agreement, but only to the extent that compliance with those directions does not conflict with any provision of the Transaction Documents and in such circumstances, it shall promptly give notice thereof to the Master Purchaser or the Styron Security Trustee (as the case may be);

(d)	it will obtain, make, take and keep in force all authorisations, approvals, consents, licences, exemptions, registrations, recordings, filings, or notarisations which are necessary for the performance of its functions, duties and obligations under this Agreement and the other Transaction Documents (other than where failure to do so would not have a Material Adverse Effect) and to ensure the validity, legality, or enforceability of its (or the Master Purchaser’s) liabilities and the rights of the Master Purchaser under the Transaction Documents and it shall perform its obligations under this Agreement and the other Transaction Documents to which it is a party in such a way as to not prejudice the continuation of any such material authorisations, approvals, consents, licences, exemptions, registrations, recordings, filings, or notarisations;

(e)	in servicing the Swiss Purchased Receivables and performing its obligations under this Agreement and the other Transaction Documents to which it is a party, it will comply with all requirements of any relevant or applicable law, statutory instrument, regulation, directive, administrative requirement, licence, authorisation or order made by any government, supra national body, state, municipality, district, canton, authority, court, tribunal or arbitral body;

(f)	it will make all filings, give all notices and make all registrations and other notifications required by, and will comply with any legal requirements in the performance of its obligations under, this Agreement and the other Transaction Documents to which it is a party (other than where failure to do so would not have a Material Adverse Effect);

(g)	it will make all payments required to be made by it pursuant to this Agreement and the other Transaction Documents to which it is a party on their due date for payment under this Agreement or such other Transaction Documents, as the case may be, in any Approved Currency, as the case may be, for value on such day without set off or counterclaim and (unless required by law to deduct or withhold) without deduction or withholding for any Taxes or otherwise;

(h)	it will give to the Master Purchaser and the Styron Security Trustee within seven Business Days after written demand by the Master Purchaser or the Styron Security Trustee, a certificate of the Swiss Servicer (substantially in the form set out in Schedule 3 to the Swiss Receivables Purchase Agreement) signed by two directors of the Swiss Servicer as to any fact or matter relating to its obligations under the Transaction Documents or otherwise within its knowledge including, that, to the best of its knowledge, as at the date of such certificate there did not exist any Cash Control Event, Perfection Event, Potential Termination Event or Termination Event (or, if such exists or existed, specifying the same) or that during the period from the date of this Agreement to the date of such certificate the Swiss Servicer has complied with all its obligations under this Agreement and the other Transaction Documents to which it is a party or (if this is not the case) specifying the respects in which it had not complied or that the application by the Swiss Servicer of any monies under its control is in compliance with the Transaction Documents;

(i)	it will keep books of account and records in relation to the servicing and shall provide copies of such accounts and records to the Master Purchaser;

(j)	it will fully co-operate with the Master Purchaser and provide it with such information and assistance regarding the servicing as it shall reasonably require in order to keep all registers and make all returns required by law or by relevant regulatory authorities and it shall fully co-operate with the directors of the Master Purchaser and provide them with such information in relation to the Swiss Purchased Receivables and the operation of the transactions contemplated in the Transaction Documents as they shall reasonably require in order to discharge their functions and legal obligations as directors of the Master Purchaser;

(k)	subject to and in accordance with the provisions of this Agreement, it will take all reasonable steps to recover all sums due to the Master Purchaser in respect of the Swiss Purchased Receivables;

(l)	it will not make any change to the Swiss Seller Credit and Collection Procedures that would impair the collectability of any Swiss Purchased Receivable or the ability of the Swiss Servicer to perform its obligations under this Agreement or under any of the other Transaction Documents to which it is a party. In the event that the Swiss Servicer makes any changes to the Swiss Seller Credit and Collection Procedures, it shall, contemporaneously with such change, provide the Master Purchaser with an updated Swiss Seller Credit and Collection Procedures and a summary of all material changes;

(m)	it will take reasonable care to ensure that no action is taken by it in the course of performing its obligations and functions under this Agreement which would subject the Master Purchaser to taxation in Switzerland or in any jurisdiction from which the Swiss Servicer performs any of its functions under this Agreement;

(n)	it will promptly notify the Master Purchaser if legal proceedings are initiated against it, the Swiss Seller or the Master Purchaser, which (i) are for an amount (or amounts) equal to or greater than USD 30,000,000, and (ii) might adversely affect the Swiss Seller’s, or the Master Purchaser’s title to or interest in the Swiss Purchased Receivables or any of the other rights acquired under the Swiss Receivables Purchase Agreement;

(o)	it will promptly execute all such further documents, deeds, agreements, instruments, consents, notices or authorisations and do all such further acts and things (or procure the same) as may be necessary at any time or times in the reasonable opinion of the Master Purchaser to perfect or protect the interests of the Master Purchaser or to give effect to this Agreement or any of the other Transaction Documents to which they are a party;

(p)	it will ensure that each Swiss Servicer Report (if prepared by the Swiss Servicer or one of its Affiliates, or to the extent that information contained therein is supplied by the Swiss Servicer or an Affiliate) will be accurate in all material respects as of its date or (except as otherwise disclosed to the Master Purchaser) as of the date so furnished, and that no such document will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading; and

(q)	it shall use all reasonable efforts to assist the Master Purchaser in complying with its reporting obligations under Regulation (EC) No. 24/2009 of 19 December 2008 concerning statistics on the assets and liabilities of financial vehicle corporations engaged in securitisation transactions (the “FVC Regulation”) together with any rules or codes of conduct and any conditions or requirements, or any other enactment, imposed or approved by the Central Bank of Ireland (the “Central Bank of Ireland”) in connection with the FVC Regulation. Without prejudice to the generality of the foregoing, the Swiss Servicer will (i) collect and provide the data specified in Article 4 of the FVC Regulation (the “Requisite Information”) in the form prescribed by the Central Bank of Ireland (as may be amended, supplemented or modified from time to time) to the Master Purchaser within 9 (nine) calendar days following 31 March, 30 June, 30 September and 31 December in each year; and (ii) assist the Master Purchaser with any queries and/or resolve any questions raised by the Central Bank of Ireland within a reasonable amount of time in connection with the Requisite Information provided by the Master Purchaser to the Central Bank of Ireland.

11.	SUB CONTRACTS

11.1	The Swiss Servicer shall not sub-contract or delegate the performance of any of its obligations under this Agreement to another person without the prior written consent of the Master Purchaser (acting reasonably) and the Styron Security Trustee (such approval to be given in accordance with the Styron Security Deed) provided that such third party (as designated by the Swiss Servicer, each a “Swiss Sub-Delegate”) has all licences required for the performance of the servicing delegated to it.

11.2	The Swiss Servicer undertakes not to amend any sub-delegation agreement in respect of the services without the prior written consent of the Master Purchaser and the Styron Security Trustee.

11.3	The Swiss Servicer shall bear all costs resulting from any such sub-delegation.

11.4	The Swiss Servicer shall, where its obligations hereunder have been sub-contracted or delegated to a Swiss Sub-Delegate in accordance with Clause 11.1, remain fully liable to the Master Purchaser to the same extent and under the same terms as if the Swiss Servicer itself was servicing the Swiss Purchased Receivables.

11.5	In the case of any sub-contracting or delegation to a Swiss Sub-Delegate in accordance with Clause 11.1, (i) any reference to the Swiss Servicer shall include a reference to any such person, to the extent appropriate, and (ii) the Swiss Servicer covenants and warrants that it shall procure that any such person, to the extent appropriate, shall comply with the terms of this Agreement.

11.6	The Swiss Servicer hereby offers to the Master Purchaser to assign, to the extent legally possible, all existing and future claims of it against any Swiss Sub-Delegate (including the collection agencies) arising out of or in connection with the relevant sub-delegation agreement as security for any and all obligations (present and future, actual and contingent) which are (or are expressed to be) or become owing by the Swiss Servicer to the Master Purchaser under this Agreement. The Master Purchaser hereby accepts such assignment.

11.7	The Swiss Servicer shall ensure that any Swiss Sub-Delegate transfers all Collections to the relevant Swiss Collection Account.

11.8	The Master Purchaser shall not have any liability to any Swiss Sub-Delegate whatsoever in respect of any cost, claim, charge, loss, liability, damage or expense suffered or incurred by any sub agent, sub contractor or representative of the Swiss Servicer, or any such person in connection with this Agreement.

12.	LIABILITY OF SWISS SERVICER

12.1	Exclusion of Liability of Swiss Servicer

The Swiss Servicer shall have no liability for the obligations of any Obligor and nothing in this Agreement or any other agreement or document executed pursuant to or in connection with the Transaction Documents shall constitute a guarantee, or similar obligation, by the Swiss Servicer (in its capacity as Swiss Servicer) of the performance by any person (other than the Swiss Servicer) owing any payment obligation in respect of a Swiss Purchased Receivable.

13.	SWISS SERVICER FEE

13.1	Calculation of Swiss Servicer Fee

From the date of purchase of the Swiss Purchased Receivable until all Swiss Purchased Receivables have been fully collected the Swiss Servicer shall, subject to the provisions of this Agreement, in respect of each Determination Period, be entitled to a “Swiss Servicer Fee” from the Master Purchaser (inclusive of value added tax, sales tax, purchase tax or any other, similar taxes or duties) payable monthly in arrear on each Monthly Payment Date and calculated on each Determination Date in an amount equal to:

(a)	if the Swiss Seller or an affiliate of the Parent is acting as Swiss Servicer under this Agreement, 0.25 per cent. per annum based on the Outstanding Balance of all Swiss Purchased Receivables on such Determination Date; and

(b)	if a party (other than any sub-delegate) not affiliated to the Parent is acting as Swiss Servicer under this Agreement, such other percentage fee per annum based on the daily Outstanding Balance of all Swiss Purchased Receivables as may be agreed upon provided that such fee shall not in any circumstances exceed 110% of the reasonable costs and expenses of the Swiss Servicer in administering and collecting the Swiss Purchased Receivables.

The Swiss Servicer shall not be entitled to reimbursement of any cost, claim, liability or expense incurred or suffered by it in the performance of its obligations under this Agreement save to the extent expressly set out in this Agreement.

13.2	Limited Recourse in respect of the Swiss Servicer Fee

For the avoidance of doubt, and without prejudice to the provisions of Clause 15.4 and the limitations set out therein, the Swiss Servicer acknowledges that its recourse against the Master Purchaser and the Swiss Servicer’s right to take any action in respect of the payment of the Swiss Servicer Fee shall be limited in the manner set out in Clause 16 (No Liability) and Clause 24 (Restriction on Enforcement of Security, Non-Petition and Limited Recourse in favour of the Master Purchaser) of the Framework Deed.

14.	TERMINATION OF APPOINTMENT

14.1	Termination by Master Purchaser

If a Swiss Servicer Default has occurred and is continuing then the Master Purchaser may, at once or at any time, by notice in writing to the Swiss Servicer terminate the appointment of the Swiss Servicer under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice. If a successor Swiss Servicer has been appointed in accordance with Clause 14.7(b) below within the applicable cure period, then the related Potential Swiss Servicer Default shall be deemed to have been cured.

14.2	Notification of Obligors

Upon the occurrence of a Perfection Event which is continuing, the Master Purchaser may, at its own discretion, notify or require the Swiss Servicer to notify the Obligors that all Collections must be paid into a Master Purchaser Account or another account of the Master Purchaser as specified in writing by the Master Purchaser.

14.3	Obligation to Notify of Cash Control Event, Perfection Event or Termination Event

As soon as possible and in any event within one Business Day of the Swiss Servicer becoming aware of such fact, the Swiss Servicer shall notify the Master Purchaser and the Styron Security Trustee of the occurrence of any Cash Control Event, Perfection Event or Termination Event (which is continuing), as applicable, and shall notify such parties as soon as it becomes aware that such event ceases to be continuing.

14.4	Appointment to Terminate

Upon the termination of the appointment of the Swiss Servicer all authority and power of the Swiss Servicer under this Agreement shall be terminated and shall be of no further effect and the Swiss Servicer shall no longer hold itself out as an agent of the Master Purchaser.

14.5	Redelivery of Records

Upon termination of the appointment of the Swiss Servicer, the Swiss Servicer shall immediately deliver or make available to or, if so requested by the Master Purchaser, shall within 7 Business Days of such termination deliver to (and in the meantime shall hold as fiduciary agent of) the Master Purchaser or as it shall direct all contract records, books of account, papers, records, registers, computer tapes and discs, statements, correspondence and documents in its possession or under its control relating to the Swiss Purchased Receivables or the servicing including all original contracts and copies of the Transaction Documents in its possession, any monies then held by the Swiss Servicer on behalf of the Master Purchaser and any other assets of the Master Purchaser and shall take such further action as the Master Purchaser may reasonably direct. It is acknowledged that the Swiss Servicer may retain copies of any or all such materials that it furnishes pursuant to this Clause 14.5.

14.6	Confirmation of Certain Provisions

Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.

14.7	Successor Swiss Servicer

(a)	It is hereby declared that the Master Purchaser shall be under no obligation to act as or to appoint a successor Swiss Servicer and shall be under no liability for not so acting or appointing.

(b)	The Master Purchaser may at any time after the occurrence and during the continuance of a Swiss Servicer Default, designate as Swiss Servicer any Person (including itself) to succeed the Swiss Servicer or any successor Swiss Servicer, if such Person shall consent and agree to the terms hereof.

(c)	The Master Purchaser agrees that if the Swiss Servicer’s appointment is terminated in accordance with Clause 14.1 above and no successor Swiss Servicer has been appointed in accordance with Clause 14.7(b), the Master Purchaser shall use all reasonable efforts to appoint another Swiss Servicer in substitution of the Swiss Servicer.

(d)	The Master Purchaser further agrees with the Swiss Servicer that it shall comply with all reasonable directions given by the Master Purchaser in relation to the appointment of any substitute Swiss Servicer.

(e)	The Master Purchaser shall be entitled (and shall if instructed to do so by the Instructing Party) from the earlier of (i) six months day from the date hereof and (ii) the occurrence of a Termination Event to appoint a warm back-up Swiss Servicer if such an appointment is deemed necessary in the Master Purchaser’s discretion acting reasonably.

14.8	Expiry

If not otherwise terminated, this Agreement shall terminate at such time as the Master Purchaser has no further interest in relation to any Swiss Purchased Receivable following the Securitisation Availability Period.

14.9	Survival of Rights and Obligations

With effect from the date of termination of this Agreement, the rights and obligations of the Swiss Servicer under this Agreement shall cease but such termination shall be without prejudice to (a) any liabilities of the Swiss Servicer to the Master Purchaser and/or the Styron Security Trustee incurred before the date of termination, and (b) any liabilities of the Master Purchaser incurred to the Swiss Servicer before the date of termination, provided that the Swiss Servicer shall have no right to withhold or set-off any amounts due to it under this Agreement against any amounts held by it on behalf of the Master Purchaser.

14.10	Fees

On termination of the appointment of the Swiss Servicer, it shall be entitled to receive all fees and other monies accrued up to the date of termination but shall not be entitled to any other or further compensation. Such monies so receivable by the Swiss Servicer shall be paid by the Master Purchaser on the dates on which they would otherwise have been payable under this Agreement subject always to the provisions of this Agreement and the other Transaction Documents. For the avoidance of doubt, such termination shall not affect the rights of the Swiss Servicer to receive payment of all amounts due to it from the Master Purchaser other than under this Agreement.

15.	FURTHER PROVISIONS

15.1	Rectification

In the event that any amount paid pursuant to this Agreement shall be determined (after consultation between the parties in good faith) to have been incorrect, the parties hereto shall consult in good faith in order to agree upon an appropriate method for rectifying such error so that the amounts received by all relevant parties are those which they would have received if no such error had been made.

15.2	Notification of Judgment Creditors of the Swiss Servicer

The Swiss Servicer undertakes that it shall, immediately upon it becoming aware of the same, notify the Master Purchaser in the event that (i) any person shall have obtained judgment against the Swiss Servicer in any proceedings before any court, arbitration or administrative or other body or tribunal for an amount (or amounts) equal to or greater than USD 30,000,000 and/or (ii) any person shall have applied to a court for an order over or against any Swiss Purchased Receivable purchased under the Swiss Receivables Purchase Agreement, any proceeds of or interests in any Swiss Purchased Receivable or any of the Swiss Collection Accounts and in this event, the Swiss Servicer shall advise the Master Purchaser of the need to verify that the interests of the Master Purchaser in the Swiss Purchased Receivables is known by the courts, arbitration board, or administrative or other body or tribunal. The Swiss Servicer further undertakes that it shall supply to the Master Purchaser all such information as any of them may reasonably request in connection with the hearing of such application to enable all or any of them to intervene in such hearing.

15.3	No Enquiries

The Swiss Servicer acknowledges that prior to the completion of the sale and purchase of any Receivable under the Swiss Receivables Purchase Agreement, none of the Master Purchaser or the Styron Security Trustee will make any enquiries of or in respect of any person who owes payment or other obligations in respect of a Receivable and/or as to the creditworthiness of any such person and/or any Receivable and/or the sums receivable under or stated to be receivable under any contract or arrangement relating to a Receivable.

15.4	Subordination of Swiss Servicer’s Rights and Non Petition Undertaking

(a)	Notwithstanding anything to the contrary in this Agreement, all payments to be made by the Master Purchaser under this Agreement shall be made by the Master Purchaser solely from funds in an Approved Currency credited to the Transaction Account which the Master Purchaser is entitled to apply in accordance with the applicable Pre-Enforcement Payment Priorities and subject to the provisions thereof and the Master Purchaser shall have no obligation to make any such payment except to the extent of such funds which the Master Purchaser is so entitled to apply in accordance with the Swiss Receivables Purchase Agreement and subject to the provisions thereof.

(b)

Notwithstanding any other provision of this Agreement or the winding up of the Master Purchaser, no Party (other than the Master Purchaser) will take any corporate action or other steps or legal proceedings for the winding up, dissolution or reorganisation or examinership or for the appointment of a receiver, administrator, administrative receiver, examiner, trustee, liquidator, sequestrator or similar officer of the Master Purchaser or of any or all of the revenues and assets of the Master Purchaser nor participate in any ex parte proceedings nor seek to enforce any judgment against the Master Purchaser.

16.	GOVERNING LAW

16.1	This Agreement and any non-contractual obligations arising out of it or in connection with it are governed by, and shall be construed in accordance with, English law.

16.2	The competent English courts shall have exclusive jurisdiction to settle any dispute which may arise out of, or in connection with this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

EXECUTION PAGE

SWISS SERVICING AGREEMENT

The Swiss Servicer

SIGNED by	)
for and on behalf of	)
STYRON EUROPE GMBH, a limited	)
liability company incorporated in	)
Switzerland	)

[SIGNATURE PAGE TO SWISS SERVICING AGREEMENT]

The Master Purchaser

SIGNED by,	)
for and on behalf of	)
STYRON RECEIVABLES	)
FUNDING LIMITED	)

[SIGNATURE PAGE TO SWISS SERVICING AGREEMENT]

The Styron Security Trustee

SIGNED by	)
for and on behalf of	)
THE LAW DEBENTURE	)
TRUST CORPORATION P.L.C.	)

[SIGNATURE PAGE TO SWISS SERVICING AGREEMENT]

SCHEDULE 1

FORM OF SWISS SERVICER’S DAILY REPORT

The form of the Swiss Servicer’s Daily Report is as attached to the email sent by Paul Randall of HSBC (paul.randall@hsbc.com) to Johanna Frisch (Frisch@styron.com) and Udo Rademakers (URademakers@styron.com) on 22 May 2013 at 16:30 GMT with the subject “2013May22_Styron Daily Report AR Sec and Offer_v5_4co’s.xlsx”.